   As filed with the Securities and Exchange Commission on May 16, 2000

                                                      Registration No. 333-67393
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 6
                                       To
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------

                       MRS. FIELDS' HOLDING COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                     6749                    87-0563475
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)

                    2855 East Cottonwood Parkway, Suite 400
                           Salt Lake City, Utah 84121
                                 (801) 736-5600
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                               Michael Ward, Esq.
                       Mrs. Fields' Holding Company, Inc.
                    2855 East Cottonwood Parkway, Suite 400
                           Salt Lake City, Utah 84121
                                 (801) 736-5600
 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   copies to:

                             Randall H. Doud, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                 (212) 735-3000

                               ----------------

  Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is prohibited.                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                              MRS. FIELDS' HOLDING COMPANY, INC.

PROSPECTUS (Subject to completion)

May 16, 2000
Exchange Offer for
$55,000,000
14% Senior Secured Discount Notes Due 2005


                          Terms of the Exchange Offer

                                . The notes will increase
 . Expires 12:00 midnight,         in principal amount at a
  New York City time, June        rate of 14%, compounded
  20, 2000, unless                semi-annually, to a total
  extended.                       principal amount of $55.0
                                  million at December 1,
                                  2002.

 . Not subject to any
  condition other than that
  the exchange offer not
  violate applicable law or
  any interpretation of the
  staff of the Securities
  and Exchange Commission.

                                . The notes will mature on
                                  December 1, 2005, and pay
                                  interest on June 1 and
                                  December 1 of each year,
                                  beginning on June 1,
                                  2003.

 . We can amend or terminate
  the exchange offer.


                                . We will not receive any
 . We will exchange all            proceeds from the
  outstanding notes that          exchange offer.
  are validly tendered and
  not validly withdrawn.

                                . The exchange of notes
                                  will not be a taxable
                                  exchange for U.S. income
                                  tax purposes.

 . You may withdraw tendered
  outstanding notes any
  time before the
  expiration of the
  exchange offer.

                                . The terms of the notes to
                                  be issued are identical
                                  to those of the
                                  outstanding notes, except
                                  for transfer restrictions
                                  and registration rights.

 . The notes are senior debt
  issued at a discount,
  secured by a pledge of
  all the outstanding
  capital stock of Mrs.
  Fields' Original Cookies,
  Inc., and consequently,
  will be effectively
  subordinated to any
  indebtedness of Mrs.
  Fields' Original Cookies,
  Inc.

For a discussion of specific risks that you should consider before tendering your outstanding notes in the exchange offer, see "Risk Factors" beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               May 16, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   4
Summary Financial and Store Data.........................................  10
Risk Factors.............................................................  13
Forward-Looking Information..............................................  23
The Transactions.........................................................  24
Use of Proceeds..........................................................  27
Capitalization...........................................................  28
The Exchange Offer.......................................................  29
Selected Financial Data..................................................  36
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  39
Where You Can Find More Information......................................  50
Business.................................................................  51
Management...............................................................  63
Beneficial Ownership of Capital Stock....................................  68
Relationships and Related Transactions...................................  69
Description of Notes.....................................................  72
Description of Indebtedness.............................................. 103
Warrants................................................................. 103
Plan of Distribution..................................................... 103
United States Federal Income Tax Considerations.......................... 104
Legal Matters............................................................ 104
Experts.................................................................. 105
Index to Financial Statements............................................ F-1

                               ----------------

  The registrant's principal executive offices are located at 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, and its telephone number is (801) 736-5600.

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to exchange notes in the exchange offer or soliciting offers to exchange outstanding notes in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

                               PROSPECTUS SUMMARY

  The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus contains specific terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

                               The Exchange Offer

Registration Rights       Holders of outstanding notes are entitled to exchange
 Agreement..............  their notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your notes.

The Exchange Offer......
                          We are offering to exchange $1,000 principal amount of 14% Series B Senior Secured Discount Notes due 2005 of Mrs. Fields' Holding Company, Inc., which have been registered under the Securities Act, for each $1,000 principal amount of outstanding 14% Series A Senior Secured Discount Notes due 2005 which were issued in August 1998 in a private offering. The registered notes will be secured by the same collateral that currently secures the outstanding notes. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                          As of this date there is $55,000,000 in principal amount at maturity of notes outstanding.

                          We will issue registered notes on or promptly after the expiration of the exchange offer. Each of your notes was originally issued as part of a unit consisting of one note and a warrant to purchase
                          3.14411 shares of our common stock. The warrants became separately transferable on February 20, 1999, and we are not offering to exchange them.

Resales.................  We believe that you can offer for resale, resell and otherwise transfer the notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

                          . you acquire the notes issued in the exchange offer in the ordinary course of your business;

                          . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the notes issued to you in the exchange offer; and

                          . you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act.

                          If any of these conditions is not satisfied and you transfer any note issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                          Each broker-dealer acquiring notes in the exchange offer for its own account in exchange for outstanding notes, which it acquired through market-making or other trading activities, must acknowledge that it will deliver a proper prospectus when any notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the notes issued to it in the exchange offer.


Expiration Date.........
                          The exchange offer will expire at 12:00 midnight, New York City time, on June 20, 2000, unless we decide to extend the expiration date.

Conditions to the
 Exchange Offer.........  The exchange offer is subject to customary conditions, some of which we may waive.

Procedures for
 Tendering Outstanding
 Notes Held in the Form
 of Book-Entry
 Interests..............  Most of the outstanding notes were issued as global securities and were deposited upon issuance with The Bank of New York. The Bank of New York issued certificateless depositary interests in those notes, which represents a 100% interest in those notes, to The Depository Trust Company. Beneficial interests in the outstanding notes, which are held by direct or indirect participants in The Depository Trust Company through the certificateless depositary interests, are shown on, and transfers of these outstanding notes can be made only through, records maintained in book-entry form by The Depository Trust Company.

                          You may tender your outstanding notes:

                          . through a computer-generated message transmitted by The Depository Trust Company's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

                          . by sending a properly completed and signed letter of transmittal, which accompanies this prospectus, and other documents required by the letter of transmittal, or a facsimile of the letter of transmittal and other required documents, to the exchange agent at the address on the cover page of the letter of transmittal;

                          and either:

                          . a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at The Depository Trust Company, under the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer--Book Entry Transfers" must be received by the exchange agent on or before the expiration date; or

                          . the documents necessary for compliance with the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" must be received by the exchange agent.

Procedures for
 Tendering Outstanding
 Notes Held in the Form
 of Registered Notes....
                          If you hold registered notes, you must tender your registered outstanding notes by sending a properly completed and signed letter of transmittal, together with other documents required by it, and your certificates, to the exchange agent, in accordance with the procedures described in this prospectus under the heading "The Exchange Offer--Procedures for Tendering Notes."

Withdrawal Rights.......
                          You may withdraw your tender of outstanding notes at any time prior to 12:00 midnight, June 20, 2000.

United States Federal
 Income Tax               The exchange offer should not result in any income,
 Considerations.........  gain or loss to the holders or Mrs. Fields' Holding for United States federal income tax purposes. See
                          "United States Federal Income Tax Considerations."

Use of Proceeds.........  We will not receive any proceeds from the issuance of notes in the exchange offer.

                          The proceeds from the offering of notes in August 1998 were used to finance a capital contribution to Mrs. Fields, which used the capital contribution, along with proceeds from its own issuance of notes, to finance the acquisition of Great American Cookie Company, Inc., other acquisitions, and a tender offer for outstanding Great American notes.

Exchange Agent..........
                          The Bank of New York is serving as the exchange agent for the exchange offer.

Shelf Registration        In limited circumstances, holders of notes may
 Statement..............  require us to register their notes under a shelf registration statement.

                                  The Company

Overview

  Mrs. Fields' Holding Company, Inc. is the parent company of Mrs. Fields' Original Cookies, Inc. Mrs. Fields' Holding is a holding company and does not have any material operations other than ownership of all of the capital stock of Mrs. Fields.

  Mrs. Fields is one of the largest retailers in the premium snack-food industry, with cookies and pretzels as its major product lines. Based on numbers of units, Mrs. Fields is the largest retailer of baked on-premises cookies and the second largest retailer of baked on-premises pretzels in the United States. Mrs. Fields is one of the most widely recognized and respected brand names in the premium cookie industry. Mrs. Fields has recently developed a significant presence in the rapidly growing, health-oriented pretzel market.

  Mrs. Fields operates and franchises stores located predominantly in shopping malls, and also licenses kiosks and carts at airports, universities, stadiums, hospitals and office building lobbies.

How We Have Done

  For the 52 weeks ended January 1, 2000, Mrs. Fields' Holding generated net revenue and EBITDA of $180.9 million and $34.6 million, respectively, compared to net revenues and EBITDA of $154.2 million and $13.9 million, respectively, for the 52 weeks ended January 2, 1999. EBITDA consists of earnings before depreciation, amortization, interest, income taxes, minority interest, preferred stock accretion and dividends of subsidiaries and other income or expense.

Our Strategy

  Our objective is to increase sales and profitability by focusing on continuing company-owned stores in prime locations.

  An additional objective is to increase sales and profitability at both our continuing company-owned and franchised stores by implementing the key elements of our long-term business strategy. The key elements of our business strategy are as follows:

  . Build the Mrs. Fields brand in retail venues other than our traditional mall-based locations.

  . Grow concept and product licensing programs and revenues.

  . Enhance the quality of our company-owned store base.

  . Improve the productivity of continuing company-owned stores.

  . Capitalize on the Strong "Mrs. Fields," "Great American," "Pretzel Time," and "Pretzelmaker" brand names.

  . Develop new company-owned and franchised stores, including internationally.

  . Realize purchasing and overhead cost savings as a result of recent acquisitions.

  . Pursue further strategic acquisitions of related businesses.

  . Perpetuate franchise growth in all our concepts, including franchising company-owned cookie and pretzel stores that management has determined to franchise.

                        SUMMARY DESCRIPTION OF THE NOTES

  The form and terms of the notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the notes to be issued in the exchange offer have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the outstanding notes. The notes issued in the exchange offer will evidence the same debt as the outstanding notes and both the outstanding notes and the notes to be issued in the exchange offer are governed by the same indenture.

Aggregate Amount........  $55,000,000 in principal amount at maturity of 14%
                          Series B Senior Secured Discount Notes due 2005 of Mrs. Fields' Holding Company, Inc.

Maturity Date...........  December 1, 2005.

Accretion...............  The principal amount of the notes issued in the exchange offer will increase in principal amount at a rate of 14%, compounded semi-annually to a total principal amount of $55,000,000 at December 1, 2005.

Interest Rate and
 Interest Payment         Interest on the notes will be payable in cash at a
 Dates..................  rate of 14% per year, on June 1 and December 1 of each year, beginning June 1, 2003.

Security................  The notes issued in the exchange offer will be secured by a pledge of all of the outstanding capital stock of our wholly owned subsidiary, Mrs. Fields, and by intercompany notes, if any, issued by our subsidiaries to us. For more information, you should read "Description of Notes--Security."

Ranking.................  The notes being issued in the exchange offer:

                          .  are general obligations of Mrs. Fields' Holding

                          . rank senior in right of payment to all existing and future subordinated indebtedness of Mrs. Fields' Holding

                          . rank equal in right of payment with all existing and future senior indebtedness of Mrs. Fields' Holding

                          As of January 1, 2000, we had no indebtedness that ranked equal in right of payment with the notes that we will issue in the exchange offer. The notes that we will issue will be effectively subordinated to debt of Mrs. Fields because Mrs. Fields will be required to make payments on its debt before it can make dividend or other payments to Mrs. Fields' Holding. As of January 1, 2000, Mrs. Fields and its subsidiaries had $147.6 million of debt and mandatorily redeemable preferred stock of a subsidiary that effectively ranks senior to the notes to be issued in the exchange offer.

Optional Redemption.....  At our option, we may redeem the notes issued in the exchange offer at any time on or after December 1, 2002. The notes were initially sold to investors as part of units at a price of $561.17 per $1,000 in face amount. Because the notes were sold at a substantial discount from their principal amount at maturity, they will increase in principal amount daily at an annual rate of 14%, which is compounded semi-annually, to reach a total principal amount of $55.0 million on December 1, 2002. The value in principal amount for each $1,000 in face amount at any time is the sum of the initial price of $561.17 plus the increase in principal amount at that time, calculated as just described. In addition, at any time before December 1, 2002, we may redeem all, but not less than all, of the notes at a redemption price equal to 114% of the principal amount of the notes, as determined at the date of redemption.


Change of Control.......  Upon the occurrence of a change of control of ownership of the stock or assets of Mrs. Fields' Holding, you have the right to require us to repurchase your notes at a purchase price equal to 101% of their then principal amount if the date of repurchase is before December 1, 2002, or 101% of the principal amount at maturity of the notes, plus accrued interest to the date of repurchase, if the date of repurchase is after December 1, 2002. For more information, see "Description of Notes-- Repurchase at the Option of Holders--Change of Control."

Covenants...............
                          The indenture under which the outstanding notes have been issued and will be issued in the exchange offer, contains covenants that, among other things and subject to exceptions, restrict our ability to:

                          .  pay dividends

                          .  redeem capital stock

                          .  make restricted payments or investments

                          .  incur additional indebtedness

                          .  issue preferred equity interests

                          . merge, consolidate or sell all or substantially all of our assets

                          .  create liens on assets

                          .  sell assets

                          . enter into transactions with affiliates or related persons

                          All of these limitations and prohibitions are subject to a number of important qualifications and exceptions. For more information, see "Description of Notes--Covenants."

Form of Notes Issued in
 the Exchange Offer.....  The notes issued in the exchange offer with respect to notes currently represented by global securities will be represented by one or more permanent global securities in bearer form deposited with The Bank of New York, as book-entry depositary, for the benefit of The Depository Trust Company. Notes that are issued in the exchange offer that have been exchanged for notes in the form of registered definitive certificates will be issued in the form of registered definitive certificates until holders direct otherwise. For more information, see "Description of the Notes--Book-Entry, Delivery and Form."

                        SUMMARY FINANCIAL AND STORE DATA

The following table presents:

(1) summary combined financial and store data for Mrs. Fields' Holding and its predecessors; namely, Mrs. Fields Inc. and subsidiaries, The Original Cookie Company, Incorporated and the Carved-out Portion (pretzel business) of Hot Sam Company, Inc., as of December 28, 1996 and for the 52 weeks then ended,

(2) summary consolidated financial and store data for Mrs. Fields' Holding as of January 3, 1998, January 2, 1999 and January 1, 2000, and for the 53 weeks ended January 3, 1998, the 52 weeks ended January 2, 1999 and the 52 weeks ended January 1, 2000.

  The summary financial and store data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data," and the consolidated financial statements and related notes, contained elsewhere in this Registration Statement. The following information will also assist you in understanding the Mrs. Fields' Holding and predecessors combined financial and store data:

    . On September 17, 1996, Mrs. Fields' Holding completed the acquisitions of substantially all of the assets and assumed some of the liabilities of the predecessors.

    . The combined data for the 52 weeks ended December 28, 1996 reflects the combined results of the predecessors (for the period December 31, 1995 through September 17, 1996) and Mrs. Fields' Holding (for the period September 18, 1996 through December 28, 1996). Information for these periods for the predecessors and Mrs. Fields' Holding are set out separately in the "Selected Financial Data" but are combined here. This presentation is not in conformity with accounting principles generally accepted in the United States.

    . In order for the data to be comparable for the periods presented, some of the statements of operations data for the predecessors has been reclassified to be consistent with the Mrs. Fields' Holding financial statement presentation.

                         Mrs. Fields'
                         Holding and
                         Predecessors          Mrs. Fields' Holding
                         ------------ ---------------------------------------
                           Combined   Consolidated Consolidated  Consolidated
                           52 Weeks     53 Weeks
                            Ended        Ended           52 Weeks Ended
                         December 28,   January      January      January
                             1996       3, 1998      2, 1999       1, 2000
                         ------------ ------------ ------------ -------------
                                            (dollars in thousands)
Statement of Operations
 Data:
 Net store and food
  sales.................   $126,330     $127,845     $140,235     $152,268
 Net store contribution
  (1)...................     19,308       25,044       20,166       20,802
 Franchising and
  licensing, net........      5,103        6,563       14,001       28,669
 General and
  administrative
  expenses..............     20,611       16,436       19,583       21,965
 Store closure provision
  (benefit).............         --          538        7,303       (1,579)
 Income (loss) from
  operations............      1,069        8,124       (6,002)      10,341
 Net loss...............     (5,825)        (624)     (21,505)     (14,218)
 Basic and diluted net
  loss per common share
  (2)...................        N/A        (0.88)       (6.55)       (4.23)
Other Data:
 Cash flows from
  operating activities..      6,786          923        4,581       18,501
 Cash flows from
  investing activities..    (22,716)     (17,070)     (40,894)      (4,696)
 Cash flows from
  financing activities..     18,793       25,929       24,579      (13,645)
 Interest expense.......      4,712        7,527       14,946       23,842
 Total depreciation and
  amortization..........      9,204       10,450       19,867       24,253
 Capital expenditures...      3,892        4,678        8,235        9,154
 EBITDA (3).............     10,273       18,574       13,865       34,594
 Negative store
  contribution for
  stores in the process
  of being closed or
  franchised (1)........   $ (1,933)    $ (1,798)    $ (2,054)    $   (312)
 Ratio of earnings to
  fixed charges (4).....         --         1.00x          --           --
Store Data:
 Percentage change in
  comparable store sales
  (5)...................      (1.2)%         0.6%        (1.6)%       (1.0)%
 Total company-owned
  stores open at end of
  period................        482          481          566          462
 Total franchised or
  licensed stores open
  at end of period......        418          553          972          981

                                                                   Mrs. Fields'
                                                                     Holding
                                                                   Consolidated
                                                                    January 1,
                                                                       2000
                                                                   ------------
                                                                   (dollars in
Balance Sheet Data:                                                 thousands)
 Cash and cash equivalents.......................................    $  4,919
 Total assets....................................................     210,117
 Mandatorily redeemable cumulative preferred stock of subsidi-
 ary.............................................................       1,070
 Total debt and capital lease obligations, including current por-
 tion............................................................     181,402
 Total stockholders' equity......................................       1,155

                           Mrs. Fields'
                             Holding
                         and Predecessors              Mrs. Fields' Holding
                         ---------------- ----------------------------------------------
                             Combined     Consolidated Consolidated Consolidated
                             52 Weeks       53 Weeks     52 Weeks     52 Weeks
                              Ended           Ended       Ended        Ended
                             December       January      January      January
                             28, 1996       3, 1998      2, 1999      1, 2000
                         ---------------- ------------ ------------ ------------
                                             (dollars in thousands)
EBITDA Data:
 Income (loss) from
 operations.............     $ 1,069        $ 8,124      $(6,002)     $10,341
 ADD:
  Depreciation and
  amortization..........       9,204         10,450       19,867       24,253
                             -------        -------      -------      -------
  EBITDA................     $10,273        $18,574      $13,865      $34,594
                             =======        =======      =======      =======

See footnotes on following page.

--------
(1) Store contribution is determined by subtracting all store operating expenses including depreciation from net store sales. Management uses store contribution information to measure operating performance at the store level. Store contribution for stores in the process of being closed or franchised as a separate caption is not in accordance with accounting principles generally accepted in the United States. Store contribution may not be comparable to other similarly titled measures.
(2) Basic and diluted net loss per common share consists of net loss applicable to common shares divided by the weighted average number of common shares outstanding during the applicable period. The net loss applicable to common shares for the 53 weeks ended January 3, 1998, the 52 weeks ended January 2, 1999 and the 52 weeks ended January 1, 2000 includes cumulative redeemable Series A preferred stock dividends of $2,173,000, $0, and $0, respectively.
(3) EBITDA consists of earnings before depreciation, amortization, interest, income taxes, minority interest, preferred stock accretion and dividends of subsidiaries and other income (expense). EBITDA is not intended to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States and should not be considered as an alternative to net income (loss) as an indicator of operating performance or to cash flows as a measure of liquidity. EBITDA has been included in this prospectus because it is one of the indicators by which Mrs. Fields' Holding assesses its financial performance and its capacity to service its debt.
(4) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (whether paid or accrued and net of debt premium amortization), including the amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, letter of credit commissions, fees or discounts and the product of all dividends and accretion on mandatorily redeemable cumulative preferred stock multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the current combined federal, state and local statutory tax rate. For fiscal year 1996, earnings were insufficient to cover fixed charges by $3,822,000. For the 53 weeks ended January 3, 1998, earnings were sufficient to cover fixed charges by $31,000. For the 52 weeks ended January 2, 1999, earnings were insufficient to cover fixed charges by $21,189,000. For the 52 weeks ended January 1, 2000, earnings were insufficient to cover fixed charges by $14,000,000.
(5) Mrs. Fields' Holding includes in comparable store sales only those stores that have been in operation for a minimum of 24 consecutive months. The percentage change in comparable store sales is calculated from the previous period.

                                  RISK FACTORS

  You should consider carefully all of the information in this prospectus, including the following risk factors and warnings, before deciding whether to exchange your outstanding notes for the notes to be issued in the exchange offer. Except for the first three risk factors described below, the risk factors generally apply to the outstanding notes as well as to the notes to be issued.

You may have difficulty selling the notes which you do not exchange, since outstanding notes will continue to have restrictions on transfer and cannot be sold without registration under securities laws or exemptions from registration

  If a large number of outstanding notes are exchanged for the notes to be issued, it may be difficult for holders of outstanding notes that are not exchanged in the exchange offer to sell such notes, since those notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. See: "The Exchange Offer--Consequences of Failure to Exchange Outstanding Notes." In addition, if there are only a small number of notes outstanding, there may not be a very liquid market in those old notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. See "The Exchange Offer--Consequences of Failure to Exchange Notes."

  In addition, if you do not tender your outstanding notes or if we do not accept some outstanding notes, those notes will continue to be subject to the transfer and exchange provisions of the indenture, the existing transfer restrictions of the outstanding notes that are described in the legend on such notes and in the offering circular relating to the outstanding notes.

If you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to an increase in interest payments on outstanding notes that the indenture provides for if we fail to complete the exchange offer

  Once the exchange offer has been completed, holders of outstanding notes will not be entitled to any increase in the interest rate on their notes, which the indenture provides for if we fail to complete the exchange offer. Holders of outstanding notes will not have any further rights to have their outstanding notes registered, except under limited circumstances, once the exchange offer is completed.

If you exchange your outstanding notes, you may not be able to resell the notes you receive in the exchange offer without registering them and delivering a prospectus

  You may not be able to resell notes you receive in the exchange offer without registering those notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to notes issued in the exchange offer, that

  . holders who are not "affiliates" of Mrs. Fields' Holding within the meaning of Rule 405 of the Securities Act,

  .  holders who acquire their notes in the ordinary course of business, and

  . holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities
     Act) of the notes

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

  Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the Commission in no-action letters, and would have to register the notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding notes in market-making activities or other trading activities and must deliver a prospectus when they resell the notes they acquire in the exchange offer in order not to be deemed an underwriter.

  You should review the more detailed discussion in "The Exchange Offer-- Procedures for Tendering Notes" and "--Consequences of Exchanging Outstanding Notes."

We have substantial debt, which could prevent us from fulfilling our debt obligations, including those under the notes, and could hinder our growth by preventing us from obtaining other financing and limiting the amount of funds we have available for purposes other than servicing debt

  We incurred a substantial amount of debt in connection with Mrs. Fields' purchase of Great American and the other companies and assets it acquired. We continue to have a substantial amount of debt.

  Our substantial indebtedness could have important consequences to you. For example:

  .  We may not be able to satisfy our obligations with respect to the notes;

  . a substantial portion of our cash flows from operations will be required to be dedicated to debt service and will not be available for other purposes;

  . our ability to obtain additional financing in the future could be limited;

  . the indenture contains financial and restrictive covenants that limit our ability to, among other things, borrow additional funds, dispose of assets or pay cash dividends. If we do not comply with such covenants, there could be an event of default, which, if not cured or waived, could result in an acceleration of the notes; and

  . the amount of debt that we have could prevent us from repurchasing all the notes tendered to us upon the occurrence of a change of control of our stock or assets.

  See "Description of Notes--Repurchase at the Option of Holders--Change of Control."

  The following chart shows important credit statistics:

                                                               At January 1,
                                                                    2000
                                                               --------------
   Total indebtedness and preferred stock of Mrs. Fields'
    Holding and subsidiaries.................................. $182.5 million

  Of this amount, $147.6 million is senior in ranking to the notes.

  These amounts include liabilities for capital leases of $3.9 million and preferred stock required to be repurchased at a future date of $1.1 million outstanding, together representing 2.4% of our liabilities and equity. All of our subsidiaries' debt is effectively senior to the notes.

   Stockholders' equity......................................... $ 1.2 million
   Debt to equity ratio.........................................             152

  Moreover, our earnings have not been sufficient to cover our fixed charges.

                                                                 52 Weeks Ended
                                                                 January 1, 2000
                                                                 ---------------
   Approximate deficiency in earnings to fixed charges.......... $14.0 million

Additional borrowings available--despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt; this could further exacerbate the risks described above

  Although the Mrs. Fields' Holding's indenture and the Mrs. Fields' indenture and credit agreement with LaSalle National Bank limits our ability and that of our subsidiaries to incur additional debt and issue preferred stock, we are permitted to incur additional debt and issue preferred stock, including secured debt, under limited circumstances which effectively ranks senior to the notes with respect to the assets securing debt. See "Description of Notes-- Covenants." Our subsidiary, Mrs. Fields, plans to incur additional debt for working capital purposes, which will be effectively senior to the notes.

We may not be able to pay principal and interest on our existing debt, if our business does not generate enough revenue; if we fail to service our debt, we could have a default on the notes and on our credit agreement and may be unable to obtain refinancing

  Our ability to make scheduled payments of principal, or to pay interest on, or to refinance our debt (including the notes) depends on our future performance. In turn, our future performance depends partly on general economic, financial, competitive, legislative, regulatory and other factors beyond our control. These include possible legislation and regulations affecting franchise businesses or retail food businesses and minimum wage legislation that affects businesses like ours that rely heavily on minimum-wage employees; demographic or economic trends that could affect mall traffic that our business depends on, and food retailing trends, which could include declining interest in products that are perceived as less healthful. We cannot be sure that our business will generate enough cash flows from operations or that future borrowings will be available in an amount that will allow us to pay principal and interest on our debt, including the notes, or to make necessary capital expenditures, or to allow us to obtain refinancing on commercially reasonable terms or at all. In particular, the fact that we have incurred substantial debt in recent years, coupled with the highly seasonal nature of our business creates a particular risk that large interest payments will come due at a time when the cash flows from our business will not cover them. As a result of our holding company structure, we depend on our subsidiaries, especially Mrs. Fields, Great American, Pretzel Time and Pretzelmaker, to contribute substantially to our revenues. Our ability to service our debt depends in part on the revenues of these subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

Upon any liquidation of our subsidiaries, prior claims by creditors of our subsidiaries could reduce assets available to us

  Any right we may have to participate in any distribution of assets of our subsidiaries upon their liquidation, reorganization or insolvency, and the right of holders of the notes to participate in the distribution of those assets, will be subject to the prior claims of the respective subsidiary's creditors. Mrs. Fields has pledged substantially all of its assets, including the capital stock of Pretzel Time, Mrs. Fields' Brand, Great American and Pretzelmaker, to secure its obligations under its credit agreement with LaSalle National Bank, dated as of February 28, 1998, and Mrs. Fields' Brand, Great American, Pretzel Time and Pretzelmaker are guarantors of Mrs. Fields' obligations under its notes and its credit agreement.

We may not be able to obtain funds from our subsidiaries to pay our obligations under the notes

  Our cash flow, and consequently our ability to pay dividends and service debt, including our obligations under the notes, depends upon the cash flow of our subsidiaries and the payment of funds by those subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries have no obligation to pay any amounts due under the notes or to make any funds available for those payments. In addition, Mrs. Fields' credit agreement and its indenture restrict, and agreements entered into in the future may restrict, Mrs. Fields and its subsidiaries from paying dividends or making loans to us. Accordingly, repayment of the notes may depend upon our ability to offer our capital stock or to refinance the notes.

Mrs. Fields may not be able to renew its credit agreement; because Mrs. Fields' business and cash flow is highly seasonal, if it does not have a working capital facility, it may not have enough cash to meet its working capital needs at all times during the fiscal year, which could reduce profits or increase losses

  Mrs. Fields' credit agreement with LaSalle National Bank, which is designed to provide seasonal working capital to Mrs. Fields, will expire on March 31, 2001. We cannot be sure that the credit agreement will be extended or renewed or that Mrs. Fields can obtain alternative financing to meet its seasonal working capital needs when the credit agreement expires. If Mrs. Fields does not have a revolving credit facility in place, it may not be able to satisfy its seasonal working capital needs, which could prevent us from purchasing supplies and manufacturing our products at crucial times during our annual sales cycles, which could reduce profits or increase losses.

The notes are secured by the outstanding capital stock of Mrs. Fields; the stock may fluctuate in value and may not satisfy amounts due on the notes

  The notes are secured by a pledge of all of the outstanding common stock of our wholly owned subsidiary, Mrs. Fields. There can be no assurance as to the value of the collateral at any time or that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts due on the notes, whether at maturity or otherwise. In addition, the ability of the trustee or you to realize the collateral may be subject to limitations.

Foreclosure on the pledged Mrs. Fields' stock could result in a change of control of Mrs. Fields and a default under the Mrs. Fields' indenture; if Mrs. Fields does not have the ability to raise the funds necessary to finance the change of control offer required by the indenture, no assets of Mrs. Fields would be available to holders of our notes and the value of the stock we have pledged would be diminished

  If we default on our obligations under the notes, there could be a foreclosure on the Mrs. Fields' stock that we have pledged, and the foreclosure would constitute a change of control of Mrs. Fields. A change of control is an event of default permitting acceleration under Mrs. Fields' credit agreement and indenture. A change of control would also permit the holders of the Mrs. Fields' notes to require Mrs. Fields to repurchase any or all of the notes held by them. If Mrs. Fields does not have enough resources in this event to repay in full borrowings under its credit agreement and its notes and to repurchase all of the notes required to be repurchased, no assets of Mrs. Fields would be available to the holders of the notes. In this event, the value of the shares of Mrs. Fields' stock that we have pledged to secure the notes would be substantially diminished or eliminated.

We have incurred net losses during the past several years; we may continue to have losses if our business strategies do not succeed

  We and our predecessors have incurred net losses during the past several years. Although we have put into place new business strategies aimed at enhancing revenues and operating results and Mrs. Fields' Holding has recorded positive EBITDA since its formation in September 1996, our operations generally are subject to economic, financial, competitive, legal and other factors, many of which are beyond our control, and which have resulted in net losses. We cannot be sure that we will be able to put into place our planned strategies without delay or that these strategies will result in future profitability. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Our growth strategy is based on acquisitions, which may not provide the desired economic benefits if we are unable to integrate our businesses so as to achieve efficiencies from increased volumes of production

  We have achieved growth through acquisitions such as the acquisition of Great American and some of its franchisees and their stores, the acquisitions of Pretzel Time and Pretzelmaker, and the business of H&M and Cookie Conglomerate and intend to continue doing so. While we believe there are significant opportunities for cost savings and volume efficiencies as a result of acquisitions, we cannot be sure that these acquisitions will provide significant opportunities and economic benefits. Many factors beyond our control, such as general economic conditions, increased operating costs, our response to customers or competitors, and regulatory developments, can affect our ability to realize the economic benefits from prior acquisitions and any future acquisitions as well as our ability to integrate successfully our businesses with any acquired businesses. Consequently, we cannot be sure that our acquisitions will result in the economic benefits that management expects on a timely basis or at all. See "Business--Business Strategy."

We may not be able to obtain leases in the future; if we do not obtain leases in high quality shopping malls at reasonable rents, we may not be able to conduct our business at a profit

  Our success depends in part on our ability to secure leases in high quality shopping malls at rents we believe to be reasonable. Approximately half of the leases for such stores expire during the next 5 years and generally do not provide for renewal options in our favor. In addition, we currently plan to open approximately 375 new company-owned and franchised stores over the next 5 years. We believe that the market for the type of locations historically leased by us is highly competitive and, as a result, we cannot be sure that we will succeed in obtaining leases in the future at rents that we believe to be reasonable or at all.

We have continuing obligations under real estate leases; if we close an unprofitable store but must still make lease payments on it, we will lose money

  We lease locations for all the stores we own, and for most of our franchised stores, have leased and sublet these locations to our franchisees. Accordingly, we are the primary obligor for payments under the leases. If locations should prove to be unprofitable, we would remain obligated for lease payments if we determined to withdraw from those locations. Although we cannot know how many stores we may close but on which we will continue to have to make lease payments, we will lose money on those leases. If we have a large number of stores like this, there will be an adverse effect on our results of operations. See "Business--Properties."

A decline in mall traffic could decrease the revenues from our business, which depends to a large extent on purchases by pedestrians in malls

  We believe that the amount and proximity of pedestrian traffic near our stores strongly influence sales of our products, which we believe are frequently impulse purchases. In recent years, visits to major shopping malls, where a large percentage of our stores are located, have declined from 3.7 visits per month in 1989 to 3.0 visits per month in 1996. This trend has had a negative impact on our revenues. We cannot be sure that this trend will not continue or that this trend can be offset by increased sales per customer. A continued decline in mall traffic could adversely affect our financial condition and results of operations.

Volatility in cost of ingredients utilized by us may increase our costs, which we may not be able to compensate for by raising prices

  The cost of butter, eggs, sugar, flour, chocolate and other ingredients can fluctuate due to changes in economic conditions, weather, demand and other factors, many of which are beyond our control. Although we believe that there are alternative suppliers of these ingredients, we have no control over fluctuations in the price of commodities and cannot be sure that we will be able to pass on any price increases in our product ingredients to our customers.

The minimum wage increase may increase our costs, with the result of decreasing our profits or increasing our losses

  As of January 1, 2000, 602 of our 3,893 employees that work at stores owned by us earned the federal hourly minimum wage. As a result of an increase in the minimum wage from $4.75 to $5.15 on September 1, 1997, we have experienced an increase of wages of approximately $354,000 annually. These increased labor costs could increase our costs, with the result of decreasing our profits or increasing our losses. We cannot be sure that we can fully absorb the increased labor costs through our efforts to increase efficiencies in other areas of our operations. Legislation that has been approved by the U.S. House of Representatives would raise the minimum wage another dollar per hour over a two year period. If the legislation becomes law, Mrs. Fields would have an additional increase in its labor costs.

We depend upon key franchisees and licensees for revenue; there is no assurance that franchise and license agreements will not be terminated, decreasing our revenues as a result

  We depended upon 11 franchisees, representing 130 franchised stores, for 9.5% of our franchise revenues for the 52 weeks ended January 1, 2000. For the same period, franchise revenues made up 13.7% of our total net revenues. We cannot be sure that these franchise agreements will not be terminated or that our relations with franchisees will not change, or that our franchisees will continue to perform as they have in the past. The termination of these key franchise agreements or poor performance by our franchisees may have an adverse affect on our financial condition and results of operations. In addition, two licensees accounted for 63.1% of our licensing revenue for the 52 weeks ended January 1, 2000. For the same period, licensing revenue was 2.1% of our total net revenues. We cannot be sure that our licenses will not be terminated or that our relations with licensees will not change, or that our licensees will continue to perform as they have in the past. The termination of key license agreements or poor performance by our licensees may decrease our revenues.

If our trademarks are challenged, our revenues and results of operations could be reduced because of the cost of defending against claims or because we are prevented from using our trademarks, which we need to market our products

  We believe that our trademarks have significant value and are important to the marketing of our retail outlets and products. Although our trademarks are registered in all 50 states and registered or pending in many foreign countries, we cannot be sure that our trademarks cannot be circumvented, or that our trademarks do not or will not violate the proprietary rights of others, or would be upheld if challenged or that we would not be prevented from using our trademarks. Any challenge against us for our use of our trademarks could reduce our revenues, through either a negative ruling with regards to our use, validity or enforceability of our trademarks, or through the time consumed and the legal costs of defending against a claim. In addition, we cannot be sure that we will have the financial resources necessary to enforce or defend our trademarks.

If we lose key management personnel, we may have difficulty in implementing the business strategy that current management has developed, and may fail to achieve expected profits as a result

  Our success depends on the continued services of our senior management, particularly Larry A. Hodges, our President and Chief Executive Officer. In addition, our continued growth depends, in part, on attracting and retaining skilled managers and employees as well as management's ability to effectively utilize our key personnel in light of recent and future acquisitions. If Mr. Hodges or other senior management left us, we may have difficulty in implementing the business strategy they have developed, and may fail to achieve expected profits as a result. We cannot be sure that management's efforts to integrate, utilize, attract and retain personnel will be successful. See "Management." We have entered into employment agreements with all of our senior managers.

Competition with other specialty food retailers and changes in demographic trends and consumer preferences could decrease our profits by reducing our market share or forcing price reductions; increased costs of production and delays in introducing new products could decrease our profits

  We compete with other cookie and pretzel retailers, as well as other confectionery, sweet snack and specialty food retailers, many of which have greater resources than us. The specialty retail food and snack industry is highly competitive with respect to price, service, location and food quality. Consequently, we cannot be sure that we will compete successfully with these other specialty food retailers. In addition to the risks from current competitors, we cannot be sure that we can successfully compete with any new entrants into the specialty foods or snack foods industry who may have new and successful products or marketing. Inability to compete adequately would result in price reductions, reduced margins and losses of market share for us.

  Changes in consumer preferences, tastes and eating habits, local, regional and national economic conditions, demographic trends and mall traffic patterns also affect the specialty or snack foods industry. Factors including increased food, labor and benefits costs, the availability of experienced management and hourly employees and difficulties or delays in developing and introducing new products to suit consumer preferences may adversely affect the specialty retail industry in general and our outlets in particular. Consequently, our success will depend on our ability to recognize and react to these trends adequately. Any changes in these factors could decrease our profitability. In addition, the failure of customers to respond favorably to our marketing or new products, could decrease our results of operations. See "Business--Competition."

Adverse publicity, particularly about health concerns, could reduce our sales and decrease results of operations

  Our ability to compete depends in part on maintaining our reputation with the consumer. Publicity resulting from food quality, illness, injury, or other health concerns, including food-borne illness claims, or operating issues stemming from one store, a limited number of stores, or even a competitor's store can adversely affect multi-unit specialty retail food and snack chains such as us. In addition, Mrs. Fields uses ingredients, such as nuts, to which some people may have allergies, and butter, which is high in fat, and there may be adverse publicity about the health risks relating to these ingredients. We cannot be sure that adverse publicity about these factors will not reduce sales of our products and decrease results of operations.

Government regulation of our business could increase our costs

  Numerous governmental authorities have issued regulations that apply to us and our stores, including, without limitation, federal, state and local laws and regulations governing health, sanitation, environmental protection, safety and hiring and employment practices, including laws, such as the Fair Labor Standards Act, governing such matters as minimum wages, overtime and other working conditions. The Food and Drug

Administration administers regulations that apply to our products. If we fail to obtain or retain the required food licenses or to comply with applicable governmental regulations, or if there is any increase in the minimum wage rate, employee benefit costs or other costs associated with employees, our costs could increase as we attempt to comply with regulations, or our revenues could decrease if we are unable to manufacture or sell products in locations in which we do not have required licenses. Even if we obtain regulatory approval, a marketed product, its manufacturer and its manufacturing facilities are subject to periodic inspection, and discovery of problems may reduce our results of operations because of costs of compliance or inability to manufacture or sell products for failure to comply with regulations.

  In addition, the sale of franchises is regulated by various state laws as well as by the Federal Trade Commission. The Federal Trade Commission requires that franchisors make extensive disclosure in a Uniform Franchise Offering Circular to prospective franchisees but does not require registration. However, a number of states require registration of the Uniform Franchise Offering Circular with state authorities or other disclosure in connection with franchise offers and sales. In addition, several states have "franchise relationship laws" or "business opportunity laws" that limit the ability of the franchisors to terminate agreements or to withhold consent to renewal or transfer of these agreements. While we believe that we are in compliance with existing regulations, we cannot predict the effect of any future legislation or regulation on our business operations or financial condition. Additionally, bills have occasionally been introduced in Congress which would provide for federal regulation of aspects of franchisor-franchisee relationships.

  All full-time store managers and assistant managers are able to enroll in a group health insurance plan. However, there have been a number of proposals before Congress which would require employers to provide health insurance for all of their full-time and part-time employees. The approval of similar proposals could have a material adverse impact on our results of operations and financial condition in particular and the specialty retail industry as a whole.

Litigation, including product liability litigation, could reduce our results of operations or increase our losses because of the cost of paying on successful claims, and we may not be able to continue to obtain adequate insurance

  We are involved in routine litigation in the ordinary course of business, including franchise disputes. Although we have not been significantly adversely affected in the past by litigation, there can be no assurance as to the effect of any future disputes.

  Although we are not currently subject to any product liability litigation, there can be no assurance that product liability litigation will not occur in the future involving our products. Our quality control program is designed to maintain high standards for the food and materials and food preparation procedures used by stores owned or franchised by us. Products are periodically inspected by our personnel at both the point-of-sale locations and the manufacturing facilities to ensure that they conform to our standards. In addition to insurance held by our suppliers, we maintain insurance relating to personal injury and product liability in amounts that we consider adequate for the retail food industry. While we have been able to obtain insurance in the past, there can be no assurance that we will be able to maintain these insurance policies in the future. Consequently, any successful claim against us, in an amount materially exceeding our coverage, could reduce our results of operations.

Our controlling stockholder may take actions that may be contrary to your interests

  Capricorn Investors II, L.P. owns a majority of our capital stock. As a result, Capricorn is in a position to elect all of our directors who, in turn, elect all of our executive officers. In addition, Capricorn is in a position to amend our certificate of incorporation and by-laws, effect corporate transactions such as mergers and asset sales and otherwise control our management and policies without the approval of any other security holder, subject to the provisions of the indenture. Accordingly, Capricorn will be able to, directly or indirectly, control all of our affairs in a manner that may be contrary to your interests. See "Beneficial Ownership of Capital Stock."

We may not continue to have increased sales in the fourth quarter; without these anticipated sales we may suffer reduced results of operations.

  Our operating results are subject to seasonal fluctuations. Historically, we have realized our highest level of sales in the fourth quarter due to increased mall traffic during the Christmas holiday season. However, we cannot be sure that this seasonal trend will continue or that we can continue to rely on increased sales during the fourth quarter. If this seasonal trend changes, we may suffer reduced results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonality."

Fraudulent conveyance risks; federal and state statutes allow courts, under specific circumstances, to void payments under the notes and require noteholders to return payments received

  Fraudulent transfer laws of both the federal bankruptcy law and state laws, permit creditors or a trustee in bankruptcy to set aside or recover a "fraudulent transfer." Because we have incurred a substantial amount of debt in connection with the acquisition of Great American and the assets and capital stock of other companies we have recently acquired and because we cannot be sure that our business will generate enough cash flows from operations or that future borrowings will be available in an amount that will allow us to pay principal and interest on our debt, including the notes, we cannot be sure that a court would not set aside payments to holders of the notes as a fraudulent transfer.

  A fraudulent transfer is a payment or obligation that a borrower makes in exchange for less than reasonably equivalent value, if the borrower, when it makes the payment or incurs the obligation:

  . is insolvent or is rendered insolvent by the payment or the incurring of the obligation, or

  . is engaged or is about to engage in a business or transaction for which its assets constitute unreasonably small capital, or

  . intends to incur, or believes that it will incur, debts beyond its ability to repay as they mature.

  For these purposes, a borrower is generally considered insolvent:

  . if the sum of its debts, including contingent liabilities, were greater than all of its assets at a fair valuation,

  .  if it had unreasonably small capital to conduct its business, or

  . if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they come due.

  A payment or obligation that the borrower made with actual intent to hinder, delay, or defraud any of its creditors is also a fraudulent transfer.

  A court may hold any obligation incurred by the borrower in these situations void or unenforceable, may subordinate the obligation to the claims of other creditors, or may require the holders of the obligations or the recipients of any of these payments to return any payments received. If we met any of the fraudulent transfer law's financial condition tests described above when we issued the notes or when we were called upon to make a payment on the notes, and did not receive reasonably equivalent value in exchange, a court could conclude that the issuance of the notes or the payment or both should be set aside or returned.

  We believe:

  . that we were not insolvent when, or as a result of, the issuance of the notes,

  . that we will not engage in a business or transaction for which our remaining assets would constitute unreasonably small capital, and

  . that we did not and do not intend to incur or believe that we will incur debts beyond our ability to pay these debts as they mature.

  We have incurred, however, a substantial amount of debt in connection with the purchase of Great American and the other assets and capital stock of companies we acquired. Mrs. Fields' Holding and its subsidiaries' have total indebtedness representing 86.9 % of their total liabilities and equity. Our cash flows, and consequently our ability to pay dividends and service debt, including our obligations under the notes, depends upon the cash flows of our subsidiaries. We cannot be sure that our subsidiaries' businesses will generate enough cash flows from operations or that future borrowings will be available in an amount that will allow us to pay principal and interest on our debt including the notes. In addition, Mrs. Fields, our wholly owned subsidiary, and the direct sole owner of Mrs. Fields' Brand and Great American, and its predecessors have incurred net losses during the past several years and in recent periods we have not had earnings sufficient to cover our fixed charges. In any future fraudulent transfer litigation concerning the notes and the payments made to the holders of the notes, a court may rely on these facts in determining our solvency, the adequacy of our capital and our ability to pay our debts as they become due.

  If we caused a subsidiary to pay a dividend when the subsidiary met any of the fraudulent transfer law's financial condition tests described above, in order to enable us to make a payment in respect of the notes, a court could conclude that the dividend as well as the payment is a fraudulent transfer and that the holders should be required to return the payment, because in the absence of other facts, courts generally conclude that a subsidiary that pays a dividend does not receive reasonably equivalent value in exchange.

  In addition, subject to defenses, the holders may have to return payments made by us on the notes within 90 days before the commencement of a bankruptcy case by or against it, if, among other things, we were insolvent at the time the payments were made. We would be presumed insolvent on and during the 90 days immediately preceding the date of the filing of our bankruptcy petition.

  In any of the preceding cases, there could be no assurance that the holders would ultimately recover the amounts owing under the notes.

There is no public market for the notes to be issued; transfers of the outstanding notes are restricted

  The notes to be issued are being offered only to the holders of the outstanding notes. There is no public market for the notes to be issued. If such a market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price of the outstanding notes. The placement agents for the outstanding notes currently make a market in the outstanding notes. The placement agents have informed us that they currently intend to make a market in the notes to be issued. The liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for similar securities, existing interest rates, and by our operating results. As a result, you cannot be sure that an active market will develop for these notes.

  The outstanding notes were issued on August 24, 1998 to institutional investors and accredited investors, and are eligible for trading in the Private Offering, Resale and Trading Through Automated Linkages Market of the National Association of Securities Dealers, Inc., a screen-based automated market for trading of securities eligible for resale under Rule 144A. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered outstanding notes could be adversely affected.

                          FORWARD-LOOKING INFORMATION

  This prospectus contains forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. These forward-looking statements relate to future events or our future performance, including financial performance, growth in net sales and earnings, cash flows from operating activities, capital expenditures, the ability to refinance indebtedness, and the sale of assets. The forward-looking statements also include, among other things, our expectations and estimates about our business operations following the acquisitions of Great American and some of its franchisees and their stores, our offering and our capital contribution to Mrs. Fields, Mrs. Fields' offering of notes, and other recent transactions, including the integration of the businesses of Great American with Mrs. Fields and our ability to achieve cost savings and other synergies related to these transactions. The forward-looking statements are principally contained in the sections "Summary," "The Transactions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "contemplates," "anticipates," "believes," "estimates," "projected," "predicts," "potential," or "continue" or the negative of these terms or similar terms. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the "Risk Factors" section above. These factors may cause our actual results to differ materially from any forward-looking statement. Other factors, such as the general state of the economy, could also cause actual results to differ materially from the future results covered in the forward-looking statements.

  These statements are only predictions, the forward-looking events discussed in this prospectus may not occur and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                THE TRANSACTIONS

  On August 24, 1998, we completed the offering of units consisting of notes and warrants to purchase our common stock. We also made a capital contribution to Mrs. Fields of the net proceeds of $29.1 million from the offering of units. Mrs. Fields made a simultaneous offering of notes and completed the acquisition of Great American and the acquisition of the stock of two of its franchisees. In addition, Mrs. Fields purchased the approximately $38.9 million of Great American notes that had been tendered in its tender offer for them at that time. Mrs. Fields used the net proceeds of its offering, the capital contribution from us, and available cash of Mrs. Fields and Great American, to complete these transactions, to pay for the remaining Great American notes that were tendered after this date, and to pay related expenses. Mrs. Fields used the remaining proceeds to finance other acquisitions that had not yet been completed as of the date of the offering, including the purchase of eight stores from a Great American franchisee.

The Great American Transactions

 The Great American Acquisition and the Great American Tender Offer

  Under a securities purchase agreement, dated as of August 23, 1998, among Cookies USA, the sellers of Cookies USA securities and Mrs. Fields, Mrs. Fields acquired all of the outstanding capital stock and subordinated debt of Cookies USA for a total purchase price of approximately $18.4 million. Concurrently, Mrs. Fields completed the merger of Cookies USA into Mrs. Fields and the mergers of Deblan and Chocolate Chip, two of Great American's franchisees, into Great American. Great American became a wholly owned subsidiary of Mrs. Fields.

  As of the expiration of the tender offer for Great American notes at midnight on September 14, 1998, all of the notes had been tendered. Mrs. Fields accepted and paid the entire $40.0 million in principal amount of those notes, and none remain outstanding.

 The Acquisition of Great American Franchisees

  When Mrs. Fields agreed to purchase Cookies USA, it also entered into agreements with the stockholders of Deblan and Chocolate Chip, two of Great American's franchisees, to purchase a total of 29 Great American franchises for total consideration of approximately $15.0 million. The price included the repayment of approximately $0.6 million of debt. Mrs. Fields acquired the franchises by acquiring 100% of the capital stock of the two corporations through which the 29 franchises were held. In connection with these transactions, debt on the balance sheet of one corporation was retired with cash on hand, and debt on the balance sheet of the second corporation was retired with funds from the franchisee that controlled the corporation.

 Agreements with Franchisees of Great American

  Mrs. Fields entered into settlement agreements and waivers with the two franchisees that sold their 29 Great American franchises and with several other Great American franchisees. In addition to these franchisees, at least 80% in total of the Great American franchisees have executed settlement agreements and waivers. These agreements provide that the Great American franchisees that are parties to the agreements released, subject to exceptions, all of their claims against Mrs. Fields, Great American, Capricorn and other parties, including claims that Great American franchisees brought in 1997 to prevent a sale of Great American to Mrs. Fields. On August 24, 1998, a motion was filed dismissing with prejudice the claims brought in the 1997 litigation.

  The settlement agreements and waivers give "tag-along" rights to the Great American franchisees that hold at least five Great American franchises. The tag-along rights provide that, in the event that

  (1) either Mrs. Fields or Mrs. Fields' Holding proposes to sell to an unaffiliated party substantially all of its rights as owner of the Great American brand or as the franchisor of Great American,

  (2) either Mrs. Fields or Mrs. Fields' Holding proposes to make an initial public offering of its common stock, or

  (3) either Mrs. Fields or Mrs. Fields' Holding sells a controlling interest to an unaffiliated party, we will purchase all of the franchises of these Great American franchisees, provided that their franchises have had positive cash flow in the most recent 12-month fiscal period and sales not more than 20 percent below the fiscal period immediately preceding such period (or the number of months it has been operating, if fewer than 12).

  The purchase price for the franchises will be 5 times their most recent 12-month EBITDA or, if the franchises have operated for fewer than 12 months, the greater of 5 times their most recent EBITDA and documented development costs for the stores. Great American franchisees that hold fewer than 5
Great American franchises do not have tag-along rights but will have the right, upon completion of Mrs. Fields' sale of its rights as owner of the Great American brand or as the franchisor of Great American, the initial public offering or the change of control, and provided they are in compliance with their franchise agreements, to receive in cash the greater of $3,500 or $2,000 per store owned by the franchisee. In the case of an initial public offering, the franchisees could receive shares of common stock with an equivalent value. The form of payment will be at our election.

  Under the settlement agreements and waivers, we have also undertaken, among other things,

  (1) to maintain the profit margin over our cost on batter sold to Great American franchisees, for a three year period from August 13, 1998, the date of acquisition,

  (2) to extend franchise agreements, and

  (3) to permit the Great American franchisees to convert their stores to Mrs. Fields brand stores at their sole expense in areas where there is no overlap with existing Mrs. Fields brand franchise stores.

  Maintaining the gross profit margin percentage on batter sold to Great American franchisees only affects the gross profit per case of batter sold. Total profits earned on batter sales will fluctuate with the number of cases of batter actually sold to franchisees. For example, if our cost of producing the batter sold to Great American franchisees increases, we are permitted to raise our sales price to the franchisees only to the same percentage as our production costs increased. If the cost of producing the batter decreases, we are required to decrease our sales price to the franchisees by the same percentage as our costs decreased. The gross profit percentage agreed to in the settlement was the same gross profit percentage that was being realized from the Great American franchisees prior to the acquisition. Therefore, the agreement would not have had an impact on the earnings of Great American if it had been entered into prior to the acquisition by Mrs. Fields. Total revenue earned from sales of batter to Great American franchisees is less than 10% of total revenues earned by Mrs. Fields. We believe that the negotiated gross profit margin percentage is sufficient to allow Mrs. Fields to maintain a reasonable gross profit margin percentage on its sales throughout the duration of the settlement agreement.

The Mrs. Fields Offering

  Simultaneously with our offering of units, Mrs. Fields completed its offering of $40.0 million in total principal amount of notes.

The Mrs. Fields' Holding Units

  We completed our offering of units consisting of the notes and warrants to purchase shares of our common stock on August 24, 1998 and received net proceeds of $29.1 million. The notes which are part of the units are senior obligations of Mrs. Fields' Holding and are secured by all of the issued and outstanding capital stock of Mrs. Fields.

The Prior Transactions

  We acquired substantially all of the assets of H&M on July 25, 1997 for a total purchase price of $13.8 million, excluding the assumption of certain liabilities. We acquired 56.0% of the shares of common stock of Pretzel Time on September 2, 1997 for a total purchase price of $4.2 million and extended a $500,000 loan to the founder and minority stockholder of Pretzel Time. At the time of Mrs. Fields' previous offering of notes on November 26, 1997:

  (1) Mrs. Fields received the business of H&M and 56.0% of the shares of common stock of Pretzel Time from us,

  (2) Mrs. Fields received all of the common stock of Mrs. Fields' Brand from us,

  (3) various debt of Mrs. Fields, Mrs. Fields' Brand and Mrs. Fields' Holding was refinanced, and

  (4) Mrs. Fields paid a dividend of $1,065,000 and repaid an advance of $1,500,000 to us.

  On January 2, 1998, Mrs. Fields purchased an additional 4.0% of the shares of the common stock of Pretzel Time.

  Maintaining the gross profit margin percentage on batter sold to Great American franchisees only affects the gross profit per case of batter sold. Total profits earned on batter sales will fluctuate with the number of cases of batter actually sold to franchisees.

Increase in Pretzel Time Ownership

  On June 12, 1998, Mrs. Fields purchased an additional 10.0% of the common stock of Pretzel Time for a purchase price of $875,000, increasing its equity interest in Pretzel Time to 70.0% at that time.

  On December 9, 1998, Mrs. Fields purchased three shares of Pretzel Time, Inc. common stock for $500,000 in cash. On December 30, 1998, Mrs. Fields completed the acquisition of the remaining outstanding common stock of Pretzel Time, Inc. under a stock purchase agreement dated December 30, 1998, for a purchase price of approximately $4.7 million, $2.5 million of which was paid in cash on January 5, 1999, $2 million of which was assumed by Mrs. Fields' Holding as discussed below and the remaining $200,000 of which was payable in installments through December 30, 1999.

Other Transactions

  In June 1998, Mrs. Fields acquired 5 additional Pretzel Time stores from a franchisee for a purchase price of $657,000. Mrs. Fields acquired one additional Pretzel Time store from a franchisee and two cookie stores operating under other brand names, which we converted into Mrs. Fields brand stores at purchase prices aggregating $750,000. Mrs. Fields has remodeled the two cookie stores, at a total cost of $156,600. Mrs. Fields purchased 8 Great American stores from a Great American franchisee for a total purchase price of $1.75 million on September 9, 1998. The franchisee was a holder of some of the securities of Cookies USA that were sold under the agreement to purchase Great American and was a party to that agreement.

  On October 5, 1998, Mrs. Fields purchased all of the retail cookie and related business and operations of eleven Great American stores for a total purchase price of $2,800,000 under an asset purchase agreement dated as of October 5, 1998, among The Cookie Conglomerate, Inc., The Cookie Conglomerate, LLP and two individuals who were the partners of Cookie Conglomerate, LLP and the shareholders of Cookie Conglomerate, Inc. The sellers were franchisees of Great American. The sellers' rights under franchise agreements and subleases with Great American were terminated upon closing of the transaction. The acquisition was funded with financing provided by T&W Financial Services Company, L.L.C.

  On November 19, 1998, Mrs. Fields purchased all of the outstanding capital stock of Pretzelmaker Holdings, Inc. under an agreement among Mrs. Fields, Pretzelmaker, and the holders of its capital stock. Pretzelmaker Holdings was the holding company for Pretzelmaker. Pretzelmaker Holdings has since been merged into Pretzelmaker. The purchase price was approximately $5.7 million and Mrs. Fields assumed indebtedness, including severance payments, totaling approximately $1.6 million.

Recent Developments

  On February 9, 2000, an affiliate of our parent company, Capricorn, entered into an agreement to acquire TCBY Enterprises, Inc., a retail snack food company. It is expected that, if this acquisition is completed, Mrs. Fields will enter into a management agreement to provide management services to TCBY. If completed, this acquisition would occur no earlier than the second quarter of 2000. We cannot be sure that this acquisition will be completed, and the terms of the management agreement have not been finalized. Management of Mrs. Fields believes that, if completed, this acquisition would offer Mrs. Fields the opportunity to sell its various products in TCBY stores.

                                USE OF PROCEEDS

  We will not receive any cash proceeds under the exchange offer. In consideration for issuing the notes as contemplated in this prospectus, we will receive an equal principal amount of outstanding notes.

  The net proceeds received by us from the sale of the units, after deducting the underwriting discounts and commissions and estimated expenses, along with cash from other sources, including the notes of Mrs. Fields issued on the same date, were approximately $86.9 million. Of this amount, we used approximately $18.4 million for the acquisition of Great American, $41.6 million to pay for the Great American notes tendered, including the tender offer premium of $1.6 million, $15.0 million to pay for the acquisitions of Deblan and Chocolate Chip, including the repayment of approximately $0.6 million of debt, $0.9 million to pay accrued interest on debt being retired, $1.4 million for severance and related expenses, approximately $2.8 million to pay for other acquisitions and approximately $6.8 million of fees and expenses related to the offering of units and some of the other acquisitions described in this prospectus.

                                 CAPITALIZATION

  The following shows the cash and cash equivalents and capitalization of Mrs. Fields' Holding Company, Inc. and subsidiaries at January 1, 2000. This table should be read in conjunction with the financial statements and related notes included elsewhere in this Registration Statement. See "Selected Financial Data."

                                                              Mrs. Fields'
                                                               Holding at
                                                            January 1, 2000
                                                         ----------------------
                                                         (dollars in thousands)
Cash and Cash Equivalents...............................        $  4,919
                                                                ========
Debt and Capital Lease Obligations, including current
 portions:
  Credit Facility(1)....................................        $    --
  Mrs. Fields' Holding Senior Secured Discount Notes due
   2005(2)..............................................          55,000
  Mrs. Fields 10 1/8% Series A, B and C Senior Notes due
   2004(3)..............................................         140,000
  Original issue discount on Senior Secured Discount
   Notes and Discount Related to Warrant Allocations....         (20,083)
  Discount on Mrs. Fields' 10 1/8% Series C Senior Notes
   due 2004.............................................            (489)
  Pretzel Time Debt.....................................             106
  Mrs. Fields Capital Lease Obligations and Other Debt..           6,448
  Pretzelmaker Debt and Capital Lease Obligations.......             148
  Great American Debt and Capital Lease Obligations.....             272
                                                                --------
    Total Debt and Capital Lease Obligations, including
     current portion....................................         181,402
                                                                --------
Mandatorily Redeemable Preferred Stock of Pretzel
 Time(4)................................................           1,070
                                                                --------
Stockholders' Equity:
  Common Stock..........................................               3
  Warrants to Purchase Common Stock.....................           2,895
  Additional Paid-in Capital............................          35,711
  Deferred Compensation Expense.........................            (385)
  Accumulated Deficit...................................         (37,069)
                                                                --------
    Total Stockholders' Equity..........................           1,155
                                                                --------
    Total Capitalization................................        $183,627
                                                                ========

--------
(1) Under its indenture, Mrs. Fields is permitted to have one or more credit facilities to borrow up to a maximum total principal amount of $15.0 million on a secured basis. Mrs. Fields' Amended and Restated Loan Agreement, dated as of February 28, 1998, with LaSalle National Bank provides for a maximum commitment of up to $15.0 million secured by essentially all of the assets of Mrs. Fields. As of January 1, 2000, Mrs. Fields had approximately $8.1 million of available borrowings under its credit facility. See "Description of Indebtedness--Credit Agreement."
(2) Consists of $55.0 million of Mrs. Fields' Holding notes prior to considering an original estimated discount of approximately $17.9 million, and additional discount due to allocating, for accounting purposes of $2.2 million of the net proceeds to the warrants.
(3) Includes $100.0 million of Series A and Series B 10 1/8% Senior Notes and $40.0 million of Series C 10 1/8% Senior Notes of Mrs. Fields prior to considering the original unamortized discount of approximately $0.5 million.
(4) Liquidation preference as of January 1, 2000 was approximately $1.1 million. Fully redeemed on January 15, 2000.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Outstanding Notes

  On August 24, 1998, Mrs. Fields' Holding sold notes to Jefferies & Company, Inc. and BT Alex. Brown. When we sold the notes, we entered into a registration rights agreement with Jefferies and BT Alex. Brown. The registration rights agreement requires that we register new notes with the Commission and offer to exchange the new registered notes for the outstanding notes.

  We will accept any validly tendered notes that you do not withdraw before 12:00 midnight, New York City time, on the expiration date. We will issue $1,000 of principal amount of new notes in exchange for each $1,000 principal amount of your outstanding notes. You may tender some or all of your notes in the exchange offer.

  The form and terms of the new notes are the same as the form and terms of the outstanding notes except that:

  (1) the notes being issued in the exchange offer will be registered under the Securities Act and will not have legends restricting their transfer,

  (2) the notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the outstanding notes, and

  (3) interest on the new notes will accrue from the last interest date on which interest was paid on your notes.

  Outstanding notes that we accept for exchange will not accrue interest after we complete the exchange offer.

  The exchange offer will expire at 12:00 midnight, New York City time, on June 20, 2000, unless we extend it. If we extend the exchange offer, we will issue a notice by press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  We reserve the right, in our sole discretion:

  (1) to extend the exchange offer,

  (2) to delay accepting your notes,

  (3) to terminate the exchange offer and not accept any notes for exchange if any of the conditions have not been satisfied, or

  (4) to amend the exchange offer in any manner.

  We will promptly give oral or written notice of any extension, delay, non-acceptance, termination or amendment. We will also file a post-effective amendment with the Commission if we amend the terms of the exchange offer.

  If we extend the exchange offer, notes that you have previously tendered will still be subject to the exchange offer and we may accept them. We will promptly return your notes if we do not accept them for exchange for any reason without expense to you after the exchange offer expires or terminates.

Procedures for Tendering Notes

  Only you may tender your notes in the exchange offer.

  To tender in the exchange offer, you must:

  (1) complete, sign and date the enclosed letter of transmittal, or a copy of it,

  (2) have the signature on the letter of transmittal guaranteed if required by the letter of transmittal, and

  (3) mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent

  OR

     if you tender your notes under The Depository Trust Company's book-entry transfer procedures, transmit an agent's message to the exchange agent on or before the expiration date.

  In addition, either:

  (1) the exchange agent must receive certificates for outstanding notes and the letter of transmittal, or

  (2) the exchange agent must receive a timely confirmation of a book-entry transfer of your notes into the exchange agent's account at The Depository Trust Company, along with the agent's message, or

  (3) you must comply with the guaranteed delivery procedures described below.

  An agent's message is a computer-generated message transmitted by The Depository Trust Company through its Automated Tender Offer Program to the exchange agent.

  To tender your notes effectively, you must make sure that the exchange agent receives a letter of transmittal and other required documents before the expiration date.

  When you tender your outstanding notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

  The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that you use an overnight or hand delivery service instead of mail. If you do deliver by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow enough time to make sure your documents reach the exchange agent before the expiration date. Do not send a letter of transmittal or notes directly to us. You may request your brokers, dealers, commercial banks, trust companies, or nominees to make the exchange on your behalf.

  Unless you are a registered holder who requests that the new notes to be mailed to you and issued in your name, or unless you are an eligible institution, you must have your signature guaranteed on a letter of transmittal or a notice of withdrawal by an eligible institution. An eligible institution is a firm which is a financial institution that is a member of a registered national securities exchange or a member of the participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

  If the person who signs the letter of transmittal and tenders the notes is not the registered holder of the notes, the registered holders must endorse the notes or sign a written instrument of transfer or exchange that is included with the notes, with the registered holder's signature guaranteed by an eligible institution. We will decide whether the endorsement or transfer instrument is satisfactory.

  We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered notes, and our determination will be final and binding on you. We reserve the absolute right to:

  (1) reject any and all tenders of any particular note not properly tendered,

  (2) refuse to accept any note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful, and

  (3) waive any defects or irregularities or conditions of the exchange offer as to any particular note either before or after the expiration date. This includes the right to waive the ineligibility of any holder who seeks to tender notes in the exchange offer.

  Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of notes as we will determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of notes.

  If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding notes, the outstanding notes must be endorsed or accompanied by powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding notes.

  If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any notes or power of attorney on your behalf, those persons must indicate their capacity when signing, and submit satisfactory evidence to us with the letter of transmittal demonstrating their authority to act on your behalf.

  To participate in the exchange offer, we require that you represent to us that:

  (1) you or any other person acquiring notes for your outstanding notes in the exchange offer is acquiring them in the ordinary course of business,

  (2) neither you nor any other person acquiring notes in exchange for your outstanding notes is engaging in or intends to engage in a distribution of the notes issued in the exchange offer,

  (3) neither you nor any other person acquiring notes in exchange for your outstanding notes has an arrangement or understanding with any person to participate in the distribution of notes issued in the exchange offer,

  (4) neither you nor any other person acquiring notes in exchange for your outstanding notes is our "affiliate" as defined under Rule 405 of the Securities Act, and

  (5) if you or another person acquiring notes for your outstanding notes is a broker-dealer, you will receive new notes for your own account, you acquired new notes as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus in connection with any resale of your notes.

  If you are our "affiliate," as defined under Rule 405 of the Securities Act, you are a broker-dealer who acquired your outstanding notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of notes acquired in the exchange offer, you or that person:

  (1) may not rely on the applicable interpretations of the staff of the Commission, and

  (2) must comply with the registration and prospectus delivery requirements of the Securities Act when reselling the notes.

Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the notes issued in the exchange offer.

Acceptance of Outstanding Notes for Exchange; Delivery of Notes Issued in the Exchange Offer

  We will accept validly tendered notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. If we do not accept any tendered notes for exchange because of an invalid tender or other valid reason, the exchange agent will return the certificates, without expense, to the tendering holder. If a holder has tendered notes by book-entry transfer, we will credit the notes to an account maintained with The Depository Trust Company. We will return certificates or credit the account at The Depository Trust Company as promptly as practicable after the exchange offer terminates or expires.

Book-Entry Transfers

  The exchange agent will make a request to establish an account at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems must make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer those outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's Automated Tender Offer Procedures. The participant should transmit its acceptance to The Depository Trust Company on or prior to the expiration date or comply with the guaranteed delivery procedures described below. The Depository Trust Company will verify acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at The Depository Trust Company and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent's message confirming that The Depository Trust Company has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of notes issued in the exchange offer may be effected through book-entry transfer at The Depository Trust Company. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

  (1) be transmitted to and received by the exchange agent at the address set forth below under "Exchange Agent" on or before the expiration date, or

  (2) the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

  If you are a registered holder of outstanding notes who desires to tender notes but your notes are not immediately available, or time will not permit your notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may effect a tender if:

  (1) you tender the notes through an eligible institution,

  (2) prior to the expiration date, the exchange agent received from the eligible institution a notice of guaranteed delivery in the form we have provided. The notice of guaranteed delivery will state the name and address of the holder of the notes being tendered and the amount of notes being tendered, that the tender is being made and guarantee that within five New York Stock Exchange trading days after the notice of guaranteed delivery is signed, the certificates for all physically tendered notes, in proper form for transfer, or a book-entry confirmation, together with a properly completed and signed letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

  (3) the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, together with a properly completed and signed letter of transmittal with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

  You may withdraw your tender of outstanding notes at any time before 12:00 midnight, New York City time, on the expiration date.

  For a withdrawal to be effective, you must make sure that, before 12:00 midnight on the expiration date, the exchange agent receives a written notice of withdrawal at one of the addresses below or, if you are a participant of The Depository Trust Company, an electronic message using The Depository Trust Company's Automated Tender Offer Program.

  Any notice of withdrawal must:

  (1) specify the name of the person that tendered the notes to be withdrawn,

  (2) identify the notes to be withdrawn, including the principal amount of the notes,

  (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the notes were tendered or be accompanied by documents of transfer, and

  (4) if you have transmitted certificates for outstanding notes, specify the name in which the notes are registered, if different from that of the withdrawing holder, and identify the serial numbers of the certificates.

  If you have tendered notes under the book-entry transfer procedure, your notice of withdrawal must also specify the name and number of an account at The Depository Trust Company to which your withdrawn notes can be credited.

  We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered notes that you withdraw will not be considered to have been validly tendered. We will return any outstanding notes that have been tendered but not exchanged, or credit them to The Depository Trust Company account, as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. You may retender properly withdrawn notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

  We are not required to accept for exchange, or to issue notes in exchange for, any outstanding notes. We may terminate or amend the exchange offer, if at any time before the acceptance of such outstanding notes:

  (1) any federal law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer,

  (2) if any stop order is threatened or in effect with respect to the registration statement or the qualification of the indenture under the Trust Indenture Act of 1939, or

  (3) there is a change in the current interpretation by the staff of the Commission which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer notes issued in the exchange offer without registration of the notes and delivery of a prospectus, as discussed above.

  These conditions are for our sole benefit and we may assert or waive them at any time and for any reason. However, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure to exercise any of the foregoing rights will not be a waiver of our rights.

Exchange Agent

  You should direct all signed letters of transmittal to the exchange agent, The Bank of New York. You should direct questions, requests for assistance, and requests for additional copies of this prospectus, the letter of transmittal and the notice of guaranteed delivery to the exchange agent addressed as follows:

                    Main Delivery to: The Bank of New York,
                               As Exchange Agent

By Mail, By Hand and Overnight Courier:

                                                     By Facsimile:
          The Bank of New York              (For Eligible Institutions Only)
       101 Barclay Street 7 East                     (212) 815-6339

        New York, New York 10286
         Attention: Odell Romeo                  Confirm by telephone:

                                                     (212) 815-6337
  Delivery or fax of the letter of transmittal to an address or number other than those above is not a valid delivery of the letter of transmittal.

Fees and Expenses

  We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

  We will pay the estimated cash expenses connected with the exchange offer. We estimate that these expenses will be approximately $1,500,000.

Transfer Taxes

  If you tender outstanding notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register new notes in the name of, or request that your notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for paying any transfer tax owed.

You May Suffer Adverse Consequences if You Fail to Exchange Outstanding Notes

  If you do not tender your outstanding notes, you will not have any further registration rights, except for the rights described in the registration rights agreements and described above, and your notes will continue to be subject to restrictions on transfer when we complete the exchange offer. Accordingly, if you do not tender your notes in the exchange offer, your ability to sell your notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered notes will continue to be entitled to any increase in interest rate that the indenture provides for if we do not complete the exchange offer.

  Holders of the notes issued in the exchange offer and notes that are not tendered in the exchange offer will vote together as a single class under the indenture.

Consequences of Exchanging Outstanding Notes

  If you make the representations that we discuss above, we believe that you may offer, sell or otherwise transfer the new notes to another party without registration of your notes or delivery of a prospectus.

  We base our belief on interpretations by the staff of the Commission in no-action letters issued to third parties. If you cannot make these representations, you cannot rely on this interpretation by the commission's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the notes. A broker-dealer that receives new notes for its own account in exchange for its outstanding notes must acknowledge that it acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the new notes. Broker-dealers who can make these representations may use this exchange offer prospectus, as supplemented or amended, in connection with resales of notes issued in the exchange offer.

  However, because the Commission has not issued a no-action letter in connection with this exchange offer, we cannot be sure that the staff of the Commission would make a similar determination regarding the exchange offer as it has made in similar circumstances.

Shelf Registration

  The registration rights agreement also requires that we file a shelf registration statement if:

  (1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law,

  (2) law or Commission policy prohibits a holder from participating in the exchange offer,

  (3) a holder cannot resell the notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder, or

  (4) a holder is a broker-dealer and holds notes acquired directly from us or one of our affiliates.

  We will also register the notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register notes in any jurisdiction unless a holder requests that we do so.

  Notes will be subject to restrictions on transfer until:

  (1) a person other than a broker-dealer has exchanged notes in the exchange offer,

  (2) a broker-dealer has exchanged notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker-dealer on or before the sale,

  (3) the notes are sold under an effective shelf registration statement that we have filed, or

  (4) the notes are sold to the public under Rule 144 of the Securities Act.

                            SELECTED FINANCIAL DATA

  The following table presents financial data for Mrs. Fields' Holding Company, Inc. and subsidiaries and its predecessors; namely, Mrs. Fields Inc. and subsidiaries, The Original Cookie Company, Incorporated and the Carved-out Portion (pretzel business) of Hot Sam Company, Inc., as of the dates and for the periods indicated. The results of operations for the periods December 31, 1995 through September 17, 1996 and September 18, 1996 through December 28, 1996 are not indicative of the results for the full fiscal year. The selected financial data has been derived from the audited financial statements of Mrs. Fields' Holding and its predecessors. Due to the acquisitions of the net assets of Mrs. Fields Inc., Original Cookie and Hot Sam on September 17, 1996, the financial data is not comparable for all periods. However, in order for the presentations to be meaningful for the periods presented, some of the statement of operations information for the predecessors has been reclassified to be consistent with the Mrs. Fields' Holding financial statement presentation. Mrs. Fields' Holding and its predecessors operate using a 52/53-week year ending near December 31. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes, contained elsewhere in this registration statement.

                                                  Predecessors
                         ----------------------------------------------------------------------------
                                                                   The Original Cookie Company,
                                                                   Incorporated and the Carved-
                                                                        Out Portion of Hot
                         Mrs. Fields Inc. and Subsidiaries         Sam Company, Inc. (Combined)
                         ---------------------------------------   ----------------------------
                                                  December                              December
                                                  31, 1995                              31, 1995
                           52 Weeks Ended         Through           52 Weeks Ended       Through
                              December           September             December         September
                              30, 1995            17, 1996             30, 1995         17, 1996
                         -------------------   -----------------   ----------------    --------------
                                             (dollars in thousands)
Statement of Operations
 Data:
 Net store and food
  sales.................    $         59,956             $29,674      $       85,581    $       54,366
 Net store
  contribution(1).......               6,591               3,797              13,063             5,854
 Franchising and
  licensing, net .......               5,993               3,786                 --                --
 General and
  administrative
  expenses..............              15,612               8,984               9,216             7,538
 Income (loss) from
  operations............              (3,526)             (1,742)              2,435            (2,772)
 Net loss...............              (2,368)             (2,304)             (2,096)           (5,645)
Other Data:
 Cash flows from
  operating activities..              (4,478)               (447)              4,451              (378)
 Cash flows from
  investing activities..               2,526                (385)               (568)           (1,200)
 Cash flows from
  financing activities..                (185)                (58)             (4,599)           (1,380)
 Interest expense.......                  51                  80               4,356             2,895
 Total depreciation and
  amortization..........               3,525               1,911               6,902             4,937
 Capital expenditures...               4,146               1,054                 568             1,200
 EBITDA(2)..............                  (1)                169               9,337             2,165
 Store contribution for
  stores in the process
  of being closed or
  franchised(1).........    $           (802)  $            (695)     $       (1,542)   $       (1,751)
 Ratio of earnings to
  fixed charges(3)......                 --                  --                  --                --
Balance Sheet Data:
 Working capital
  (deficit).............    $         (3,114)  $         (21,704)     $          128    $       (3,640)
 Total assets...........              23,033              19,144              66,282            59,024
 Debt and capital lease
  obligations including
  current portion.......              21,226              21,224              32,357            30,977
 Total stockholders'
  equity (deficit)......             (28,017)            (30,318)             22,588            16,943

See footnotes on page 38

                                      Mrs. Fields' Holding
                         ----------------------------------------------
                         September 18,  53 Weeks   52 Weeks   52 Weeks
                         1996 Through    Ended      Ended      Ended
                         December 28,  January 3, January 2, January 1,
                             1996         1998       1999       2000
                         ------------- ---------- ---------- ----------
                          (dollars in thousands, except per share amounts)
Statement of Operations
 Data:
  Net store and food
   sales................   $ 40,849     $127,845   $140,235   $152,268
  Net store
   contribution(1)......      9,707       25,044     20,166     20,802
  Franchising and
   licensing, net.......      1,267        6,563     14,001     28,669
  General and
   administrative
   expenses.............      4,089       16,436     19,583     21,965
  Store closure
   provision (benefit)..        --           538      7,303     (1,579)
  Income (loss) from
   operations...........      5,583        8,124     (6,002)    10,341
  Net income (loss).....      2,124         (624)   (21,505)   (14,218)
  Basic and diluted net
   income (loss) per
   common share(4)......       0.48        (0.88)     (6.55)     (4.23)
Other Data:
  Cash flows from
   operating
   activities...........      7,611          923      4,581     18,501
  Cash flows from
   investing
   activities...........    (21,131)     (17,070)   (40,894)    (4,696)
  Cash flows from
   financing
   activities...........     20,231       25,929     24,579    (13,645)
  Interest expense......      1,737        7,527     14,946     23,842
  Total depreciation and
   amortization.........      2,356       10,450     19,867     24,253
  Capital expenditures..      1,638        4,678      8,235      9,154
  EBITDA(2).............      7,939       18,574     13,865     34,594
  Store contribution for
   stores in the process
   of being closed or
   franchised(1)........   $    513     $ (1,798)  $ (2,054)  $   (312)
  Ratio of earnings to
   fixed charges(3).....       3.26x        1.00x       --         --
Balance Sheet Data:
  Working capital
   (deficit)............   $ (2,827)    $ 12,790   $(12,548)  $ (4,517)
  Total assets..........    110,705      150,635    234,400    210,117
  Cumulative redeemable
   Series A preferred
   stock................     23,785          --         --         --
  Mandatorily redeemable
   cumulative preferred
   stock of
   subsidiaries.........        --           902      1,261      1,070
  Line of credit, debt
   and capital lease
   obligations,
   including current
   portion..............     62,920      101,081    180,633    181,402
  Total stockholders'
   equity...............      1,482       31,062     13,528      1,155

                                        Predecessors
                          -------------------------------------------
                                               The Original Cookie
                                              Company, Incorporated
                                                and the Carved-Out
                                                Portion of Hot Sam
                           Mrs. Fields Inc.       Company, Inc.
                           and Subsidiaries         (Combined)
                          ------------------- -----------------------
                                    December               December
                          52 Weeks  31, 1995   52 Weeks    31, 1995
                           Ended     Through    Ended       Through
                          December  September  December    September
                          30, 1995  17, 1996   30, 1995    17, 1996
                          --------  --------- ----------  -----------
                                       (dollars in thousands)
EBITDA Data:
  Income (loss) from
   operations...........  $(3,526)   $(1,742)  $    2,435  $    (2,772)
  ADD:
  Depreciation and
   amortization.........    3,525      1,911        6,902        4,937
                          -------    -------   ----------  -----------
  EBITDA................  $    (1)   $   169   $    9,337  $     2,165
                          =======    =======   ==========  ===========

                                          Mrs. Fields' Holding
                             ----------------------------------------------
                             September 18,  53 Weeks   52 Weeks   52 Weeks
                             1996 Through    Ended      Ended      Ended
                             December 28,  January 3, January 2, January 1,
                                 1996         1998       1999       2000
                             ------------- ---------- ---------- ----------
                                           (dollars in thousands)
EBITDA Data:
  Income (loss) from
   operations..............     $5,583      $ 8,124    $(6,002)   $10,341
  ADD:
  Depreciation and
   amortization............      2,356       10,450     19,867     24,253
                                ------      -------    -------    -------
  EBITDA...................     $7,939      $18,574    $13,865    $34,594
                                ======      =======    =======    =======

--------
(1) Store contribution is determined by subtracting all store operating expenses including depreciation from net store sales. Management uses store contribution information to measure operating performance at the store level. Store contribution for stores in the process of being closed or franchised as a separate caption is not in accordance with accounting principles generally accepted in the United States. Store contribution may not be comparable to other similarly titled measures.

(2) EBITDA consists of earnings before depreciation, amortization, interest, income taxes, minority interest, preferred stock accretion and dividends of subsidiaries and other income or expense. EBITDA is not intended to represent cash flows from operating activities as defined by accounting principles generally accepted in the United States and should not be considered as an alternative to net income (loss) as an indicator of operating performance or to cash flows as a measure of liquidity. EBITDA has been included in this prospectus because it is one of the indicators upon which Mrs. Fields' Holding assesses its financial performance and its capacity to service its debt (see footnote 3). EBITDA may not be comparable to similarly titled measures reported by other companies.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (whether paid or accrued and net of debt premium amortization), including the amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, letter of credit commissions, fees or discounts and the product of all dividends and accretion on mandatorily redeemable cumulative preferred stock multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the current combined federal, state and local statutory tax rate. For fiscal year, 1995 and the period December 31, 1995 through September 17, 1996, Mrs. Fields Inc. and subsidiaries' earnings were insufficient to cover fixed charges by $2,127,000 and $2,099,000, respectively. For fiscal year 1995 and the period December 31, 1995 through September 17, 1996, Original Cookie and Hot Sam (combined) earnings were insufficient to cover fixed charges by $1,833,000 and $5,645,000, respectively. For the 52 weeks ended January 2, 1999, Mrs. Fields' Holding's earnings were insufficient to cover fixed charges by $21,189,000. For the 52 weeks ended January 1, 2000, Mrs. Fields Holding's earnings were insufficient to cover fixed charges by $14,000,000.

(4) Basic and diluted net income (loss) per common share consists of net income
    (loss) less cumulative redeemable Series A preferred stock dividends divided by the weighted average number of common shares outstanding during the applicable period.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIALCONDITION AND RESULTS OF
                                   OPERATIONS

Overview

  In 1996, an investor group led by Capricorn Investors II, L.P. formed Mrs. Fields' Original Cookies, Inc. and The Mrs. Fields' Brand, Inc. as subsidiaries of Mrs. Fields' Holding Company, Inc.

  On September 17, 1996, Mrs. Fields initiated operations when it purchased substantially all of the assets and assumed liabilities of Mrs. Fields Inc. and subsidiaries, The Original Cookie Company, Incorporated and the pretzel business of Hot Sam Company, Inc.

  Mrs. Fields set out to increase sales and profitability of its cookie and pretzel operations by implementing key elements of its business plan coupled with strategic acquisitions. A key element of the business plan is closing or franchising selected company-owned stores that do not meet specific financial and geographical criteria established by management. Implementation of this element of the business plan is expected to result in enhanced operating margins as these stores are franchised or closed. In some of our tables we refer to stores not planned to be franchised or closed as "core" stores, meaning continuing company-owned stores. Continuing company-owned stores will be operated by Mrs. Fields into the foreseeable future. As a result of converting selected stores to franchises, royalty revenues are expected to increase and net store sales and overhead expenses associated with operating those stores are expected to be reduced.

  As Mrs. Fields exits stores it has identified for closure through closing or franchising, results from operations are expected to improve on both a short-term and long-term basis. With respect to these specific stores both ongoing operating losses and negative cash flows are expected to cease.

  Cash payments to landlords for early lease termination costs negatively impact our immediate liquidity position. However, our overall financial position is expected to be strengthened over time as cash flows from operating activities increase. As cash is used to fund the store closure plans, corresponding store closure reserves are reduced which has a neutral impact on working capital and financial position. Should Mrs. Fields' cost estimates for exiting the remaining stores not prove sufficient, it would have a negative impact on both liquidity and results of operations.

  Mrs. Fields believes that it has sufficient liquidity to complete its store closure plans. A complete analysis of Mrs. Fields' store closure plans is included in Note 5 to the Consolidated Financial Statements.

  Mrs. Fields is pursuing growth in both its cookie and pretzel businesses through strategic acquisitions. Management expects that significant operating synergies, expense leveraging and geographic market share can be achieved through targeted acquisitions. On July 25, 1997, a subsidiary of Mrs. Fields' Holding, Mrs. Fields' Pretzel Concepts, Inc., acquired substantially all of the assets and assumed liabilities of H&M Concepts Ltd. Co., the largest franchisee of Pretzel Time, Inc. On September 2, 1997, Mrs. Fields' Holding acquired 56% of the common stock of Pretzel Time, the franchisor of the Pretzel Time concept.

  On November 26, 1997, Mrs. Fields received as a contribution from Mrs. Fields' Holding all of the common stock of The Mrs. Fields' Brand, Inc., the business of Mrs. Fields' Pretzel Concepts and 56% of the shares of common stock of Pretzel Time. On January 2, 1998 and June 12, 1998, Mrs. Fields acquired an additional 4% and 10%, respectively, of Pretzel Time common stock, bringing its total ownership to 70%. On December 9, 1998, Mrs. Fields purchased three percent of Pretzel Time common stock for $0.5 million in cash and on December 30, 1998 Mrs. Fields completed the acquisition of the remaining outstanding common stock of Pretzel Time under a stock purchase agreement, for a purchase price of approximately $4.7 million.

  On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock and subordinated indebtedness of Cookies USA, the parent company of Great American Cookie Company, Inc., for a total purchase price of $18.4 million. Mrs. Fields also retired approximately $38.9 million of outstanding Great American notes. Concurrently, Cookies USA was merged with and into Mrs. Fields, at which time Great American became a wholly owned subsidiary of Mrs. Fields. At the same time, Mrs. Fields also purchased the stock of two Great American franchisees, Deblan Corporation and Chocolate Chip Cookies of Texas, Inc., together owning and operating 29 Great American franchised stores, for total consideration of $14.4 million. Deblan and Chocolate Chip were merged with and into Great American at that time. On September 9, 1998, Mrs. Fields acquired eight Great American franchise stores ("Karp") from a Great American franchisee, for a purchase price of $1.9 million.

  On October 5, 1998, Mrs. Fields purchased all of the retail cookie and related business and operations of eleven Great American franchise stores ("Cookie Conglomerate") from a Great American franchisee for a total purchase price of $2.8 million.

  On November 19, 1998, Mrs. Fields, under a stock purchase agreement among Pretzelmaker Holdings, Inc., holders of all outstanding capital stock of Pretzelmaker Holdings, and Mrs. Fields, acquired all of the outstanding capital stock of Pretzelmaker Holdings for $5.7 million, including $5.4 million related to outstanding capital stock and $.3 million related to severance payments, in lieu of outstanding stock options, and assumed liabilities of $1.3 million. Pretzelmaker Holdings has since been merged into Pretzelmaker.

Year 2000

  Prior to January 1, 2000, management assessed the Year 2000 issue and determined that all internal information technology systems including financial software, corporate networks, the AS400 system and all other systems are Year 2000 compliant with the expectation of systems used for collecting and communicating sales data from retail locations. This assessment was based primarily on independent, third-party verification from Mrs. Fields' Holding's vendors and suppliers.

  We replaced Mrs. Fields' sales collection systems with software and hardware that is Year 2000 compliant. The approximate cost of this project was $1.79 million and included software development and new store computers and registers. The costs to complete this project were included in Mrs. Fields' Holding's 1999 budget. Funding for this project was provided by internal cash flow and by a lease finance company. No information technology projects have been deferred as a result of Mrs. Fields' Holding's Year 2000 efforts.

  Prior to January 1, 2000, Mrs. Fields completed its assessment of Year 2000 issues with respect to its significant vendors and financial institutions as to their compliance plans and whether any Year 2000 issues would impede the ability of such third-party vendors to continue providing goods and services to us. Failure of our key suppliers to remedy their own Year 2000 issues could have delayed shipments of essential products, thereby disrupting our operations. Furthermore, we rely on various service providers, such as utility and telecommunication service companies, which are beyond our control. We did not experience any disruption of our operations due to Year 2000 issues or Year 2000 issues experienced by any of our vendors.

Inflation

  The impact of inflation on the earnings of the business has not been significant in recent years. Most of Mrs. Fields' Holding's leases contain escalation clauses (however, such leases are accounted for on a straight-line basis as required by accounting principles generally accepted in the United States which minimizes fluctuations in operating income) and many of Mrs. Fields' Holding's employees are paid hourly wages at the Federal minimum wage level. Minimum wage increases negatively impact Mrs. Fields payroll costs in the short term, but management believes such impact can be offset in the long term through operational efficiency gains and, if necessary, through product price increases.

Results of Operations of Mrs. Fields' Holding

  The following table sets forth, for the periods indicated, certain information relating to the operations of Mrs. Fields' Holding expressed in thousands of dollars and percentage changes from period to period. Annual data in the table reflects the consolidated results of Mrs. Fields' Holding for the 53 weeks ended January 3, 1998 ("fiscal year 1997"), for the 52 weeks ended January 2, 1999 ("fiscal year 1998") and for the 52 weeks ended January 1, 2000 ("fiscal year 1999").

                                                                         %
                          For the 53              % of                 Change
                            Weeks    For the 52  Change    For the 52   from
                            Ended    Weeks Ended  from     Weeks Ended  1998
                          January 3, January 2,  1997 to   January 1,    to
                             1998       1999      1998        2000      1999
                          ---------- ----------- -------   ----------- ------
                                       (dollars in thousands)
Statement of Operations
 Data:
Revenues:
 Net store and food
  sales.................   $127,845   $140,235       9.7 %  $152,268      8.6%
 Franchising, net.......      4,535     12,464     174.8      24,782     98.8
 Licensing, net.........      2,028      1,537     (24.2)      3,887    152.9
                           --------   --------              --------
 Total revenues.........    134,408    154,236      14.8     180,937     17.3
                           --------   --------              --------
Operating costs and
 expenses:
 Selling and store
  occupancy costs.......     66,832     75,003      12.2      79,634      6.2
 Cost of sales..........     32,028     38,482      20.2      46,323     20.4
 General and
  administrative
  expenses..............     16,436     19,583      19.1      21,965     12.2
 Store closure provision
  (benefit).............        538      7,303   1,257.4      (1,579)  (121.6)
 Depreciation and
  amortization..........     10,450     19,867      90.1      24,253     22.1
                           --------   --------              --------
 Total operating costs
  and expenses..........    126,284    160,238      26.9     170,596      6.5
                           --------   --------              --------
Interest expense........     (7,527)   (14,946)     98.6     (23,842)    59.5
                           --------   --------              --------
Interest income.........        246        623     153.3          54    (91.3)
                           --------   --------              --------
Other expense, net......     (1,467)    (1,180)    (19.6)       (771)   (34.7)
                           --------   --------              --------
Net loss................   $   (624)  $(21,505)  3,346.3 %  $(14,218)   (33.9)%
                           ========   ========              ========

                                                                          %
                            For the 53              % of                Change
                              Weeks    For the 52  Change     52 Week    from
                              Ended    Weeks Ended  from       Ended     1998
                            January 3, January 2,  1997 to   January 1,   to
                               1998       1999      1998        2000     1999
                            ---------- ----------- -------   ---------- ------
                                         (dollars in thousands)
Supplemental Information:
Continuing company-owned
 stores:
Net store and food sales..   $108,174   $122,713      13.4 %  $136,821   11.5%
                             --------   --------              --------
Operating costs and
 expenses:
 Selling and store
  occupancy costs.........     50,858     60,900      19.7      68,564   12.6
 Cost of sales............     26,578     33,621      26.5      36,916    9.8
 Depreciation and
  amortization............      3,896      5,972      53.3      10,227   71.2
                             --------   --------              --------
 Total operating costs and
  expenses................     81,332    100,493      23.6     115,707   15.1
                             --------   --------              --------
Continuing company-owned
 store contribution.......   $ 26,842   $ 22,220     (17.2)%  $ 21,114   (5.0)%
                             ========   ========              ========
Stores in the process of
 being closed or
 franchised:
Net store and food sales..   $ 19,671   $ 17,522     (10.9)%  $ 15,447  (11.8)
                             --------   --------              --------
Operating costs and
 expenses:
 Selling and store
  occupancy costs.........     15,974     14,103     (11.7)     11,070  (21.5)
 Cost of sales............      5,450      4,861     (10.8)      4,529   (6.8)
 Depreciation and
  amortization............         45        612   1,260.0         160  (73.9)
                             --------   --------              --------
 Total operating costs and
  expenses................     21,469     19,576      (8.8)     15,759  (19.5)
                             --------   --------              --------
Stores in the process of
 being closed or
 franchised negative
 contribution.............   $ (1,798)  $ (2,054)     14.2 %  $   (312) (84.8)%
                             ========   ========              ========

  Store contribution is determined by subtracting all store operating expenses including depreciation from net store sales. Management uses store contribution information to measure operating performance at the store level. Core store contribution measures the amount of store contribution from stores that the Company does not intend to close or franchise. Store contribution for stores in the process of being closed or franchised measures the amount of store contribution from stores that the Company has determined to either close or franchise and the Company has included in a store closure reserve. Store contribution for stores in the process of being closed or franchised as a separate caption is not in accordance with accounting principles generally accepted in the United States. Store contribution may not be comparable to other similarly titled measures.

52 Weeks Ended January 1, 2000 ("Fiscal 1999") Compared to the 52 Weeks Ended January 2, 1999 ("Fiscal 1998")

 Company-owned and Franchised or Licensed Store Activity

  As of January 1, 2000, there were 462 company-owned stores and 981 franchised or licensed stores in operation. The store activity for fiscal 1998 and fiscal 1999 is summarized as follows:

                                          Fiscal 1998          Fiscal 1999
                                      -------------------- --------------------
                                      Company- Franchised  Company- Franchised
                                       Owned   or Licensed  Owned   or Licensed
                                      -------- ----------- -------- -----------
Stores open as of the beginning of
 the fiscal year.....................   481        553       566        972
Stores opened (including relocations
 and acquisitions)...................   128        504        13        100
Stores closed (including
 relocations)........................   (20)       (78)      (26)      (123)
Non-continuing company-owned (exit
 plan) stores closed (September 18,
 1996 forward).......................   (30)       --        (59)       --
Stores sold to franchisees...........   (11)        11       (13)        13
Non-continuing company-owned (exit
 plan) stores franchised (September
 18, 1996 forward)...................   (15)        15       (24)        24
Stores acquired from franchisees.....    33        (33)        5         (5)
                                        ---        ---       ---       ----
Stores open as of the end of the
 fiscal year.........................   566        972       462        981
                                        ===        ===       ===       ====

 Revenues

  Net Store and Food Sales. Total net store and food sales, which includes sales from stores and the mail order facility, increased $12,033,000, or 8.6%, from $140,235,000 to $152,268,000 for fiscal 1999 compared to fiscal 1998.

  Net store sales from continuing company-owned stores and mail order increased $14,108,000, or 11.5%, from $122,713,000 to $136,821,000 for fiscal 1999 compared to fiscal 1998. The increase in net store sales from continuing company-owned stores was primarily attributable to:

    (1) the operation for a full year of 66 Great American stores acquired in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998,

    (2) the operation for a full year of two Pretzelmaker continuing company-owned stores acquired in connection with the Pretzelmaker acquisition in November 1998,

    (3) a 23.1% increase in mail order sales.

    (4) the introduction of a refrigerated cookie dough product for sale in retail supermarkets.

  The increase in net store sales was offset in part by negative same store sales. Based on stores that have been open for at least two years (adjusted for the calendar shift), system-wide continuing company-owned store sales were down 1% during fiscal 1999 compared to the same period in fiscal 1998.

  Net store sales from stores in the process of being closed or franchised decreased $2,075,000, or 11.8%, from $17,522,000 to $15,447,000 for fiscal 1999 compared to fiscal 1998. This decrease results from closing or franchising 150 stores during fiscal 1999.

  Franchising Revenues. Franchising revenues increased $12,318,000, or 98.8%, from $12,464,000 to $24,782,000 for fiscal 1999 compared to fiscal 1998. The increase in franchising revenues was primarily attributable to royalties earned from the 211 Great American franchised stores obtained in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998, the 199 Pretzelmaker franchised stores acquired in November 1998 and the additional stores that were franchised by the Company in fiscal 1999.

  Licensing Revenues. Licensing revenues increased $2,350,000, or 152.9%, from $1,537,000 to $3,887,000 for fiscal 1999 compared to fiscal 1998. The increase in licensing revenues was attributable to license fees on new contracts entered into in 1999 and royalties earned on existing licensing agreements. The increase was partially offset by a decrease in the number of licensed locations during 1999.

  Total Revenues. Total revenues increased by $26,701,000, or 17.3%, from $154,236,000 to $180,937,000 for fiscal 1999 compared to fiscal 1998 due to the reasons discussed above.

 Operating Costs and Expenses

  Selling and Store Occupancy Costs. Total selling and store occupancy costs increased $4,631,000, or 6.2%, from $75,003,000 to $79,634,000 for fiscal 1999 compared to fiscal 1998.

  Selling and store occupancy costs for continuing company-owned stores increased by $7,664,000, or 12.6%, from $60,900,000 to $68,564,000 for fiscal
1999 compared to fiscal 1998. Within this overall increase, selling expenses for continuing company-owned stores increased by $4,222,000, or 15.7%, from $26,930,000 to $31,152,000 for fiscal 1999 compared to fiscal 1998. The increase in selling expenses was primarily attributable to the 66 Great American continuing company-owned stores acquired in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998 and the two Pretzelmaker stores acquired in November 1998. Store occupancy costs for continuing company-owned stores increased $3,442,000, or 10.1%, from $33,970,000 to $37,412,000 for fiscal 1999 compared to fiscal 1998.
The increase in store occupancy costs was primarily attributable to the increase in the number of stores discussed above, rent escalations in existing leases and lease renewal increases.

  Selling and store occupancy costs for stores in the process of being closed or franchised decreased $3,033,000, or 21.5%, from $14,103,000 to $11,070,000 for fiscal 1999 compared to fiscal 1998. This decrease was primarily the result of closing 150 stores throughout fiscal 1999.

  Cost of Sales. Total cost of sales increased $7,841,000, or 20.4%, from $38,482,000 to $46,323,000 for fiscal 1999 compared to fiscal 1998.

  Cost of sales for continuing company-owned stores decreased $3,295,000, or 9.8%, from $33,621,000 to $36,916,000 for fiscal 1999 compared to fiscal 1998.
This increase was primarily the result of the addition 65 Great American continuing company-owned stores acquired in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998 and 2 Pretzelmaker stores acquired in November 1998.

  Cost of sales for stores in the process of being closed or franchised decreased $332,000, or 6.8%, from $4,861,000 to $4,529,000 for fiscal 1999 compared to fiscal 1998. This decrease was primarily the result of closing or franchising 150 stores during fiscal 1999.

  Cost of Sales in fiscal 1999 also included $4,878,000 associated with the mail order business. Mail order cost of sales increased consistent with mail order sales.

  General and Administrative Expenses. General and administrative expenses increased $2,382,000, or 12.2%, from $19,583,000 to $21,965,000 for fiscal 1999 compared to fiscal 1998. The increase in general and administrative expenses was primarily attributable to the additional resources required to support the stores acquired in 1998.

  Store Closure Provision. During the fourth quarter of 1998, the Company recorded an additional $7,303,000 in store closure reserves to cover early lease termination costs under a plan to close or franchise 54 existing stores that were not earning acceptable levels of contribution. During 1999, the Company was successful in closing certain of these stores at a negotiated cost less than had been provided for in the plan. A total of $1,579,000 of costs in excess of the amounts required to close the stores have been reversed in 1999. See Note 5 to the Consolidated Financial Statements for a detailed explanation of the store closure reserve.

  Depreciation and Amortization Expense. Total depreciation and amortization expense increased by $4,386,000, or 22.1%, from $19,867,000 to $24,253,000 for fiscal 1999 compared to fiscal 1998. This increase was primarily attributable to increased goodwill amortization from the acquisitions of H&M and Pretzel Time in fiscal 1997 and the acquisitions of Great American, Deblan, Chocolate Chip and Pretzelmaker in fiscal 1998.

  During fiscal 1999, the Company wrote down, to net realizable value, approximately $1,645,000 of impaired long-lived assets. This expense is included in depreciation and amortization expense. The Company also assessed the realization of goodwill associated with these stores and recorded an impairment of goodwill totaling $237,000.

  Depreciation and amortization expense for stores in the process of being closed or franchised decreased $452,000, or 73.9%, from $612,000 to $160,000 for fiscal 1999 compared to fiscal 1998. This decrease in depreciation and amortization expense was primarily attributable to closing or franchising 150 stores in fiscal 1999. Substantially all of the long-lived assets had been written down to their net realizable value in fiscal 1998.

  Total Operating Costs and Expenses. Total operating costs and expenses increased by $10,358,000, or 6.5%, from $160,238,000 to $170,596,000 for fiscal
1999 compared to fiscal 1998 for the reasons discussed above.

  Interest Expense. Interest expense increased $8,896,000, or 59.5%, from $14,946,000 to $23,842,000 for fiscal 1999 compared to fiscal 1998. This increase was primarily attributable to interest, including amortization of bond discount and deferred loan costs, on the $95,000,000 in high yield notes, which were issued in August 1998.

  Interest Income. Interest income decreased $569,000, or 91.3%, from $623,000 to $54,000 for fiscal 1999 compared to fiscal 1998. In 1998, the Company earned interest on excess cash provided by the $100,000,000 senior notes that were placed in November 1997, the $40,000,000 senior notes placed in August 1998 and the $55,000,000 principal amount of Notes of Mrs. Fields' Holding placed in August 1998. This excess cash was used to acquire Great American and Pretzelmaker and, therefore, was not available for investment in 1999.

  Other Expenses. Other expenses for fiscal 1999 were comparable to fiscal
1998.

  Net Loss. The net loss decreased by $7,287,000, or 33.9%, from $21,505,000 to $14,218,000 for fiscal 1999, compared to fiscal 1998 due to the combination of factors described above.

  Income from Continuing Company-Owned Stores. Income from continuing company-owned stores decreased $1,106,000, or 5.0%, from $22,220,000 in fiscal 1998 to $21,114,000 in fiscal 1999. The decrease resulted primarily from increased depreciation and amortization associated with the stores that were acquired in 1998.

  Loss from Stores in the Process of Being Closed or Franchised. The loss from stores in the process of being closed or franchised decreased by $1,742,000, or 84.8%, from $2,054,000 to $312,000 for fiscal 1999 compared to fiscal 1998. The decreased loss was primarily attributable to closing 150 stores in fiscal 1999.

52 Weeks Ended January 2, 1999 ("Fiscal 1998") Compared to the 53 Weeks Ended January 3, 1998 ("Fiscal 1997")

 Company-owned and Franchised or Licensed Store Activity

  As of January 2, 1999, there were 566 company-owned stores and 972 franchised or licensed stores in operation. The store activity for fiscal 1997 and fiscal 1998 is summarized as follows:

                                          Fiscal 1997          Fiscal 1998
                                      -------------------- --------------------
                                      Company- Franchised  Company- Franchised
                                       Owned   or Licensed  Owned   or Licensed
                                      -------- ----------- -------- -----------
Stores open as of the beginning of
 the fiscal year.....................   482        418       481        553
Stores opened (including relocations
 and acquisitions)...................    86        217       128        504
Stores closed (including
 relocations)........................    (7)       (89)      (20)       (78)
Non-continuing company-owned (exit
 plan) stores closed (September 18,
 1996 forward).......................   (73)       --        (30)       --
Stores sold to franchisees...........    (3)         3       (11)        11
Non-continuing company-owned (exit
 plan) stores franchised (September
 18, 1996 forward)...................    (9)         9       (15)        15
Stores acquired from franchisees.....     5         (5)       33        (33)
                                        ---        ---       ---        ---
Stores open as of the end of the
 fiscal year.........................   481        553       566        972
                                        ===        ===       ===        ===

 Revenues

  Net Store and Food Sales. Total net store and food sales, which includes sales from stores and the mail order facility, increased $12,390,000, or 9.7%, from $127,845,000 to $140,235,000 for fiscal 1998 compared to fiscal 1997.

  Net store sales from continuing company-owned stores and mail order increased $14,539,000, or 13.4%, from $108,174,000 to $122,713,000 for fiscal 1998 compared to fiscal 1997. The increase in net store sales from continuing company-owned stores was primarily attributable to:

    (1) the operation of 85 Pretzel Time continuing company-owned stores acquired in connection with the acquisition of H&M and Pretzel Time in July 1997,

    (2) the operation of 65 Great American stores acquired in connection with the acquisitions of Great American, Deblan, Chocolate Chip, and Karp in August and September 1998,

    (3) a 35.5% increase in mail order sales.

  This increase in net store sales from continuing company-owned stores was offset in part by the negative effect of a calendar shift. Mrs. Fields' year end was December 28 in 1996 and January 3, 1998 in 1997. As a result, the New Year's holiday week fell in the first quarter of fiscal 1997 and again in the fourth quarter of fiscal 1997. The first quarter of 1998 did not benefit from the New Year's holiday sales.

  The increase in net store sales was also offset in part by negative same store sales. Based on stores that have been open for at least two years (adjusted for the calendar shift), system-wide continuing company-owned store sales were down 1.8% during fiscal 1998 compared to fiscal 1997. Additionally, there were only 52 weeks in fiscal 1998 compared to 53 weeks in fiscal 1997.

  Net store sales from stores in the process of being closed or franchised decreased $2,149,000, or 10.9%, from $19,671,000 to $17,522,000 for fiscal 1998 compared to fiscal 1997. This decrease results from closing or franchising 45 stores during fiscal 1998 and the effect of closing or franchising 82 stores during fiscal 1997.

  Franchising Revenues. Franchising revenues increased $7,929,000, or 174.8%, from $4,535,000 to $12,464,000 for fiscal 1998 compared to fiscal 1997. The increase in franchising revenues was primarily attributable to royalties earned from 141 Pretzel Time franchised stores obtained in connection with the acquisition of H&M and Pretzel Time in 1997, the 211 Great American franchised stores obtained in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998 and the 199 Pretzelmaker franchised stores acquired in November 1998.

  Licensing Revenues. Licensing revenues decreased $491,000, or 24.2%, from $2,028,000 to $1,537,000 for fiscal 1998 compared to fiscal 1997. The decrease in licensing revenues was primarily attributable to reduced concept licensing royalties.

  Total Revenues. Total revenues increased by $19,828,000, or 14.8%, from $134,408,000 to $154,236,000 for fiscal 1998 compared to fiscal 1997 due to the reasons discussed above.

 Operating Costs and Expenses

  Selling and Store Occupancy Costs. Total selling and store occupancy costs increased $8,171,000, or 12.2%, from $66,832,000 to $75,003,000 for fiscal 1998 compared to fiscal 1997.

  Selling and store occupancy costs for continuing company-owned stores increased by $10,042,000, or 19.7%, from $50,858,000 to $60,900,000 for fiscal
1998 compared to fiscal 1997. Within this overall increase, selling expenses for continuing company-owned stores increased by $4,836,000, or 21.9%, from $22,094,000 to $26,930,000 for fiscal 1998 compared to fiscal 1997. The increase in selling expenses was primarily attributable to the 85 Pretzel Time continuing company-owned stores acquired in connection with the acquisitions of H&M and Pretzel Time in 1997, the 65 Great American continuing company-owned stores acquired in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998, the 2 Pretzelmaker stores acquired in November 1998, and the effect of the minimum wage increasing to $5.15 from $4.75 on September 1, 1997. Store occupancy costs for continuing company-owned stores increased $5,206,000, or 18.1%, from $28,764,000 to $33,970,000 for fiscal 1998 compared to fiscal 1997. The increase in store occupancy costs was primarily attributable to the increase in the number of stores discussed above, Mrs. Fields' reacquiring 33 continuing company-owned stores from franchisees during fiscal 1998, rent escalations in existing leases and lease renewal increases.

  Selling and store occupancy costs for stores in the process of being closed or franchised decreased $1,871,000, or 11.7%, from $15,974,000 to $14,103,000 for fiscal 1998 compared to fiscal 1997. This decrease was primarily the result of closing or franchising 45 stores during fiscal 1998 and the effect of closing or franchising 82 stores during fiscal 1997.

  Cost of Sales. Total cost of sales increased $6,454,000, or 20.2%, from $32,028,000 to $38,482,000 for fiscal 1998 compared to fiscal 1997.

  Cost of sales for continuing company-owned stores increased $7,043,000, or 26.5%, from $26,578,000 to $33,621,000 for fiscal 1998. This increase was primarily the result of the addition of 85 Pretzel Time continuing company-owned stores in July 1997, 65 Great American continuing company-owned stores acquired in connection with the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998 and 2 Pretzelmaker stores acquired in November 1998. Cost of sales also increased due to the addition of the Great American batter facility in August 1998 which produces batter for the Great American stores, food costs associated with increased mail order sales and the increasing cost of butter. Butter is one of the main ingredients in a variety of our products and is a condiment for other products. The price of butter has increased from $0.78/lb. at the beginning of fiscal 1997 to a peak of $2.92/lb. in September 1998. Additionally, distribution costs increased during fiscal 1998 as Mrs. Fields' changed distributors to improve product availability and the reliability of service to the stores.

  Cost of sales for stores in the process of being closed or franchised decreased $589,000, or 10.8%, from $5,450,000 to $4,861,000 for fiscal 1998 compared to fiscal 1997. This decrease was primarily the result of closing or franchising 45 stores during fiscal 1998 and the effect of closing or franchising 82 stores during fiscal 1997.

  General and Administrative Expenses. General and administrative expenses increased $3,147,000, or 19.1%, from $16,436,000 to $19,583,000 for fiscal 1998 compared to fiscal 1997. The increase in general and administrative expenses was primarily attributable to the acquisitions of H&M and Pretzel Time in 1997, the acquisitions of Great American, Deblan, Chocolate Chip, Karp and Pretzelmaker in 1998.

  Store Closure Provision. During the fourth quarter of 1998, management reassessed its strategy with respect to acceptable levels of contribution from certain existing stores. This resulted in management setting out a plan to close or franchise 54 existing stores. The Company recorded an additional $7,303,000 in store closure reserves to cover early lease termination costs. Management believes that the level of store closure reserves is adequate to provide for all closure costs for these stores.

  Depreciation and Amortization Expense. Total depreciation and amortization expense increased by $9,417,000, or 90.1%, from $10,450,000 to $19,867,000 for fiscal 1998 compared to fiscal 1997. This increase was primarily attributable to increased goodwill amortization from the acquisitions of H&M and Pretzel Time in fiscal 1997 and the acquisitions of Great American, Deblan, Chocolate Chip and Pretzelmaker in fiscal 1998.

  For stores with negative contribution that were determined to be closed or franchised, the Company wrote down the related long-lived assets to net realizable value. This expense is included in depreciation and amortization in the fiscal 1998 statement of operations and totaled $3,098,000. The Company also assessed the realization of goodwill associated with these stores and recorded an impairment of goodwill totaling $1,033,000 during fiscal 1998.

  Depreciation and amortization expense for continuing company-owned stores increased $ 2,076,000, or 53.3%, from $3,896,000 to $5,972,000 for fiscal 1998 compared to fiscal 1997. This increase in depreciation and amortization expense was primarily attributable to the addition of 85 Pretzel Time continuing company-owned stores in July 1997, 65 Great American continuing company-owned stores in August and September 1998 and the acquisition of 2 Pretzelmaker continuing company-owned stores in 1998.

  Total Operating Costs and Expenses. Total operating costs and expenses increased by $33,954,000, or 26.9%, from $126,284,000 to $160,238,000 for fiscal 1998 compared to fiscal 1997 for the reasons discussed above.

  Interest Expense. Interest expense increased $7,419,000, or 98.6%, from $7,527,000 to $14,946,000 for fiscal 1998 compared to fiscal 1997. This increase was primarily attributable to interest expense on the $100,000,000 senior notes that were placed in November 1997, the $40,000,000 principal amount of notes of Mrs. Fields' and $55,000,000 principal amount of notes of Mrs. Field's Holding placed in August 1998.

  Interest Income. Interest income increased $377,000, or 153.3%, from $246,000 to $623,000 for fiscal 1998 compared to fiscal 1997. This increase was primarily the result of interest earned on excess cash provided by the $100,000,000 principal amount of senior notes that were placed in November 1997 and the $40,000,000 of Mrs. Fields and $55,000,000 principal amount of notes of Mrs. Field's Holding placed in August 1998.

  Other Expenses. Other expenses decreased $287,000, or 19.6%, from $1,467,000 to $1,180,000 for fiscal 1998 compared to fiscal 1997. This decrease was primarily attributable to minority interest from the acquisitions of H&M and Pretzel Time in 1997 and a decrease in the income tax provision during fiscal 1998.

  Net Loss. The net loss increased by $20,881,000, or 3,346.3%, from $624,000 to $21,505,000 for fiscal 1998 compared to fiscal 1997 due to the combination of factors described above.

  Income from Continuing Company-Owned Stores. Income from continuing company-owned stores decreased by $4,622,000, or 17.2%, from $26,842,000 to $22,220,000 for fiscal 1998 compared to fiscal 1997. Income from continuing company-owned stores was negatively impacted by a 1.8% decline in sales from stores that have been open at least two years and by the increases in selling and store occupancy costs, food cost of sales and depreciation and amortization described above. Income from continuing company-owned stores was also negatively impacted by a calendar shift whereby Mrs. Fields' year end was December 28 for fiscal 1996 and January 3, 1998 for fiscal 1997. As a result, the New Year's holiday week fell in the first quarter of 1997 and again in the fourth quarter fiscal 1997. The first quarter of fiscal 1998 did not benefit from the New Year's holiday sales. Additionally, there were only 52 weeks in fiscal year 1998 compared to 53 weeks in fiscal 1997.

  Loss from Stores in the Process of Being Closed or Franchised. The loss from stores in the process of being closed or franchised increased by $256,000, or 14.2%, from $1,798,000 to $2,054,000 for fiscal 1998 compared to fiscal 1997.
The increased loss was primarily attributable to the addition of 65 stores from the acquisitions of Great American, Deblan, Chocolate Chip and Karp in August and September 1998, offset in part by closing or franchising 45 stores during fiscal 1998. See Note 5 to the January 1, 2000 Consolidated Financial Statements for a complete analysis of Mrs. Fields' store closure reserve.

Liquidity and Capital Resources

 General

  Mrs. Fields' Holding's principal sources of liquidity are cash flows from operating activities, cash on hand and available borrowings under Mrs. Fields' existing revolving credit facility. At January 1, 2000, Mrs. Fields' Holding had $4,919,000 of cash and cash equivalents and a $15,000,000 credit facility. However, at January 1, 2000, availability under this facility was limited by the bond indenture to $8,055,000. During fiscal 2000, Mrs. Fields' Holding expects that its principal uses of cash will be for working capital, capital expenditures, store closure costs, debt service requirements and other general corporate purposes. Mrs. Fields' Holding is highly leveraged. Mrs. Fields' Holding believes that its sources of cash will be adequate to meet its anticipated requirements through at least fiscal 2000. There can be no assurance, however, that Mrs. Fields' Holding's operating activities will continue to generate cash flows at or above current levels. In addition, given borrowing restrictions on the bond indenture and maintenance covenants in the revolving credit facility, the ability for Mrs. Fields' Holding to make additional borrowings is limited. Accordingly, Mrs. Fields' Holding may choose to defer capital expenditure plans and extend vendor payments for additional cash flow flexibility.

 January 1, 2000 Compared to January 2, 1999

  As of January 1, 2000, Mrs. Fields' Holding had liquid assets (cash and cash equivalents and accounts receivable) of $12,922,000, a decrease of 8.4%, or $1,182,000, from January 2, 1999 when liquid assets were $14,104,000. Current assets decreased by $4,566,000, or 18.6%, to $19,956,000 at January 1, 2000
from $24,522,000 at January 2, 1999. This decrease was primarily the result of a decrease in accounts receivable from franchisees and licensees, inventories and prepaid rents, partially offset by an increase in accounts receivable.

  Long-term assets decreased $19,717,000, or 9.4%, to $190,161,000 at January 1, 2000 from $209,878,000 at January 2, 1999. This decrease was primarily the result of depreciation and amortization of property and equipment, goodwill and other intangible assets.

  Current liabilities decreased by $12,597,000, or 34.0%, to $24,473,000 at January 1, 2000 from $37,070,000 at January 2, 1999. This decrease is due to payments of debt due in 1999, the elimination of the bank overdraft and a decrease in the current portion of the store closure reserve.

  Mrs. Fields' Holding's working capital deficit decreased by $8,031,000, or 64.0%, to a deficit of $4,517,000 at January 1, 2000 from a deficit of $12,548,000 at January 2, 1999, for the reasons described above.

  Mrs. Fields' Holding generated $18,501 of cash from operating activities during fiscal 1999, primarily from store sales and franchising and licensing revenues less costs and expenses incurred to generate the store sales and franchising and licensing revenues, and less interest paid on the $140,000,000 senior notes and the $55,000,000 notes.

  Mrs. Fields' Holding utilized $4,696 of cash from investing activities during fiscal 1999, primarily for capital expenditures relating to store remodels and renovations.

  Mrs. Fields' Holding utilized $13,645 of cash from financing activities during fiscal 1999, primarily for the payment of long-term debt and to decrease its bank overdraft.

  The specialty cookie and pretzel businesses do not require the maintenance of significant receivables or inventories. However, Mrs. Fields' Holding continually invests in its business by upgrading and remodeling stores and adding new stores, carts, and kiosks as opportunities arise. Investments in these long-term assets, which are key to generating current sales, reduce Mrs. Fields' Holding's working capital. We expect to expend approximately $9,000,000 for capital expenditures in fiscal year 2000. Management anticipates that these expenditures will be funded with cash generated from operating activities and short-term borrowings under its credit facility as needed. As of January 1, 2000, the Company had available borrowing capacity of $8,055,000.

  On May 27, 1999, Mrs. Fields' Holding entered into an agreement with Capricorn Investors II, L.P. ("Capricorn"), the majority shareholder of Mrs. Fields' Holding, in which Capricorn agreed to make a contribution to Mrs. Fields' Holding of $2,000,000 by assuming a contract payment for Mrs. Fields due in the future. The consideration for this debt assumption was the issuance of 101,420 shares of Mrs. Fields' Holding's common stock. Mrs. Fields' Holding accounted for this transaction by reducing the debt obligation and increasing common stock and additional paid-in capital.

 Inflation

  The impact of inflation on the operations of the business has not been significant in recent years. Most of Mrs. Fields' leases contain escalation clauses. However, such leases are accounted for on a straight-line basis as required by accounting principles generally accepted in the United States which minimizes fluctuations in operating income. In addition, many of Mrs. Fields' employees are paid hourly wages at the Federal minimum wage level. Minimum wage increases will negatively impact Mrs. Fields' payroll costs in the short term, but management believes such impact can be offset in the long term through operational efficiency gains and, if necessary, through product price increases.

Seasonality

  Mrs. Fields' sales and income from store operations are highly seasonal given the significant impact of its mall-based locations. Mrs. Fields' sales tend to mirror customer traffic flow trends in malls which increase significantly during the fourth quarter, primarily between Thanksgiving and the end of the calendar year. Holiday gift purchases are also a significant factor in increased sales in the fourth quarter.

  The seasonality effect on income from store operations is even more significant than the effect on sales. The impact on income from store operations is more significant due to the fixed nature of certain store level costs, such as occupancy costs and store manager salaries. Once these fixed costs are covered by store sales, the flow through of sales to income from store operations becomes greater. Accordingly, the fourth quarter is a key determinant to overall profitability for the year.

                      WHERE YOU CAN FIND MORE INFORMATION

  We have not been, prior to the effectiveness of this registration statement, required to file reports and other information with the Commission under the Exchange Act. We have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, we will deliver to The Bank of New York, as trustee under the indenture, to each holder of notes and to each prospective purchaser of notes identified to us by a placement agent for the offering in August 1998, annual and quarterly financial statements substantially equivalent to financial statements that would be included in reports filed with the Commission, if we were subject to the reporting and other informational requirements of the Exchange Act.

  We have filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to the notes offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement and the exhibits to it, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Mrs. Fields' Holding and the notes offered in this prospectus, we refer you to the registration statement. With respect to any statements made in this prospectus concerning the provisions of any documents, we refer you to the copy of the document filed as an exhibit to the registration statement otherwise filed with the Commission.

  Upon the effectiveness of the registration statement, we will become subject to the informational requirements of the Exchange Act, and will file reports and other information with the Commission. You may read and copy the registration statement, the exhibits forming a part of it and the reports and other information filed by Mrs. Fields' Holding with the Commission in accordance with the Exchange Act, at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10004; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain copies of all or any portion of the material by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You can obtain information on the public reference facilities maintained by the Commission by calling 1-800-SEC-1330. This information is available electronically on the Commission's home page on the Internet (http://www.sec.gov).

  If we are not required to be subject to the reporting requirements of the Exchange Act in the future, we will be required under the indenture, to furnish the holders of the notes with

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the financial information by our independent public accountants and

  (2) all current reports that would be required to be filed with the Commission on Form 8-K, in each case, within the time periods specified in the Commission's rules and regulations.

  This prospectus incorporates documents by reference that are not presented in or delivered with this prospectus. These documents are available upon request from Michael Ward, Esq., Mrs. Fields' Holding Company, Inc., 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, (801) 736-5600. In order to ensure timely delivery, any request should be made by June 13, 2000.

                                    BUSINESS

General

  Mrs. Fields is one of the largest retailers in the premium snack-food industry, with cookies and pretzels as its major product lines. Mrs. Fields is the largest retailer of baked on-premises cookies and the second largest retailer of baked on-premises pretzels in the United States. Mrs. Fields is one of the most widely recognized and respected brand names in the premium cookie industry. Based on a 1994 study that we commissioned from Corey, Canapary and Galanis, 94% of customers in the study were aware of the Mrs. Fields brand. Twenty percent named our brand without prompting, and 74% knew of our brand when prompted. Mrs. Fields has recently developed a significant presence in the rapidly growing, health-oriented pretzel segment as a result of the acquisitions of the pretzel businesses of Hot Sam, Pretzel Time, Pretzelmaker and H&M, which was formerly the largest Pretzel Time franchisee. As of January 1, 2000, our retail network consisted of 1,443 locations, of which 943 were cookie stores and 500 were pretzel stores. Of the total 1,443 stores, 462 were company-owned and 981 were franchised or licensed. Mrs. Fields' stores average approximately 600 to 700 square feet in size and are located predominantly in shopping malls. Mrs. Fields, through licensed locations, also operates kiosks and carts at airports, universities, stadiums, hospitals and office building lobbies. Mrs. Fields' objective is to increase sales and profitability by focusing on its continuing company-owned stores. As a result, by the end of fiscal year 2000, Mrs. Fields plans to close or franchise approximately 28 company-owned cookie stores and one company-owned pretzel store that do not meet financial and geographical criteria established by management. For the year ended January 1, 2000, Mrs. Fields generated net revenue and EBITDA of $180.9 million and $34.6 million, respectively. For the year ended January 2, 1999, Mrs. Fields generated net revenue and EBITDA of $154.2 million and $13.9 million, respectively.

Cookies

  We operate and franchise 943 retail cookie stores: 542 under the Mrs. Fields brand, 93 under the Original Cookie brand and 308 under the Great American brand. As a result of the acquisition of Great American, Mrs. Fields has cookie stores in 48 states, with Great American stores concentrated in the southeastern and south central states and Mrs. Fields and Original Cookie stores strongly represented in the western, midwestern and eastern states. There is little overlap between Mrs. Fields and Great American stores, with a dual presence in 18 of the 723 malls in which we have cookie stores. Management believes that Mrs. Fields is positioned in the premium quality, baked on-premises segment of the approximately $12 billion U.S. cookie industry. We offer over 50 different types of cookies, brownies and muffins, which are baked continuously and served fresh throughout the day. Baked products are made using only high quality ingredients, and all dough is centrally manufactured and frozen or refrigerated to maintain product quality and consistency. All products pass strict quality assurance and control steps at both the manufacturing plants and the stores. In addition, Mrs. Fields continually creates and tests new products to attract new customers and satisfy current customers.

  Mrs. Fields Inc., one of the predecessors of Mrs. Fields, was founded in 1977 by Debbi Fields and, following its initial success, embarked on an aggressive national expansion program in the early 1980s. By the late 1980s, however, Mrs. Fields Inc. experienced financial difficulty as a result of excessive debt levels, poor real estate locations, and a recessionary retailing environment. In connection with a financial restructuring by its lenders, Mrs. Fields put a new management team into place in mid-1994 under the leadership of Larry A. Hodges, who has extensive experience in the food and retailing industries. Mr. Hodges introduced a new strategic plan for Mrs. Fields, which involved the following key elements:

  (1) identifying stores to close or franchise,
  (2) introducing company-wide operating procedures to improve store income before interest, taxes and other expenses
  (3) developing a marketing strategy and promotional calendar to turn around sales of stores that have been open at least two years, and
  (4) improving employee morale through selective new senior hires, increased training and various incentive plans.

  Mrs. Fields reinvested the savings from the improved store operations in marketing and other measures designed to improve sales from stores that have been open at least two years.

  Mrs. Fields' Original Cookies, Inc. was formed in September 1996 in connection with the acquisitions of Mrs. Fields Inc., Original Cookie and Hot Sam by Mrs. Fields' Holding, a subsidiary of Capricorn. As of January 1, 2000, Capricorn had invested more than $30 million in Mrs. Fields through Mrs. Fields' Holding. Capricorn retained Mr. Hodges as Chief Executive Officer of Mrs. Fields.

  Great American, incorporated in 1977, is a leading operator and franchisor of mall-based specialty retail cookie outlets, including full-size stores and satellite sites, consisting of carts, wagons and kiosks. As of January 1, 2000, Great American had 308 in-line stores, including 93 Great American-operated and 215 franchised retail units, operating primarily in the southeastern and south central United States, generating $109.3 million in estimated system-wide annual sales for the 52-week period ended June 28, 1998. Great American derives its revenue principally from:

    (1) the sale of cookies and beverages at Great American-operated stores,
    (2) the sale of proprietary batter to franchised stores, and
    (3) the receipt of royalty payments based on gross sales of franchisees.

  In addition, Great American generates revenues from initial franchise fees and the sale of existing Great American-operated stores to franchisees.

  Great American outlets sell a variety of cookies and brownies, including "cookie cakes," as well as assorted soft drinks, frozen drinks, coffee and tea. Cookie cakes are extra-large cookies, decorated with customer-selected personalized messages, for special occasions. Although cookie sales are generally the result of impulse buying, we believe that cookie cakes, which are often purchased as gifts for special occasions, differentiate Great American from other specialty cookie retailers by making Great American stores destination outlets.

Pretzels

  We operate and franchise 500 retail pretzel stores: 234 under the Pretzel Time brand, 52 under the Hot Sam brand and 214 under the Pretzelmaker brand, which offer "sweet dough" soft pretzels and "Bavarian" style pretzels with a variety of toppings. Pretzel Time's primary product is an all-natural, hand-rolled soft pretzel, freshly baked from scratch at each store location. Pretzel Time stores prepare pretzels with a variety of flavors and specialty toppings, including cheddar cheese, cream cheese and pizza sauce. The stores also offer soft drinks and freshly squeezed lemonade. The Hot Sam pretzel stores specialize in the Bavarian style pretzel. This product has declined in popularity in recent years as sweet dough pretzel sales have grown dramatically. In addition, Pretzel Time stores have, during fiscal year 1999, achieved higher average revenue for the continuing company-owned stores than Hot Sam stores ($277,000 versus $232,000). As a result, Mrs. Fields intends to continue converting its continuing company-owned and to-be-franchised Hot Sam stores to Pretzel Time stores, which it believes will result in an increase in net sales, sales from stores that have been open at least two years, and income from store operations.

  Management believes that retail pretzel stores have similar operating characteristics to retail cookie stores that will permit us to offer our products with those of other well-known brand names. In addition, the retail pretzel business has grown more quickly than the retail cookie business in recent years. Hot Sam was acquired by Mrs. Fields in connection with the acquisition of Original Cookie. In order to expand its presence in the retail pretzel industry, Mrs. Fields acquired the business of H&M and the common stock of Pretzel Time and Pretzelmaker.

Business Strategy

  Mrs. Fields' objective is to increase sales and profitability at its continuing company-owned and franchised stores by implementing the key elements of its long-term business strategy. The percentage change in sales from stores that have been open at least two years was a negative .9% for the fiscal year ended January 1, 2000 compared to a negative 1.6% for the fiscal year ended January 2, 1999. Net franchising and licensing revenues increased by 113.3% for the fiscal year ended January 2, 1999 over the fiscal year ended January 3, 1998 and by 104.8% for the fiscal year ended January 1, 2000 compared to the fiscal year ended January 2, 1999. The key elements of Mrs. Fields' business strategy are as follows:

  Enhance Quality of Company-Owned Store Base. Since current management assumed responsibility in 1994, we have focused on closing and franchising company-owned stores that do not meet our financial and geographical criteria. From September 1996 through January 1, 2000, Mrs. Fields closed 178 Mrs. Fields brand stores and franchised an additional 56 Mrs. Fields brand stores. We have targeted 29 additional stores that sell our various products to be either closed or franchised by the end of 2000. These measures are expected to result in increased income before interest, tax and other expenses, as unprofitable stores are closed and other stores are converted into franchises, with the result of increasing royalty payments and eliminating administrative and other costs of Mrs. Fields associated with those stores.

  Improve Productivity of Continuing Company-Owned Stores. We have embarked on a program to improve the performance of our continuing company-owned stores by:

    (1) expanding product offerings to include breakfast items, such as muffins, croissants and bagels, and low-fat cookies, brownies and muffins,
    (2) raising the average sales by tying sales of products together,
    (3) promoting catering services by individual stores to corporate customers,
    (4) decreasing store expenses by reducing waste in the cookie baking process and controlling the cost of ingredients and supplies,
    (5) improving merchandising by enhancing product presentation and refining the selection of products and
    (6) increasing training and various incentive programs for management and sales staff.

  Capitalize on the Strong "Mrs. Fields" Brand Name. Management believes that the Mrs. Fields brand is the most widely recognized and respected brand name in the retail premium cookie industry, and that Mrs. Fields brand stores, for fiscal year 1999, achieved higher average revenue ($358,000 versus $270,000) for the continuing company-owned Mrs. Fields stores than Original Cookie stores. As a result, we intend to continue selectively converting our continuing company-owned and to-be-franchised Original Cookie stores to Mrs. Fields brand stores, which we believe will result in an increase in net sales, sales from stores that have been open at least two years, and income from store operations. We will also test the success of converting selected Great American company-owned stores to Mrs. Fields brand stores. In addition, any Great American franchisee will have the option to convert to Mrs. Fields brand stores, at its sole expense, in areas where there is no overlap with existing Mrs. Fields brand franchise stores. Original Cookie stores represent 29% and Great American stores represent 29% of all company-owned cookie stores. In addition, we intend to further capitalize on the Mrs. Fields brand name by:

    (1) further developing and expanding the ways we distribute our products, including kiosks and carts in malls, airports, convention centers, office buildings, street fronts and sports complexes,
    (2) increasing the emphasis on the mail order business, and
    (3) developing and capitalizing on licensing opportunities, such as linking sales of Mrs. Fields with prominent names in the retailing and food service industry, expanding licensing agreements with our existing licensees, entering into new licensing agreements with food service operators and developing product line extensions, such as frozen cookie dough and in-store bakery products to be sold in supermarkets and other convenient locations.

  Develop Great American Brand Name. Management believes that the Great American brand name has high consumer awareness in the southeast United States. We intend to build on the Great American brand name by continuing to franchise additional Great American stores and by testing the success of converting selected company-owned Original Cookie stores into Great American stores.

  Capitalize on the Strong "Pretzel Time" Brand Name. Through the acquisition of Pretzel Time, we have obtained the use of the "Pretzel Time" brand name, one of the leading brand names in pretzel retailing. Management believes that there are significant opportunities to improve its existing Hot Sam store operations by continuing to convert our continuing company-owned and to-be-franchised Hot Sam stores to Pretzel Time stores. Pretzel Time stores have, during fiscal year 1999, achieved higher average revenue per continuing company-owned store than Hot Sam stores ($265,000 vs. $231,000). Hot Sam stores represent 37% of all company-owned pretzel stores. Management believes that the conversion to the Pretzel Time name will result in an increase in net sales, sales from stores that have been open at least two years, and income from store operations for Mrs. Fields' pretzel business. In addition, we believe there are significant new Pretzel Time franchising opportunities.

  Develop New Company-Owned and Franchised Stores. We plan to build and franchise new stores, as well as carts and kiosks, in existing and new markets. We have identified over 100 mall and non-traditional locations, such as amusement parks and other entertainment centers, that we believe would be ideal for cookie and pretzel stores. By the end of fiscal year 2000, we intend to franchise approximately 19 existing cookie and 1 existing pretzel store. From fiscal year 1999 on, we intend to add approximately 20 new company-owned stores per year and to franchise approximately 38 new cookie and 36 new pretzel stores per year. In addition to pursuing new store development opportunities within the United States, we plan to grow internationally by expanding our franchise operations. As of January 1, 2000, there were 133 franchised Mrs. Fields and Pretzelmaker brand stores open internationally.

  Realize Purchasing and Overhead Cost Savings. As a result of the acquisitions of Great American and the stock and stores of several of its franchisees, we expect to realize significant cost savings from the elimination of duplicative administrative functions, the consolidation of management information systems and the reduction of the cost of food and other supplies as a result of our enhanced purchasing power with vendors. Management believes that incremental pre-tax cost savings would have totaled approximately $4.1 million for the year ended January 2, 1999. The savings include $2.2 million of savings on administrative and other costs associated with stores of Mrs. Fields and $1.9 million of cost savings related to one-time expenses of eliminating multiple headquarter facilities.

  Pursue Further Strategic Acquisitions of Related Businesses. We intend to selectively pursue strategic acquisitions, in addition to the acquisitions of Great American and the stock and stores of several of its franchises and other recent acquisitions, in order to expand our geographic presence and to achieve efficiencies from consolidating and reducing administrative and other costs shared by stores. Our management has demonstrated its ability to identify and integrate new businesses through its acquisitions of the cookie and pretzel businesses of Original Cookie and Hot Sam, respectively, in September 1996 and the majority interest in Pretzel Time and the business of H&M in 1997 and the acquistion of the cookie and pretzel businesses of Great American Cookie and Pretzelmaker in 1998.

Product Offerings

  Our product offerings consist primarily of:

    (1) fresh baked cookies, brownies, muffins, and other baked goods and
    (2) fresh baked sweet dough and "Bavarian" style pretzels.

  During fiscal year 1999, our revenue by product category consisted of the following:

     Cookies and Brownies...................  63%
     Pretzels...............................  17%
     Beverages..............................  19%
     Other..................................   1%

  Cookies. The primary products of our cookie stores are a variety of cookies, which are baked in view of customers throughout the day. Secondary product lines include several varieties of brownies, muffins, other baked goods, gourmet coffees, frozen drinks and other beverages. Mrs. Fields stores, Original Cookie stores and Great American stores also sell decorated cookie cakes, which are extra-large cookies decorated with customer-selected slogans purchased as gifts for special occasions, such as birthdays, Valentine's day, Father's day and Easter. Based on pounds of batter shipped, cookie cakes constitute the second largest volume product of Great American stores. We plan to utilize Great American's superior expertise in baking and marketing cookie cakes to enhance sales of the existing cookie cake products in Mrs. Fields and Original Cookie stores.

  Baked products are made using only pure, high quality, vanilla, chocolate, raisins, nuts and other ingredients. To maintain product quality and consistency at both company-owned and franchised stores, Mrs. Fields and Original Cookie stores use centrally manufactured frozen dough, which is manufactured by outside suppliers according to proprietary formulas of Mrs. Fields. Great American stores use refrigerated batter that is shipped daily from the Atlanta production facility. All products must pass strict quality assurance and control steps at both the manufacturing plants and the stores.

  Pretzels. Through its Hot Sam and Pretzel Time stores, Mrs. Fields offers a wide variety of fresh-baked pretzels. Pretzels have become a popular snack due to consumers' attraction to salted snacks and the increased demand for snacks that are low in fat and cholesterol.

  Hot Sam is the largest U.S. retailer of fresh-baked "Bavarian" style pretzels. Pretzel Time stores offer all natural, hand-rolled sweet dough pretzels prepared with a variety of flavors and special toppings, including cheddar cheese, cream cheese and pizza sauce. In addition, Pretzel Time stores offer specialty pretzels and related products, such as cinnamon pretzels and cinnamon twists, as well as several recently introduced pretzel products, such as pretzel dogs, chocolate chip pretzels and caramel crunch pretzels.

  Product Development. We maintain a product development department which continually creates and tests new products to attract new customers and revitalize the interest of current customers. Once a new product is identified, we develop prototypes to determine the initial formula. For Mrs. Fields products, the formula is then scaled up for test production runs at one or more approved facilities. Once the product has been successfully produced, ingredient specifications, formulas, manufacturing processes, finished product specifications, shelf life, storage and distribution procedures are established. The new product is either immediately launched throughout the system, as in the case of seasonal items or simple line extensions, or test marketed in a limited number of stores. After a trial period to evaluate both consumer response and store operations' ability to handle the new product, it is fully commercialized, modified or discontinued. We continually review our selection of products in an effort to maximize daytime offerings and profitability. For example, new muffin flavors, bagels, croissants and a revitalized coffee program were recently introduced to enhance morning offerings, as cookies begin selling primarily after mid-day.

Store Operations

  Store Base. As of January 1, 2000, Mrs. Fields' store portfolio consisted of 462 company-owned stores, 722 domestic franchised locations, 133 international franchised locations and 126 licensed locations. By brand, the stores are distributed as follows:

                                Company-owned
                         ----------------------------
                         Continuing
                          Company-  To Be    To Be     Domestic  International
                           Owned    Closed Franchised Franchised  Franchised   Licensed Total
                         ---------- ------ ---------- ---------- ------------- -------- -----
Mrs. Fields.............    113        3       18        206           88        114      542
Original Cookie.........     93       --       --         --           --         --       93
Great American..........     86        6        1        215           --         --      308
                            ---      ---      ---        ---          ---        ---    -----
Cookie Subtotal.........    292        9       19        421           88        114      943
                            ---      ---      ---        ---          ---        ---    -----
Pretzel Time............     85       --        1        148           --         --      234
Hot Sam.................     52       --       --         --           --         --       52
Pretzelmaker............      4       --       --        153           45         12      214
                            ---      ---      ---        ---          ---        ---    -----
Pretzel Subtotal........    141       --        1        301           45         12      500
                            ---      ---      ---        ---          ---        ---    -----
Totals..................    433        9       20        722          133        126    1,443
                            ===      ===      ===        ===          ===        ===    =====

  As of January 1, 2000, our domestic stores were located in 48 states, Guam and Washington DC as follows:

                                                             % of
                         Company-                           Retail
State                     Owned   Franchised Licensed Total Outlets
-----                    -------- ---------- -------- ----- -------
California                  66        91        15      172  11.9%
Texas                       43        55         5      103   7.1%
New York                    32        24        11       67   4.6%
Ohio                        47        13         7       67   4.6%
Florida                     17        41         7       65   4.5%
Illinois                    27        22         8       57   4.0%
Georgia                     13        33         3       49   3.4%
Michigan                    25        20         3       48   3.3%
Missouri                     3        35         2       40   2.8%
Pennsylvania                15        12        13       40   2.8%
Virginia                    17        18         2       37   2.6%
Arizona                     12        18         3       33   2.3%
North Carolina               4        23         3       30   2.1%
Colorado                     3        23         3       29   2.0%
New Jersey                   9        16         3       28   1.9%
Indiana                     13        10         4       27   1.9%
Iowa                         3        24        --       27   1.9%
Utah                         6        20         1       27   1.9%
Washington                   8        17        --       25   1.7%
Louisiana                   12        10         2       24   1.7%
Connecticut                  8        11         4       23   1.6%
Wisconsin                   16         7        --       23   1.6%
Alabama                     --        19         3       22   1.5%
Tennessee                    2        18         2       22   1.5%
Maryland                    12         6         3       21   1.5%
Minnesota                    3        16        --       19   1.3%
Massachusetts                6         7         5       18   1.2%
South Carolina               8         6         3       17   1.2%
Nevada                       3         8         3       14   1.0%
Kansas                       2        10        --       12   0.8%
Kentucky                     3         8         1       12   0.8%
Nebraska                     3         9        --       12   0.8%
Oklahoma                     3         7         2       12   0.8%
West Virginia                4         5         1       10   0.7%
Oregon                       1         8        --        9   0.6%
Hawaii                       1         7        --        8   0.6%
Idaho                        2         6        --        8   0.6%
North Dakota                --         7         1        8   0.6%
Arkansas                     3         3         1        7   0.5%
New Mexico                   1         3         2        6   0.4%
South Dakota                 1         5        --        6   0.4%
New Hampshire                1         4        --        5   0.3%
Wyoming                      1         4        --        5   0.3%
Mississippi                 --         4        --        4   0.3%
Alaska                      --         2        --        2   0.1%
Delaware                     2        --        --        2   0.1%
Guam                        --         2        --        2   0.1%
Maine                        1         1        --        2   0.1%
Montana                     --         2        --        2   0.1%
Washington DC               --         2        --        2   0.1%
                           ---       ---       ---    ----- ------
Subtotal                   462       722       126    1,310  90.8%
International Locations     --       133        --      133   9.2%
                           ---       ---       ---    ----- ------
TOTAL                      462       855       126    1,443 100.0%
                           ===       ===       ===    ===== ======

  Configuration. We have developed a number of retail configurations that have wide application and adaptability to a variety of retail environments. In addition to the stores that have been designed for prime mall locations, we have developed other formats intended to extend our presence within and beyond mall locations. The introduction of frozen dough technology has led to a number of new store configurations, expanded product offerings in smaller outlets and non-traditional formats.

  Cookie Stores. All stores are uniformly designed in accordance with the Mrs. Fields, Original Cookie or Great American prototype, making extensive use of glass, painted wood, brass, mirrors, lighting and point-of-sale displays intended to create an upscale, open and inviting look. Stores also attractively and efficiently display their fresh-baked products using custom-made showcases. Store size ranges from 350 to 800 square feet, and the typical company-owned store is about 600 to 700 square feet with a minimum of about 15 linear feet of counter space. Locational possibilities for new stores include high traffic regional malls, central downtown shopping districts and recreational shopping environments.

  Mrs. Fields and its franchisees and licensees also operate cookie kiosks and carts in a number of malls on a year-round basis. Kiosks have 100 to 250 square feet of retail space, supported by off-site storage and preparation space. Carts range in size from 30 to 92 square feet. Currently only the Great American kiosks have self-contained baking ovens. Because of their small size, carts and kiosks do not have baking equipment, and are supplied cookie products by a fully-equipped store usually located in the same mall. We plan to add baking equipment to carts and kiosks in malls, airports, convention centers, office buildings, street fronts and sports complexes, giving these outlets greater flexibility in the products they can offer. All designs contain retail display, small freezers and cash registers. We see expansion opportunities from the use of carts, which create incremental revenue at a relatively low cost.

  All of the retail store configurations are executed to include the same high-quality marketing, merchandising and design features which customers have come to expect from Mrs. Fields. The store designs are bright with high-profile trademark identity. All products are baked throughout the day on the premises with ovens located in full view of the customer to support the "fresh-baked" image.

  Pretzel Stores. Hot Sam stores are uniformly designed in accordance with the Hot Sam brand, making extensive use of tile, stained wood, lighting and point-of-sale displays intended to create an upscale, open and inviting look. Stores also attractively and efficiently display their products using custom-made showcases. The typical company-owned pretzel store is about 500 square feet.

  Pretzel Time outlets have an average size of 700 square feet in both kiosks and store locations. Pretzel Time stores are designed to enable customers to enjoy watching the pretzels being rolled, twisted and baked, which underscores freshness and lends to the product's growing appeal.

  Location and Leasing. Locational possibilities include any high pedestrian traffic areas, including second locations within malls, airport concourses, office building lobbies, hospitals, universities, stadiums, and supermarket foyers. Taking the impulse nature of its business into consideration, Mrs. Fields tries to locate its outlets in areas of high pedestrian traffic, with easy proximity to pedestrian traffic flow and at a distance from other food providers of any kind.

  The majority of Mrs. Fields' stores are located in shopping malls, with the vast majority of Mrs. Fields brand stores in malls falling into the "A" and "B" classifications, or the better-quality malls in the country. As of January 1, 2000, Mrs. Fields, including franchise locations, has a presence in 90% of the top 150 (as measured in sales per foot) "A" and "B" malls in the country. Malls in "A" and "B" classifications generally have the following characteristics:

  .  Size greater than 700,000 square feet

  .  Sales per square foot greater than $300

  .  Population density greater than 150,000 people within a five-mile radius

  .  Median family income greater than $50,000

  .  Generally supported by national fashion anchor tenants

  .  Located to minimize competition from other malls

  Great American stores are located primarily in high-traffic "B" malls.

  Marketing and Advertising. Mrs. Fields' in-house marketing department and an outside promotional agency emphasize product sampling, local store marketing and brand name identification. We advertise at the store level, using the aroma of fresh-baked cookies and the attractive arrangement of finished products to create a store ambiance that is conducive to sales. Recently we experimented with an advertising campaign with nationally televised commercials during peak holiday periods. We cultivate local customer loyalty by offering regular 20% discounts to employees in malls where stores are located and occasional other discounts. Historically we have spent relatively little on paid advertising, relying mainly on in-store signage, promotions and the public relations of Debbi Fields, who has made store visits and local media appearances throughout the country and internationally for Mrs. Fields. In addition to posters and display of products, we promote products by offering special packaging and selling other promotional items. A promotion for Mrs. Fields' 20th anniversary featured a tie-in with the popular Peanuts characters from the syndicated comic strip, a sweepstakes, and gifts with purchases. Mrs. Fields is currently working on developing catered corporate accounts for both company-owned and franchised stores and will be building awareness of products geared toward corporate accounts at the store level for the local market area and through catalogue sales. We also promote our products as gifts, particularly at holiday time.

  Great American's marketing strategy has emphasized strong merchandising of its products and the use of proactive sales techniques, including the free sampling of products and other methods intended to increase the size of customer orders.

  Mail Order Business. Our mail order division markets a variety of fresh-baked and other gift items through its mail order gift catalogue using toll free telephone numbers, including "1-800-COOKIES." The mail order division had approximately $6.4 million in revenues during fiscal year 1999. We believe that there is significant potential in the mail order business and are developing this division by targeting both corporate customers and individuals with a history of purchases at Mrs. Fields stores. Sales from the mail order division for the fiscal year 1999 have increased approximately 23.1% over sales for the prior fiscal year.

  Customer Profile. We believe that our products are best targeted to a demographic profile which is relatively young, with upper-middle income levels. At the time of a May 1994 study, 66% of Mrs. Fields' customers were female and 34% were male, the mean age of a customer was 35.1 years of age, and 57% of customers had a household income of $50,000 or more. We believe that this demographic profile remains valid.

  Seasonality. Our sales and profitability in both the cookie business and the pretzel business are subject to seasonal fluctuation and are traditionally higher during the Thanksgiving and Christmas holiday season and other gift-giving holidays due to increased mall traffic and holiday gift purchases.

Supplies and Distribution

  Ingredients and Supplies. We rely primarily on outside suppliers and distributors for the ingredients used in our products and other items used in our stores. Mrs. Fields stores receive frozen products, made according to proprietary recipes of Mrs. Fields, from its primary supplier, Pennant Food Corp. Pennant uses stringent quality controls in testing ingredients and manufacturing, and products are not released for distribution unless they pass all quality control steps, including an evaluation of the finished baked product. Pennant's contract for making frozen products for Mrs. Fields expires on December 31, 2000 and is renewable every three years at the option of Mrs. Fields. Pennant supplies the majority of Mrs. Fields and Original Cookie frozen bakery product. J&J Foods, Inc. supplies the majority of the frozen pretzel dough to Hot Sam Stores. We have identified alternative suppliers for frozen dough at Mrs. Fields and Hot Sam. Pretzel Time stores buy a proprietary dry mix from selected distributors and mix and bake pretzels at individual stores. Pretzel Time franchisees buy from various distributors.

  Most supplies other than dough are ordered from distributors by either Mrs. Fields or the franchisee and are directly shipped to the store. We sell exclusively Coca-Cola soft drinks in Mrs. Fields, Original Cookie, Pretzel Time, Hot Sam and Great American stores under agreements with Coca-Cola USA Fountain.

  Great American stores receive "ready to bake" refrigerated batter from a batter facility in Atlanta, which Mrs. Fields acquired in the acquisition of Great American. The batter, which has a shelf life of about 90 days, is stored at the batter facility for an average of one to three weeks, depending on demand, before being shipped. Most other supplies are ordered from third-party vendors by Great American or the franchisee and are shipped directly to the store.

  Distribution. Regional distributors handle distribution of perishable and non-perishable items to Mrs. Fields and Original Cookie stores weekly. Regional distributors own and maintain all of the inventory, but are authorized to purchase inventory items only from authorized vendors at prices that have been negotiated by Mrs. Fields. Hot Sam distributes perishable and non-perishable items weekly to stores using seven different regional distribution companies. Pretzel Time franchisees use a variety of distributors. Mrs. Fields ships equipment related items, including smallwares, equipment and oven parts, directly from public warehouses. Great American stores receive batter from the Atlanta batter facility by refrigerated common carrier.

Management Information Systems

  We have made a substantial investment in developing our point-of-sale system, which gathers information transmitted daily to corporate headquarters from most of our Mrs. Fields brand continuing company-owned stores. We installed our upgraded back-office system, along with the point-of-sale registers and Pentium computers, in our continuing company-owned Original Cookie stores, Hot Sam stores, Pretzelmaker stores, Pretzel Time stores and selected Great American stores as of December 1999.

  We have replaced our sales collection systems with software and hardware that is Year 2000 compliant. Replacement of the plant production and distribution software was completed in the first half of 1999 at an estimated cost of $10,000. For more information on our information technology, see "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Year 2000."

  Prior to January 1, 2000, management assessed Year 2000 issues with respect to its significant vendors and financial institutions as to their compliance plans and whether any Year 2000 issues would impede the ability of such vendors to continue providing goods and services to us. See "Risk Factors--failures in Year 2000 compliance could disrupt our operations." We did not experience any interruptions of our operations due to year 2000 issues experienced by any of our vendors.

Store Management

  Management Structure. We monitor all company-owned stores with a regionally based staff of district sales managers. District sales managers are responsible for monitoring all cookie and pretzel stores in their territory. Until recently, a separate staff of regionally based franchise operations consultants had monitored franchisees. We plan to consolidate the franchise operations consultants with the district sales managers. As a result, each district sales manager is responsible for overseeing approximately 30 company-owned or franchised cookie and pretzel stores within his or her region. Each district sales manager reports to one of the four regional vice-presidents of store operations. The field staff is also responsible for introducing new products and processes to the stores, ensuring proper implementation and quality control.

  Management Incentives. Each store has an on-site management team consisting of a manager and an assistant manager. The store manager is responsible for hiring, training and motivating store personnel. Each manager of a company-owned store is eligible for salary increases and bonuses based upon the performance of his or her store, including sales, profits and store appearance. We believe that our incentive and other programs for management have achieved a strong retention rate for managers. Without giving effect to the acquisition of Great American, 72% of Mrs. Fields' district sales managers have been with Mrs. Fields for at least four years (67% for over five years), and 51% of Mrs. Fields' store managers have been with Mrs. Fields for at least four years (40% for over five years).

  Training. We believe store managers are a critical component in creating an effective retail environment, and accordingly have developed ongoing programs to improve the quality and effectiveness of our store managers and to increase retention rates. New store managers are required to attend a two-week training program at our Salt Lake City training facility and ongoing training courses in new products, standards, and procedures are available throughout the year to all Mrs. Fields personnel. New franchisees and store managers of Great American are required to attend a one-week training program at Great American's Atlanta training facility, known as "Cookie University." In addition, training courses are available throughout the year to all Great American and franchisee personnel.

Franchise Operations

  In accordance with our business strategy, we have been selling, and expect to continue to sell, selected company-owned stores to franchisees to reduce costs, increase profitability and provide for liquidity and development of additional stores in the future. We are also actively seeking to franchise new stores.

  Cookie Business. Each franchisee pays Mrs. Fields an initial licensing fee of $25,000 per Mrs. Fields store location and is responsible for funding the building-out of the new store and purchasing initial dough inventory and supplies, at a total cost of approximately $200,000, including the initial franchise fee. However, the cost of opening a new store can vary based on individual operating and location costs. We also charge franchisees a fee to handle equipment purchases and to provide other assistance in helping the franchisee to set up operations. After a store is set up, a franchisee pays royalty fees to us of 6% of the franchised store's annual gross sales, and an advertising fee of 1% of annual gross sales. We do not currently anticipate franchising Original Cookie stores.

  Franchisees come from a wide variety of business backgrounds and bring with them different operating styles and business objectives. Among our franchisees are full-time store operators, passive investors, retired professionals and people seeking a second source of income. The majority of Mrs. Fields franchisees own one store. As of January 1, 2000, the 11 largest Mrs. Fields franchisees operated 130 stores, and the largest Mrs. Fields franchisee operated 16 stores.

  Each Great American franchisee pays an initial licensing fee of $25,000 per store and is responsible for funding the build-out of the new store and purchasing initial batter inventory and supplies, at a total cost of approximately $164,000, including the initial licensing fee. However, the cost of opening a new store can be significantly higher for franchisees who purchase existing company-owned stores and otherwise varies based on individual operating and location costs. We also charge franchisees a fee to purchase equipment and to provide other assistance in helping the franchisee to set up operations.

  Pretzel Business. We do not franchise Hot Sam stores. We are a franchisee of 87 Pretzel Time stores, with rights to sub-franchise, if desired. Each franchisee pays Pretzel Time an initial licensing fee of $25,000 per new Pretzel Time store location and is responsible for funding the building-out of the new store and supplies, at a total cost of approximately $190,000 to $240,000, including the initial franchise fee. However, the cost of opening a new store can vary based on individual operating and location costs. Pretzel Time also charges franchisees a fee to handle equipment purchases and to provide other assistance in helping the franchisee to set up operations. After a store is set up, a Pretzel Time franchisee pays royalty fees to Pretzel Time of 7% of the franchised store's annual gross sales, and a marketing fee of 1% of annual gross sales.

  Franchisee Recruiting and Training. We have been successful in recruiting franchisees and completing franchise transactions and believe we will continue to realize significant cash flow from franchising by:

  (1) emphasizing the use of proprietary dough that minimizes product quality issues and ensures a consistent product across all outlets,

  (2) frequent quality, service and cleanliness evaluations of franchised stores by operations support staff, and

  (3) initial and continuing training of franchisees to improve their financial and retail sales skills.

  We believe our franchisees are a critical component in creating an effective retail environment, and accordingly we make our ongoing programs available to franchisees to improve their quality and effectiveness. Franchisees are required to attend a two-week training program at our Salt Lake City training facility and ongoing training courses in new products, standards, and procedures are available throughout the year to all franchisee personnel.

Licensing

  In the past few years, we have utilized a "branding" strategy which allows a licensee the right to use the Mrs. Fields name (which is a registered trademark) from which a licensee can capitalize on the highly-recognized Mrs. Fields brand to build traffic, expand sales, improve market share, and to increase profits through cultivating different ways of distributing our products. The following is a comprehensive list of branding strategies, with examples of current licensees within Mrs. Fields' system:

    Concept Licensing. We have developed a licensing program for non-mall retail outlets that enables us to enter difficult-to-reach markets and facilitate brand exposure through "presence" and "prestige" marketing. Our licensees duplicate the Mrs. Fields store concept and purchase dough from our various distributors. Several of these licensees are contract management companies that manage and operate food service in host locations. Our licensees include Host Marriott, which has a non-exclusive license to sell our product in airports and travel plazas from which we receive a license on product sold, ARAMark, which sells our product in stadiums and convention centers and Holiday Inn Worldwide, which sells our product in hotels.

    Retail Licensing. We plan to capitalize on our brand awareness and the perception of quality among consumers to expand the product line to include products sold in other retail environments, including refrigerated dough, dry-mix and non-food products, and other applications outside the original scope of our retail cookie store concept. A current example is Maxfield's Chocolates, which has the exclusive North American rights to manufacture and sell, under our registered trademarks, boxed chocolates and chocolate candy bats and offers Mrs. Fields chocolates throughout the supermarket industry.

    Supply Licensing. We currently have arrangements with United Airlines and TWA under which our mail order division sells cookies to the airlines and allows the airlines to promote the Mrs. Fields brand and products to their first-class customers. We are pursuing similar relationships to compete with other manufacturers' brands selling in this business.

Competition

  We compete for both leasing opportunities and customers with other cookie and pretzel retailers, as well as other confectionery, sweet snack and specialty food retailers, including cinnamon rolls, yogurt, ice cream, baked goods and candy shops. The specialty retail food and snack industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors with greater resources than those of Mrs. Fields. We compete with these retailers on the basis of price, quality, location and service. We face competition from a wide variety of sources, including such companies as Cinnabon, Inc., Auntie Anne's Soft Pretzels, and Baskin-Robbins 31 Flavors.

Properties

  As of January 1, 2000, we leased 787 retail stores, of which 331 were subleased to franchisees under terms which cover all obligations of Mrs. Fields thereunder. Under our franchise agreements, we have rights to gain control of a retail site in the event of default under the lease or the franchise agreement. Most of our operating leases provide for the payment of lease rents plus real estate taxes, utilities, insurance, common area charges and other expenses, as well as contingent rents which generally range from 8% to 10% of net retail store sales in excess of stipulated amounts. See "Risk Factors--We may not be able to obtain leases in the future; if we do not obtain leases in high quality shopping malls at reasonable rents", we may not be able to conduct our business at a profit and "--We have continuing obligations under real estate leases; if we close an unprofitable store but must still make lease payments on it, we will lose money."

  We lease 31,000 square feet of office space in Salt Lake City, Utah, which we use as our corporate headquarters. We also lease approximately 20,000 square feet of office space in Salt Lake City, Utah for our product development, training and mail order operations. We own substantially all of the equipment used in both of these facilities and in company-owned retail outlets. Great American owned its headquarters and batter production facility, located in a building of approximately 28,000 square feet in Atlanta, Georgia. We acquired this facility in the acquisition of Great American. Great American's headquarters have been transferred to Salt Lake City since the acquisition of Great American. The batter facility remains in Atlanta.

Employees

  As of January 1, 2000, we had approximately 3,893 employees in company-owned stores, of whom approximately 691 were store managers and assistant store managers and 3,202 were part-time sales assistants. The typical Mrs. Fields store employs 5 to 13 employees. During the period from November through February, we may hire as many as 750 additional part-time employees to handle additional mall traffic. Most employees are paid on an hourly basis, except store managers. Our employees are not unionized. We have never experienced any significant work stoppages and believe that our employee relations are good.

  Many of our employees are paid hourly rates based upon the federal minimum wage. The federal minimum wage increased from $4.75 to $5.15 on September 1, 1997. As of January 1, 2000, 602 of our 3,893 employees in company-owned stores earned the federal minimum wage. The September 1, 1997 minimum wage increase is expected to negatively impact our labor costs, increasing wages by approximately $354,000 annually, but management believes this impact can be negated in the long-term through increased efficiencies in our operations and, as necessary, through retail price increases.

Trademarks

  We are the holder of numerous trademarks that have been federally registered in the United States and in other countries located throughout the world. We are a party to disputes with respect to trademarks, none of which, in the opinion of management of Mrs. Fields, is material to our business, financial condition or results of operations.

  We currently hold 52 trademarks that are federally registered in the United States and 141 trademarks that are registered in 48 countries outside the United States. Our trademarks consist of various brand and product names and logos. Trademarks are registered under United States laws for periods of 7 to 10 years and in other countries for periods of 7 to 20 years, and at any time, we may have trademarks whose registration will soon expire and must be renewed. Under our license agreements, our licensees receive the rights to use our recipes and our registered trademarks. We view our trademarks and the ability to license them to third parties, as some of our most valuable assets.

Legal Proceedings; Government Regulation

  In the ordinary course of business, we are involved in routine litigation, including franchise disputes and trademark disputes. Except as described below, we are not a party to any legal proceedings which, in the opinion of management of Mrs. Fields, after consultation with legal counsel, is material to our business, financial condition or results of operations.

  In connection with the initial discussions relating to the acquisition of Great American, on or about September 12, 1997, 9 franchisees of Great American filed an action challenging a possible acquisition of Great American by Mrs. Fields. Under settlement agreements and waivers with most Great American franchisees, those franchisees released all claims with respect to this litigation. It was a condition of the acquisition of Great American that this litigation be dismissed with prejudice. A motion dismissing the litigation with prejudice was filed on August 24, 1998. See "The Transactions--The Great American Transactions."

  Our stores and products are subject to regulation by numerous governmental authorities, including, without limitation, federal, state and local laws and regulations governing health, sanitation, environmental protection, safety and hiring and employment practices.

                                   MANAGEMENT

Directors and Executive Officers

  The following table sets forth information regarding the executive officers and directors of Mrs. Fields' Holding as of April 1, 2000. The directors are also directors of Mrs. Fields.

Name                      Age Title
----                      --- -----
Larry A. Hodges..........  51 Director, President and Chief Executive Officer
Pat W. Knotts............  45 Senior Vice President of Operations
Garry Remington..........  47 Senior Vice President of Real Estate
Mark S. Tanner...........  45 Senior Vice President and Chief Financial Officer
Michael R. Ward..........  42 Vice President, General Counsel and Secretary
Herbert S. Winokur, Jr...  56 Chairman of the Board of Directors
Richard Ferry............  62 Director
Nat Gregory..............  51 Director
Walker Lewis.............  55 Director
Peter Mullin.............  59 Director
Gilbert Osnos............  70 Director

  Mr. Hodges has been President and Chief Executive Officer of Mrs. Fields Inc. and Mrs. Fields since March 1994, and a Director of Mrs. Fields and Mrs. Fields' Holding since April 1993. From 1992 to 1994, Mr. Hodges was the Chief Executive Officer of Food Barn Stores, Inc. (Kansas City, Missouri). Earlier Mr. Hodges was a consultant to various manufacturers and retailers. For 25 years, Mr. Hodges was with American Stores Company where he served as President of two of its subsidiaries ranging in annual sales from $600 million to $2.3 billion. Mr. Hodges has over 32 years of experience in the retail field serving as president of four supermarket chains and consultant and director to large food companies. Mr. Hodges is a director of Ameristar Casinos, Inc. and Coinstar, Inc.

  Mr. Knotts has been Senior Vice President of Mrs. Fields since October 1996. Mr. Knotts' responsibilities include all aspects of store operations and related support functions. Between January 1992 and October 1996, Mr. Knotts served as Executive Vice President of Operations for Original Cookie and Hot Sam, where he was responsible for store operations, marketing, purchasing, construction and store design. Mr. Knotts also held the position of Regional Vice President of Stores for Silo Inc., a $1 billion consumer electronics and major appliance chain.

  Mr. Remington has been Senior Vice President of Real Estate of Mrs. Fields since July 1997. Mr. Remington's responsibilities include all aspects of real estate, store construction, remodels and lease negotiations. Between October 1996 and July 1997, Mr. Remington served as Vice President of Real Estate for Sbarro, Inc. From 1994 to 1996, Mr. Remington held the position of Senior Vice President of Leasing for the Woolworth Corporation, with responsibilities for Footlocker, Champ Sports, Northern Reflections, Afterthoughts, and seven other divisions, and from 1992 to 1994, Mr. Remington was Vice President and Director of Leasing for the Woolworth Corporation, which he joined in 1972.

  Mr. Tanner has been Chief Financial Officer and Senior Vice President of Finance & Administration since June 1999. Prior to Mrs. Fields, Mr. Tanner held the position of CFO and Sr. Vice President with the Salt Lake Organizing Committee for the XIX Olympic Winter Games, where he was responsible for finance and administration. Prior to SLOC, Mr. Tanner was Vice President and CFO for Pepsi Cola International's operations in Asia, the Middle East, and Africa (AMEA). He also held the positions of Vice President of Strategic Planning & Finance for Pepsi Cola North America, and Chief Financial Officer, Eastern Division of Pepsi Cola during his tenure with Pepsi Cola.

  Mr. Ward serves as Vice President, General Counsel and Secretary for Mrs. Fields' Holding and Mrs. Fields. Mr. Ward's responsibilities include management of our Legal Department. Between 1991 and 1996, Mr.

Ward's responsibilities were overseeing the Legal Department and the Human Resources Department for Mrs. Fields Inc. He is admitted to practice law in the State of Utah. Mr. Ward was appointed acting Chief Financial Officer on April 30, 1999 and acted in that capacity prior to Mr. Tanner's assuming responsibilities of Chief Financial Officer.

  Mr. Winokur has been Chairman of the Board of Directors of Mrs. Fields and Mrs. Fields' Holding since their inception in September 1996. Mr. Winokur is the managing member of Capricorn Holdings, L.L.C., the General Partner of Capricorn, which owns the majority of Mrs. Fields' Holding's stock. Mr. Winokur is President of Winokur Holdings, Inc. (an investment company) and Managing General Partner of Capricorn Investors, L.P. and Capricorn, private investment partnerships concentrating on investments in restructure situations, organized by Mr. Winokur in 1987 and 1994, respectively. Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and Director of Penn Central Corporation. Mr. Winokur is also a Director of NAC Re Corporation, The WMF Group, Ltd., C.C.C. Information Services Corp., Inc., NATCO Group, Inc., DynCorp., and Enron Corp.

  Mr. Ferry has been a Director of Mrs. Fields' Holding since its inception in September 1996. Mr. Ferry is co-founder and Chairman of Korn/Ferry International, the world's leading executive search firm. Mr. Ferry is on the Board of Directors of Avery Dennison, Dole Food Company and Pacific Life Insurance Company.

  Mr. Gregory has been a Director of Mrs. Fields' Holding since its inception in September 1996. Since 1993, Mr. Gregory has served as Chairman and Chief Executive Officer of NATCO Group, Inc., an international supplier of oilfield production equipment, which is a portfolio company of Capricorn. Mr. Gregory is a member and managing director of Capricorn Holdings, L.L.C., the General Partner of Capricorn, and a director of Marine Drilling Companies, Inc.

  Mr. Lewis has been a Director of Mrs. Fields' Holding since its inception in September 1996. Mr. Lewis is the Chairman of Devon Value Advisers. Mr. Lewis served as Chairman of Strategic Planning Associates, specializing in shareholder value strategies. Mr. Lewis was a Senior Advisor at Dillon Read & Co., Inc. and his company, Devon Value Advisors, continues to act as a consultant to Dillon Read. He was a Managing Director of Kidder, Peabody & Co., Inc., President of Avon North America and Executive Vice President of Avon Products, Inc. Mr. Lewis has served on the Board of Directors of Owens Corning, American Management Systems, Incorporated, Jostens, Inc., Marakon Associates and London Fog.

  Mr. Mullin has been a Director of Mrs. Fields' Holding since its inception in September 1996. Mr. Mullin founded Mullin Consulting, Inc. in Los Angeles in 1969, and serves as its Chairman and Chief Executive Officer. He also co-founded Strategic Compensation Associates and serves as Chairman of the firm's Executive Committee. Mr. Mullin is a member of the Board of Directors of Avery Dennison Corporation, 1st Business Bank, Process Technology Holdings, Inc., Golden State Vintners, M Life Insurance Company, and is a member of the Board of Advisors of CMS Companies.

  Mr. Osnos has been a Director of Mrs. Fields' Holding since its inception in September 1996. Mr. Osnos has served since 1992 as Chairman of Osnos & Company, which provides interim management to companies. He has served as Interim President/CEO/COO to a large array of companies in manufacturing, distribution, retailing and service industries. In 1979 he joined the predecessor firm and became a partner in 1981. He has been Chairman of the Turnaround Management Association and a member of its Board since prior to 1993. He is also on the Board of Directors of Furr's/Bishop's, Inc. He serves on the Advisory Committee of Business Executive for National Security in the New York Chapter.

Executive Compensation

  The following table sets forth information with regard to compensation for services rendered in all capacities to Mrs. Fields' Holding by its Chief Executive Officer and the four other most highly compensated executive officers of Mrs. Fields' Holding, other than the CEO, who were serving as executive officers at the end of the last completed fiscal years'. Information described in the table reflects compensation earned by these individuals for services with Mrs. Fields' Holding or its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                              Long Term Compensation
                                Annual Compensation                   Awards
                         ---------------------------------- ----------------------------
                                                  Other     Restricted     Securities
                                                  Annual      Stock        Underlying     All Other
        Name and               Salary   Bonus  Compensation  Award(s)    Options/SARS(4) Compensation
   Principal Position    Year   ($)      ($)       ($)         ($)             (#)           ($)
   ------------------    ---- -------- ------- ------------ ----------   --------------- ------------
Larry Hodges............ 1999 $354,667 $87,500    $4,410     $   --             --              --
 President and CEO       1998  339,583 150,000     4,833         --             --         $471,000(5)
                         1997  300,000 185,412     2,177      50,000(3)         --              --
Mark S. Tanner.......... 1999  137,873  20,000       --          --          51,580             --
 Senior Vice President   1998      --      --        --          --             --              --
 and CFO                 1997      --      --        --          --             --              --
L. Tim Pierce........... 1999  114,842  40,000     1,915         --             --           20,000(6)
 Senior Vice President   1998  193,430  70,000     2,634         --             --              --
 and CFO                 1997  175,000 103,607     1,287         --             --           71,867(6)
Pat Knotts.............. 1999  222,001  43,000       --          --             --              --
 Senior Vice President   1998  191,699  70,000       --          --             --              --
 Operations              1997  162,500  27,321       --          --             --           23,920(1)
Michael Ward............ 1999  158,013  42,000     6,133         --             --              --
 Vice President          1998  135,385  50,000     1,370         --             --              --
 General Counsel and     1997  109,904  56,393       619         --             --           39,488(5)
  Secretary
Garry Remington......... 1999  192,533  38,000       --          --             --              --
 Senior Vice President   1998  180,000  33,945       --          --             --              --
 Real Estate             1997   82,859     --        --          --          24,642          46,707(2)

--------
(1) Represents payment of relocation expenses of $20,920 and a grant of $3,000 under the Original Cookie 401(k) plan.
(2) Represents payment of relocation expenses.
(3) 50% of the restricted shares vested on January 1, 1999 and the other 50% vested on January 1, 2000.
(4) The stock options for common stock of Mrs. Fields' Holding have 10-year terms and were granted as of September 1996, with the exception of Garry Remington's, which were granted as of July 1997 and Mark Tanner's, which were granted June 1, 1999. All options have an exercise price of $10.00 per share, with the exception of Garry Remington's and Mark Tanner's, which have an exercise price of $13.00 and $19.72 per share, respectively.
(5) Represents payment under Mrs. Fields Inc. Management Value Creation Plan.
(6) Mr. Pierce resigned from Mrs. Fields' Holding on April 30, 1999. Mrs. Fields' Holding bought back his vested shares of stock for $291,560 and entered into a severance agreement with him for $20,000.

Option Grants and Exercises

  The Board of Directors of Mrs. Fields' Holding approved the provisions of a director stock option plan (the "Director Stock Option Plan"), providing for the issuance of common stock, par value $.001 per share, of Mrs. Fields' Holding to directors of Mrs. Fields' Holding, and an employee stock option plan (the "Employee Stock Option Plan" and, together with the Director Stock Option Plan, the "Plans"), providing for the issuance of options to purchase common stock of Mrs. Fields' Holding to officers and other employees of Mrs. Fields' Holding and its subsidiaries, including Mrs. Fields. The Plans provide for the issuance of options to purchase an total of 542,840 shares of common stock of Mrs. Fields' Holding to directors of Mrs. Fields' Holding and officers and employees of Mrs. Fields' Holding's subsidiaries, including Mrs. Fields, of which 451,446 shares, representing approximately 11% of the total common stock of Mrs. Fields' Holding on a fully diluted basis, after giving effect to the issuance of stock under the warrants to purchase common stock of

Mrs. Fields' Holding and to issuances of stock under options currently issued to directors and employees under the Plans, have been issued. See "Beneficial Ownership of Capital Stock."

Board Compensation

  The Board of Directors of Mrs. Fields' Holding meets regularly on a quarterly basis and more often as required. Board members, other than officers of Mrs. Fields' Holding and Mr. Winokur, and Mr. Gregory and Ms. Fields, are compensated for services rendered annually as follows:

  (1) $12,000 cash; and

  (2) grants of options to purchase common stock of Mrs. Fields' Holding, under the Director Stock Option Plan.

  The Board of Directors of Mrs. Fields' Holding approved the award of options under the Director Stock Option Plan to purchase 1,792 shares of common stock of Mrs. Fields' Holding to each of Messrs. Mullin, Ferry, Gregory, Lewis, Osnos and Winokur as of January 1, 1998, at an exercise price of $16.74 per share, and the award of options to purchase 634 and 648 shares of common stock of Mrs. Fields' Holding as of January 1, 1999 and January 2, 2000, at an exercise price of $19.72 and $19.29, respectively, to each of the same directors, with the options of Messrs. Gregory and Winokur being issued to Capricorn.

  The Board members were also offered an opportunity to acquire shares of common stock of Mrs. Fields' Holding under a director stock purchase plan (the "Director Stock Purchase Plan"). The compensation in shares that would be payable or issuable to Messrs. Winokur and Gregory will be paid to Capricorn. A total of 51,667 vested shares of common stock of Mrs. Fields' Holding and 28,333 restricted shares of common stock of Mrs. Fields' Holding have been issued to directors and officers of Mrs. Fields under the Director Stock Purchase Plan.

Board Committees

  Three functioning committees of the Board have been organized: an Executive Committee, a Compensation Committee and an Audit Committee. Following is a brief description of each of these committees.

  Executive Committee. The Executive Committee is composed of Messrs. Winokur (Chairman), Gregory and Hodges. The purpose of this committee is to act on the behalf of the entire Board of Directors between Board meetings.

  Compensation Committee. The Compensation Committee is composed of Messrs. Gregory (Chairman), Mullin and Lewis. The purpose of this committee is to ensure that Mrs. Fields' Holding has a broad plan of executive compensation that is competitive and motivating to the degree that it will attract, hold and inspire performance of managerial and other key personnel of a quality and nature that will enhance the growth and profitability of Mrs. Fields' Holding.

  Audit Committee. The Audit Committee is comprised of Messrs. Ferry (Chairman) and Osnos. The purpose of the Audit Committee is to provide oversight and review of Mrs. Fields' Holdings accounting and financial reporting process in consultation with Mrs. Fields' Holdings independent and internal auditors.

Indemnification and Compensation

  Mrs. Fields' Holdings By-Laws authorize Mrs. Fields' Holding to indemnify its present and former directors and officers and to pay or reimburse expenses for those individuals in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of those individuals to repay any amounts if so required.

Employment Agreements

  All of the executive officers are parties to employment agreements with Mrs. Fields' Holding. Each employment agreement provides for a period of employment of two years (or three years, in the case of Larry Hodges) from the date of the agreement, subject to termination provisions and to automatic extension of the agreement. Each employment agreement permits the employee to participate in any incentive compensation plan adopted by Mrs. Fields to replace the Fiscal 1994 Incentive Compensation Plan of Mrs. Fields Inc., benefit plans and an equity-based plan or arrangement. If Mrs. Fields terminates employment for cause or if the employee terminates employment without good reason, Mrs. Fields has no further obligation to pay the employee. If Mrs. Fields terminates employment without cause, or the employee terminates employment with good reason, the employee can receive in severance pay the amount equal to the product of his or her then current semi-monthly base salary by the greater of the number of semi-monthly periods from the notice of termination or 36 semi-monthly periods, plus a portion of any discretionary bonus that would otherwise have been payable. The employment agreement prohibits the employee, for a year from the date of termination of employment under the agreement, from becoming an employee, owner, officer, agent or director of a firm or person that directly competes with Mrs. Fields in a line or lines of business of Mrs. Fields' that accounts for 10% or more of Mrs. Fields' gross sales, revenues or earnings before taxes. An exception is made for investments of not more than 3% of the equity of a company listed or traded on a national securities exchange or an over-the-counter securities exchange. The employment agreements have customary provisions for vacation, fringe benefits, payment of expenses and automobile allowances. The employees who have employment agreements, and their base salaries, are: Larry Hodges, President and Chief Executive Officer, $364,000, Mark Tanner, Chief Financial Officer, $235,000, Pat Knotts, Senior Vice President of Operations, $210,800, Michael Ward, Vice President, General Counsel and Secretary, $165,000 and Garry Remington, Senior Vice President of Real Estate, $197,600.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

  Mrs. Fields' Holding's address is 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121. The following table shows information, as of April 1, 2000, believed by us to be accurate based on information provided to it concerning the beneficial ownership of common stock by each stockholder who is known by Mrs. Fields' Holding to own beneficially in excess of 5% of the outstanding common stock, and by each director, Mrs. Fields' Holding Chief Executive Officer, each of Mrs. Fields' Holding other four most highly compensated executive officers and all officers and directors as a group, as of April 1, 2000. Except as otherwise indicated, all persons listed below have (1) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law, and (2) record and beneficial ownership with respect to their shares. The shares and percentages described below include shares of common stock which were outstanding or issuable within 60 days upon the exercise of options outstanding as of April 1, 2000 and give effect to the exercise of the warrants issued by Mrs. Fields' Holding. See "Management--Option Grants and Exercises" and "-- Board Compensation," As of April 1, 2000, there were eight record holders of common stock of Mrs. Fields' Holding.

                                                              Common Stock
                                                          --------------------
                                                          Number of Percentage
 Title of Class          Name of Beneficial Owner          Shares    of Class
 --------------          ------------------------         --------- ----------
                                 Capricorn Investors II,
 Common stock, par       L.P.(1)(2)(3)..................  3,184,401   86.1%
 value $0.001 per share, Larry Hodges(2)(3).............    105,569    2.9%
 of Mrs. Fields' Holding Peter Mullin(2)(3).............     18,567    0.5%
                         Richard Ferry(2)(3)............     13,567    0.4%
                         Walker Lewis(2)(3).............     11,067    0.3%
                         Gilbert Osnos(2)(3)............     11,067    0.3%
                         Pat Knotts(3)..................     18,892    0.5%
                         Michael Ward(3)................     15,607    0.4%
                         Garry Remington(3).............     10,541    0.3%
                         Mark Tanner....................      2,054    0.1%
                         All executive officers and
                          directors
                          as a group (10
                          persons)(2)(3)(4).............  3,391,332   91.8%

--------
(1) The address of Capricorn is 30 East Elm Street, Greenwich, CT 06830.
(2) Larry Hodges, Peter Mullin, Richard Ferry, Walker Lewis and Gilbert Osnos are directors of the Company. Herbert Winokur and Nat Gregory are managing member and member, respectively, of Capricorn Holdings, L.L.C., the General Partner of Capricorn, and are directors of Mrs. Fields' Holding. See "Management."
(3) The shares and percentages include shares subject to options granted to directors and officers of Mrs. Fields' Holding that are currently vested as of April 1, 2000, as follows: Capricorn, 7,148 shares; Mr. Hodges, 75,569 shares; Mr. Mullin, 3,567 shares; Mr. Ferry, 3,567 shares; Mr. Lewis, 3,567 shares; Mr. Osnos, 3,567 shares; Mr. Knotts, 18,892 shares; Mr. Ward, 15,607 shares; Mr. Remington, 10,541 shares; and Mr. Tanner, 2,054 shares; all executive officers and directors as a group, 144,065.
(4) Includes shares beneficially owned by Capricorn.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

  Agreements with Debbi Fields and Affiliates. In November 1996, Mrs. Fields entered into a consulting agreement with Debbi Fields, a former director of Mrs. Fields, under which Debbi Fields traveled and performed public relations and advertising activities on behalf of Mrs. Fields for at least 50 days a year for a fee of $250,000 per year, with an option to perform 20 additional days a year for additional pay of $5,000 per day. The compensation increased by 10% a year beginning on January 1, 1999. The consulting agreement expired on December 31, 1999.

  In addition, Mrs. Fields has a license agreement with FSG Holdings, Inc., a Delaware Corporation, under which Debbi Fields has a nonexclusive license to use selected trademarks, names, service marks and logos of Mrs. Fields in connection with book and television series projects. Debbi Fields is required to pay 50 percent of any gross revenues in excess of $200,000 that she receives from the book and television series projects to Mrs. Fields as a license fee.

  Mrs. Fields leased certain office space to an entity which is owned in part by Debbi Fields. Billings to the entity for the fiscal year ended January 3, 1998 totaled approximately $274,000, of which approximately $23,000 was included in accounts receivable as of January 3, 1998. The lease was terminated in the first quarter of fiscal year 1998. Mrs. Fields believes that the arrangements were on terms that could have been obtained from an unaffiliated third party.

  Arrangements with Walker Lewis. Mr. Lewis, a director of Mrs. Fields' Holding and Mrs. Fields, acts as a consultant and an advisor to Dillon Read. Mr. Lewis' company, Devon Value Advisers, received a fee of $250,000, plus expenses, from Mrs. Fields in the first quarter of 1998 under an agreement to provide advisory acquisition and consulting services to Mrs. Fields. Mrs. Fields believes that the arrangements were on terms that could have been obtained from an unaffiliated third party.

  Korn/Ferry Agreement. Mrs. Fields has paid fees of approximately $157,000, $70,600 and $35,000 during the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively, to Korn/Ferry International, an executive search firm of which Richard Ferry, a director of Mrs. Fields and Mrs. Fields' Holding, is the Chairman, in connection with the hiring of employees for Mrs. Fields. Mrs. Fields believes that the arrangements are on terms that could have been obtained from an unaffiliated third party.

  Arrangements With Mrs. Fields. Mrs. Fields and Mrs. Fields' Holding expect to enter into a Tax Sharing Agreement as defined in and permitted by the indenture. See "Description of Notes--Covenants."

  As of January 2, 1999, Mrs. Fields had a net payable of $105,000 due to Mrs. Fields' Holding and as of January 1, 2000, a net receivable of $642,000 due from Mrs. Fields' Holding. The receivables stem primarily from the payment of debt offering costs by Mrs. Fields in behalf of Mrs. Fields' Holding. Mrs. Fields believes that the terms of the transactions are essentially equivalent to the terms that would have been obtained from an unaffiliated third party in a similar transaction.

  Incentive Arrangements. Under a senior management value creation plan that was adopted by Mrs. Fields Inc. and assumed by Mrs. Fields at the time of its formation in September 1996, the following payments were made in 1998: $471,484 to Mr. Hodges; $71,867 to Mr. Pierce; $39,488 to Mr. Ward; and $71,078 to a vice president of Mrs. Fields Inc. Mr. Hodges used $250,000, representing substantially all of this payment after his payment of related taxes, to purchase 25,000 shares of common stock of Mrs. Fields' Holding at $10.00 per share.

  Director Stock Purchase Plan. Each of the directors of Mrs. Fields' Holding was offered an opportunity to purchase common stock of Mrs. Fields Holding under the Director Stock Purchase Plan. Under the Director Stock Purchase Plan, shares of common stock of Mrs. Fields' Holding, either restricted or vested, can be issued to outside directors of Mrs. Fields' Holding and its subsidiaries. Restricted shares vest 50% on January 1, 1999 and 50% on January 1, 2000, or earlier, upon a change of control of Mrs. Fields' Holding or Mrs. Fields. See

"Management--Board Compensation." A total of 51,667 vested shares of common stock of Mrs. Fields' Holding and 28,333 restricted shares of common stock of Mrs. Fields' Holding have been issued to directors and officers of Mrs. Fields under the Director Stock Purchase Plan.

  The Plans. Under the Employee Stock Option Plan, a committee of the Board of Directors is authorized to administer the Employee Stock Option Plan and has the power, among other things, to grant awards to officers and other employees of Mrs. Fields' Holding and its subsidiaries, and options for common stock of Mrs. Fields' Holding. The Employee Stock Option Plan provides for the issuance of three types of options. Performance vested options are deemed to be vested 20% for fiscal year 1997 and vest an additional 20% per year for each subsequent fiscal year in which there is a 10% increase in the implied valuation of Mrs. Fields' Holding, which is equal to the excess of 5.5 times Adjusted EBITDA for that fiscal year over net debt at the end of that fiscal year. Time vested options vest 25% per year on the anniversaries of the dates on which they are granted, and vest in full upon a change of control of Mrs. Fields' Holding or Mrs. Fields. Upside options vest upon the earlier to occur of the expiration of the option and a change of control, in accordance with internal rate of return targets:

  (1) if the IRR through the vesting date is less than 20%, the option will not vest;

  (2) if the IRR is from 20% to 24.99%, the option will vest one-third;

  (3) if the IRR is from 25% to 29.99%, the option will vest two-thirds;
      and

  (4) if the IRR is at least 30%, the option will vest in full.

  IRR means, as of any date, the internal rate of return, determined in accordance with generally accepted practice, on one share of common stock of Mrs. Fields' Holding calculated from September 18, 1996, through the date as of which the determination is being made, using

  (1) a value of $10.00 per share at September 18, 1996 (subject to adjustments),

  (2) if the relevant date is the date of a change of control, the value paid under or implicit in the change of control transaction (as determined in good faith by a committee of the Board of Directors), and

  (3) if the relevant date of determination is the expiration of such option, the value determined in good faith based on the implied valuation for the four most recent fiscal quarters for which financial statements are available.

  A total of 492,840 shares of common stock of Mrs. Fields' Holding have been reserved for issuance under the Employee Stock Option Plan. Stock issued under the Employee Stock Option Plan is subject to customary restrictions on transfer.

  Under the Director Stock Option Plan, a committee of the Board is authorized to administer the Director Stock Option Plan and has the power, among other things, to grant awards of options for common stock of Mrs. Fields' Holding to outside directors of Mrs. Fields' Holding and its subsidiaries. The Director Stock Option Plan provides for the issuance of time vested options, which vest 25% per year on the anniversaries of the dates on which they are granted, and vest in full upon a change of control of Mrs. Fields' Holding or Mrs. Fields. A total of 50,000 shares of common stock of Mrs. Fields' Holding are reserved for issuance under the Director Stock Option Plan. Common stock of Mrs. Fields' Holding issued under the Director Stock Option Plan is subject to customary restrictions on transfer. Options were awarded under the Director Stock Option Plan to each of Messrs. Mullin, Ferry, Gregory, Lewis, Osnos and Winokur to purchase 3,350 shares of common stock of Mrs. Fields' Holding at $10.00 as of January 1, 1997, 1,792 shares of Mrs. Fields' Holding common stock at $16.74 as of January 1, 1997, 634 shares of Mrs. Fields' Holding common stock at $19.72 as of January 1, 1999 and 648 shares of Mrs. Fields' Holding common stock at $19.29 as of January 2, 2000. Options of Messrs. Gregory and Winokur have been issued to Capricorn.

  The Stockholders' Agreement. Mrs. Fields' Holding has entered into a stockholders' agreement with its stockholders. The stockholders' agreement gives rights of first refusal to Mrs. Fields' Holding if any Mrs. Fields' Holding stockholder receives an offer to purchase common stock of Mrs. Fields' Holding and, if Mrs. Fields' Holding does not exercise its rights, gives the rights of first refusal to other Mrs. Fields' Holding stockholders. In the event of a sale to a third party approved by Capricorn, Capricorn has the right to require the other Mrs. Fields' Holding stockholders to sell their common stock of Mrs. Fields' Holding (the "Drag Along"). If Capricorn sells any common stock of Mrs. Fields' Holding, the other Mrs. Fields' Holding stockholders will have the opportunity to sell their common stock of Mrs. Fields' Holding in proportion to their holdings (the "Tag Along"). The stockholders' agreement also provides for piggyback registration rights for all Mrs. Fields' Holding stockholders, and gives one Mrs. Fields' Holding stockholder demand registration rights. The stockholders' agreement gives Mrs. Fields' Holding the option to purchase all of the common stock of Mrs. Fields' Holding held by an officer or director that holds common stock of Mrs. Fields' Holding if the officer or director is terminated. If an officer or director is terminated other than for cause, the officer or director has the right to sell shares to Mrs. Fields' Holding. The stockholders' agreement provides for customary restrictions on transfer of common stock of Mrs. Fields' Holding. The holders of warrants to purchase common stock of Mrs. Fields' Holding will be subject to the Drag Along and benefit from the Tag Along.

  Arrangements With Capricorn. On May 27, 1999, Mrs. Fields, Mrs. Fields' Holding, Pretzel Time, Martin Lisiewksi and Capricorn entered into an Assignment and Assumption Agreement under which Capricorn agreed to assume a $2,000,000 payment obligation of Mrs. Fields for Pretzel Time stock held by Mr. Lisiewksi that was due on December 31, 1999. In a related transaction on the same date, Capricorn and Mrs. Fields' Holding entered into a contribution agreement under which Mrs. Fields' Holding and Capricorn agreed to treat the assumption by Capricorn of the Mrs. Fields payment obligation described above as a capital contribution from Capricorn to Mrs. Fields' Holding, and Mrs. Fields' Holding agreed either to issue 101,420 shares of its common stock to Capricorn at the request of Capricorn or to enter into an economically equivalent transaction that is permitted under the debt instruments of Mrs. Fields' Holding and its subsidiaries. Mrs. Fields' Holding subsequently issued 101,420 shares of common stock to Capricorn. Mrs. Fields' Holding accounted for this transaction by reducing the debt obligation and increasing additional paid-in capital.

                              DESCRIPTION OF NOTES

  You can find the definitions of terms used in this description under the subheading "Definitions." In this description, the word "Mrs. Fields' Holding" refers only to Mrs. Fields' Holding Company, Inc. and not to any of its subsidiaries. The term "Mrs. Fields" refers to Mrs. Fields' Holding's wholly owned subsidiary, Mrs. Fields' Original Cookies, Inc.

  Mrs. Fields' Holding will issue the new notes under an indenture between itself and The Bank of New York, as trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

  The following description is a summary of the material provisions of the indenture, the pledge agreement and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the pledge agreement and the registration rights agreement because they, and not this description, define your rights as holders of these notes. We have filed copies of the indenture, the pledge agreement and the registration rights agreement as exhibits to the registration statement which includes this prospectus.

Brief Description of the Notes

 The Notes

  These notes:

  .  are general obligations of Mrs. Fields' Holding;

  . are secured by a pledge of all of the Capital Stock of Mrs. Fields and all Subsidiary Intercompany Notes, if any, held by Mrs. Fields' Holding;

  . are senior in right of payment to all existing and future unsecured and subordinated indebtedness of Mrs. Fields' Holding;

  . are equal in right of payment to all existing and future senior secured indebtedness of Mrs. Fields' Holding; and

  .  were issued with original issue discount.

  As of January 1, 2000, Mrs. Fields' Holding had approximately $147.6 million in indebtedness other than the notes.

Principal, Maturity and Interest

  Mrs. Fields' Holding can issue up to $55.0 million in principal amount at maturity of notes under the indenture.

  .  We will not pay any interest on the new notes prior to December 1, 2002.

  .  Interest on the new notes will accrue at the rate of 14% per annum.

  . We will pay interest on the new notes semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2003. We will make each interest payment to holders of record of the notes on the immediately preceding May 15 and November 15.

  . Interest on the new notes will accrue from the date it was most recently paid. We will compute interest on the basis of a 360-day year comprised of twelve 30-day months.

  . Old notes that are accepted for exchange will cease to accrue interest from and after the date the exchange offer is completed.

  .  The notes mature on December 1, 2005.


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

Methods of Receiving Payments on the Notes

  If a holder has given wire transfer instructions to Mrs. Fields' Holding, Mrs. Fields' Holding will make all principal, premium and interest payments and, if any, liquidated damages on those notes in accordance with those instructions. All payments on the notes will be made at the office or agency that Mrs. Fields' Holding maintains within the City and State of New York unless Mrs. Fields' Holding elects to make interest payments by check mailed to the holders at their addresses described in the register of holders. Until Mrs. Fields' Holding designates otherwise, its office or agency in New York will be the office of the trustee.

Transfer and Exchange

  A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Mrs. Fields' Holding may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

  The registered holder of a note will be treated as the owner of it for all purposes.

Security

  The notes will be secured by:

    (1) a pledge of the Capital Stock of Mrs. Fields; and

    (2) a pledge of all Subsidiary Intercompany Notes, if any, payable to Mrs. Fields' Holding.

  "Subsidiary Intercompany Notes" means the intercompany notes, if any, issued by Subsidiaries of Mrs. Fields' Holding in favor of Mrs. Fields' Holding, in each case, in the form attached as Exhibit F to the indenture.

  Mrs. Fields' Holding and The Bank of New York, as collateral agent, have entered into a pledge agreement defining the terms of the pledges that secure these notes. These pledges will secure the payment and performance when due of all of the obligations of Mrs. Fields' Holding under the indenture and these notes as provided in the pledge agreement.

  So long as no Default or Event of Default shall have occurred and be continuing, and subject to terms and conditions, Mrs. Fields' Holding will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the collateral pledged by them and to exercise any voting and other consensual rights pertaining to the collateral pledged by them.

  Upon the occurrence and during the continuance of a Default or Event of Default,

    (1) all rights of Mrs. Fields' Holding to exercise those voting or other consensual rights shall cease, and all such rights shall become vested in the collateral agent, which, to the extent permitted by law, shall have the sole right to exercise those voting and other consensual rights;

    (2) all rights of Mrs. Fields' Holding and its subsidiaries to receive all cash dividends, interest and other payments made upon or with respect to the pledged collateral will cease and those cash dividends, interest and other payments will be paid to the collateral agent; and

    (3) the collateral agent may sell the pledged collateral or any part thereof in accordance with the terms of the pledge agreement. All funds distributed under the pledge agreement and received by the collateral agent for the benefit of the holders of the notes will be distributed by the collateral agent in accordance with the provisions of the indenture.

  A "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

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

  The collateral agent will determine the circumstances and manner in which the collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the collateral from the Liens created by the pledge agreement and whether to foreclose on the pledged collateral following a Default or Event of Default.

  The pledge will be released:

  (1) upon the full and final payment and performance of all obligations of Mrs. Fields' Holding under the indenture and the notes; or

  (2) on the day after the first anniversary of the Legal Defeasance of all of the obligations under the indenture (other than those surviving obligations specified in the indenture).

Optional Redemption

  Until December 1, 2002, Mrs. Fields' Holding may on any one or more occasions redeem all, but not less than all, of the notes, in cash at a redemption price equal to 114% of the Accreted Value (determined at the date of redemption) with the net cash proceeds of one or more Public Equity Offerings; provided that the redemption must occur within 60 days of the date of the closing of the Public Equity Offering.

  "Accreted Value" means, for each $1,000 face amount of notes, as of any date of determination prior to December 1, 2002, the sum of:

  (1) $561.17; and

  (2) the portion of the excess of the principal amount of each note over $561.17 that will have been accreted on the note through that date, that amount to be so accreted on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 14% per annum from August 24, 1998.

  Except under the preceding paragraph, the notes will not be redeemable at Mrs. Fields' Holding's option prior to December 1, 2002.

  After December 1, 2002, Mrs. Fields' Holding may redeem all or a part of these notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) described below plus accrued and unpaid interest and liquidated damages, if any, on those notes, to the applicable redemption date, if redeemed during the 12-month period beginning on December 1 of the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2002...........................................................  107.000%
      2003...........................................................  103.500%
      2004 and thereafter............................................  100.000%

Repurchase at the Option of Holders

 Change of Control

  If a Change of Control occurs, each holder of notes will have the right to require Mrs. Fields' Holding to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes under the Change of Control Offer. In the Change of Control Offer, Mrs. Fields' Holding will offer a Change of Control Payment in cash equal to 101% of the Accreted Value of notes on the date of purchase (if the purchase is prior to December 1, 2002), or 101% of the total principal amount of notes, plus accrued and unpaid interest and liquidated damages, on those notes, if any, to the date of purchase (if the date of purchase is on or after December 1, 2002). Within 60 days following any Change of Control, Mrs. Fields' Holding will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, under the procedures required by the indenture and described in such notice. Mrs. Fields' Holding will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

  On the Change of Control Payment Date, Mrs. Fields' Holding will, to the extent lawful:

  (1) accept for payment all notes or portions of notes properly tendered under the Change of Control Offer;

  (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

  (3) deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the total principal amount of notes or portions of notes being purchased by Mrs. Fields' Holding.

  The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. Mrs. Fields' Holding will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The provisions described above that require Mrs. Fields' Holding to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Mrs. Fields' Holding repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

  Indebtedness of Mrs. Fields' Holding currently prohibits, and it is expected that future indebtedness of Mrs. Fields' Holding will prohibit, events that would constitute a Change of Control. In addition, the exercise by the holders of notes of their right to require Mrs. Fields' Holding to repurchase the notes, could cause a default under that Indebtedness, even if the Change of Control itself does not, due to the financial effect of those repurchases on Mrs. Fields' Holding. Finally, Mrs. Fields' Holding's ability to pay cash to the holders of notes upon a repurchase may be limited by Mrs. Fields' Holding's then existing financial resources.

  Mrs. Fields' Holding will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by Mrs. Fields' Holding and purchases all notes validly tendered and not withdrawn under the Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Mrs. Fields' Holding and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting, the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Mrs. Fields' Holding to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Mrs. Fields' Holding and its subsidiaries taken as a whole to another person or group may be uncertain.

 Asset Sales

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

  (1) Mrs. Fields' Holding (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2) the fair market value is

    (a) evidenced by an officers' certificate delivered to the trustee, in the case of an Asset Sale or Asset Sales aggregating $10,000 or more; or

    (b) determined by Mrs. Fields' Holding's Board of Directors and evidenced by a resolution of the Board of Directors described in an officers' certificate delivered to the trustee, in the case of any Asset Sale having a fair market value or resulting in net proceeds in excess of $5.0 million; and

  (3) at least 75% of the consideration therefor received by Mrs. Fields' Holding or the Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

    (a) any liabilities (as shown on Mrs. Fields' Holding's or the subsidiary's most recent balance sheet), of Mrs. Fields' Holding or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee of those liabilities) that are assumed by the transferee of any assets under a customary novation agreement that releases Mrs. Fields' Holding or the Subsidiary from further liability; and

    (b) any securities, notes or other obligations received by Mrs. Fields' Holding or the subsidiary from the transferee that are immediately converted by Mrs. Fields' Holding or the subsidiary into cash (to the extent of the cash received in that conversion).

  Within 270 days after the receipt of any Net Proceeds from an Asset Sale, Mrs. Fields' Holding may apply the Net Proceeds at its option:

  (1) to make a Permitted Investment;

  (2) to make a capital expenditure in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business or

  (3) to acquire long-term assets in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business.

  Pending the final application of any Net Proceeds, Mrs. Fields' Holding may temporarily or permanently reduce Indebtedness under a credit facility of Mrs. Fields with a maximum total amount of $15.0 million that is permitted under the indenture, including the credit agreement with LaSalle National Bank, or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the total amount of Excess Proceeds exceeds $5.0 million, Mrs. Fields' Holding will make an Asset Sale Offer to all holders of notes to purchase the maximum principal amount of notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to December 1, 2002) or 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (if such date of purchase is on or after December 1, 2002), and will be payable in cash. If any Excess Proceeds remain after completion of an Asset Sale Offer, Mrs. Fields' Holding may use those Excess Proceeds for general corporate purposes. If the total principal amount of notes tendered into the Asset Sale

Offer exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

  If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2) if the notes are not so listed, on a pro rata basis, by lot or by any method as the trustee shall deem fair and appropriate.

  No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

  If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of that note upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Covenants

 Restricted Payments

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly:

  (1) declare or pay any dividend or make any other payment or distribution on account of Mrs. Fields' Holding's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Mrs. Fields' Holding) or to the direct or indirect holders of Mrs. Fields' Holding's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Mrs. Fields' Holding);

  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Mrs. Fields' Holding) any Equity Interests of Mrs. Fields' Holding or any direct or indirect parent of Mrs. Fields' Holding or other Affiliate of Mrs. Fields' Holding (other than the Equity Interests owned by Mrs. Fields' Holding or any Wholly Owned Subsidiary of Mrs. Fields' Holding);

  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at the Stated Maturity of that Indebtedness; or

  (4) make any Restricted Investment

(all of the payments and other actions described in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to the Restricted Payment:

  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, and

  (2) Mrs. Fields' Holding would, at the time of the Restricted Payment and after giving pro forma effect to it as if such Restricted Payment had been made at the beginning of the applicable four-
     quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3) the Restricted Payment, together with the total amount of all other Restricted Payments made by Mrs. Fields' Holding and its
      Subsidiaries after August 24, 1998 (excluding Restricted Payments permitted by clauses (2), (3) or (4) of the next succeeding paragraph), is less than the sum of

    (a) 50% of the Consolidated Net Income of Mrs. Fields' Holding for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after August 24, 1998 to the end of Mrs. Fields' Holding's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, less 100% of the deficit), plus

    (b) 100% of the total net cash proceeds (other than proceeds referred to in the proviso to the first sentence of the definition of "Investments") received by Mrs. Fields' Holding since August 24, 1998 of Equity Interests of Mrs. Fields' Holding (other than Disqualified Stock) or Disqualified Stock or debt securities that have been converted into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Mrs. Fields' Holding and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus

    (c) to the extent that any Investment other than a Permitted
        Investment that was made after August 24, 1998 is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

      (1) the cash return of capital with respect to the Investment (less the cost of disposition, if any), and

      (2) the initial amount of the Investment.

  The preceding provisions will not prohibit:

  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at said date of declaration the payment would have complied with the provisions of the indenture;

  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Mrs. Fields' Holding in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of Mrs. Fields' Holding) of, other Equity Interests of Mrs. Fields' Holding (other than Disqualified Stock); provided that the amount of any net cash proceeds that are utilized for that redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (4) the payment of any dividend by a Subsidiary of Mrs. Fields' Holding to the holders of any Equity Interests on a pro rata basis; and

  (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Mrs. Fields' Holding or any Subsidiary of Mrs. Fields' Holding held by any member of Mrs. Fields' Holding's (or any of its Subsidiaries') management under any management equity subscription agreement or stock option agreement; provided that the total price paid for all of those repurchased, redeemed, acquired or retired Equity Interests shall not exceed, in any 12-month period, $250,000, plus the amount of cash proceeds received by Mrs. Fields' Holding from any reissuance of Equity Interests by Mrs. Fields' Holding to members of management of

     Mrs. Fields' Holding or its Subsidiaries during that period, which total amount shall in no event exceed $500,000 in any such period, and no Default or Event of Default shall have occurred and be continuing immediately after the transaction;

  (6) payments to Mrs. Fields' Holding under the Tax Sharing Agreement;

  (7) payments under the Employment Agreement, dated as of September 2, 1997, between Pretzel Time and Martin E. Lisiewski and the
      Management Agreement, dated as of September 2, 1997, between Mrs. Fields and Pretzel Time; and

  (8) the redemption or repurchase of preferred stock of Pretzel Time outstanding on August 24, 1998.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Mrs. Fields' Holding or its Subsidiary, as the case may be, under the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect to it shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $2.0 million. Not later than the date of making any Restricted Payment, Mrs. Fields' Holding shall deliver to the trustee an officers' certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness), and Mrs. Fields' Holding will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided that Mrs. Fields' Holding may incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock, if:

  (1) the Fixed Charge Coverage Ratio for Mrs. Fields' Holding's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 1.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period; and

  (2) the Weighted Average Life to Maturity of the Indebtedness is equal to or greater than the remaining Weighted Average Life to Maturity of the notes, provided that this clause (2) shall not apply in the case of Acquired Indebtedness.

  The first paragraph of this covenant will not prohibit the incurrence of any of the following, items of Indebtedness (collectively, "Permitted
Indebtedness"):

  (1) the incurrence by Mrs. Fields' Holding and its Subsidiaries of the Existing Indebtedness other than the notes and Mrs. Fields' 10 1/8% Series C Senior Notes due 2004.

  (2) the incurrence by Mrs. Fields' Holding on August 24, 1998 of Indebtedness represented by the notes;

  (3) the issuance by Mrs. Fields' Holding of the new notes;

  (4) the incurrence by Mrs. Fields of Indebtedness represented by Mrs. Fields' 10 1/8% Series C Senior Notes due 2004 and the guarantee of those notes by Mrs. Fields' Subsidiaries, and any other Indebtedness of Mrs. Fields or its Subsidiaries permitted under Mrs. Fields' indenture and the guarantee of the Indebtedness by Mrs. Fields' Subsidiaries permitted under Mrs. Fields' indenture;

  (5) the incurrence by Mrs. Fields' Holding or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of improvement of property, plant or equipment used in the business of Mrs. Fields' Holding or that Subsidiary, in an total principal amount not to exceed $5.0 million at anytime outstanding;

  (6) the incurrence by Mrs. Fields' Holding or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace
      Indebtedness that was permitted by the indenture to be incurred;

  (7) the incurrence by Mrs. Fields' Holding or any of its Subsidiaries of intercompany Indebtedness between or among Mrs. Fields' Holding and any of its Wholly Owned Subsidiaries; provided, that:

    (a) if Mrs. Fields' Holding is the obligor on that Indebtedness, the Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes; and

    (b)

      (1) any subsequent issuance or transfer of Equity
          Interests that results in any of the Indebtedness being held by a Person other than Mrs. Fields'
          Holding or a Wholly Owned Subsidiary thereof and

      (2) any sale or other transfer of any of that Indebtedness to a person that is not either Mrs. Fields' Holding or a Wholly Owned Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of that Indebtedness by Mrs. Fields' Holding or the Subsidiary, as the case may be;

  (8) the incurrence of Indebtedness in connection with one or more standby letters of credit, guarantees, performance or surety bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than

    (a) advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions customary in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business and

    (b) the extension of credit represented by the letter of credit, guarantee, bond or other obligation itself),

    provided that any draw under or call upon any of the foregoing is repaid in full within 45 days, and provided further that the total amount of all Indebtedness incurred under this clause (8) shall not exceed $5.0 million at any time outstanding;

  (9) the incurrence of Indebtedness arising from agreements of Mrs. Fields' Holding or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary (other than guarantees of Indebtedness incurred by any person acquiring all or a portion of the business, assets or Subsidiary for the purpose of financing the acquisition), provided that the maximum total liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received by Mrs. Fields' Holding or such Subsidiary in connection with the disposition; and

  (10) the guarantee by Mrs. Fields' Holding or any Subsidiary of Indebtedness of Mrs. Fields' Holding or any Subsidiary that was permitted to be incurred by another provision of this covenant;

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  For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (10) above, or is entitled to be incurred under the first paragraph of this covenant, Mrs. Fields' Holding will be permitted to classify that item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

 Liens

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries, directly or indirectly, to create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

  (1) pay dividends or make any other distributions on its Capital Stock to Mrs. Fields' Holding or any of Mrs. Fields' Holding's
      Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Mrs. Fields' Holding or any of Mrs. Fields' Holding's Subsidiaries;

  (2) make loans or advances to Mrs. Fields' Holding or any of Mrs. Fields' Holding's Subsidiaries; or

  (3) transfer any of its properties or assets to Mrs. Fields' Holding or any of Mrs. Fields' Holding's Subsidiaries.

  However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1) Existing Indebtedness as in effect on August 24, 1998

  (2) the indenture and the notes and the Mrs. Fields Indenture and the notes issued under it;

  (3) the credit facility of Mrs. Fields with a maximum total amount of $15.0 million that is permitted under the indenture;

  (4) applicable law;

  (5) any instrument governing Indebtedness or Capital Stock of a person acquired by Mrs. Fields' Holding or any of its Subsidiaries as in effect at the time of the acquisition (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the indenture to be incurred;

  (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (5) above;

  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;


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  (9) customary restrictions imposed on the transfer of copyrighted or patented materials and customary provisions in agreements that restrict the assignees of the agreements or any rights thereunder; or

  (10) restrictions with respect to a Subsidiary of Mrs. Fields' Holding imposed under a binding agreement relating to the sale or disposition of all or substantially all of the Capital Stock or assets of the Subsidiary.

 Merger, Consolidation, or Sale of Assets

  Mrs. Fields' Holding may not:

    (1) consolidate or merge with or into another person (whether or not Mrs. Fields' Holding is the surviving corporation); or

    (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:

  (a) either:

    (1) Mrs. Fields' Holding is the surviving corporation; or

    (2) the person formed by or surviving any such consolidation or merger (if other than Mrs. Fields' Holding) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (b) the person formed by or surviving the consolidation or merger (if other than Mrs. Fields' Holding) or the person to which the sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Mrs. Fields' Holding under the notes and the indenture under a supplemental indenture reasonably satisfactory to the trustee;

  (c) immediately after the transaction no Default or Event of Default exists; and

  (d) except in the case of a merger of Mrs. Fields' Holding with or into a Wholly Owned Subsidiary of Mrs. Fields' Holding, Mrs. Fields' Holding or the entity or person formed by or surviving any such consolidation or merger (if other than Mrs. Fields' Holding), or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made:

    (1) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net
        Worth of Mrs. Fields' Holding immediately preceding the transaction; and

    (2) will, on the date of the transaction after giving pro forma effect to it and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test described in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1) the Affiliate Transaction is on terms that are no less favorable to Mrs. Fields' Holding or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Mrs. Fields' Holding or the Subsidiary with an unrelated person; and

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  (2) Mrs. Fields' Holding delivers to the trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving total consideration in excess of $1.0 million, a resolution of the Board of Directors contained in an officers' certificate certifying that the Affiliate Transaction complies with this covenant and that the Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving total consideration in excess of $5.0 million, an opinion as to the fairness to the holders of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

  The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1) payments to Mrs. Fields' Holding under the Tax Sharing Agreement;

  (2) any employment agreement entered into by Mrs. Fields' Holding or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of Mrs. Fields' Holding or the Subsidiary;

  (3) transactions between or among Mrs. Fields' Holding and/or its Subsidiaries;

  (4) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted
      Payments";

  (5) the payment of reasonable fees, expense reimbursements and customary indemnification, advances and other similar arrangements to directors and officers of Mrs. Fields' Holding and its Subsidiaries; and

  (6) reasonable loans or advances to employees of Mrs. Fields' Holding and its Subsidiaries in the ordinary course of business of Mrs. Fields' Holding or the Subsidiary.

 Limitation on Issuances and Sales of Capital Stock of Wholly Owned
 Subsidiaries

  Mrs. Fields' Holding will not, and will not permit any of its Wholly Owned Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of Mrs. Fields' Holding to any person (other than Mrs. Fields' Holding or a Wholly Owned Subsidiary of Mrs. Fields' Holding), unless:

  (1) the transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of the Wholly Owned Subsidiary; and

  (2) the cash Net Proceeds from the transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

  In addition, Mrs. Fields' Holding will not permit any Wholly Owned Subsidiary of Mrs. Fields' Holding to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any person other than to Mrs. Fields' Holding or a Wholly Owned Subsidiary of Mrs. Fields' Holding.

 Business Activities

  Mrs. Fields' Holding will not, and will not permit any Subsidiary to, engage in any business other than the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business, except to an extent as would not be material to Mrs. Fields' Holding and its Subsidiaries taken as a whole.

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  In addition,

  (1)Neither Mrs. Fields' Holding nor Mrs. Fields will engage in any Asset Sale involving Mrs. Fields' Brand,

  (2)none of Mrs. Fields' Holding, Mrs. Fields or Mrs. Fields' Brand will engage in any Asset Sale involving the "Mrs. Fields" or "Pretzel Time" brand name, and

  (3)for so long as Mrs. Fields' Brand is a subsidiary of Mrs. Fields or Mrs. Fields' Holding, Mrs. Fields' Brand will not incur any indebtedness (other than its guarantee of notes under the Mrs. Fields Indenture and any guarantee of Indebtedness under a credit facility of Mrs. Fields with a maximum total amount of $15.0 million that is permitted under the indenture).

 Advances to Subsidiaries

  All advances to Subsidiaries made by Mrs. Fields' Holding after the date of the indenture, other than the Mrs. Fields' Holding Capital Contributions, will be evidenced by unsecured Subsidiary Intercompany Notes in favor of Mrs. Fields' Holding. These Subsidiary Intercompany Notes will be pledged under the pledge agreement as collateral to secure the notes. Each Subsidiary Intercompany Note will be payable upon demand, will bear interest at the same rate as the notes, and will be subordinated in right of payment to all existing Senior Debt of the Subsidiary to which the loan is made.

  "Senior Debt" of Subsidiaries for the purposes of the Subsidiary Intercompany Notes will be defined as all Indebtedness of the Subsidiaries that is not specifically by its terms made pari passu with or junior to the Subsidiary Intercompany Notes. A form of Subsidiary Intercompany Note is attached as an exhibit to the indenture. Repayments of principal with respect to any Subsidiary Intercompany Note will be required to be pledged to under the pledge agreement as collateral to secure the notes until those amounts are advanced to a Subsidiary in accordance with the indenture.

  Mrs. Fields' Holding will not permit any Subsidiary in respect of which Mrs. Fields' Holding is a creditor by virtue of a Subsidiary Intercompany Note to incur any Indebtedness that is subordinate or junior in right of payment to any Debt of the Subsidiary and senior in any respect in right of payment to any Subsidiary Intercompany Note.

 Payments for Consent

  Mrs. Fields' Holding will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to the consent, waiver or agreement.

 Reports

  Whether or not required by the Commission, so long as any notes are outstanding, Mrs. Fields' Holding will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Mrs. Fields' Holding were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Mrs. Fields' Holding's certified independent accountants; and

  (2) all current reports that would be required to be filed with the Commission on Form 8-K if Mrs. Fields' Holding were required to file those reports.


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

  In addition, Mrs. Fields' Holding has agreed that, for so long as any notes remain outstanding, it will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

  Each of the following is an Event of Default:

  (1) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to the notes;

  (2) default in payment when due of the principal of or premium, if any, on the notes;

  (3) failure by Mrs. Fields' Holding for 30 days after notice to comply with any of its other agreements in the indenture or the notes;

  (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Mrs. Fields' Holding or any of its Subsidiaries (or the payment of which is guaranteed by Mrs. Fields' Holding or any of its Subsidiaries) whether the Indebtedness or guarantee now exists, or is created after August 24, 1998, if that default

    (a) is caused by a failure to pay principal of or premium, if any, or interest on that Indebtedness prior to the expiration of the grace period provided in that Indebtedness on the date of that default (a "Payment Default"); or

    (b) results in the acceleration of that Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any that Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, totals $2.5 million or more;

  (5) failure by Mrs. Fields' Holding or any of its Subsidiaries to pay final judgments aggregating in excess of $2.5 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (6) breach by Mrs. Fields' Holding or any Subsidiary that has pledged a Subsidiary Intercompany Note of any representation or warranty described in the pledge agreement, or repudiation by Mrs. Fields' Holding or any such Subsidiary of its obligations under the pledge agreement or the unenforceability of the pledge agreement against Mrs. Fields' Holding or any such Subsidiary for any reason; and

  (7) events of bankruptcy or insolvency with respect to Mrs. Fields' Holding or any of its Subsidiaries;

  In the case of an Event of Default arising from events of bankruptcy or insolvency, with respect to Mrs. Fields' Holding, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

  Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  The holders of a majority in total principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Mrs. Fields' Holding with the intention of avoiding payment of the premium that Mrs. Fields' Holding would have had to pay if Mrs. Fields' Holding then had elected to redeem the notes under the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to December 1, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Mrs. Fields' Holding with the intention of avoiding the prohibition on redemption of the notes before December 1, 2002, then the premium specified in the indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

  Mrs. Fields' Holding is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Mrs. Fields' Holding is required to deliver to the trustee a statement specifying the Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

  No director, officer, employee, incorporator or stockholder of Mrs. Fields' Holding, as such, shall have any liability for any obligations of Mrs. Fields' Holding under the notes, the indenture, or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of notes by accepting a note waives and releases all liability of this kind. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

  Mrs. Fields' Holding may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("Legal Defeasance") except for:

  (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those notes when those payments are due from the trust referred to below;

  (2) Mrs. Fields' Holding's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3) the rights, powers, trusts, duties and immunities of the trustee, and Mrs. Fields' Holding's obligations in connection with them; and

  (4) the Legal Defeasance provisions of the indenture.

  In addition, Mrs. Fields' Holding may, at its option and at any time, elect to have the obligations of Mrs. Fields' Holding released with respect to some of the covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, some of the events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1) Mrs. Fields' Holding must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidation damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Mrs. Fields' Holding must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2) in the case of Legal Defeasance, Mrs. Fields' Holding shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

  (a) Mrs. Fields' Holding has received from, or there has been published by, the Internal Revenue Service a ruling or

  (b) since August 24, 1998, there has been a change in the applicable federal income tax law, in either case to the effect that, and based on which opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

  (3) in the case of Covenant Defeasance, Mrs. Fields' Holding shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

  (4) no Default or Event of Default shall have occurred and be continuing either:

    (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied the deposit); or

    (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Mrs. Fields' Holding or any of its Subsidiaries is a party or by which Mrs. Fields' Holding or any of its Subsidiaries is bound;

  (6) Mrs. Fields' Holding must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7) Mrs. Fields' Holding must deliver to the trustee an officers' certificate stating that the deposit was not made by Mrs. Fields' Holding with the intent of preferring the holders of notes over the other creditors of Mrs. Fields' Holding with the intent of defeating, hindering, delaying or defrauding creditors of Mrs. Fields' Holding or others; and

  (8) Mrs. Fields' Holding must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

  (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;


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

  (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

  (3) reduce the rate of or change the time for payment of interest on any note;

  (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in total principal amount of the notes and a waiver of the payment default that resulted from the acceleration);

  (5) make any note payable in money other than that stated in the notes;

  (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

  (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

  (8) make any change in the preceding amendment and waiver provisions.

  Notwithstanding the preceding, without the consent of any holder of notes, Mrs. Fields' Holding and the trustee may amend or supplement the indenture or the notes:

  (1) to cure any ambiguity, defect or inconsistency;

  (2) to provide for uncertificated notes in addition to or in place of certificated notes;

  (3) to provide for the assumption of Mrs. Fields' Holding's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Mrs. Fields' Holding's assets;

  (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder; or

  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust
      Indenture Act.

Concerning the Trustee

  If the trustee becomes a creditor of Mrs. Fields' Holding, the Indenture limits its right to obtain payment of claims in some cases, or to realize on property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

  The new notes exchanged for outstanding notes through the Book-Entry Transfer Facility will be represented by a Global Note (the "New Global Note"). One New Global Note shall be issued with respect to each $100 million or less in total principal amount at maturity of the New Global Note. The New Global Note will be issued on the date of the closing of the exchange offer with the trustee, as custodian of The Depository

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

Trust Company, under a FAST Balance Certificate Agreement between the trustee and The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company (that nominee being referred to as the "Global Holder").

  New notes exchanged for outstanding notes which are in the form of registered definitive certificates will be issued in the form of certificated notes. The certificated notes may, unless the New Global Note has previously been exchanged for certificated notes, be exchanged for an interest in the New Global Note representing the principal amount of new notes being transferred.

  The Depository Trust Company has advised us that it is a limited-purchase trust company that was created to hold securities for its participating organizations (collectively, the "Participants" and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the placement agents for the old notes), banks and trust companies, clearing corporations and other organizations. Access to The Depository Trust Company system is also available to the other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" Trust Company) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of The Depository Trust Company only through the Participants or The Indirect Participants.

  We expect that under procedures established by The Depository Trust Company

  (1) upon deposit of the New Global Note, The Depository Trust Company will credit the accounts of Participants with portions of the New Global Note; and

  (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by The Depository, the Participants and the Indirect Participants.

  The laws of some states require that persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes may be limited.

  For so long as the Global Holder is the registered owner of any New Global Notes, the Global Holder will be considered the sole owner of those new notes represented by those New Global Notes outstanding under the indenture. Except as provided below, owners of beneficial interests in a New Global Note will not be entitled to have new notes represented by the New Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose. As a result, the ability of a person having a beneficial interest in new notes represented by a New Global Note to pledge that interest to persons or entities that do not participate in the Depository Trust Company's system or to otherwise take actions in respect of that interest, may be affected by the lack of physical certificate evidencing that interest. Accordingly, each person owning a beneficial interest in a New Global Note must rely on the procedures of the Depository Trust Company and, if that person is not a Participant or an Indirect Participant, on the procedures of the Participant through which that person owns its interest, to exercise any rights of a holder under that New Global Note of the indenture.

  Neither Mrs. Fields' Holding nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of new notes by The Depository Trust Company, or for maintaining, supervising or reviewing any records of The Depository Trust Company relating to those new notes.

  The trustee will make payments in respect of the principal of, premium, if any, interest and liquidated damages, if any, on any new notes registered in the name of a Global Holder on the applicable record date to or at the direction of the Global Holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, Mrs. Fields' Holding and the trustee may treat the persons in whose name the notes,

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

including the New Global Notes, are registered as the owners of those notes for the purpose of receiving those payments and all other purposes.

  We expect that The Depository Trust Company or its nominee, upon receipt of payments of principal, premium, if any, interest and liquidated damages, if any, on the New Global Notes, will credit their Participants' or Indirect Participants' accounts with payments in amounts proportionate to their respective interests in the principal amount of the New Global Notes as shown on the records of The Depository Trust Company. Neither Mrs. Fields' Holding nor the trustee has any responsibility or liability for those payments. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practice. Those payments will be the responsibility of the Trust Company Participants or the Indirect Participants.

Certificated Securities

  If:

  (1) Mrs. Fields' Holding notifies the trustee in writing that The Depository Trust Company is no longer willing or able to act as a depository and Mrs. Fields' Holding is unable to locate a qualified successor within 90 days or

  (2) Mrs. Fields' Holding, at its option, notifies the trustee in writing that it elects to cause the issuance of the new notes in definitive form under the indenture, then, upon surrender by the relevant Global Holder of its New Global Note, new notes in such form will be issued to each person that such Global Holder and the Depository identifies as the beneficial owner of the related new notes.

  In addition, subject to conditions, any person having a beneficial interest in the New Global Note may, upon request to the trustee, exchange that beneficial interest for certificated notes. Upon issuance, the trustee is required to register the new notes in the name of, and cause the same to be delivered to, that person or persons (or the nominee of any of them). The new notes would be issued in fully registered forms.

Exchange Offer; Registration Rights

  Mrs. Fields' Holding and the placement agents for the outstanding notes entered into the registration rights agreement on August 24, 1998. The registration rights agreement requires Mrs. Fields' Holding to file with the Commission the registration statement on the appropriate form under the Securities Act with respect to an offer to exchange the outstanding notes for the new notes, which will have terms substantially similar in all material respects to the outstanding notes. Upon the effectiveness of the registration statement, Mrs. Fields' Holding will offer to the holders of notes that are subject to restrictions on transfer under the exchange offer who are able to make the necessary representations the opportunity to exchange their notes that are subject to restrictions on transfer for new notes.

  If:

  (1) Mrs. Fields' Holding had not been required to file the registration statement or is not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

  (2) any holder of notes that are subject to restrictions on transfer notifies Mrs. Fields' Holding prior to the 20th day following consummation of the exchange offer that

    (a) it is prohibited by law or Commission policy from participating in the exchange offer or

    (b) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement is not appropriate or available for resales or


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

    (c) that it is a broker-dealer and owns outstanding notes acquired directly from Mrs. Fields' Holding or an affiliate of Mrs. Fields' Holding,

then Mrs. Fields' Holding will file with the Commission a shelf registration statement to cover resales of the old notes by the holders of those notes who satisfy specific conditions relating to the provision of information in connection with the shelf registration statement. Mrs. Fields' Holding will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. Notes will be subject to restrictions on transfer until:

  (1) a person other than a broker-dealer has exchanged notes in the exchange offer;

  (2) a broker-dealer has exchanged notes in the exchange offer and sells them to a purchaser that receives this prospectus from the broker-dealer on or before the sale;

  (3) the notes are sold under an effective shelf registration statement that we have filed; or

  (4) the notes are sold to the public under Rule 144 of the Securities
      Act.

  The registration rights agreements requires that:

  (1) Mrs. Fields' Holding must file a registration statement with the Commission on or prior to 90 days after August 24, 1998,

  (2) Mrs. Fields' Holding must use its best efforts to have the registration statement declared effective by the Commission on or prior to 150 days after August 24, 1998,

  (3) unless the exchange offer would not be permitted by applicable law or Commission policy, Mrs. Fields' Holding will commence the exchange offer and use its best efforts to issue on or prior to 30 business days after the date on which the registration statement was declared effective by the Commission, new notes in exchange for all old notes tendered prior to it in the exchange offer, and

  (4) if obligated to file the shelf registration statement, Mrs. Fields' Holding will use its best efforts to file the shelf registration statement with the Commission on or prior to 90 days after that filing obligation arises and to cause the shelf registration statement to be declared effective by the Commission on or prior to 150 days after that obligation arises.

  If
  (1) Mrs. Fields' Holding fails to file any of the registration statements required by the registration rights agreement on or before the date specified for the filing,

  (2) any of the registration statements is not declared effective by the Commission on or prior to the date specified for effectiveness (the "Effectiveness Target Date"), or

  (3) Mrs. Fields' Holding fails to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the registration statement, or

  (4) the shelf registration statement or the registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of notes that are subject to restrictions on transfer during the periods specified in the registration rights agreement

(each event referred to in clauses (a) through (d) above a "Registration Default"), then Mrs. Fields' Holding will pay liquidated damages to each holder of old notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of old notes held by the holder. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 principal amount of old notes. Mrs. Fields' Holding will pay all accrued liquidated damages on each damages payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated old notes by wire transfer to the accounts

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

specified by them or by mailing checks to their registered addresses if no accounts have been specified. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

  Since the registration statement was not effective by January 21, 1999, Mrs. Fields' Holding has incurred liquidated damages of approximately 897,000 as of May 1, 2000. Through May 1, 2000, Mrs. Fields' Holding had paid $409,000 of this amount to the holders of old notes.

  Holders of old notes will be required to make representations to Mrs. Fields' Holding in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods described in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages described above.

Definitions

  Set forth below are some of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified person:

  (1) Indebtedness of any other person existing at the time the other person is merged with or into or became a Subsidiary of the specified person, excluding, however, Indebtedness incurred in connection with, or in contemplation of, the other person merging with or into or becoming a Subsidiary of the specified person; and

  (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified person.

  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

  "Asset Sale" means:

  (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Mrs. Fields' Holding and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2) the issuance of Equity Interests of any of Mrs. Fields' Holding's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

  Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1) any single transaction or series of related transactions that:

    (a) involves assets having a fair market value of equal to or less than $1.0 million; or

    (b) results in net proceeds of equal to or less than $1.0 million;

  (2) a transfer of assets between or among Mrs. Fields' Holding and its Wholly Owned Subsidiaries,


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

  (3) an issuance of Equity Interests by a Wholly Owned Subsidiary to Mrs. Fields' Holding or to another Wholly Owned Subsidiary;

  (4) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments";

  (5) arrangements providing for the receipt by Mrs. Fields' Holding of franchise and royalty fees but not otherwise involving the sale of assets of Mrs. Fields' Holding or any of its Subsidiaries (other than inventory in the ordinary course of business); and

  (6) a disposition of any Non-Core Stores.

  "Beneficial Owner" has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), that "person" shall be deemed to have beneficial ownership of all securities that the "person" has the right to acquire, whether that right is currently exercisable or is exercisable only upon, the occurrence of a subsequent condition.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles in effect on August 24, 1998.

  "Capital Stock" means:

  (1) in the case of a corporation, corporate stock;

  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

  "Cash Equivalents" means:

  (1) United States dollars;

  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of any of them having maturities of not more than six months from the date of acquisition;

  (3) marketable direct obligations issued by any State of the United States or any local government or other political subdivision of any of them rated (at the time of the acquisition of the security) at least "AA" by Standard & Poor's Rating Service or an equivalent rating by Moody's Investors Service, Inc. and having maturities of not more than one year from the acquisition of the security;

  (4) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better or with any registered broker-dealer whose commercial paper is rated at least "A-1" by Standard & Poor's Rating Service or an equivalent rating by Moody's Investors Service, Inc.;

  (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;


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

  (6) commercial paper rated at least "A-1" by Standard & Poor's Rating Service or an equivalent rating by Moody's Investors Service, Inc. and, in each case, maturing within six months after the date of acquisition; and

  (7) investments in money market funds all of whose assets consist of securities described in clauses (2) through (6) above.

  "Change of Control" means the occurrence of any of the following:

  (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Mrs. Fields' Holding and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
      Act) other than Herbert S. Winokur, Jr. and Capricorn Investors II, L.P. or their Related Parties;

  (2) the adoption of a plan relating to the liquidation or dissolution of Mrs. Fields' Holding;

  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Herbert S. Winokur, Jr. and Capricorn Investors II, L.P. or their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of Mrs. Fields' Holding, measured by voting power rather than number of shares; or

  (4) the first day on which a majority of the members of the Board of Directors of Mrs. Fields' Holding are not Continuing Directors;

  For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of Mrs. Fields' Holding will be deemed to be a transfer of that portion of the voting stock as corresponds to the portion of equity of the entity that has been so transferred.

  "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of that Person for that period plus:

  (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent those losses were deducted in computing the Consolidated Net Income; plus

  (2) provision for taxes based on income or profits of that person and its Subsidiaries for that period, to the extent that the provision for taxes was deducted in computing the Consolidated Net Income; plus

  (3) consolidated interest expense of that person and its Subsidiaries for that period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, under Hedging Obligations), to the extent that the expense was deducted in computing the Consolidated Net Income; plus

  (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding the non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the person and its Subsidiaries for that period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; minus


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

  (5) non-cash items increasing the Consolidated Net Income for that period, in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles in effect on August 24, 1998.

  Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the specified person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that the net income of the Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Mrs. Fields' Holding by the Subsidiary without prior governmental approval (that has not been obtained), under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Net Income" means, with respect to any specified person for any period, the total of the Net Income of the Person and its Subsidiaries for that period, on a consolidated basis, determined in accordance with generally accepted accounting principles in effect on August 24, 1998; provided that:

  (1) the Net Income (but not loss) of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Wholly Owned Subsidiary of the person;

  (2) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

  (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of the acquisition shall be excluded; and

  (4) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any person as of any date, the sum of:

  (1) the consolidated equity of the common stockholders of the person and its consolidated Subsidiaries as of that date plus

  (2) the respective amounts reported on that person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless those dividends may be declared and paid only out of net earnings in respect of the year of declaration and payment, but only to the extent of any cash received by the person upon issuance of the preferred stock, less

    (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to August 24, 1998 in the book value of any asset owned by the person or a consolidated Subsidiary of the person,

    (b) all investments as of that date in unconsolidated
        Subsidiaries and in persons that are not Subsidiaries
        (except, in each case, Permitted Investments), and

    (c) all unamortized debt discount and expense and unamortized deferred charges as of that date,

all of the foregoing determined in accordance with generally accepted accounting principles in effect on August 24, 1998.


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

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Mrs. Fields' Holding who:

  (1) was a member of the Board of Directors on the date of the indenture; or

  (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of its holder, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely as a result of any maturity or redemption of that Capital Stock shall not constitute Disqualified Stock if that maturity or redemption complies with the covenant described above under the caption "--Covenants--Restricted Payments."

  "Existing Indebtedness" means Indebtedness of Mrs. Fields' Holding and its Subsidiaries (including preferred stock of Pretzel Time outstanding on August 24, 1998 but excluding any Indebtedness of Mrs. Fields' Holding or any of its Subsidiaries under any credit facility of Mrs. Fields with a maximum total amount of $15.0 million that is permitted under the indenture existing on August 24, 1998) in existence on August 24, 1998, until those amounts are repaid.

  "Fixed Charges" means, with respect to any person for any period, the sum, without duplication, of

  (1) the consolidated interest expense of the person and its Subsidiaries for that period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) under Hedging Obligations);

  (2) the consolidated interest expense of the person and its Subsidiaries that was capitalized during that period,

  (3) any interest expense on Indebtedness of another person that is guaranteed by that person or one of its Subsidiaries or secured by a Lien on assets of that person or one of its Subsidiaries (whether or not that guarantee or Lien is called upon); and

  (4) the product of
    (a) all dividend payments, whether or not in cash, on any series of preferred stock of the person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Mrs. Fields' Holding, times
    (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the person, expressed as a decimal, in each case, on a consolidated basis and in accordance with generally accepted accounting principles in effect on August 24, 1998.

  "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of that person for such period to the Fixed Charges of that person for such period. In the event that Mrs. Fields' Holding or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that

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

incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

  In addition, for purposes of making the computation referred to above:

  (1) acquisitions that have been made by Mrs. Fields' Holding or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated without giving effect to clause (3) of the proviso described in the definition of Consolidated Net Income;

  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with generally accepted accounting principles in effect on August 24, 1998, and operations or businesses disposed of prior to the Calculation Date, shall be excluded,

  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with generally accepted accounting principles in effect on August 24, 1998, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to those Fixed Charges will not be obligations of the specified person or any of its Subsidiaries following the Calculation Date; and

  (4) the financial information of Mrs. Fields' Holding with respect to any portion of the four fiscal quarters prior to August 24, 1998 may be adjusted to eliminate some historical expenses that are not expected to recur after the consummation of the Pretzel Contributions so long as those adjustments are not deemed to be contrary to the requirements of Regulation S-X under the Securities Act.

  In calculating the Fixed Charge Coverage Ratio for any period, to the extent that the proceeds from the incurrence of any Indebtedness are to be used to fund the acquisition of Equity Interests or assets in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business, Mrs. Fields' Holding may include any pro forma adjustments permitted by Regulation S-X under the Securities Act in its calculation of the amount of Consolidated Cash Flow that relate solely to the acquisition, so long as such pro forma adjustments are not deemed to be contrary to the requirements of Rule 11-02 of Regulation S-X under the Securities Act.

  "Hedging Obligations" means, with respect to any person, the obligations of that person under:

  (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2) other agreements or arrangements designed to protect that person against fluctuations in interest or foreign currency exchange rates.

  "Indebtedness" means, with respect to any specified person, any indebtedness of that person, whether or not contingent, in respect of:

  (1) borrowed money;

  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect of those instruments);

  (3) banker's acceptances;

  (4) representing Capital Lease Obligations;

  (5) the balance deferred and unpaid of the purchase price of any property, except any balance that constitutes an accrued expense or trade payable; or

  (6) representing any Hedging Obligations,

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if and to the extent any of the preceding (other than letters of credit and
Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with generally accepted accounting principles in effect on August 24, 1998. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not the Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by the person of any indebtedness of any other person.

  The amount of any Indebtedness outstanding as of any date shall be:

  (1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require current payments of interest; and

  (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any person, all investments by that person in other persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with generally accepted accounting principles in effect on August 24, 1998, provided that an acquisition of assets, Equity Interests or other securities by Mrs. Fields' Holding for consideration consisting of common stock of Mrs. Fields' Holding shall not be deemed to be an Investment. If Mrs. Fields' Holding or any Subsidiary of Mrs. Fields' Holding sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Mrs. Fields' Holding such that, after giving effect to the sale or disposition, the person is no longer a Subsidiary of Mrs. Fields' Holding, Mrs. Fields' Holding shall be deemed to have made an Investment on the date of any sale or disposition equal to the fair market value of the Equity Interests of the Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Covenants--Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature of that of encumbrance, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction), provided that the definition of "Lien" shall not include any option, call or similar right relating to treasury shares of Mrs. Fields' Holding to the extent that the option, call or right is granted

  (a) under any employee stock option plan, employee stock ownership plan or similar plan or arrangement of Mrs. Fields' Holding or its Subsidiaries or

  (b) in connection with the issuance of Indebtedness permitted to be incurred under the covenant described under the caption "--
      Covenants--Incurrence of Indebtedness and Issuance of Preferred
      Stock."

  "Mrs. Fields" means Mrs. Fields' Original Cookies, Inc., a Delaware corporation and a wholly owned subsidiary of Mrs. Fields holding.

  "Mrs. Fields' Holding Capital Contributions" means the capital contribution of Mrs. Fields' Holding to Mrs. Fields on August 24, 1998 and all future capital contributions or purchases made by Mrs. Fields' Holding to or from Mrs. Fields in exchange for capital stock of Mrs. Fields.

  "Net Income" means, with respect to any person, the net income (loss) of that person, determined in accordance with generally accepted accounting principles in effect on August 24, 1998 and before any reduction in respect of preferred stock dividends, excluding, however:

  (1) any gain (but not loss), together with any related provision for taxes on that gain (but not loss), realized in connection with

    (a) any Asset Sale (including, without limitation, dispositions under sale and leaseback transactions) or

    (b) the disposition of any securities by the person or any of its Subsidiaries or the extinguishment of any Indebtedness of the person or any of its Subsidiaries; and

  (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on that extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the total cash proceeds received by Mrs. Fields' Holding or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but only as and when received), net of the direct costs relating to the Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the permanent repayment of, or permanent reduction in availability or commitment under, Indebtedness secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets established in accordance with generally accepted accounting principles in effect on August 24, 1998.

  "Non-Core Stores" means the stores listed in Exhibit G to the Indenture.

  "Permitted Investments" means:

    (1) any Investment in Mrs. Fields' Holding or in a Wholly Owned Subsidiary of Mrs. Fields' Holding that is engaged in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business;

    (2) any Investment in Cash Equivalents;

    (3) any Investment by Mrs. Fields' Holding or any Subsidiary of Mrs. Fields' Holding in a person, if as a result of the Investment:

           (a) the person becomes a Wholly Owned Subsidiary of Mrs. Fields' Holding that is engaged in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business or

           (b) the person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Mrs. Fields' Holding or a Wholly Owned Subsidiary of Mrs. Fields' Holding and that is engaged in the same or a similar line of business as Mrs. Fields' Holding and its Subsidiaries were engaged in on August 24, 1998, including, without limitation, the specialty retail snack-food business;

    (4) any Investment other than a Permitted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made under and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

    (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Mrs. Fields' Holding;

    (6) any Investments in accounts and notes receivable acquired in the ordinary course of business;

    (7) any Investments in notes of employees, officers, directors and their transferees and Affiliates issued to Mrs. Fields' Holding or Mrs. Fields representing payment of the exercise price of options to purchase common stock of Mrs. Fields' Holding;

    (8) any Investments by Mrs. Fields' Holding or Mrs. Fields in
        Hedging Obligations otherwise permitted to be incurred under the indenture;

    (9) any Investments existing on August 24, 1998; and

    (10) any purchase of any and all remaining common stock of Pretzel
         Time.

  "Permitted Liens" means:

    (1) Liens securing Indebtedness under a credit facility of Mrs. Fields with a maximum total amount of $15.0 million that is permitted under the indenture that was permitted by the terms of the indenture to be incurred;

    (2) Liens in favor of Mrs. Fields' Holding or Mrs. Fields;

    (3) Liens on property of a person existing at the time the person is merged into or consolidated with Mrs. Fields' Holding or any Subsidiary of Mrs. Fields' Holding, provided that those Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with Mrs. Fields' Holding;

    (4) Liens on property existing at the time of acquisition thereof by Mrs. Fields' Holding or any Subsidiary of Mrs. Fields' Holding, provided that those Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets of Mrs. Fields' Holding other than the property so acquired;

    (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

    (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (4) and (11) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," provided that, in the case of Indebtedness permitted by clause (3), covering only the assets acquired with that Indebtedness;

    (7) Liens existing on August 24, 1998;

    (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with generally accepted accounting principles in effect on August 24, 1998 shall have been made therefor; and

    (9) Liens incurred in the ordinary course of business of Mrs.
        Fields' Holding or any Subsidiary of Mrs. Fields' Holding that

      (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and

      (b) do not in the total materially detract from the value of the property or materially impair the use thereof in the operation of business by Mrs. Fields' Holding or the Subsidiary.

  "Permitted Refinancing Indebtedness" means any Indebtedness of Mrs. Fields' Holding or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Mrs. Fields' Holding or any of its Subsidiaries, provided that

    (1) the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

    (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted
        Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

    (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

    (4) the Indebtedness is incurred either by Mrs. Fields' Holding or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Pretzel Contributions" means the contribution from Mrs. Fields' Holding to Mrs. Fields of the pretzel business formerly owned by H&M Concepts Ltd. Co., an Idaho limited liability company, and its subsidiaries, and the common stock of Pretzel Time.

  "Public Equity Offering" means a public offering registered under the Securities Act (except for any registration under Form S-8) of common stock of Mrs. Fields' Holding.

  "Related Party" with respect to Herbert S. Winokur, Jr. or Capricorn Investors II, L.P. means:

    (1) any greater than 50% owned Subsidiary, or spouse or immediate family member (in the case of an individual) of Herbert S. Winokur, Jr. or Capricorn Investors II, L.P. or

    (2) trust, corporation, general partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding a greater than 50% controlling interest of which consist, or a limited partnership, the general partner of which consists, of Herbert S. Winokur, Jr. or Capricorn Investors II, L.P. and/or the other persons referred to in the immediately preceding clause (1).

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as that Regulation is in effect on August 24, 1998.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase the interest or principal prior to the date originally scheduled for payment.

  "Subsidiary" means, with respect to any person,

    (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and

    (2) any partnership

      (a) the sole general partner or the managing general partner of which is that person or a Subsidiary of that person or

      (b) the only general partners of which are that person or of one or more Subsidiaries of that person (or any combination of the preceding).

  "Tax Sharing Agreement" means any tax allocation agreement between Mrs. Fields' Holding or any of its Subsidiaries with Mrs. Fields' Holding or any direct or indirect shareholder of Mrs. Fields' Holding with respect to consolidated or combined tax returns including Mrs. Fields' Holding or any of its Subsidiaries, but, in each case, only to the extent that amounts payable from time to time by Mrs. Fields' Holding or the Subsidiary under any such agreement do not exceed the corresponding tax payments that Mrs. Fields' Holding or the Subsidiary would have been required to make to any relevant taxing authority had Mrs. Fields' Holding or the Subsidiary not joined in those consolidated or combined returns, but instead had filed returns including only Mrs. Fields' Holding and its Subsidiaries.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

    (1) the sum of the products obtained by multiplying

      (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by

      (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

    (2) the then outstanding principal amount of that Indebtedness.

  "Wholly Owned Subsidiary" of any person means a Subsidiary of that person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that person or by one or more Wholly Owned Subsidiaries of that person and one or more Wholly Owned Subsidiaries of that person.

                          DESCRIPTION OF INDEBTEDNESS

Credit Agreement

  Mrs. Fields entered into an Amended and Restated Loan Agreement, as amended, dated as of February 28, 1998, with LaSalle National Bank. Under the credit agreement, La Salle National Bank will provide Mrs. Fields with a revolving loan commitment of up to $15.0 million until the maturity date of March 31, 2001 or until the credit agreement is otherwise terminated or accelerated by La Salle National Bank. Principal amounts due on revolving loans made under the credit agreement bear interest at Mrs. Fields' option at either the Prime rate or LIBOR plus two percent per annum. Any amount of principal or interest that is not paid when due bears interest payable on demand at the default rate of interest, which is the regular interest rate plus two percent. The credit agreement also provides that La Salle National Bank may issue letters of credit on behalf of Mrs. Fields in a total amount not to exceed $500,000. The total amount of letters of credit issued plus the total amount of revolving loans outstanding cannot exceed $15.0 million. Substantially all of the assets of Mrs. Fields have been pledged to La Salle National Bank under the agreement. The credit agreement contains restrictions on, among other things, payments, the incurrence of indebtedness and liens, which are substantially similar to the restrictions in the indenture. As of April 1, 2000, there was no balance outstanding under the credit agreement. Under the borrowing base, Mrs. Fields is limited to borrowing an additional $8.1 million in accordance with restrictions of the indenture.

  On May 27, 1999, Pretzel Time entered into agreements with LaSalle National Bank under which Pretzel Time borrowed, on May 28, 1999, $1,000,000 in aggregate principal amount from LaSalle. Pretzel Time issued a revolving note to LaSalle to evidence its borrowing, which bears interest at the Prime rate, or Prime plus 2% for any balance payable after the note has matured on June 30, 2000. Pretzel Time has pledged its assets to LaSalle to secure its obligations, and Mrs. Fields has guaranteed Pretzel Time's obligations to LaSalle.

                                    WARRANTS

  The outstanding notes were issued concurrently with the warrants, with $1,000 in principal amount at maturity of notes and one warrant constituting a unit. Each warrant is exercisable for 3.14411 shares of common stock of Mrs. Fields' Holding. The notes and the warrants became separately transferable on February 20, 1999, which was 180 days after the closing of the offering of outstanding notes.

                              PLAN OF DISTRIBUTION

  Each broker-dealer that receives notes for its own account issued in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes issued in the exchange offer received in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 120 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with this type of resale. In addition, until August 13, 2000, all dealers effecting transactions in the notes may be required to deliver a prospectus.

  We will not receive any proceeds from any sale of notes issued in the exchange offer by broker-dealers. Notes issued in the exchange offer received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes issued in the exchange offer or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of these notes issued in the exchange offer. Any broker-dealer that resells notes issued in the exchange offer that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of these notes issued in the exchange offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on the resale of notes issued in the exchange offer and any commission or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 120 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal or agent's message. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes in an amount up to $50,000) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealer) against some related liabilities, including liabilities under the Securities Act.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following is a general summary of U.S. Federal income tax consequences associated with the exchange of the outstanding notes for the notes issued in the exchange offer. The summary is based upon current laws, regulations, rulings and judicial decisions all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of U.S. Federal income taxation that may be relevant to particular holders of outstanding notes or notes issued in the exchange offer. In addition, the discussion does not address any aspect of state, local or foreign taxation.

  The exchange of the outstanding notes for the notes issued in the exchange offer should not be treated as an "exchange" for U.S. Federal income tax purposes because the notes issued in the exchange offer should not be considered to differ materially in kind or extent from the outstanding notes. Rather, the notes issued in the exchange offer received by a holder should be treated as a continuation of the outstanding notes in the hands of such holder. As a result there should be no U.S. Federal income tax consequences to holders exchanging the outstanding notes for the notes issued in the exchange offer, and any exchanging holder of outstanding notes should have the same tax basis and holding period in, and original issue discount income in respect of, the notes issued in the exchange offer as such holder had in the outstanding notes immediately prior to the exchange.

  Prospective holders of the notes issued in the exchange offer are urged to consult their tax advisors concerning the particular tax consequences of exchanging such holders' outstanding notes for the notes issued in the exchange offer, including the applicability and effect of any state, local or foreign income and other tax laws.

                                 LEGAL MATTERS

  The validity of the notes issued in the exchange offer offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

  The consolidated financial statements of Mrs. Fields' Holding Company, Inc. and subsidiaries as of January 2, 1999 and January 1, 2000 and for each of the three fiscal years in the period ended January 1, 2000, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of January 2, 1999 and January 1, 2000 and for each of the three fiscal years in the period ended January 1, 2000; included in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to them, and are included in this registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Mrs. Fields' Holding Company, Inc. and subsidiaries
Report of Independent Public Accountants.................................  F-2
Consolidated Balance Sheets as of January 2, 1999 and January 1, 2000....  F-3
Consolidated Statements of Operations for the 53 weeks ended January 3,
 1998 and for the 52 weeks ended January 2, 1999 and January 1, 2000.....  F-5
Consolidated Statements of Stockholders' Equity for the 53 weeks ended
 January 3, 1998 and for the 52 weeks ended January 2, 1999 and January
 1, 2000.................................................................  F-6
Consolidated Statements of Cash Flows for the 53 weeks ended January 3,
 1998 and for the 52 weeks ended January 2, 1999 and January 1, 2000.....  F-7
Notes to Consolidated Financial Statements............................... F-10
Mrs. Fields' Original Cookies, Inc. and subsidiaries
Report of Independent Public Accountants................................. F-40
Consolidated Balance Sheets as of January 2, 1999 and January 1, 2000.... F-41
Consolidated Statements of Operations for the 53 weeks ended January 3,
 1998 and for the 52 weeks ended January 2, 1999 and January 1, 2000..... F-43
Consolidated Statements of Stockholder's Equity for the 53 weeks ended
 January 3, 1998 and for the 52 weeks ended January 2, 1999 and January
 1, 2000................................................................. F-44
Consolidated Statements of Cash Flows for the 53 weeks ended January 3,
 1998 and for the 52 weeks ended January 2, 1999 and January 1, 2000..... F-45
Notes to Consolidated Financial Statements............................... F-48

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mrs. Fields' Holding Company, Inc.:

  We have audited the accompanying consolidated balance sheets of Mrs. Fields' Holding Company, Inc. (a Delaware corporation) and subsidiaries as of January 2, 1999 and January 1, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mrs. Fields' Holding Company, Inc. and subsidiaries as of January 2, 1999 and January 1, 2000, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended January 1, 2000 in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Salt Lake City, Utah
March 27, 2000

            MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEETS

                          (Dollars in thousands)


                                     ASSETS

                                                           January    January
                                                             2,         1,
                                                            1999       2000
                                                          ---------  ---------
CURRENT ASSETS:
 Cash and cash equivalents............................... $   4,759  $   4,919
 Accounts receivable, net of allowance for doubtful
  accounts of $74 and $111,
  respectively                                                3,208      4,295
 Amounts due from franchisees and licensees, net of
  allowance for doubtful accounts of $1,078 and $821,
  respectively                                                6,137      3,708
 Inventories.............................................     5,503      4,977
 Prepaid rent and other..................................     4,054        697
 Deferred income tax assets..............................       861      1,360
                                                          ---------  ---------
   Total current assets..................................    24,522     19,956
                                                          ---------  ---------
PROPERTY AND EQUIPMENT, at cost:
 Leasehold improvements..................................    29,914     26,698
 Equipment and fixtures..................................    17,108     22,540
 Land....................................................       240        240
                                                          ---------  ---------
                                                             47,262     49,478
 Less accumulated depreciation and amortization..........   (15,465)   (20,813)
                                                          ---------  ---------
   Net property and equipment............................    31,797     28,665
                                                          ---------  ---------
DEFERRED INCOME TAX ASSETS...............................     2,638      2,139
                                                          ---------  ---------
GOODWILL, net of accumulated amortization of $11,338 and
 $21,310, respectively...................................   146,375    133,025
                                                          ---------  ---------
TRADEMARKS AND OTHER INTANGIBLES, net of accumulated
 amortization of $2,615 and $3,700, respectively.........    14,296     13,062
                                                          ---------  ---------
DEFERRED LOAN COSTS, net of accumulated amortization
 of $1,406 and $4,523, respectively......................    13,440     12,618
                                                          ---------  ---------
OTHER ASSETS.............................................     1,332        652
                                                          ---------  ---------
                                                          $ 234,400  $ 210,117
                                                          =========  =========


The accompanying notes to consolidated financial statementsare an integral part of these balance sheets.

            MRS. FIELDS' HOLDING COMPANY INC. AND SUBSIDIARIES

                 (Dollars in thousands, except share data)


                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           January
                                                             2,       January
                                                            1999      1, 2000
                                                          ---------  ---------
CURRENT LIABILITIES:
 Current portion of long-term debt....................... $   8,046  $     781
 Current portion of capital lease obligations............       299        842
 Accounts payable........................................    10,723     10,514
 Bank overdraft..........................................     4,133        --
 Accrued liabilities.....................................     3,597      2,851
 Current portion of store closure reserve................     4,577      3,665
 Accrued salaries, wages and benefits....................     3,155      3,180
 Accrued interest payable................................     1,260      1,380
 Sales taxes payable.....................................       962      1,128
 Deferred credits........................................       318        132
                                                          ---------  ---------
   Total current liabilities.............................    37,070     24,473
LONG-TERM DEBT, net of current portion and discount......   171,291    176,672
STORE CLOSURE RESERVE, net of current portion............    10,134      3,529
CAPITAL LEASE OBLIGATIONS, net of current portion........       997      3,107
                                                          ---------  ---------
   Total liabilities.....................................   219,492    207,781
                                                          ---------  ---------
COMMITMENTS AND CONTINGENCIES (Notes 3, 9 and 11)
MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK of
 Pretzel Time (a wholly owned subsidiary), aggregate
 liquidation preference of $1,495 and $1,070,
 respectively............................................     1,261      1,070
                                                          ---------  ---------
MINORITY INTEREST........................................       119        111
                                                          ---------  ---------
STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par value; 100 shares authorized
  for all series, excluding Series A, none issued               --         --
 Common stock, $.001 par value; 5,000,000 shares
  authorized, 3,285,599 and 3,387,019 shares outstanding,
  respectively...........................................         3          3
 Warrants to purchase common stock.......................     2,895      2,895
 Additional paid-in capital..............................    33,919     35,711
 Deferred compensation expense...........................      (438)      (385)
 Accumulated deficit.....................................   (22,851)   (37,069)
                                                          ---------  ---------
   Total stockholders' equity............................    13,528      1,155
                                                          ---------  ---------
                                                          $ 234,400  $ 210,117
                                                          =========  =========

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

            MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                 (Dollars in thousands, except share data)


                                                   53         52         52
                                                  Weeks      Weeks      Weeks
                                                  Ended      Ended      Ended
                                                 January    January    January
                                                   3,         2,         1,
                                                  1998       1999       2000
                                                ---------  ---------  ---------
REVENUES:
 Net store and food sales.....................  $ 127,845  $ 140,235  $ 152,268
 Franchising..................................      4,535     12,464     24,782
 Licensing....................................      2,028      1,537      3,887
                                                ---------  ---------  ---------
   Total revenues.............................    134,408    154,236    180,937
                                                ---------  ---------  ---------
OPERATING COSTS AND EXPENSES:
 Selling and store occupancy costs............     66,832     75,003     79,634
 Cost of sales................................     32,028     38,482     46,323
 General and administrative...................     16,436     19,583     21,965
 Store closure provision (benefit)............        538      7,303     (1,579)
 Depreciation and amortization................     10,450     19,867     24,253
                                                ---------  ---------  ---------
   Total operating costs and expenses.........    126,284    160,238    170,596
                                                ---------  ---------  ---------
     Income (loss) from operations............      8,124     (6,002)    10,341
                                                ---------  ---------  ---------
OTHER INCOME (EXPENSE), net:
 Interest expense.............................     (7,527)   (14,946)   (23,842)
 Interest income..............................        246        623         54
 Other expense, net...........................       (368)      (409)      (226)
                                                ---------  ---------  ---------
   Total other expense, net...................     (7,649)   (14,732)   (24,014)
                                                ---------  ---------  ---------
 Income (loss) before provision for income
  taxes, preferred stock accretion and
  dividends of subsidiaries and minority
  interest....................................        475    (20,734)   (13,673)
PROVISION FOR INCOME TAXES                           (655)      (316)      (218)
                                                ---------  ---------  ---------
 Loss before preferred stock accretion and
  dividends of subsidiaries and minority
  interest....................................       (180)   (21,050)   (13,891)
PREFERRED STOCK ACCRETION AND DIVIDENDS OF
 SUBSIDIARIES.................................       (306)      (444)      (305)
MINORITY INTEREST.............................       (138)       (11)       (22)
                                                ---------  ---------  ---------
   Net loss...................................  $    (624) $ (21,505) $ (14,218)
                                                =========  =========  =========
CUMULATIVE REDEEMABLE SERIES A PREFERRED STOCK
 DIVIDENDS                                         (2,173)       --         --
                                                ---------  ---------  ---------
   Net loss applicable to common shares         $  (2,797) $ (21,505) $ (14,218)
                                                =========  =========  =========
   Basic and diluted net loss per common share  $    (.88) $   (6.55) $   (4.23)
                                                =========  =========  =========
   Weighted average number of common shares
    outstanding                                     3,167      3,286      3,362
                                                =========  =========  =========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

            MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 (Dollars in thousands, except share data)


                              Common Stock
                            ----------------
                                                           Warrants
                                                Common        to                              Retained
                                                 Stock     Purchase Additional   Deferred     Earnings
                                             Subscriptions  Common   Paid-in   Compensation (Accumulated
                             Shares   Amount  Receivable    Stock    Capital     Expense      Deficit)    Total
                            --------- ------ ------------- -------- ---------- ------------ ------------ -------
 BALANCE, December 28,
  1996...................   3,065,848  $ 31      $ --      $   --    $    --      $ --       $   1,451   $ 1,482
 Issuance of vested
  common stock to
  directors and officers
  for subscriptions
  receivable.............      51,667     1       (517)        --         516       --             --        --
 Issuance of restricted
  common stock to
  directors and officers
  for services rendered..      28,333   --         --          --         283      (283)           --        --
 Issuance of common stock
  to a consultant in
  settlement for services
  rendered and other
  obligations............      12,402   --         --          --         124       --             --        124
 Contribution of cash
  from Capricorn.........         --    --         --          --       4,700       --             --      4,700
 Cumulative redeemable
  Series A preferred
  stock dividends........         --    --         --          --         --        --          (2,173)   (2,173)
 Conversion of cumulative
  redeemable Series A
  preferred stock
  (including accrued but
  unpaid dividends) to
  common equity..........         --    --         --          --      25,959       --             --     25,959
 Issuance of common stock
  to Harvard as partial
  consideration for
  purchase of Harvard's
  interest in MFB........     127,349     1        --          --       1,499       --             --      1,500
 Amortization of deferred
  compensation expense...         --    --         --          --         --         94            --         94
 Net loss................         --    --         --          --         --        --            (624)     (624)
                            ---------  ----      -----     -------   --------     -----      ---------   -------
 BALANCE, January 3,
  1998...................   3,285,599    33       (517)        --      33,081      (189)        (1,346)   31,062
 Collection of common
  stock subscriptions
  receivable.............         --    --         517         --         --        --             --        517
 Deferred compensation
  expense related to
  stock options..........         --    --         --          --         808      (808)           --        --
 Amortization of deferred
  compensation expense...         --    --         --          --         --        559            --        559
 Issuance of warrants to
  purchase common stock..         --    --         --        2,895        --        --             --      2,895
 Effect of change in par
  value..................         --    (30)       --          --          30       --             --        --
 Net loss................         --    --         --          --         --        --         (21,505)  (21,505)
                            ---------  ----      -----     -------   --------     -----      ---------   -------
 BALANCE, January 2,
  1999...................   3,285,599     3        --        2,895     33,919      (438)       (22,851)   13,528
 Issuance of common stock
  upon assumption of
  debt...................     101,420   --         --          --       2,000       --             --      2,000
 Amortization of deferred
  compensation expense...         --    --         --          --         --         53            --         53
 Reversal of deferred
  compensation expense
  upon termination of
  employee...............         --    --         --          --        (208)      --             --       (208)
 Net loss................         --    --         --          --         --        --         (14,218)  (14,218)
                            ---------  ----      -----     -------   --------     -----      ---------   -------
 BALANCE, January 1, 2000   3,387,019  $  3      $ --      $ 2,895   $ 35,711      (385)     $ (37,069)  $ 1,155
                            =========  ====      =====     =======   ========     =====      =========   =======

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


                                                53 Weeks   52 Weeks   52 Weeks
                                                 Ended      Ended      Ended
                                               January 3, January 2, January 1,
                                                  1998       1999       2000
                                               ---------- ---------- ----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.....................................  $  (624)   $(21,505)  $(14,218)
 Adjustments to reconcile net loss to net cash
  provided by operating activities, net of
  effects from acquisitions:
 Depreciation and amortization................   10,450      19,867     24,253
 Amortization of discount on notes............       70       1,706      5,351
 Amortization of deferred loan costs..........       --       1,336      3,116
 Deferred compensation expense (benefit)......       94         559        (13)
 Loss (gain) on disposition of assets.........      368         409       (142)
 Deferred income taxes........................      210          --         --
 In-kind interest expense on note payable to
  stockholder.................................      338          --         --
 Preferred stock accretion and dividends of
  subsidiaries................................      306         444        305
 Minority interest............................      234          11         (8)
 Changes in assets and liabilities, net of
  effects from acquisitions:
  Accounts receivable.........................     (353)     (1,673)    (1,087)
  Amounts due from franchisees and
   licensees..................................     (514)     (1,000)     2,429
  Inventories.................................      136        (822)       526
  Prepaid rent and other......................     (895)      1,000      3,357
  Other assets................................      427       1,437        680
  Accounts payable and accrued liabilities....   (6,938)     (2,017)      (954)
  Store closure reserve.......................   (1,666)      5,196     (5,219)
  Accrued salaries, wages and benefits........      148       1,264         25
  Accrued interest payable....................     (586)       (713)       120
  Sales taxes payable.........................      261         (80)       166
  Deferred credits............................     (543)       (838)      (186)
                                                -------    --------   --------
   Net cash provided by operating activities..      923       4,581     18,501
                                                -------    --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Net cash paid for acquisitions and related
  costs.......................................  (12,014)    (32,835)        --
 Purchase of property and equipment, net of
  effects from acquisitions...................   (4,678)     (8,235)    (5,157)
 Issuance of note receivable to PTI founder...     (500)         --         --
 Proceeds from the sale of assets.............      122         176        461
                                                -------    --------   --------
   Net cash used in investing activities......  (17,070)    (40,894)    (4,696)
                                                -------    --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of long-term debt.....  108,250      70,264         --
 Bank overdraft...............................       --       4,133     (4,133)
 Principal payments on long-term debt.........  (81,009)    (41,257)    (5,978)
 Payment of debt financing costs..............   (5,976)     (8,870)    (2,294)
 Cash contribution from Capricorn.............    4,700          --         --
 Cash advance from Capricorn..................    1,500          --         --
 Repayment of cash advance to Capricorn.......   (1,500)         --         --
 Principal payments on capital lease
  obligations.................................      (36)       (123)      (600)
 Proceeds from exercise of stock options......       --          --        148
 Repurchase retirement of common stock........       --          --       (292)
 Collection of common stock subscription
  receivable..................................       --         517         --
 Reduction in preferred stock of Pretzel
  Time........................................       --         (85)      (496)
                                                -------    --------   --------
   Net cash provided by (used for) financing
    activities................................   25,929      24,579    (13,645)
                                                -------    --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................    9,782     (11,734)       160
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE
 YEAR.........................................    6,711      16,493      4,759
                                                -------    --------   --------
CASH AND CASH EQUIVALENTS AT END OF THE
 YEAR.........................................  $16,493    $  4,759   $  4,919
                                                =======    ========   ========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


Supplemental Disclosure of Cash Flow Information:

  Cash paid for interest was approximately $8,416, $12,440 and $17,957 for the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively.

  Cash paid for income taxes was approximately $217, $209 and $401 for the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively.

Supplemental Disclosure of Noncash Investing and Financing Activities:

  On November 26, 1997, Mrs. Fields' Holding Company, Inc. ("Mrs. Fields' Holding") converted to common equity of the Company $4,643 total principal amount of convertible subordinated notes and contributed to the Company all of the common equity of Mrs. Fields' Brands after converting its preferred stock interests totaling $3,935 to common equity.

  On July 25, 1997, certain assets were acquired and certain liabilities were assumed of H & M Concepts
Ltd. Co. by Mrs. Fields' Pretzel Concepts, Inc. ("Pretzel Concepts") as follows. Additionally, in connection with the purchase accounting, certain other accruals were recorded (see Note
1).

     Fair value of assets acquired........  $15,780
     Net cash paid........................   (5,750)
     Notes payable issued.................   (8,000)
                                            -------
      Liabilities assumed.................  $ 2,030
                                            =======

  On September 2, 1997, 56 percent of the shares of common stock of Pretzel Time, Inc. ("Pretzel Time") were acquired by Mrs. Fields' Holding as follows. Additionally, in connection with the purchase accounting, certain other accruals were recorded (see Note 1).

     Fair value of assets acquired........  $8,311
     Net cash paid........................  (4,200)
                                            ------
      Liabilities assumed.................  $4,111
                                            ======

  On November 26, 1997, Mrs. Fields' Holding contributed all of the assets and liabilities of Pretzel Concepts, Mrs. Fields' Holding's 56 percent of the shares of common stock of Pretzel Time and a $500 note receivable from Pretzel Time's founder and minority stockholder to the Company. Mrs. Fields' Holding also contributed all of the common stock of Mrs. Fields' Brands to Mrs. Fields.

  During the year-ended January 3, 1998, the Company issued 51,667 shares of vested common stock to directors and officers for common stock subscriptions receivable totaling $517. During the same period, the Company issued 12,402 shares of common stock to a consultant as settlement for services rendered and certain other obligations which had previously been accrued.

          The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


  During the period from the acquisition of the majority ownership of Pretzel Time (September 2, 1997) to January 1, 2000, Pretzel Time increased its mandatorily redeemable cumulative preferred stock liquidation preference by approximately $307, in lieu of paying cash dividends. In addition, for the same period, Pretzel Time's mandatorily redeemable cumulative preferred stock was increased by approximately $763 for the accretion required over time to amortize the original issue discount.

  In August 1998, the Company acquired all of the outstanding capital stock and subordinated indebtedness of Cookies USA, Inc. ("Cookies USA") for a total purchase price of approximately $18,400. During August and September 1998, the Company also entered into agreements with three franchisees of Cookies USA (the "Great American Franchisees") under which the Company purchased a total of 37 Great American Cookies franchises for a total purchase price of $16,328. The total purchase price for all of these acquisitions of $34,728 was allocated, as follows. Additionally, in connection with the purchase accounting, certain other accruals were recorded (see Note 1).

     Fair value of assets acquired.......  $77,410
     Net cash paid.......................  (27,771)
                                           -------
      Liabilities assumed................  $49,639
                                           =======

  In October 1998, the Company acquired the assets of the Cookie Conglomerate, Inc. ("Cookie Conglomerate") for a total purchase price of $2,800. The total purchase price was allocated as follows:

     Fair value of assets acquired......... $2,800
     Net cash paid.........................     --
                                            ------
      Liabilities assumed.................. $2,800
                                            ======

  In November 1998, the Company acquired all of the outstanding stock of Pretzelmaker Holdings, Inc. ("Pretzelmaker") for $5,419. The total purchase price was allocated as follows:

     Fair value of assets acquired........  $8,519
     Net cash paid........................  (1,100)
                                            ------
      Liabilities assumed.................  $7,419
                                            ======

  During the years ended January 2, 1999 and January 1, 2000, the Company acquired property and equipment under capitalized lease obligations and long-term debt totaling $3,786 and $3,997, respectively. No property and equipment was acquired under capitalized lease obligations during the year ended January 3, 1998.

  During the year ended January 1, 2000, Mrs. Fields' Holding made an equity contribution to Mrs. Fields of $2,000 by assuming a $2,000 note payable that was due December 31, 1999. Mrs. Fields' Holding sold 101,420 shares of its common stock to Capricorn in exchange for Capricorn assuming this $2,000 note payable.



          The accompanying notes to consolidated financial statements are an integral part of these statements.

               MRS FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

  Mrs. Fields' Holding Company, Inc. (the "Company" or "Mrs Fields' Holding"), a Delaware corporation, was incorporated on July 31, 1996 and is a majority owned subsidiary of Capricorn Investors II, L.P. ("Capricorn"). Mrs. Fields' Holding has nine wholly owned operating subsidiaries; namely, Mrs. Fields' Original Cookies, Inc. and subsidiaries ("Mrs. Fields'), Great American Cookie Company, Inc. ("Great American"), The Mrs. Fields' Brand, Inc. ("Mrs. Fields' Brand"), Pretzel Time, Inc. ("Pretzel Time"), Pretzelmaker Holdings, Inc. ("Pretzelmaker"), Mrs. Fields' Cookies Australia, Mrs. Fields' Cookies (Canada) Ltd., H & M Canada and Pretzelmaker of Canada.

  The Company primarily operates retail stores which sell freshly baked cookies, brownies, pretzels and other food products through six specialty retail chains. As of January 1, 2000, the Company owned and operated 134 Mrs. Fields Cookies stores (including combination stores that include more than one kind of store), 93 Original Cookie Company stores, 93 Great American Cookies stores, 52 Hot Sam Pretzels stores, 86 Pretzel Time stores, and 4 Pretzelmaker stores in the United States. Additionally, the Company has franchised or licensed 848 stores in the United States and 133 stores in several other countries. As of January 1, 2000, the Company owned and operated 433 continuing stores and 29 stores which are in the process of being closed or franchised. All of the stores in the process of being closed or franchised are expected to be closed or franchised by the end of fiscal year 2000.

  During the year ended January 1, 2000, the Company opened 13 new stores, franchised an additional 100 stores, closed 37 stores, franchised 37 locations and reacquired 5 stores from franchisees and had 123 franchisees discontinue operations.

  The Company holds legal title to certain trademarks for the "Mrs. Fields" name and logo and licenses the use of these trademarks to third parties for the establishment and operation of Mrs. Fields' cookie and bakery operations and other merchandising activities. In connection with these licensing activities, the Company authorizes third-party licensees to use certain business formats, systems, methods, procedures, designs, layouts, specifications, trade names and trademarks in the United States and other countries. Additionally, the Company markets and distributes its products through catalogs, other print media, the internet and mail order.

  The Company's business follows seasonal trends and is also affected by climate and weather conditions. The Company experiences its highest revenues in the fourth quarter. Because the Company's stores are heavily concentrated in shopping malls, the Company's sales performance is significantly dependent on the performance of those malls.

Business Combinations

 Mrs. Fields Inc. and Affiliates and Original Cookie Company and Affiliates

  The Company began operations on September 18, 1996, following the completion of two simultaneous but separate asset purchase transactions wherein the Company (i) acquired certain assets and assumed certain liabilities of Mrs. Fields Inc., Mrs. Fields Development Corporation and Mrs. Fields Cookies in accordance with two Asset Purchase Agreements dated August 7, 1996, among these parties and Capricorn, and (ii) acquired certain assets and assumed certain liabilities of The Original Cookie Company, Incorporated and Hot Sam Company, Inc. in accordance with an Asset Purchase Agreement dated August 7, 1996, as amended by the First Amendment dated as of September 17, 1996, among these parties and Capricorn.

  The combined purchase price for the acquired net assets was approximately $85,243,000. The Company paid net cash of $19,508,000 and issued approximately $65,735,000 in senior and subordinated notes to the selling shareholders. The acquisitions were accounted for as purchases. The total purchase price was allocated

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES to the net assets acquired, based on their estimated fair values. The organization of the Company and the acquisitions resulted in the recording of intangible assets of approximately $49,942,000 principally made up of goodwill, trademarks and organization costs. An additional $17,680,000 of goodwill and $4,520,000 of deferred income tax assets (net of valuation allowances) were recorded in connection with the Company recording certain other accruals totaling $11,300,000 and providing reserves totaling $10,921,000 for impaired property and equipment (see Note 5) at Company-owned stores the Company intends to exit through closing or franchising. Goodwill and trademarks are amortized using the straight-line method over 15 years. The $11,300,000 of accruals established at the date of the acquisitions consisted of $5,060,000 for obligations incident to store closures (see Note 5), $2,450,000 for contingent legal and lease obligations that were firmed up before December 28, 1996, $3,135,000 for transaction and finders' fees and $655,000 for severance and related costs.

  As of January 1, 2000, approximately $2,215,000 of the $2,450,000 accrual for legal and lease obligations has been utilized. The remaining amount as of January 1, 2000 of approximately $235,000 is expected to be utilized by the end of fiscal year 2000. All of the $3,135,000 accrual established for transaction and finders' fees and the $655,000 accrual for severance and related costs associated with the acquisitions were fully utilized for the purposes intended during fiscal year 1997.

 H & M Concepts Ltd. Co.

  On July 25, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of H & M Concepts Ltd. Co. and subsidiaries ("H & M"). H & M owned and operated stores which engage in retail sales of pretzels, toppings and beverages under a franchise agreement with Pretzel Time, Inc. The total consideration of $13,750,000 consisted of (i) $5,750,000 of cash, , (ii) a $4,000,000 principal amount bridge note and (iii) a $4,000,000 principal amount subordinated note of the Company retained by the sellers (all such debt collectively referred to as the "H & M Debt"). The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $9,618,000 of goodwill that is being amortized using the straight-line method over 15 years.

 Pretzel Time, Inc.

  On September 2, 1997, the Company acquired 56 percent of the shares of common stock of Pretzel Time for a total cash purchase price of $4,200,000, $750,000 of which was paid to Pretzel Time for working capital purposes, and the balance of which was paid to the selling shareholders. In connection with the acquisition, the Company extended a $500,000 loan including interest at an annual rate of ten percent to the founder of Pretzel Time who continued to own 44 percent of the shares of common stock of Pretzel Time. Pretzel Time is a franchisor of hand rolled soft pretzel outlets located in North America. The outlets are primarily located in shopping malls. The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $5,882,000 of goodwill that is being amortized using the straight-line method over 15 years. The

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES goodwill recorded was $1,682,000 more than the purchase price as the Company assumed more liabilities than it acquired in assets at their fair values. Additionally, severance and legal accruals were established in accordance with EITF 95-3.

  On January 2, 1998, the Company purchased an additional four percent of the shares of common stock of Pretzel Time from the founder for $300,000 in cash. The purchase was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $311,000 of goodwill. In June 1998, the Company acquired an additional ten percent of the shares of common stock of Pretzel Time from the founder for $875,000 in cash. On December 9, 1998, Mrs. Fields purchased three percent of Pretzel Time common stock for $500,000 in cash. On December 30, 1998, Mrs. Fields completed the acquisition of the remaining outstanding common stock of Pretzel Time under a stock purchase agreement dated December 30, 1998, for a purchase price of approximately $4,700,000, $2,500,000 of which was paid in cash in January 1999 and $2,000,000 of which was paid in December 1999. The Company has included the appropriate percentage of Pretzel Time's results of operations for each respective period in its consolidated results of operations.

 The Mrs. Fields' Brand, Inc.

  Prior to November 26, 1997, the Company owned 50.1 percent of the shares of the common stock of Mrs. Fields' Brand. Mrs. Fields' Brand holds legal title to certain trademarks for the "Mrs. Fields" name and logo and licenses the use of these trademarks to third parties for the establishment and operation of Mrs. Fields' cookie and bakery operations and other merchandising activities. In connection with these licensing activities, Mrs. Fields' Brand authorizes third-party licensees to use certain business formats, systems, methods, procedures, designs, layouts, specifications, trade names and trademarks in the United States and other countries.

  On November 26, 1997, the Company acquired the remaining 49.9 percent of the shares of the common stock of Mrs. Fields' Brand from Harvard Private Capital Holdings, Inc. for approximately $2,565,000. The consideration consisted of $1,065,000 in cash and $1,500,000 in rights to common equity of the Company . The Company's Board of Directors determined the value of Harvard's rights to the common equity based on a fair value analysis. This analysis appropriately considered a discount for lack of controlling interest and marketability as the Company's common equity is not publicly traded. The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $2,565,000 of intangible assets (primarily goodwill) that are being amortized using the straight-line method over 15 years.

 Great American Cookie Company, Inc.

  On August 24, 1998, the Company acquired all of the outstanding capital stock and subordinated indebtedness of Cookies USA, Inc., the sole stockholder of Great American Cookie Company, Inc., for a total purchase price of $18,400,000. Great American is an operator and franchisor of mall-based specialty retail

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES cookie outlets and a manufacturer of cookie batter which is distributed to Great American operated retail stores and sold to franchised retail stores. Concurrently with the acquisition of Cookies USA, the Company entered into agreements with two Great American franchisees under which the Company purchased a total of 29 Great American franchises for a total purchase price of $14,430,000. The Company acquired the franchises through the acquisition of 100 percent of the capital stock of the two corporations through which the franchises operated. On September 9, 1998, the Company acquired eight additional Great American franchised retail stores from a Great American franchisee, under an asset purchase agreement, for a total purchase price of $1,898,000. These acquisitions will be collectively referred to as the "Great American Acquisitions."

  The Great American Acquisitions have been accounted for using the purchase method of accounting which resulted in recording approximately $69,390,000 of goodwill that is being amortized using the straight-line method over 15 years. Additionally, the Company caused Cookies USA to be merged with and into the Company and caused the acquired franchisees corporations and/or net assets to be merged with and into Great American. Great American became a wholly owned subsidiary of the Company. The acquired entities' results of operations have been included with those of the Company since the applicable dates of acquisition.

  The Great American Acquisitions were financed by (i) the net proceeds from the Company issuing $40,000,000 Series C Senior Notes; (ii) the contribution of the net proceeds totaling $29,056,000 from a Mrs. Fields' Holding offering to the Company; and (iii) existing cash of the Company.

  On October 5, 1998, Mrs. Fields purchased all of the retail cookie and related business and operations of eleven Great American stores for a total purchase price of $2,800,000 under an asset purchase agreement among The Cookie Conglomerate, Inc., The Cookie Conglomerate, LLP and two individuals who were the partners of Cookie Conglomerate, LLP and the shareholders of Cookie Conglomerate, Inc. The sellers were franchisees of Great American. The sellers' rights under franchise agreements and subleases with Great American were terminated upon closing of the transaction. The acquisition was funded through borrowings.

 Pretzelmaker Holdings, Inc.

  On November 19, 1998, the Company purchased all of the outstanding capital stock of Pretzelmaker Holdings, Inc. under an agreement among the Company, Pretzelmaker, and the holders of its capital stock. Pretzelmaker is the holding company for a pretzel retail company. The purchase price was approximately $5,400,000 and Mrs. Fields assumed indebtedness, including severance payments, totaling approximately $1,600,000.

 1-800-Cookies

  On October 10, 1997, the Company acquired substantially all of the net assets of R&R Bourbon Street, Inc. dba 1-800-Cookies for $653,000 in cash. The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording $600,000 of goodwill and $53,000 of other assets. The goodwill is being amortized using the straight-line method over 15 years.

 Pro Forma Acquisition Information (Unaudited)

  The following unaudited pro forma information for the years ended January 3, 1998 and January 2, 1999 presents the results of operations of the Company assuming that the H & M, Pretzel Time, The Mrs. Fields' Brand, Great American, Cookie Conglomerate and Pretzelmaker acquisitions and related financings had occurred at December 29, 1996. The results of operations give effect to certain adjustments, including amortization of intangible assets and interest expense on acquisition debt.The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted or the results which may occur in the future.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

                                                     53 Weeks      52 Weeks
                                                      Ended         Ended
                                                    January 3,    January 2,
(Unaudited)                                            1998          1999
-----------                                        ------------  ------------
Total revenues.................................... $200,574,000  $191,246,000
Store closure provision...........................     (538,000)   (7,303,000)
Depreciation and amortization.....................  (19,452,000)  (25,629,000)
Income (loss) from operations.....................   12,431,000    (5,522,000)
Net loss..........................................   (7,888,000)  (28,087,000)
Basic and diluted net income (loss) per common
 share............................................        (3.21)        (8.55)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Periods

  The Company operates using a 52/53-week year ending near December 31.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

 Sources of Supply

  The Company currently buys a significant amount of its food products from four suppliers. Management believes that other suppliers could provide similar products with comparable terms.

 Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of January 1, 2000, the Company had demand deposits at various banks in excess of the $100,000 limit for insurance by the Federal Deposit Insurance Corporation. As of January 1, 2000, the Company had restricted cash of $192,000.

 Inventories

  Inventories consist of food, beverages and supplies and are stated at the lower of cost (first-in, first-out method) or market value.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

 Pre-Opening Costs

  Pre-opening costs associated with new company-owned stores are charged to expense as incurred. These amounts were not significant for the periods presented in the accompanying consolidated financial statements. Pre-opening costs associated with new franchised stores are the responsibility of the franchisee.

 Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Equipment, fixtures and leasehold improvements are depreciated or amortized over three to seven years using the straight-line method.

  Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs and renewal costs are expensed as incurred. Gains or losses from the sale or retirement of property and equipment are recorded in current operations.

 Intangible Assets

  Intangible assets consist primarily of goodwill and trademarks and are amortized using the straight-line method over 15 years. Other intangible assets such as covenants not to compete are not significant and are being amortized using the straight-line method over one to five years.

 Deferred Loan Costs

  Deferred loan costs totaling $17,141,000 resulted from the sale of $100,000,000 total principal amount of
10 1/8 percent Series A Senior Notes (the "Series A Senior Notes") on November 26, 1997, the sale of $55,000,000 total principal amount of 14 percent Senior Discount Notes ("Discount Notes") on August 24, 1998, and the sale of $40,000,000 total principal amount of 10 1/8 percent Series C Senior Notes (the "Series C Senior Notes") on August 24, 1998. These costs are being amortized to interest expense over the approximate seven-year life of the Series A Notes, the approximate seven-year life of the Discount Notes and the approximate six-year life of the Series C Senior Notes (see Note 3).

 Original Issue Discount and Discount on Senior Notes

  The Discount Notes were issued with an original issue discount which is being amortized to interest expense until the total principal amount of the Discount Notes is $55,000,000 at December 1, 2002. In addition, the Company issued common stock warrants to the holders of the Discount Notes. The value of the warrants has been accounted for as an original issue discount which is being amortized to interest expense over the approximate seven-year life of the Discount Notes. The Series C Senior Notes were issued at a discount which is being amortized to interest expense over their approximate six-year lives.

 Long-Lived Assets

  The Company reviews for impairment of long-lived assets when events or changes in circumstances indicate that the book value of an asset may not be fully recovered. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. The Company assesses impairment of long-lived assets at the lowest level for which there are identifiable cash flows that are independent of other groups of assets.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  During the year ended January 2, 1999, the Company wrote-down approximately $4,131,000 of impaired long-lived assets. The write-down included approximately $2,243,000 of equipment and leasehold improvements at company-owned stores that the Company intends to close or franchise (see Note 5). Substantially all of these assets were disposed of during the year ended January 1, 2000. The write-down also included approximately $855,000 of equipment and leasehold improvements at ten company-owned stores that the Company intends to continue to operate through the end of contractual lease terms. These assets are expected to be disposed of when the leases expire ranging from June 1999 to December 2008. Additionally, approximately $1,033,000 of goodwill that had been allocated to the impaired assets was written-down.

  During the year ended January 1, 2000, the Company wrote down approximately $1,645,000 of impaired long-lived assets. The write down included approximately $1,408,000 of equipment and leasehold improvements at 35 company-owned stores that the Company intends to franchise or continue to operate through the end of contractual lease terms. These assets are expected to be disposed of when the leases expire or the store is franchised. Additionally, approximately $237,000 of goodwill that had been allocated to the impaired assets was written-down.

  The net book value of the assets has either been fully or partially written-down because the carrying amounts exceeded the estimated future cash flows as determined in accordance with guidance in SFAS 121. During the years ended January 2, 1999 and January 1, 2000, stores associated with impaired assets generated losses of approximately $2,351,000 and $2,642,000, respectively. The impairment provisions were included in depreciation and amortization in the accompanying consolidated statements of operations for the years ended January 2, 1999 and January 1, 2000. No provisions were recorded for estimated future operating losses.

 Store Closure Reserve

  The Company accrues an estimate for the costs associated with closing a non-performing store in the period the determination is made to close the store. The accruals are for estimated store lease termination costs (see Note 5).

 Revenue Recognition

  Revenues generated from company-owned stores are recognized at the point of sale. Initial franchising and licensing fee revenues are recognized when all material services or conditions relating to the sale have been substantially performed or satisfied. Franchise and license royalties, which are based on a percentage of gross store sales, are recognized as earned. Revenues from the sale of batter that the Company produces and sells to franchisees are recognized at the time of shipment and are classified in franchising revenue. The Company receives rebates or other payments from suppliers based (directly or indirectly) on sales to franchisees and company-owned stores. Rebates related to franchisees are recorded as franchising revenue when earned. Rebates related to company-owned stores are recorded as a reduction to cost of sales when earned.

 Leases

  The Company has various operating lease commitments on both company-owned and franchised store locations and equipment. Expenses of operating leases with escalating payment terms, including leases underlying subleases with franchisees, are recognized on a straight-line basis over the lives of the related leases. The Company accrues contingent rental expense on a monthly basis for those retail stores where contingent rental expense is probable.

 Income Taxes

  The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

 Foreign Currency Translation

  The balance sheet accounts of the Company's foreign subsidiaries are translated into U.S. dollars using the applicable balance sheet date exchange rates, while revenues and expenses are translated using the average exchange rates for the periods presented. Translation gains or losses are insignificant for the periods presented.

 Fair Value of Financial Instruments

  The Company estimates that the total fair market value of its Series A/B Senior Notes and Series C Senior Notes (see Note 3) was approximately $135,100,000 and $113,400,000 as of January 2, 1999 and January 1, 2000,
respectively. These estimates are based on quoted market prices. The book values of the Company's other financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and other long-term debt obligations, approximate fair values at the respective balance sheet dates.

 Basic and Diluted Net Income (Loss) Per Common Share

  Basic net income (loss) per common share is calculated based upon the weighted average number of common shares outstanding during the periods presented. Diluted net income (loss) per common share is calculated based upon the weighted average number of common shares outstanding plus the assumed exercise of all dilutive securities using the treasury stock method. For the period from inception (September 18, 1996) to December 28, 1996, the diluted weighted average number of common shares outstanding did not include any incremental shares from the assumed exercise of dilutive stock options using the treasury stock method. For all other periods presented, stock options prior to exercise are not included in the calculation of diluted net loss per common share because their inclusion would be antidilutive, thereby decreasing the net loss per common share. The net income (loss) applicable to common shares for fiscal year 1997 was adjusted for cumulative redeemable Series A preferred stock dividends.

 Recent Accounting Pronouncement

  In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--an amendment of FASB Statement No. 133." This statement established accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. This statement is effective for fiscal years beginning after June 15, 2000 and is not expected to have a material impact on the Company's consolidated financial statements.

 Reclassifications

  Certain reclassifications have been made to the prior years' consolidated financial statements to conform with the current year presentation.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

 Long-Term Debt

  Long-term debt consists of the following:

                                                     January 2,    January 1,
                                                        1999          2000
                                                    ------------  ------------
Series A/B senior unsecured notes, interest at 10
 1/8 percent payable semi-
 annually in arrears on June 1 and December 1, due
 December 1, 2004.................................  $100,000,000  $100,000,000
Series C senior unsecured notes, interest at 10
 1/8 percent payable semi-annually in arrears on
 June 1 and December 1, due December 1, 2004 .....    40,000,000    40,000,000
Discount related to the issuance of $40,000,000
 Series C senior unsecured notes, net of
 accumulated amortization of $33,000 and $110,000,
 respectively.....................................      (566,000)     (489,000)
Senior secured discount notes, interest at 14
 percent payable semi-annually in arrears on June
 1 and December 1, commencing June 1, 2003, due
 December 1, 2005, secured by a pledge of all
 capital stock of Mrs. Fields ....................    55,000,000    55,000,000
Original issue discount related to the issuance of
 $55,000,000 senior secured discount notes, net of
 accumulated amortization of $1,674,000 and
 $6,947,000, respectively.........................   (25,356,000)  (20,083,000)
Notes payable to individuals or corporations with
 interest terms ranging from non-interest bearing
 to 15 percent, due at various dates through 2001,
 requiring monthly payments.......................    10,259,000     3,025,000
                                                    ------------  ------------
                                                     179,337,000   177,453,000
Less current portion..............................    (8,046,000)     (781,000)
                                                    ------------  ------------
                                                    $171,291,000  $176,672,000
                                                    ============  ============

  On August 24, 1998, in connection with the Great American Acquisitions, the Company issued 55,000 units (the "Units") consisting of 14 percent Senior Secured Discount Notes due December 1, 2005 (the Discount Notes") and warrants to purchase 172,926 shares of the Company common stock (the "Warrants"). Each Unit consists of $1,000 principal amount at maturity of Discount Notes and one Warrant to purchase 3.14411 shares of the Company's common stock at a price of $0.001 per share. The issuance price was $561.17 per Unit or a total price of $30,864,350. The principal amount of the Discount Notes will accrete at a rate of 14 percent compounded semi-annually to a total principal amount of $55,000,000 at December 1, 2002.

  Thereafter, the Discount Notes will accrue interest at the rate of 14 percent per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2003. In connection with the issuance of the Discount Notes, the Company recorded total original issue discount of $24,135,650. Additionally, the value allocated to the Warrants of $2,895,000 has been accounted for as original issue discount (see Note 1). In accordance with APB Opinion No. 14, the value allocated to the Warrants was based on an estimate of the relative fair values of the Warrants and Senior Secured Discount Notes at the date of issuance. The Warrants were valued using discounted cash flow and multiples of EBITDA and revenue models employing data from comparable publicly traded companies.

  The discounted cash flow model valued the Warrants by discounting the Company's projected cash flows for the five-year period ending 2002 using a 12% weighted average cost of capital and adjusting for the present value of the terminal value of the business computed using a multiple of 6 times the forecasted 2002 cash flows.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The multiple of EBITDA and revenue model valued the Warrants by computing the market values of comparable publicly traded companies' shares as a multiple of EBITDA and revenues and then applying those multiples to the EBITDA and revenues of Mrs. Fields. The multiple of revenues used to value the Warrants for Mrs. Fields was 1.2 times compared to a range of 0.4 times to 2.6 times for comparable companies. The multiple of EBITDA used to value the Warrants for Mrs. Fields was 7.3 times compared to a range of 5.7 times to 7.4 times for comparable companies.

  After generating the numerical results calculated above, the Company then considered qualitative factors such as: (1) the historical and current financial condition and results of operations of the Company and Great American; (2) published information regarding the financial performance and operating characteristics of a selected group of comparable companies; (3) recent transactions in the specialty food retailing industry; and (4) certain non-public financial and non-financial information to determine a composite valuation of the Warrants.

  The Discount Notes are secured by a pledge of all the outstanding capital stock of Mrs. Fields' Original Cookies and are general obligations of the Company, and rank senior in right of payment to all existing and future senior indebtedness of the Company. The Discount Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2002 in cash at the defined redemption price plus accrued and unpaid interest. In addition, at any time prior to December 1, 2002, the Discount Notes are redeemable at the option of the Company, in whole but not in part, in cash at a redemption price equal to 114 percent of the accreted value (determined at the date of redemption) with the net cash proceeds of one or more public equity offerings; provided that such redemption occurs within 60 days of the date of the closing of any such public equity offering.

  The Discount Notes contain certain covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) pay dividends, redeem capital stock or make certain other restricted payments or investments; (ii) incur additional indebtedness or issue preferred equity interests; (iii) merge, consolidate or sell all or substantially all of their assets; (iv) create liens on assets; (v) engage in certain asset sales; and (vi) enter into certain transactions with affiliates or related persons.

  On November 26, 1997, Mrs. Fields issued $100,000,000 total principal amount of Series A Senior Notes due December 1, 2004 pursuant to an indenture between Mrs. Fields and the Bank of New York (the "Indenture"). The Series A Senior Notes were issued pursuant to a private transaction that was not subject to the registration requirements of the Securities Act of 1933 (the "Securities Act"). On June 12, 1998, a majority of the Series A Senior Notes were exchanged for 10 1/8% Series B Senior Notes due December 1, 2004, which were registered under the Securities Act (collectively, the "Series A/B Senior Notes").

  On August 24, 1998, Mrs. Fields issued $40,000,000 total principal amount of Series C Senior Notes due December 1, 2004 in connection with the Great American Acquisitions. The Series C Senior Notes were issued under the Indenture which also governs the terms of the Series A/B Senior Notes in a private transaction that was not subject to the registration requirements of the Securities Act of 1933. The Series A/B Senior Notes and issuance of the Series C Senior Notes will be collectively referred to as the "Senior Notes". In connection with the issuance of the Series C Senior Notes, Mrs. Fields recorded a discount of approximately $600,000. This discount is being amortized to interest expense over the approximate six-year life of the Series C Senior Notes. The Senior Notes are general unsecured obligations of the Company, rank senior in right of payment to all subordinated indebtedness of Mrs. Fields and rank pari passu in right of payment with all existing and future senior indebtedness of Mrs. Fields.

  The Senior Notes are redeemable at the option of Mrs. Fields, in whole or in part, at any time on or after December 1, 2001 in cash at redemption prices defined in the Indenture, plus accrued and unpaid interest. In addition, at any time prior to December 1, 2001, Mrs. Fields may redeem up to a total of 35 percent of the principal amount at a redemption price equal to 110.125 percent of the principal, plus accrued and unpaid interest.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The Senior Notes contain certain covenants that limit, among other things, the ability of Mrs. Fields and its subsidiaries to: (i) declare or pay dividends or make any other payment or distribution on account of Mrs. Fields' or any of its subsidiaries' equity interest (including without limitation, any payment in connection with any merger or consolidation involving Mrs. Fields);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Mrs. Fields) any equity interest of Mrs. Fields or any direct or indirect parent of Mrs. Fields or other affiliates of Mrs. Fields; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinated to the Senior Notes, except as payment of interest or principal at stated maturity; or (iv) make any restricted investments except under conditions provided for in the Indenture.

  The total amount of principal maturities of debt at January 1, 2000 are as follows:

     Fiscal Year
     -----------
     2000.........................................................  $    781,000
     2001.........................................................       673,000
     2002.........................................................       729,000
     2003.........................................................       619,000
     2004.........................................................   195,104,000
     Thereafter...................................................       119,000
                                                                    ------------
                                                                    $198,025,000
                                                                    ============

 Line of Credit

  On February 28, 1998, the Company entered into an amended and restated line of credit agreement with a commercial bank which provides for a maximum commitment of up to $15,000,000 secured by essentially all of the assets of the Company. The availability under the line of credit was limited by the Company's Indenture to $8,055,000 as of January 1, 2000. Borrowings under the agreement bear interest, at the Company's option, at either the bank's prime rate or the applicable LIBOR rate plus two percent, with interest payable monthly in arrears. The Company is also obligated to pay the bank a commitment fee in the amount of one quarter of one percent of the unused portion of the revolving loan commitment. As of January 1, 2000, the Company had no outstanding borrowings under the agreement, which expires March 31, 2001. The agreement requires the Company to maintain certain financial ratios including a minimum debt service coverage ratio. At January 1, 2000, the Company was in compliance with the terms of the agreement.

 Capital Lease Obligations

  Future minimum lease payments for equipment held under capital lease arrangements as of January 1, 2000 are as follows:

     Fiscal Year
     -----------
     2000..........................................................  $1,192,000
     2001..........................................................   1,181,000
     2002..........................................................   1,099,000
     2003..........................................................     889,000
     2004..........................................................     297,000
     Thereafter....................................................     200,000
                                                                     ----------
      Total future minimum lease payments..........................   4,858,000
      Less amount representing interest............................    (909,000)
                                                                     ----------
                                                                      3,949,000
      Less current portion.........................................    (842,000)
                                                                     ----------
                                                                     $3,107,000
                                                                     ==========

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  As of January 2, 1999 and January 1, 2000, total assets held under capital lease arrangements were approximately $1,024,000 and $8,170,000 with accumulated amortization of approximately $108,000 and $1,907,000, respectively.

4. INCOME TAXES

  The components of the provision for income taxes for the years ended January 3, 1998, January 2, 1999 and January 1, 2000 are as follows:

                                               January   January 2,  January 1,
                                               3, 1998      1999        2000
                                               --------  ----------  ----------
   Current:
    Federal................................... $ 70,000  $       --  $       --
    State.....................................  228,000     245,000     186,000
    Foreign...................................   57,000      71,000      32,000
   Deferred:
    Federal...................................  367,000  (3,651,000) (1,687,000)
    State.....................................   55,000    (567,000)   (271,000)
    Change in valuation allowance............. (122,000)  4,218,000   1,958,000
                                               --------  ----------  ----------
     Total provision for income taxes......... $655,000  $  316,000  $  218,000
                                               ========  ==========  ==========


  The differences between income taxes at the statutory federal income tax rate and income taxes reported in the consolidated statements of operations are as follows for the years ended January 3, 1998, January 2, 1999 and January 1, 2000:

                                               January 3, January 2, January 1,
                                                  1998       1999       2000
                                               ---------- ---------- ----------
Federal statutory income tax rate.............    34.0%     (34.0)%    (34.0)%
 Dividends paid by subsidiary.................    34.5         --         --
 Amortization of non-deductible goodwill......    12.3        6.8       25.3
 Net operating losses utilized................    (3.9)        --         --
 State income taxes, net of federal tax
  effect......................................     5.3       (5.3)      (5.3)
 Non-deductible interest......................      --        0.8       10.0
 State franchise minimum taxes................    44.0        1.2        2.4
 Foreign taxes................................    12.3        0.3        0.4
 Change in valuation allowance................   (26.3)      20.3       14.3
 Other........................................    29.3       11.4      (11.5)
                                                 -----      -----      -----
Effective income tax rate.....................   141.5%       1.5%       1.6%
                                                 =====      =====      =====

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The significant components of the Company's deferred income tax assets and liabilities at January 2, 1999 and January 1, 2000 are as follows:

                                                      January 2,   January 1,
                                                         1999         2000
                                                      -----------  -----------
Deferred income tax assets:
 Property and equipment reserve...................... $ 3,311,000  $ 1,760,000
 Store closure reserve...............................   5,845,000    2,826,000
 Transaction cost accrual............................     514,000      306,000
 Net operating loss carryforward.....................  12,342,000   13,511,000
 Legal reserve.......................................     150,000      157,000
 Other reserves......................................     388,000      539,000
 Original issue discount interest....................     484,000    2,016,000
 Non-cash compensation expense.......................     165,000      131,000
 Accrued expenses....................................     534,000      450,000
 Alternative minimum tax credit carryforward.........     215,000      215,000
                                                      -----------  -----------
  Total deferred income tax assets...................  23,948,000   21,911,000
 Valuation allowance................................. (16,288,000) (18,246,000)
                                                      -----------  -----------
  Deferred income tax assets net of valuation
   allowance.........................................   7,660,000    3,665,000
                                                      -----------  -----------
Deferred income tax liabilities:
 Accumulated depreciation and amortization...........  (3,464,000)     (16,000)
 Other...............................................    (697,000)    (150,000)
                                                      -----------  -----------
  Total deferred income tax liabilities..............  (4,161,000)    (166,000)
                                                      -----------  -----------
  Net deferred income tax assets..................... $ 3,499,000  $ 3,499,000
                                                      ===========  ===========

  Management has provided valuation allowances on portions of the deferred income tax assets arising from the Company's business combinations. The valuation allowances established in connection with purchase accounting are not recorded through the provision for income taxes, but rather, as an increase to goodwill. During the years ended January 3, 1998 and January 2, 1999, valuation allowances of $800,000 and $6,910,000, respectively, were recorded in connection with accounting for business combinations.
  As of January 1, 2000, the Company had net operating losses of $34,397,000 that can be carried forward to offset federal income taxes. If not utilized, the tax net operating loss carryforwards begin to expire in 2009. As defined in
Section 382 of the Internal Revenue Code, the Company has acquired companies which have had a greater than 50 percent ownership change. Consequently, a certain amount of these companies' tax net operating loss carryforwards available to offset future taxable income in any one year may be limited. The maximum amount of carryforwards available in a given year is limited to the product of these companies' value on the date of ownership change and the federal long-term tax-exempt rate, plus any limited carryforwards not utilized in prior years. Although realization of the net deferred income tax assets of $3,499,000 is not assured, management believes that it is more likely than not that these assets will be realized. The amount of net deferred tax assets considered realizable, however, could be reduced in the near term based on changing conditions.

5. STORE CLOSURE AND PROPERTY AND EQUIPMENT IMPAIRMENT RESERVES

  The Company's management reviews the historical and projected operating performance of its stores on a periodic basis to identify underperforming stores for impairment of net property investment or for targeted closing. The Company's policy is to recognize a loss for that portion of the net property investment determined

            MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES to be impaired. Additionally, when a store is identified for targeted closing, the Company's policy provides for the costs of closing the store, which are predominantly estimated lease termination costs. Lease termination costs include both one-time settlement payments and continued contractual payments over time under the original lease agreements where no settlement can be resolved with the landlord. As a result, although all stores under the current exit plans will be exited by at least the end of fiscal year 2000, a portion of the store closure reserve will remain until all cash payments have been made. The Company did not accrue for future expected operating losses. If and when a reserve that was established as part of purchase accounting is not fully utilized, the Company reduces the reserve to zero and goodwill is adjusted for the corresponding amount.

  During fiscal year 1999, in accordance with accounting principles generally accepted in the United States, the Company reassessed its lease termination obligations on a store by store basis for stores closed or targeted for closing. Management reassessed the remaining store closure reserves based on all available relevant data. A portion of the reversal of the reserves was recorded as a reduction to goodwill for those stores that had reserves established at the time of an acquisition in accordance with Emerging Issues Task Force Issue 95-3 ("EITF 95-3"). The remaining portion of the reversal of the reserves was recorded to the store closure provision (benefit) in the accompanying consolidated statement of operations for those stores that initially had reserves established through that income statement line item in accordance with the SEC Staff Accounting Bulletin No. 100, "Restructuring and Impairment Charges". As of January 1, 2000, the remaining store closure reserve was $7,194,000.

 Mrs. Fields Inc. and Affiliates and Original Cookie Company and Affiliates

  In connection with the Mrs. Fields Inc. and Original Cookie Company acquisitions (see Note 1), the Company formulated a plan to exit certain stores that did not meet certain financial and geographical criteria. In general, the plan entailed closing stores that were not profitable and franchising stores that were profitable but contributed less than $50,000 in annual store cash contribution for cookie stores and less than $35,000 in annual store cash contribution for pretzel stores. Management identified 138 stores to be closed (13 of these stores were closed prior to the acquisition but had continuing lease obligations) and 64 stores to be franchised. As of January 1, 2000, there were no stores remaining to be closed and 14 stores remaining to be franchised. Management estimates that the remaining stores will be franchised during the first quarter of fiscal year 2000.

  At the date of the acquisitions, in accordance with Emerging Issues Task Force Issue 95-3 ("EITF 95-3"), the Company established a store closure reserve of $5,060,000 for the 138 stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. There was no reserve established related to the 64 stores to be franchised. Management continued to refine the plan for closing the stores after the date of the acquisitions which entailed further analysis of lease agreements and meeting with developers to assess timing and estimated lease termination costs.

  Management finalized the store closure plan in early September 1997, within one year of the date of the acquisitions. At that time, the Company recorded an additional $1,357,000 to the store closure reserve to reflect the finalized plan estimates of lease termination costs and adjusted goodwill by a comparable amount under the provisions of purchase accounting. The increase in the reserve related solely to the 138 stores originally identified to be closed. During the year ended January 2, 1999, the Company reassessed the adequacy of the store closure reserve related to the remaining stores left to be closed and recorded an additional $1,693,000 to the reserve. The additional $1,693,000 resulted from management's expectation of higher lease termination costs than the costs originally anticipated when the plan was finalized. This portion of the store closure reserve was expensed in the Company's statement of operations for the fiscal year ended January 2, 1999 as the decision to increase the reserve was made subsequent to finalization of the original plan.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  Pursuant to the exit plan, at the date of the acquisitions, the Company established an impairment reserve of $10,921,000 against the property and equipment of the stores the Company planned to exit, in order to record those assets at net realizable value. The property and equipment of 117 of the total stores to be closed were recorded at net values of zero. The property and equipment of 54 of the total stores to be franchised were recorded at the estimated net realizable amount recoverable through a franchise sale. The property and equipment of the remainder of the stores to be closed or franchised had already been reduced to net realizable value prior to the acquisitions.

  During the fiscal year ended January 3, 1998, the Company increased its store closure reserve by $538,000 for nine continuing company-owned stores that were closed during fiscal year 1997 and for one continuing company-owned store targeted for closure. These costs represent lease termination costs which include both one-time settlement payments and continued contractual payments over time under the original lease agreements where no settlement has been reached with the landlord. The amount also includes certain costs to write-down equipment and leasehold improvements to their net realizable value. This portion of the store closure reserve was expensed in the Company's consolidated statement of operations for the year ended January 3, 1998, as these stores were not identified for closure as part of any of the Company's store closure plan associated with the business combinations.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit 35 Mrs. Fields stores that were not meeting certain financial and geographical criteria. The plan also committed the Company to exit seven underperforming franchised stores that the Company determined to disenfranchise as of January 2, 1999. The identified stores to be exited under this plan are not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. These stores were originally identified as continuing company-owned stores at the date of acquisition, however, the stores have not performed as expected. The Company intends to exit the stores primarily through closing and franchising. In connection with this plan, the Company increased the store closure reserve by $4,674,000 primarily for costs to be incurred for settling lease termination costs for these stores. All of the stores identified for closure are planned to be closed or franchised by the end of fiscal year 2000. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999.

 H&M

  In connection with the H&M acquisition (see Note 1), the Company formulated a plan to exit pretzel stores that did not meet certain financial and geographical criteria. Management identified 11 stores to be closed and 14 stores to be franchised. At the date of the acquisition, in accordance with EITF 95-3, the Company established a store closure reserve of $1,000,000 for the 11 stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. Additionally, the Company established an impairment reserve of $2,500,000 against the property and equipment of the stores the Company planned to exit, in order to record those assets at net realizable value. All of the stores identified to be exited were closed or franchised by the end of fiscal year 1999.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit five H&M stores that were not meeting certain financial and geographical criteria. The stores identified to be exited under this plan were not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. In connection with this plan, the Company increased the store closure reserve by $367,000 primarily for costs to be incurred for settling lease termination costs for these stores. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999. All of the stores identified for closure were closed or franchised by the end of fiscal year 1999.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

 Pretzel Time

  In connection with the Pretzel Time acquisition (see Note 1), the Company formulated a plan to exit pretzel stores that did not meet certain financial and geographical criteria. Management identified four stores to be closed. At the date of the acquisition, in accordance with EITF 95-3, the Company established a store closure reserve of $500,000 for the four stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. All of the stores identified for closure were closed by the end of fiscal year 1999.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit five Pretzel Time stores that were not meeting certain financial and geographical criteria. The identified stores to be exited under this plan are not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. In connection with this plan, the Company increased the store closure reserve by $264,000 primarily for costs to be incurred for settling lease termination costs for these stores. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999. All of the stores identified for closure were closed or franchised by the end of fiscal year 1999.

 Great American

  In connection with the Great American Acquisitions (see Note 1), the Company formulated a plan to exit cookie stores that did not meet certain financial and geographical criteria. Management identified 54 stores to be closed and 11 stores to be franchised. At the date of the acquisitions, in accordance with EITF 95-3, the Company established a store closure reserve of $3,548,000 for the 54 stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. There was no reserve established related to the 11 stores to be franchised. The Company established an impairment reserve of $2,150,000 against the property and equipment of the stores the Company planned to exit, in order to record those assets at net realizable value. All of the stores identified for closure are planned to be closed by the end of fiscal year 2000. The timing to implement the plan was developed based on discussions and relationships with major shopping mall developers.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit five underperforming Great American franchised stores that the Company determined to disenfranchise as of January 2, 1999. The identified stores to be exited under this plan were not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. These stores were originally franchised stores at the date of acquisition, however, the stores have not performed as expected. In connection with this plan, the Company increased the store closure reserve by $305,000 primarily for costs to be incurred for settling lease termination costs for these stores. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999. All of the stores identified for closure were closed by the end of fiscal year 1999.

 Pretzelmaker

  In connection with the Pretzelmaker acquisition (see Note 1), the Company formulated a plan to exit pretzel stores that did not meet certain financial and geographical criteria. Management identified seven stores to be closed. At the date of the acquisition, in accordance with EITF 95-3, the Company established a store closure reserve of $500,000 for the seven stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. Additionally, the Company established an impairment reserve of $327,000 against the property and equipment of the stores the Company planned to exit in order to record those assets at net realizable value. All of the stores identified for closure were closed by the end of fiscal year 1999.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

 Consolidated Analysis

The following table presents a summary of the activity in the store closure reserve for the periods indicated for stores to be closed and franchised:

                   Mrs. Fields Inc. and
                    Original Cookie Co.               H&M                Pretzel Time           Great American
                  ------------------------  ----------------------- ----------------------- ------------------------
                                Company-                 Company-                Company-                 Company-
                   Business       Owned                    Owned                   Owned                    Owned
                  Combination    Stores                   Stores                  Stores                   Stores
                      and       Unrelated                Unrelated               Unrelated                Unrelated
                  Subsequent       to        Business       To       Business       to       Business        to
                  Adjustments  Acquisition  Combination Acquisition Combination Acquisition Combination  Acquisition
                  -----------  -----------  ----------- ----------- ----------- ----------- -----------  -----------
Inception,
September 16,
1996............  $5,060,000   $       --    $      --   $     --    $     --    $     --   $       --    $     --
Utilization from
inception
(September 16,
1996) to
December 28,
1996............    (305,000)         --           --         --          --          --           --           --
                  ----------   ----------    ---------   --------    --------    --------   ----------    --------
Balance,
December 28,
1996............   4,755,000          --           --         --          --           --          --          --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
July 25, 1997...         --           --     1,000,000        --          --          --           --          --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
September 2,
1997............         --           --           --         --      500,000         --           --          --
Finalization of
store closure
plan for
obligations
related to
stores
originally
identified......   1,357,000          --           --         --          --          --           --          --
Provision for
continuing
company-owned
stores targeted
for closure.....         --       538,000          --         --          --          --           --          --
Utilization for
the 53 weeks
ended January 3,
1998............  (2,145,000)    (538,000)         --         --       (1,000)        --           --          --
                  ----------   ----------    ---------   --------    --------    --------   ----------    --------
Balance, January
3, 1998.........   3,967,000          --     1,000,000        --      499,000         --           --          --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
August 24,
1998............         --           --           --         --          --          --     3,548,000         --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
November 29,
1998............         --           --           --         --          --          --           --          --
Additional
reserves for
stores
originally
identified for
closure upon
acquisition,
January 2,
1999............   1,693,000          --           --         --          --          --           --           -
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 2,
1999............         --     4,674,000          --     367,000         --      264,000          --      305,000
Utilization for
the 52 weeks
ended January 2,
1999............  (1,932,000)         --       (19,000)       --       (6,000)        --      (149,000)        --
                  ----------   ----------    ---------   --------    --------    --------   ----------    --------
Balance, January
2, 1999.........   3,728,000    4,674,000      981,000    367,000     493,000     264,000    3,399,000     305,000
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 1,
2000............     810,000          --       151,000     85,000      66,000         --           --      389,000
Reversal during
the 52 weeks
ended January 1,
2000............  (1,524,000)  (2,092,000)    (418,000)       --     (362,000)   (155,000)  (1,159,000)   (100,000)
Utilization for
the 52 weeks
ended January 1,
2000............  (1,400,000)  (1,001,000)    (178,000)  (158,000)    (88,000)    (23,000)    (566,000)    (49,000)
                  ----------   ----------    ---------   --------    --------    --------   ----------    --------
Balance, January
1, 2000.........  $1,614,000   $1,581,000    $ 536,000   $294,000    $109,000    $ 86,000   $1,674,000    $545,000
                  ==========   ==========    =========   ========    ========    ========   ==========    ========
                       Pretzelmaker                   Consolidated
                  ----------------------- ---------------------------------------
                               Company-                  Company-
                   Business      Owned       Total         Owned        Total
                  Combination   Stores      Business      Stores       Business
                      and      Unrelated  Combinations   Unrelated   Combinations
                  Subsequent      to      and Company-      to       and Company-
                  Adjustments Acquisition Owned Stores  Acquisition  Owned Stores
                  ----------- ----------- ------------- ------------ ------------
Inception,
September 16,
1996............   $     --    $     --   $ 5,060,000   $       --    $5,060,000
Utilization from
inception
(September 16,
1996) to
December 28,
1996............        --          --       (305,000)         --       (305,000)
                  ----------- ----------- ------------- ------------ ------------
Balance,
December 28,
1996............        --          --      4,755,000          --      4,755,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
July 25, 1997...        --          --      1,000,000          --      1,000,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
September 2,
1997............        --          --        500,000          --        500,000
Finalization of
store closure
plan for
obligations
related to
stores
originally
identified......        --          --      1,357,000                  1,357,000
Provision for
continuing
company-owned
stores targeted
for closure.....        --          --            --       538,000       538,000
Utilization for
the 53 weeks
ended January 3,
1998............        --          --     (2,146,000)    (538,000)   (2,684,000)
                  ----------- ----------- ------------- ------------ ------------
Balance, January
3, 1998.........        --          --      5,466,000          --      5,466,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
August 24,
1998............        --          --      3,548,000          --      3,548,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
November 29,
1998............    500,000         --        500,000          --        500,000
Additional
reserves for
stores
originally
identified for
closure upon
acquisition,
January 2,
1999............         -          --      1,693,000          --      1,693,000
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 2,
1999............        --          --            --     5,610,000     5,610,000
Utilization for
the 52 weeks
ended January 2,
1999............        --          --    (2,106,000)          --     (2,106,000)
                  ----------- ----------- ------------- ------------ ------------
Balance, January
2, 1999.........    500,000         --      9,101,000    5,610,000    14,711,000
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 1,
2000............     88,000     650,000     1,115,000    1,124,000     2,239,000
Reversal during
the 52 weeks
ended January 1,
2000............   (366,000)        --     (3,829,000)  (2,347,000)   (6,176,000)
Utilization for
the 52 weeks
ended January 1,
2000............   (117,000)        --     (2,349,000)  (1,231,000)   (3,580,000)
                  ----------- ----------- ------------- ------------ ------------
Balance, January
1, 2000.........    105,000    $650,000   $ 4,038,000   $3,156,000    $7,194,000
                  =========== =========== ============= ============ ============

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The following table presents a summary of activity for stores originally identified to be closed or franchised in connection with the applicable business combination for the periods indicated. This table does not include a summary of activity for stores the Company intends to close or franchise that were not originally identified in connection with a business combination.

                  Mrs. Fields Inc.
                    and Original
                     Cookie Co.            H&M          Pretzel Time     Great American     Pretzelmaker      Consolidated
                  ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
                  To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be
                  Closed Franchised Closed Franchised Closed Franchised Closed Franchised Closed Franchised Closed Franchised
                  ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ----------
Stores
 identified for
 closure or
 franchise at
 inception,
 September 18,
 1996...........    138      64       --       --       --       --      --       --        --       --      138       64
Stores closed
 prior to
 Inception......    (13)    --        --       --       --       --      --       --        --       --      (13)     --
Stores closed or
 franchised from
 Inception
 (September 18,
 1996) to
 December 28,
 1996...........    (17)     (3)      --       --       --       --      --       --        --       --      (17)      (3)
                   ----     ---      ----     ----     ----     ----     ---      ---      ----     ----     ---      ---
Balance,
 December 28,
 1996...........    108      61       --       --       --       --      --       --        --       --      108       61
Stores
 identified for
 closure or
 franchise upon
 acquisition,
 July 25, 1997..    --      --         11       14      --       --      --       --        --       --       11       14
Stores
 identified for
 closure or
 franchise upon
 acquisition,
 September 2,
 1997...........    --      --        --       --         4      --      --       --        --       --        4      --
Stores closed or
 franchised for
 the 53 weeks
 ended January
 3, 1998........    (70)     (9)       (3)     --       --       --      --       --        --       --      (73)      (9)
                   ----     ---      ----     ----     ----     ----     ---      ---      ----     ----     ---      ---
Balance, January
 3, 1998........     38      52         8       14        4      --      --       --        --       --       50       66
Stores
 identified for
 closure or
 franchise upon
 acquisition,
 August 24,
 1998...........    --      --        --       --       --       --       54       11       --       --       54       11
Stores
 identified for
 closure or
 franchise upon
 acquisition,
 November 19,
 1998...........    --      --        --       --       --       --      --       --          7      --        7      --
Stores closed or
 franchised for
 the 52 weeks
 ended January
 2, 1999........    (15)    (16)       (2)      (7)      (1)     --      (11)     --        --       --      (29)     (23)
                   ----     ---      ----     ----     ----     ----     ---      ---      ----     ----     ---      ---
Balance, January
 2, 1999........     23      36         6        7        3      --       43       11         7      --       82       54
Stores closed,
 franchised or
 reversed for
 the 52 weeks
 ended January
 1, 2000........    (23)    (22)       (6)      (7)      (3)     --      (37)     (10)       (7)     --      (76)     (39)
                   ----     ---      ----     ----     ----     ----     ---      ---      ----     ----     ---      ---
Balance, January
 1, 2000........    --       14       --       --       --       --        6        1       --       --        6       15
                   ====     ===      ====     ====     ====     ====     ===      ===      ====     ====     ===      ===

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The following table presents a summary of activity for stores the Company intends to close or franchise that were not originally identified to be closed or franchised in connection with a business combination:

                         Mrs. Fields Inc.
                           and Original
                            Cookie Co.            H&M          Pretzel Time     Great American     Consolidated
                         ----------------- ----------------- ----------------- ----------------- -----------------
                         To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be
                         Closed Franchised Closed Franchised Closed Franchised Closed Franchised Closed Franchised
                         ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ----------
Stores identified for
 closure (not included
 in the original store
 closure plan), during
 the 53 weeks ended
 January 3, 1998........   10      --       --       --       --       --       --       --        10      --
Stores closed or
 franchised during the
 53 weeks ended January
 3, 1998................   (9)     --       --       --       --       --       --       --        (9)     --
                          ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance, January 3,
 1998...................    1      --       --       --       --       --       --        -         1      --
Stores identified for
 closure or franchise
 (not included in the
 original store closure
 plan), for the 52 weeks
 ended January 2, 1999..   20       10        4        1        2        3        5      --        31       14
Stores closed or
 franchised for the 52
 weeks ended January 2,
 1999...................   (1)     --        (2)     --       --       --       --       --        (3)     --
                          ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance, January 2,
 1999...................   20       10        2        1        2        3        5      --        29       14
Stores closed or
 franchised for the 52
 weeks ended January 1,
 2000...................  (17)      (6)      (2)      (1)      (2)      (2)      (5)     --       (26)      (9)
                          ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance, January 1,
 2000...................    3        4      --       --       --         1      --       --         3        5
                          ===      ===      ===      ===      ===      ===      ===      ===      ===      ===

 Store Closure Reserve Payment Obligations

  As of January 1, 2000, the future estimated cash payments under the store closure reserve are as follows:

Fiscal Year

2000................................................................ $ 3,665,000
2001................................................................   1,401,000
2002................................................................     802,000
2003................................................................     591,000
2004................................................................     415,000
Thereafter..........................................................     320,000
                                                                     -----------
                                                                     $ 7,194,000
                                                                     ===========

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The following table presents a summary of changes in the property and equipment impairment reserves that were established in connection with the applicable business combination for the periods indicated for stores to be closed and franchised:

                          Mrs. Fields
                           Inc. and
                           Original                 Great
                          Cookie Co.      H&M      American   Pretzelmaker Consolidated
                          -----------  ---------  ----------  ------------ ------------
Inception, September 18,
 1996...................  $10,921,000  $     --   $      --     $    --    $10,921,000
Utilization from
 inception (September
 18, 1996) to December
 28, 1996 related to
 stores to be closed....     (854,000)       --          --          --       (854,000)
Utilization from
 inception (September
 18, 1996) to December
 28, 1996 related to
 stores to be
 franchised.............     (215,000)       --          --          --       (215,000)
                          -----------  ---------  ----------    --------   -----------
Balance, December 28,
 1996...................    9,852,000        --          --          --      9,852,000
To record property and
 equipment impairment
 upon acquisition, July
 25, 1997...............          --   2,500,000         --          --      2,500,000
Utilization for the 53
 weeks ended January 3,
 1998 related to stores
 to be closed...........   (3,299,000)  (208,000)        --          --     (3,507,000)
Utilization for the 53
 weeks ended January 3,
 1998 related to stores
 to be closed...........     (492,000)       --          --          --       (492,000)
                          -----------  ---------  ----------    --------   -----------
Balance, January 3,
 1998...................    6,061,000  2,292,000         --          --      8,353,000
To record property and
 equipment impairment
 upon acquisition,
 August 24, 1998........          --         --    2,150,000         --      2,150,000
To record property and
 equipment impairment
 upon acquisition,
 September 9, 1998......          --         --      973,000         --        973,000
To record property and
 equipment impairment
 upon acquisition,
 November 19, 1998......          --         --          --      327,000       327,000
Utilization for the 52
 weeks ended January 2,
 1999 related to stores
 to be closed...........   (1,782,000)   (93,000)   (246,000)        --     (2,121,000)
Utilization for the 52
 weeks ended January 2,
 1999 related to stores
 to be franchised.......     (435,000)  (819,000)        --          --     (1,254,000)
                          -----------  ---------  ----------    --------   -----------
Balance, January 2,
 1999...................    3,844,000  1,380,000   2,877,000     327,000     8,428,000
Addition to impairment
 for the 52 weeks ended
 January 1, 2000 related
 to stores to be
 closed.................       86,000      5,000      25,000         --        116,000
Addition to impairment
 for 52 weeks ended
 January 1, 2000 related
 to stores to be
 franchised.............      443,000     11,000         --          --        454,000
Utilization for the 52
 weeks ended January 1,
 2000 related to stores
 to be closed...........   (1,192,000)  (410,000) (1,434,000)   (158,000)   (3,194,000)
Utilization for the 52
 weeks ended January 1,
 2000 related to stores
 to be franchised.......     (935,000)  (346,000)   (41,000)         --    (1,322,000)
                          -----------  ---------  ----------    --------   -----------
Balance, January 1,
 2000...................  $ 2,246,000  $ 640,000  $1,427,000    $169,000   $ 4,482,000
                          ===========  =========  ==========    ========   ===========

6. CUMULATIVE REDEEMABLE SERIES A PREFERRED STOCK

  At its inception, the Company issued $23,143,000 of ten percent cumulative redeemable Series A preferred stock (the "Preferred Stock") to Capricorn which amount totaled Capricorn's investment in the Company. The Preferred Stock consisted of 97 shares, $.01 par value, with a liquidation preference of approximately $245,000 per share as of December 28, 1996. Capricorn was entitled to receive, out of funds legally available for the payment of dividends, cumulative dividends at an annual rate of ten percent accruable on a daily basis. All accrued but unpaid dividends were compounded on a quarterly basis at an annual rate of ten percent. During the period ended December 28, 1996 and the year ended January 3, 1998, the Company elected to add dividends totaling $642,000 and $2,173,000, respectively, to the liquidation preference. In November 1997, the Preferred Stock, including accrued but unpaid dividends totaling $2,815,000, was converted to common equity of the Company.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

7. MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK OF PRETZEL TIME, INC.

  The mandatorily redeemable cumulative preferred stock of Pretzel Time (the "Pretzel Time Preferred Stock") is nonvoting and the preferred stockholders are entitled to cumulative preferred dividends of ten percent for three years, accrued and payable upon redemption. The Pretzel Time Preferred Stock must be redeemed at $10,000 per share, plus unpaid and accumulated dividends. The excess of the redemption price over the carrying value was accreted over the period from issuance through September 1, 1999, using the effective interest method and was charged to the accumulated deficit of Pretzel Time. During the period from the acquisition of a majority ownership in Pretzel Time (September 2, 1997) to January 1, 2000, Pretzel Time increased the liquidation preference of the Pretzel Time Preferred Stock by $307,000, in lieu of paying cash dividends. In addition, the Pretzel Time Preferred Stock was increased by $736,000, for the accretion required over time to amortize the original issue discount incurred at the time of issuance.

  As of January 1, 2000, the liquidation preference and the recorded amount in the accompanying consolidated balance sheet was $1,070,000. Subsequent to January 1, 2000, the Company redeemed all of the remaining Pretzel Time Preferred Stock for $1,070,000.

8. CAPITAL TRANSACTIONS

  On June 3, 1998, the Company amended its Restated Certificate of Incorporation to provide the Company with the authority to issue up to 5,000,000 shares of common stock. In connection therewith, the Company's Board of Directors approved an effective stock split on existing shares. All common share information in the accompanying consolidated financial statements has been retroactively adjusted to reflect the effective stock split.

  In November 1997, Capricorn converted its Preferred Stock in the Company totaling $25,959,000 (including accrued but unpaid dividends of $2,815,000) to common equity of the Company. No additional shares of common stock of the Company were issued.

  On November 26, 1997, as partial consideration for Harvard's 49.9 percent interest in Mrs. Fields' Brand, the Company granted Harvard the rights to approximately four percent, or 127,349 shares, of the Company's common stock. The shares approximate total value was $1,500,000 after being appropriately discounted for lack of controlling interest and marketability (see Note 1). Although as of January 3, 1998, the Company was obligated to issue the common shares to Harvard, no certificate had been issued. However, because the Company was obligated to issue the shares as of January 3, 1998, the Company recorded them as outstanding in the accompanying consolidated financial statements. On July 17, 1998, the Company issued a common stock certificate to Harvard for the 127,349 shares.

9. COMMITMENTS AND CONTINGENCIES

 Stock Pledged as Collateral

  Mrs. Fields' Holding has pledged all of Mrs. Field's capital stock as collateral for Mrs. Fields' Holding's 14 percent Senior Secured Discount Notes due December 1, 2005 (the "Discount Notes"). Mrs. Fields' Holding issued the Discount Notes on August 24, 1998, in connection with the Great American Acquisitions (see Note 1). In connection with the issuance of the $55,000,000 principal amount at maturity of the Discount Notes, Mrs. Fields' Holding recorded a total original issue discount of approximately $24,136,000. The principal amount of the Discount Notes will accrete at a rate of 14 percent compounded semi-annually to a

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES total principal amount of $55,000,000 at December 1, 2002. Thereafter, the Discount Notes will accrue interest at the annual rate of 14 percent, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2003.

  Mrs. Fields' Holding is a holding company and does not have separate operations from which it can generate cash flows. Under the circumstances, Mrs. Fields' Holding would likely be dependent on its owners' and Mrs. Fields cash flows to make principal and interest payments when due. Interest payments totaling $7,700,000 per year will commence in 2003. Mrs Fields may pay dividends to Mrs. Fields' Holding, in order for Mrs. Fields' Holding to service the debt, if no default or event of default occurs under the Indenture and certain fixed charge coverage ratios and consolidated net income tests are met. The Discount Notes are effectively subordinated to Mrs. Fields Senior Notes.

 Legal Matters

  The Company is the subject of certain legal actions, which it considers routine to its business activities. Management, after consultation with legal counsel, believes that the potential liability to the Company under any such actions is adequately accrued for or will not materially affect the Company's consolidated financial position or results of operations.

 Operating Leases

  The Company leases retail store facilities, office space and equipment under long-term noncancelable operating lease agreements with remaining terms of one to ten years. Certain of the retail store leases provide for contingent rentals based on gross revenues. Additionally, as part of the Company's franchising program, certain locations have been subleased to franchisees.

  Rent expense was as follows for the periods presented:

                                         53 Weeks      52 Weeks      52 Weeks
                                           Ended        Ended         Ended
                                        January 3,     January       January
                                           1998        2, 1999       1, 2000
                                        -----------  ------------  ------------
     Minimum rentals..................  $30,654,000  $ 36,834,000  $ 35,510,000
     Contingent rentals...............      432,000       553,000       415,000
     Sub-lease rentals................   (8,756,000)  (12,550,000)  (10,487,000)
                                        -----------  ------------  ------------
                                        $22,330,000  $ 24,837,000  $ 25,438,000
                                        ===========  ============  ============

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  As of January 1, 2000, the future minimum lease payments due under operating leases (including future minimum lease payments for stores in the process of being closed or franchised), which include required lease payments for those stores that have been subleased, are as follows:

     Fiscal Year
     -----------
     2000.........................................................  $ 32,513,000
     2001.........................................................    27,832,000
     2002.........................................................    23,957,000
     2003.........................................................    19,691,000
     2004.........................................................    15,163,000
     Thereafter...................................................    28,650,000
                                                                    ------------
                                                                    $147,806,000
                                                                    ============

  As of January 1, 2000, the future minimum sublease payments due to the Company under these leases are as follows:

     Fiscal Year
     -----------
     2000.........................................................  $ 11,510,000
     2001.........................................................     9,617,000
     2002.........................................................     8,261,000
     2003.........................................................     6,619,000
     2004.........................................................     4,754,000
     Thereafter...................................................     6,066,000
                                                                    ------------
                                                                    $ 46,827,000
                                                                    ============

 Contractual Arrangements

  The Company entered into a supply agreement to buy frozen dough products through 2000. The agreement stipulates minimum annual purchase commitments of not less than 23,000,000 pounds of the products each year through the end of the contract. The terms of the supply agreement include certain volume incentives and penalties. The Company and the supplier may terminate the supply agreement if the other party defaults on any of the performance covenants.

  The Company has assumed an agreement with a third-party lender to provide financing to franchisees for the purchase of existing Company stores. Under the terms of the agreement, a maximum of $5,000,000 may be borrowed from the lender by franchisees of which the Company has agreed to guarantee a maximum of $2,000,000. Outstanding franchisee borrowings guaranteed by the Company under this agreement at January 2, 1999 and January 1, 2000 were approximately $295,000 and $92,000, respectively. Under the terms of the agreement, the Company is required to assume any franchisee obligations which are in default as defined. As of January 1, 2000, the Company has assumed obligations totaling approximately $33,000, which are included in the current portion of long-term debt in the accompanying consolidated balance sheets.

  The Company recorded deferred credits of approximately $1,204,000 as of September 18, 1996. The deferred credits represent volume rebates associated with the assumption of a long-term marketing and supply agreement with a supplier in connection with the Mrs. Fields Inc. and affiliates and Original Cookie Company and affiliates business combinations discussed in Note 1. Under terms of the agreement, the Company is obligated to purchase a minimum amount of product from the supplier. The supplier periodically prepays rebates to the Company for anticipated purchases. The Company records the prepayments as deferred credits and amortizes them ratably as purchases are made from the supplier. This agreement was amended in January

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

1997 and an additional $600,000 in deferred credits were recorded. The amended agreement expires on the later of December 31, 2003 or when the Company has met its revised purchase commitment. In conjunction with this amendment, certain minimum commitments from the previous agreement were carried forward and others were forgiven. Additionally, in November 1997, Pretzel Time entered into a long-term marketing and supply agreement with a supplier. Under terms of the agreement, the Company is obligated to purchase a minimum amount of product from the supplier. An additional $437,000 in deferred credits were recorded under this agreement. The termination date of this agreement will be the later of December 31, 2003 or when Pretzel Time has met its purchase commitment. Under these agreements, the Company recognized approximately $1,393,000, and $812,000 primarily as a reduction to food cost of sales during the years ended January 3, 1998 and January 2, 1999.

  In connection with the Pretzelmaker acquisition, the Company recorded deferred credits of approximately $170,000 relating to long-term marketing and supply agreement that Pretzelmaker had entered into in November of 1997, which was later amended in April 1998. Under the terms of the agreement, the Company is obligated to purchase a minimum amount of product from the supplier. Under this agreement the Company recognized approximately $40,000 primarily as a reduction to foods cost of sales during fiscal 1999. The termination date of this agreement is April 2003.

  In November 1996, the Company entered into a consulting agreement (the "Consulting Agreement") with Debbi Fields, a director of the Company, under which Debbi Fields traveled and performed public relations and advertising activities on behalf of the Company for at least 50 days a year for a fee of $250,000 per year, with an option to perform these services for 20 additional days a year for additional pay of $5,000 per day. The compensation increased by 10 percent for 1999. The Consulting Agreement expired on December 31, 1999 and is not expected to be renewed.

  The Company has entered into employment agreements with five key officers with terms of two to three years. The agreements are for a total annual base salary of $1,172,000. If the Company terminates employment without cause, or the employee terminates employment with good reason, the employee can receive in severance pay the amount equal to the product of his or her then current semi-monthly base salary by the greater of the number of semi-monthly periods from the notice of termination or 36 to 48 semi-monthly periods, plus a portion of any discretionary bonus that would otherwise have been payable. The agreements have customary provisions for other benefits and also include noncompetition clauses.

10. RELATED-PARTY TRANSACTIONS

  As of January 2, 1999 and January 1, 2000, the Company had receivables due from franchisees and licensees, primarily related to prepaid rent which the Company had paid on behalf of franchisees, totaling approximately $6,003,000 and $3,708,000, respectively. These amounts are included in amounts due from franchisees and affiliates and are net of allowance for doubtful accounts totaling $1,078,000 and $821,000, respectively.

  The Company paid fees to Korn/Ferry International ("Korn/Ferry") totaling approximately $157,000, $70,600 and $35,200, during the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively. Korn/Ferry is an executive search firm of which one of the Company's directors is the Chairman. The Company believes that the arrangements were on terms that could have been obtained from an unaffiliated third party.

  A director of the Company is a consultant and an advisor to Dillon Read & Co., Inc. ("Dillon Read"). In 1997, the Company paid to Dillon Read a fee of approximately $707,000 in connection with the restructuring of the Company in September 1996. The director's company did not receive a fee from the Company during the fiscal years ended January 2, 1999 or January 1, 2000. The Company believes that the arrangements were on terms that could have been obtained from an unaffiliated third party.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  During 1999, the founder and minority stockholder of Pretzel Time paid to the Company all but $107,000 of amounts owed the Company for loans and lease payments. The remianing $107,000 is expected to be paid to the Company during 2000. This amount is recorded in accounts receivable and other assets in the accompanying consolidated balance sheets.

  In May 1999, Mrs. Fields' Holding, Mrs. Fields, Pretzel Time, a former Pretzel Time shareholder and Capricorn entered into an assignment and assumption agreement under which Capricorn agreed to assume a payment obligation of Mrs. Fields of $2,000,000 for Pretzel Time stock held by the former shareholder that was due on December 31, 1999. In a related transaction on the same date, Capricorn and Mrs. Fields' Holding entered into a contribution agreement under which Mrs. Fields' Holding and Capricorn agreed to treat the assumption by Capricorn of the Mrs. Fields payment obligation as a capital contribution from Capricorn to Mrs. Fields' Holding, and as a capital contribution from Mrs. Fields' Holding to Mrs. Fields. Under the terms of the agreement, Mrs. Fields' Holding issued 101,420 shares of common stock to Capricorn.

11. STOCK-BASED COMPENSATION AND INCENTIVE PLANS

 Stock Appreciation Rights Plan

  During the second quarter of 1997, the Company agreed to issue 12,402 shares of the Company's common stock to a consultant for consulting services provided to the Company from the inception of the Company through June 30, 1997 and for the settlement of obligations under a previously existing stock appreciation rights plan. At the settlement date, the Company's common stock was valued at $10 per share as determined by the Board of Directors. During the period from inception through June 1997, the Company recorded approximately $124,000 of consulting expense related to these obligations which is included in general and administrative expenses in the accompanying consolidated statements of operations and recorded the shares as outstanding in the accompanying consolidated financial statements. On July 17, 1998, the Company issued a common stock certificate to the consultant for the 12,402 shares.

 Director Stock Purchase Plan

  Effective September 18, 1996, the Company established the Mrs. Fields' Holding Company, Inc. Director Stock Purchase Plan (the "Director Stock Purchase Plan"). Under the Director Stock Purchase Plan, shares of the Company's common stock, either restricted or vested, may be issued to directors of the Company. On January 1, 1997, the directors of the Company were offered an opportunity to purchase vested shares of the Company's common stock under the Director Stock Purchase Plan for $10 per share, which was the fair market value of the Company's stock as of that date as determined by the Board of Directors. Selected directors participated and subscribed to purchase 51,667 vested shares of common stock. As a result, the Company recorded approximately $517,000 of common stock subscriptions receivable in the accompanying consolidated financial statements as of January 3, 1998. During fiscal 1998, the Company collected all $517,000 of common stock subscriptions receivable. Additionally, on January 1, 1997, the Company granted to the participating directors a total of 28,333 restricted shares of the Company's common stock for no cash consideration. Restricted shares vested 50 percent on January 1, 1999 and 50 percent on January 1, 2000. The Company recognized compensation cost totaling approximately $283,000 related to the grant of restricted shares on a straight-line basis over the vesting period.

  The Company recorded the 51,677 vested shares and 28,333 restricted shares to the directors as outstanding in the accompanying consolidated financial statements at the time of issuance. On July 17, 1998, the Company issued common stock certificates to the directors for a total of 51,667 vested shares and 28,333 restricted shares.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

 Director Stock Option Plan
  On September 18, 1996, the Company established the Mrs. Fields' Holding Company, Inc. Director Stock Option Plan (the "Director Stock Option Plan"). A committee of the Board of Directors is authorized to administer the Director Stock Option Plan and has the power, among other things, to grant awards of options for the Company's common stock to outside directors of the Company and its direct and indirect subsidiaries. Options granted under the Director Stock Option Plan are non-qualified under section 422 of the Internal Revenue Code. The Director Stock Option Plan provides for the issuance of time vested options, which vest 25 percent per year on the anniversaries of the dates on which they are granted, and vest in full upon a change of control of the Company or Mrs. Fields. Options expire no later than ten years after the date the options are granted. A total of 50,000 shares of the Company's common stock are reserved for issuance under the Director Stock Option Plan.

  On January 1, 1997, the Company issued options to purchase 20,100 shares of common stock with an exercise price of $10 per share to directors under the Director Stock Option Plan. On January 1, 1998 and January 1, 1999, the Company issued options to purchase 10,752 and 3,804 shares of common stock, respectively, with exercise prices of $16.74 and $19.72, respectively, to directors under the Director Stock Option Plan. All options granted were at prices equal to or greater than the fair market value of the underlying shares of common stock of the Company at the grant date as valued by the Board of Directors.

 Employee Stock Option Plan
  Effective September 18, 1996, the Company established the Mrs. Fields' Holding Company, Inc. Employee Stock Option Plan (the "Employee Stock Option Plan"). A committee of the Board of Directors is authorized to administer the Employee Stock Option Plan and has the power, among other things, to grant awards of options for the Company's common stock to officers and other employees of the Company and its direct and indirect subsidiaries. Options granted under the Employee Stock Option Plan are non-qualified under section 422 of the Internal Revenue Code. The Employee Stock Option Plan provides for the issuance of three types of options. Performance-vested options are deemed to be vested 20 percent for fiscal year 1997 and vest an additional 20 percent per year for each subsequent fiscal year in which there is at least a 110 percent increase in Adjusted EBITDA, as defined, of the Company. Although, in 1998 the Company did not achieve the performance requirement, the Board of Directors deemed the performance-vested options vested an additional 20 percent for 1998. Time-vested options vest 25 percent per year on the anniversaries of the dates on which they are granted, and vest in full upon a change in control of the Company or Mrs. Fields. Upside options vest upon the earlier to occur of the expiration of such option and a change of control, based on certain internal rate of return ("IRR") targets: (i) if IRR through the vesting date is less than 20 percent, the option will not vest; (ii) if IRR is from 20 percent to 24.99 percent, the option will vest one-third; (iii) if IRR is from 25 percent to 29.99 percent, the option will vest two-thirds; and (iv) if IRR is at least 30 percent, the option will vest in full. All options expire no later than ten years after the date the options are granted. A total of 492,840 shares of the Company's common stock are reserved for issuance under the Employee Stock Option Plan.

  On September 18, 1996, the Company issued performance-vested options to purchase 106,782 shares of common stock, time-vested options to purchase 114,996 shares of common stock and upside options to purchase 98,568 shares of common stock to key employees of the Company at exercise prices of $10 per share. During fiscal 1997, the Company issued performance-vested options to purchase 8,214 shares of common stock and time-vested options to purchase 16,428 shares of common stock to a key employee of the Company at an exercise price of $13 per share. During fiscal 1999, the Company issued performance-vested options to purchase 42,218 shares of common stock and time-vested options to purchase 42,218 shares of common stock to key employees of the Company at exercise prices of $19.72 per share. All options were granted at exercise prices equal to or greater than the fair market value of the underlying shares of common stock of the Company at the grant dates as valued by the Board of Directors.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  Performance-vested options and upside options are variable plan options and are accounted for in accordance with APB Opinion No. 25 ("APB No. 25"). A final measurement of compensation has not taken place related to the grants of such options because the number of options that will ultimately vest is not known. During the years ended January 2, 1999 and January 1, 2000, the Company recorded compensation expense (benefit) of $420,000 and $(13,000), respectively, related to these options in accordance with variable plan accounting.

 Accounting For Stock-Based Compensation Plans

  The Company applies APB No. 25 and related interpretations in accounting for its stock-based compensation plans as they relate to employees and directors. Accordingly, no compensation expense is recognized for its stock-based compensation and incentive plans related to directors and employees unless the equity instruments were issued at less than their intrinsic fair market value. During the years ended January 3, 1998, January 2, 1999 and January 1, 2000, the Company recorded compensation expense (benefit) totaling $94,000, $559,000 and $(13,000), respectively, related to equity instruments that were issued at less than their intrinsic fair market value. Had compensation expense for the Company's stock option plans and other stock-based compensation plans been determined in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net income (loss) would have been as follows:

                                           53 Weeks     52 Weeks     52 Weeks
                                             Ended       Ended         Ended
                                            January    January 2,   January 1,
                                            3, 1998       1999         2000
                                           ---------  ------------  -----------
Net loss:
As reported............................... $(624,000) $(21,505,000) (14,218,000)
Pro forma.................................  (747,000)  (21,598,000) (14,313,000)

  As of January 3, 1998, January 2, 1999 and January 1, 2000 and for the years then ended, the Company's stock option information is as follows:

                           January 3, 1998  January 2, 1999  January 1, 2000
                           ---------------- ---------------- -----------------
                                     Wtd.             Wtd.              Wtd.
                                     Avg.             Avg.              Avg.
                                   Exercise         Exercise          Exercise
                           Shares   Prices  Shares   Prices  Shares    Prices
                           ------- -------- ------- -------- -------  --------
Outstanding at beginning
 of year.................. 340,446  $10.00  375,840  $10.39  379,644   $10.48
Granted...................  35,394   14.14    3,804   19.72   84,436    19.72
Forfeited.................      --      --       --      --  (18,071)   10.00
Exercised.................      --      --       --      --  (14,785)   10.00
                           -------          -------          -------
Outstanding at end of
 year..................... 375,840   10.39  379,644   10.48  431,224    12.33
                           =======          =======          =======
Exercisable at end of
 year.....................  55,815   10.04  119,384   10.31  142,011    10.54
Weighted average fair
 value of options
 granted.................. $  3.01          $  4.21          $  6.76

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  The following table summarizes information about the stock options outstanding at January 1, 2000:

                                                 Options Outstanding
                                       ---------------------------------------
                                          Number      Wtd. Avg.     Options
                                        Outstanding   Remaining   Exercisable
                                       at January 1, Contractual at January 1,
     Range of Exercise Prices              2000         Life         2000
     ------------------------          ------------- ----------- -------------
     $10.00...........................    307,590     6.7 years     125,142
     $13.00...........................     24,642     7.5 years      10,542
     $16.74...........................     10,752     8.0 years       5,376
     $19.72...........................     88,240     9.6 years         951
                                          -------                   -------
     $10.00 to $19.72.................    431,224     7.3 years     142,011
                                          =======                   =======

  The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the years ended January 3, 1998, January 2, 1999, and January 1, 2000: risk-free interest rate of 6.0 percent for each of the three years, expected dividend yields of zero percent, expected lives of 4 to 7 years, and no volatility.

12. EMPLOYEE BENEFIT PLAN

  The Company sponsors the Mrs. Fields' Original Cookies, Inc. 401(k) Retirement Savings Plan (the "Plan") for all eligible employees. Under the terms of the Plan, employees may make contributions to the Plan, a portion of which is matched by contributions from the Company. The total Company contributions to the Plan for the years ended January 3, 1998, January 2, 1999 and January 1, 2000 were approximately $97,900, $171,000 and $168,000, respectively.

13. REPORTABLE SEGMENTS

  Operating segments are components of the Company for which separate financial information is available that is evaluated regularly by the Chief Operating Decision Maker in deciding how to allocate resources and in assessing performance. This information is reported on the basis that it is used internally for evaluating segment performance. Mrs. Fields' Holding has two reportable operating segments; namely, company-owned stores and related activity and franchising and licensing activity. The segments are determined by revenue source; direct sales or royalties and license fees. The company-owned stores segment consists of both cookie and pretzel stores owned and operated by Mrs. Fields. The franchising and licensing segment consists of cookie and pretzel stores, which are owned and operated by third parties who pay Mrs. Fields an initial franchise or license fee and monthly royalties based on a percentage of gross sales, and other licensing activity not related to cookie or pretzel stores. The accounting policies for the segments are discussed in the summary of significant accounting policies (see Note 2). Sales and transfers between segments are eliminated in consolidation.

  Mrs. Fields' Holding evaluates performance of each segment based on contribution margin. Mrs. Fields' Holding does not allocate any interest income, interest expense, depreciation and amortization or assets to its reportable operating segments.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

  Segment revenue and contribution margin are presented in the following table:

                                                      Franchising,
                                           Company-    Licensing
                                         Owned Stores  and Other      Total
                                         ------------ ------------ ------------
Year ended January 3, 1998
Revenue................................. $127,845,000  $6,563,000  $134,408,000
Contribution margin.....................   28,985,000   6,563,000    35,548,000
Year ended January 2, 1999
Revenue.................................  140,235,000  14,001,000   154,236,000
Contribution margin.....................   30,337,000  10,414,000    40,751,000
Year ended January 1, 2000
Revenue.................................  152,268,000  28,669,000   180,937,000
Contribution margin.....................   31,189,000  23,791,000    54,980,000

  The reconciliation of contribution margin to net loss is as follows:

                                       Fiscal 1997  Fiscal 1998   Fiscal 1999
                                       -----------  ------------  ------------
Contribution margin................... $35,548,000  $ 40,751,000  $ 54,980,000
General and administrative expense.... (16,436,000)  (19,583,000)  (21,965,000)
Store closure (provision) benefit.....    (538,000)   (7,303,000)    1,579,000
Depreciation and amortization......... (10,450,000)  (19,867,000)  (24,253,000)
Interest expense, net.................  (7,281,000)  (14,323,000)  (23,788,000)
Other expense, net....................  (1,467,000)   (1,180,000)     (771,000)
                                       -----------  ------------  ------------
Net loss.............................. $  (624,000) $(21,505,000) $(14,218,000)
                                       ===========  ============  ============

  Geographic segment information is as follows:

                                                        Domestic
                              Domestic   International Franchising International
                              Company-   Company-Owned     and      Franchising
                            Owned Stores    Stores      Licensing  and Licensing
                            ------------ ------------- ----------- -------------
Revenue
Fiscal 1997................ $127,736,000   $109,000    $ 6,150,000   $413,000
Fiscal 1998................  140,018,000    217,000     13,738,000    263,000
Fiscal 1999................  152,249,000     19,000     28,450,000    219,000

  Revenues from international franchising and licensing are earned principally from Canada and Australia with no other countries having material representation. Revenues from international company-owned stores are immaterial.

  There were no customers who accounted for more than 10% of Mrs. Fields' Holdings total revenue or either segment's revenue. The Company has a $1,326,000 receivable from a company, which represents 14.8 percent of the Company's total receivables.

              MRS. FIELDS' HOLDING COMPANY, INC. AND SUBSIDIARIES

14. SUBSEQUENT EVENT

  On February 9, 2000, Capricorn Investors III, L.P., an affiliate of Capricorn, entered into an agreement to acquire TCBY Enterprises, Inc. ("TCBY"), a retail snack food company. It is expected that, if this acquisition is completed, Mrs. Fields will enter into a management agreement to provide management services to TCBY. If completed, this acquisition would occur no earlier than the second quarter of 2000. There can be no assurance that this acquisition will be completed. There has been no agreement signed regarding the terms of the management agreement. Management of Mrs. Fields believes that, if completed, this acquisition would offer Mrs. Fields the opportunity to sell its products in TCBY stores.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mrs. Fields' Original Cookies, Inc.:

We have audited the accompanying consolidated balance sheets of Mrs. Fields' Original Cookies, Inc. (a Delaware corporation) and subsidiaries as of January 2, 1999 and January 1, 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three fiscal years in the period ended January 1, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of January 2, 1999 and January 1, 2000, and the consolidated results of their operations and their cash flows for each of the three fiscal years in the period ended January 1, 2000 in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Salt Lake City, Utah
March 27, 2000

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                          January 2, January 1,
                                                             1999       2000
                                                          ---------- ----------
CURRENT ASSETS:
  Cash and cash equivalents.............................   $  4,751   $  4,919
  Accounts receivable, net of allowance for doubtful
   accounts of and $74 and $111, respectively...........      3,208      4,295
  Amounts due from franchisees and licensees, net of
   allowance for doubtful accounts of $1,078 and $821,
   respectively.........................................      6,003      3,708
  Inventories...........................................      5,503      4,977
  Prepaid rent and other................................      4,017      1,336
  Deferred income tax assets............................        861      1,360
                                                           --------   --------
    Total current assets................................     24,343     20,595
                                                           --------   --------
PROPERTY AND EQUIPMENT, at cost:
  Leasehold improvements................................     29,914     26,698
  Equipment and fixtures................................     17,108     22,540
  Land..................................................        240        240
                                                           --------   --------
                                                             47,262     49,478
  Less accumulated depreciation and amortization........    (15,465)   (20,813)
                                                           --------   --------
    Net property and equipment..........................     31,797     28,665
                                                           --------   --------
DEFERRED INCOME TAX ASSETS..............................      2,638      2,139
                                                           --------   --------
GOODWILL, net of accumulated amortization of $11,231 and
 $21,156, respectively..................................    145,782    132,479
                                                           --------   --------
TRADEMARKS AND OTHER INTANGIBLES, net of accumulated
 amortization of $2,615 and $3,700, respectively........     14,296     13,062
                                                           --------   --------
DEFERRED LOAN COSTS, net of accumulated amortization of
 $1,320 and $4,052, respectively........................     11,718     10,818
                                                           --------   --------
OTHER ASSETS ...........................................      1,332        652
                                                           --------   --------
                                                           $231,906   $208,410
                                                           ========   ========



          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                 (Dollars in thousands, except per share data)

                      LIABILITIES AND STOCKHOLDER'S EQUITY

                                                         January 2, January 1,
                                                            1999       2000
                                                         ---------- ----------
CURRENT LIABILITIES:
  Current portion of long-term debt.....................  $  8,046   $    781
  Current portion of capital lease obligations..........       299        842
  Accounts payable......................................    10,723     10,514
  Bank overdraft........................................     4,133        --
  Accrued liabilities...................................     3,597      2,851
  Current portion of store closure reserve..............     4,577      3,665
  Accrued salaries, wages and benefits..................     3,155      3,180
  Accrued interest payable..............................     1,260      1,288
  Sales taxes payable...................................       962      1,128
  Deferred credits......................................       318        132
                                                          --------   --------
    Total current liabilities...........................    37,070     24,381
LONG-TERM DEBT, net of current portion and discount.....   141,647    141,755
STORE CLOSURE RESERVE, net of current portion...........    10,134      3,529
CAPITAL LEASE OBLIGATIONS, net of current portion.......       997      3,107
                                                          --------   --------
    Total liabilities...................................   189,848    172,772
                                                          --------   --------

COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)

MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK of
 Pretzel Time (a wholly owned subsidiary), aggregate
 liquidation preference of $1,495 and $1,070,
 respectively...........................................     1,261      1,070
                                                          --------   --------

MINORITY INTEREST.......................................       119        111
                                                          --------   --------

STOCKHOLDER'S EQUITY:
  Common stock, $.01 par value; 1,000 shares authorized,
   400 shares outstanding...............................       --         --
  Additional paid-in capital............................    59,899     61,899
  Accumulated deficit...................................   (19,221)   (27,442)
                                                          --------   --------
    Total stockholder's equity..........................    40,678     34,457
                                                          --------   --------
                                                          $231,906   $208,410
                                                          ========   ========


          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

                                                53 Weeks   52 Weeks   52 Weeks
                                                 Ended      Ended      Ended
                                               January 3, January 2, January 1,
                                                  1998       1999       2000
                                               ---------- ---------- ----------
REVENUES:
  Net store and food sales....................  $127,845   $140,235   $152,268
  Franchising.................................     4,535     12,464     24,782
  Licensing...................................     2,028      1,537      3,887
                                                --------   --------   --------
    Total revenues............................   134,408    154,236    180,937
                                                --------   --------   --------
OPERATING COSTS AND EXPENSES:
  Selling and store occupancy costs...........    66,832     75,003     79,634
  Cost of sales...............................    32,028     38,482     46,323
  General and administrative..................    16,192     19,017     21,972
  Store closure provision (benefit)...........       538      7,303     (1,579)
  Depreciation and amortization...............    10,403     19,820     24,206
                                                --------   --------   --------
    Total operating costs and expenses........   125,993    159,625    170,556
                                                --------   --------   --------
      Income (loss) from operations...........     8,415     (5,389)    10,381
                                                --------   --------   --------
OTHER INCOME (EXPENSE), net:
  Interest expense............................    (7,830)   (13,197)   (17,880)
  Interest income.............................       246        623         53
  Other expense, net..........................      (368)      (409)      (230)
                                                --------   --------   --------
    Total other expense, net..................    (7,952)   (12,983)   (18,057)
                                                --------   --------   --------
  Income (loss) before provision for income
   taxes, preferred stock accretion and
   dividends of subsidiaries and minority
   interest...................................       463    (18,372)    (7,676)
PROVISION FOR INCOME TAXES....................      (655)      (316)      (218)
                                                --------   --------   --------
  Loss before preferred stock accretion and
   dividends of subsidiaries and minority
   interest...................................      (192)   (18,688)    (7,894)
PREFERRED STOCK ACCRETION AND DIVIDENDS OF
 SUBSIDIARIES.................................      (644)      (444)      (305)
MINORITY INTEREST.............................      (138)       (11)       (22)
                                                --------   --------   --------
    Net loss..................................  $   (974)  $(19,143)  $ (8,221)
                                                ========   ========   ========


          The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                   (Dollars in thousands, except share data)

                                                           Retained
                                Common Stock  Additional   Earnings
                                -------------  Paid-in   (Accumulated
                                Shares Amount  Capital     Deficit)    Total
                                ------ ------ ---------- ------------ --------
BALANCE, December 28, 1996.....  400   $ --    $15,000     $  1,961   $ 16,961
  Parent contribution of
   investment in Pretzel Time..  --      --      4,200          --       4,200
  Parent contribution of note
   receivable due from Pretzel
   Time's minority stockholder
   and founder.................  --      --        500          --         500
  Parent contribution of
   investment in Mrs. Fields'
   Brand.......................  --      --      6,500          --       6,500
  Conversion to equity of note
   payable to parent...........  --      --      4,643          --       4,643
  Dividend paid to parent......  --      --        --        (1,065)    (1,065)
  Net loss.....................  --      --        --          (974)      (974)
                                 ---   -----   -------     --------   --------
BALANCE, January 3, 1998.......  400     --     30,843          (78)    30,765
  Parent equity infusion.......  --      --     29,056          --      29,056
  Net loss.....................  --      --        --       (19,143)   (19,143)
                                 ---   -----   -------     --------   --------
BALANCE, January 2, 1999.......  400     --     59,899      (19,221)    40,678
  Parent contribution..........  --      --      2,000          --       2,000
  Net loss.....................  --      --        --        (8,221)    (8,221)
                                 ---   -----   -------     --------   --------
BALANCE, January 1, 2000.......  400   $ --    $61,899     $(27,442)  $ 34,457
                                 ===   =====   =======     ========   ========


          The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                 53 Weeks   52 Weeks   52 Weeks
                                                  Ended      Ended      Ended
                                                January 3, January 2, January 1,
                                                   1998       1999       2000
                                                ---------- ---------- ----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net loss.....................................   $   (974)  $(19,143)  $ (8,221)
 Adjustments to reconcile net loss to net cash
  provided by operating activities, net of
  effects from acquisitions:
  Depreciation and amortization...............     10,403     19,820     24,206
  Amortization of discount on notes...........        --          32         77
  Amortization of deferred loan costs.........        --       1,250      2,732
  Loss (gain) on disposition of assets........        368        409       (142)
  Deferred income taxes.......................        210        --         --
  In-kind interest expense on note payable to
   stockholder................................        338        --         --
  Preferred stock accretion and dividends of
   subsidiaries...............................        644        444        305
  Minority interest...........................        234         11         (8)
  Changes in assets and liabilities, net of
   effects from acquisitions:
   Accounts receivable........................       (353)    (1,673)    (1,087)
   Amounts due from franchisees and
    licensees.................................       (514)      (866)     2,295
   Inventories................................        136       (822)       526
   Prepaid rent and other.....................       (895)       932      2,681
   Other assets...............................        427      1,437        680
   Accounts payable and accrued liabilities...     (6,651)    (1,364)      (955)
   Store closure reserve......................     (1,666)     5,196     (5,219)
   Accrued salaries, wages and benefits.......         80      1,264         25
   Accrued interest payable...................       (586)      (713)        28
   Sales taxes payable........................        261        (80)       166
   Deferred credits...........................       (543)      (838)      (186)
                                                 --------   --------   --------
    Net cash provided by operating
     activities...............................        919      5,296     17,903
                                                 --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Net cash paid for acquisitions and related
  costs.......................................    (10,949)   (32,835)       --
 Purchase of property and equipment, net of
  effects from acquisitions...................     (4,678)    (8,235)    (5,157)
 Proceeds from the sale of assets.............        122        176        461
                                                 --------   --------   --------
    Net cash used in investing activities.....    (15,505)   (40,894)    (4,696)
                                                 --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of long-term debt.....    108,250     39,400        --
 Bank overdraft...............................        --       4,133     (4,133)
 Principal payments on long-term debt.........    (77,009)   (41,257)    (5,978)
 Payment of debt financing costs..............     (5,976)    (7,062)    (1,832)
 Cash advance from Mrs. Fields' Holding.......      1,500        --         --
 Repayment of cash advance to Mrs. Fields'
  Holding.....................................     (1,500)       --         --
 Payment of cash dividend to Mrs. Fields'
  Holding.....................................     (1,065)       --         --
 Equity contribution from Mrs. Fields'
  Holding.....................................        --      29,056        --
 Principal payments on capital lease
  obligations.................................        (36)      (123)      (600)
 Reduction in preferred stock of Pretzel
  Time........................................        --         (85)      (496)
                                                 --------   --------   --------
    Net cash provided by (used in) financing
     activities...............................     24,164     24,062    (13,039)
                                                 --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................      9,578    (11,536)       168
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE
 YEAR.........................................      6,709     16,287      4,751
                                                 --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF THE YEAR..   $ 16,287   $  4,751   $  4,919
                                                 ========   ========   ========

  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

Supplemental Disclosure of Cash Flow Information:

  Cash paid for interest was approximately $8,416, $12,440 and $17,957 for the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively.

  Cash paid for income taxes was approximately $217, $209 and $401 for the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively.

Supplemental Disclosure of Noncash Investing and Financing Activities:

  On November 26, 1997, Mrs. Fields' Holding Company, Inc. ("Mrs. Fields' Holding") converted to common equity of the Company $4,643 total principal amount of convertible subordinated notes and contributed to the Company all of the common equity of Mrs. Fields' Brands after converting its preferred stock interests totaling $3,935 to common equity.

  On July 25, 1997, certain assets were acquired and certain liabilities were assumed of H & M Concepts Ltd. Co. by Mrs. Fields' Pretzel Concepts, Inc. ("Pretzel Concepts") as follows. Additionally, in connection with the purchase accounting, certain other accruals were recorded (see Note 1).

      Fair value of assets acquired.................................... $15,780
      Net cash paid....................................................  (5,750)
      Notes payable issued.............................................  (8,000)
                                                                        -------
        Liabilities assumed............................................ $ 2,030
                                                                        =======

  On September 2, 1997, 56 percent of the shares of common stock of Pretzel Time, Inc. ("Pretzel Time") were acquired by Mrs. Fields' Holding as follows. Additionally, in connection with the purchase accounting, certain other accruals were recorded (see Note 1).

      Fair value of assets acquired.................................... $ 8,311
      Net cash paid....................................................  (4,200)
                                                                        -------
        Liabilities assumed............................................ $ 4,111
                                                                        =======

  On November 26, 1997, Mrs. Fields' Holding contributed all of the assets and liabilities of Pretzel Concepts, Mrs. Fields' Holding's 56 percent of the shares of common stock of Pretzel Time and a $500 note receivable from Pretzel Time's founder and minority stockholder to the Company. Mrs. Fields' Holding also contributed all of the common stock of Mrs. Fields' Brands to Mrs. Fields.

  During the period from the acquisition of the majority ownership of Pretzel Time (September 2, 1997) to January 1, 2000, Pretzel Time increased its mandatorily redeemable cumulative preferred stock liquidation preference by approximately $307, in lieu of paying cash dividends. In addition, for the same period, Pretzel Time's mandatorily redeemable cumulative preferred stock was increased by approximately $763 for the accretion required over time to amortize the original issue discount.

          The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                             (Dollars in thousands)

  In August 1998, the Company acquired all of the outstanding capital stock and subordinated indebtedness of Cookies USA, Inc. ("Cookies USA") for a total purchase price of approximately $18,400. During August and September 1998, the Company also entered into agreements with three franchisees of Cookies USA (the "Great American Franchisees") under which the Company purchased a total of 37 Great American Cookies franchises for a total purchase price of $16,328. The total purchase price for all of these acquisitions of $34,728 was allocated, as follows. Additionally, in connection with the purchase accounting, certain other accruals were recorded (see Note 1).

      Fair value of assets acquired................................... $ 77,410
      Net cash paid...................................................  (27,771)
                                                                       --------
        Liabilities assumed........................................... $ 49,639
                                                                       ========

  In October 1998, the Company acquired the assets of the Cookie Conglomerate, Inc. ("Cookie Conglomerate") for a total purchase price of $2,800. The total purchase price was allocated as follows:

      Fair value of assets acquired..................................... $2,800
      Net cash paid.....................................................    --
                                                                         ------
        Liabilities assumed............................................. $2,800
                                                                         ======

  In November 1998, the Company acquired all of the outstanding stock of Pretzelmaker Holdings, Inc. ("Pretzelmaker") for $5,419. The total purchase price was allocated as follows:

      Fair value of assets acquired.................................... $ 8,519
      Net cash paid....................................................  (1,100)
                                                                        -------
        Liabilities assumed............................................ $ 7,419
                                                                        =======

  During the years ended January 2, 1999 and January 1, 2000, the Company acquired property and equipment under capitalized lease obligations and long-term debt totaling $3,786 and $3,997 respectively. No property and equipment was acquired under capitalized lease obligations during the year ended January 3, 1998.

  During the year ended January 1, 2000, Mrs. Fields' Holding made an equity contribution of $2,000 by assuming a $2,000 note payable that was due December 31, 1999.


  The accompanying notes to consolidated financial statements are an integral part of these statements.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

  Mrs. Fields' Original Cookies, Inc. (the "Company"), a Delaware corporation, is a wholly owned subsidiary of Mrs. Fields' Holding Company, Inc. ("Mrs. Fields' Holding"). Mrs. Fields' Holding is a majority owned subsidiary of Capricorn Investors II, L.P. ("Capricorn"). The Company has eight wholly owned operating subsidiaries; namely, Great American Cookie Company, Inc., The Mrs. Fields' Brand, Inc., Pretzel Time, Inc., Pretzelmaker Holdings, Inc., Mrs. Fields' Cookies Australia, Mrs. Fields' Cookies (Canada) Ltd., H & M Canada and Pretzelmaker of Canada; and three partially owned subsidiaries.

  The Company primarily operates retail stores which sell freshly baked cookies, brownies, pretzels and other food products through six specialty retail chains. As of January 1, 2000, the Company owned and operated 134 Mrs. Fields Cookies stores, 93 Original Cookie Company stores, 93 Great American Cookies stores, 52 Hot Sam Pretzels stores, 86 Pretzel Time stores, 4 Pretzelmaker stores in the United States. Additionally, the Company has franchised or licensed 848 stores in the United States and 133 stores in several other countries. As of January 1, 2000, the Company owned and operated 433 continuing stores and 29 stores which are in the process of being closed or franchised. All of the stores in the process of being closed or franchised are expected to be closed or franchised by the end of fiscal year 2000.

  During the year ended January 1, 2000, the Company opened 13 new stores, and franchised an additional 100 stores closed 37 stores, franchised 37 locations, reacquired 5 stores from franchisees and had 123 franchisees discontinue operations.

  The Company holds legal title to certain trademarks for the "Mrs. Fields" name and logo and licenses the use of these trademarks to third parties for the establishment and operation of Mrs. Fields' cookie and bakery operations and other merchandising activities. In connection with these licensing activities, the Company authorizes third-party licensees to use certain business formats, systems, methods, procedures, designs, layouts, specifications, trade names and trademarks in the United States and other countries. Additionally, the Company markets and distributes its products through catalogs, other print media, the internet and mail order.

  The Company's business follows seasonal trends and is also affected by climate and weather conditions. The Company experiences its highest revenues in the fourth quarter. Because the Company's stores are heavily concentrated in shopping malls, the Company's sales performance is significantly dependent on the performance of those malls.

Business Combinations

  Mrs. Fields Inc. and Affiliates and Original Cookie Company and Affiliates

  The Company began operations on September 18, 1996, following the completion of two simultaneous but separate asset purchase transactions wherein the Company (i) acquired certain assets and assumed certain liabilities of Mrs. Fields Inc., Mrs. Fields Development Corporation and Mrs. Fields Cookies in accordance with two Asset Purchase Agreements dated August 7, 1996, among these parties and Capricorn, and (ii) acquired certain assets and assumed certain liabilities of The Original Cookie Company, Incorporated and Hot Sam Company, Inc. in accordance with an Asset Purchase Agreement dated August 7, 1996, as amended by the First Amendment dated as of September 17, 1996, among these parties and Capricorn.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  The combined purchase price for the acquired net assets was approximately $85,243,000. The Company paid net cash of $19,508,000 and issued approximately $65,735,000 in senior and subordinated notes to the selling shareholders. The acquisitions were accounted for as purchases. The total purchase price was allocated to the net assets acquired, based on their estimated fair values. The organization of the Company and the acquisitions resulted in the recording of intangible assets of approximately $49,942,000 principally made up of goodwill, trademarks and organization costs. An additional $17,680,000 of goodwill and $4,520,000 of deferred income tax assets (net of valuation allowances) were recorded in connection with the Company recording certain other accruals totaling $11,300,000 and providing reserves totaling $10,921,000 for impaired property and equipment (see Note 5) at Company-owned stores the Company intends to exit through closing or franchising. Goodwill and trademarks are amortized using the straight-line method over 15 years. The $11,300,000 of accruals established at the date of the acquisitions consisted of $5,060,000 for obligations incident to store closures (see Note 5), $2,450,000 for contingent legal and lease obligations that were firmed up before December 28, 1996, $3,135,000 for transaction and finders' fees and $655,000 for severance and related costs.

  As of January 1, 2000, approximately $2,215,000 of the $2,450,000 accrual for legal and lease obligations has been utilized. The remaining amount as of January 1, 2000 of approximately $235,000 is expected to be utilized by the end of 2000. All of the $3,135,000 accrual established for transaction and finders' fees and the $655,000 accrual for severance and related costs associated with the acquisitions were fully utilized for the purposes intended during fiscal 1997.

 H & M Concepts Ltd. Co.

  On July 25, 1997, Mrs. Fields' Pretzel Concepts, Inc., a wholly owned subsidiary of Mrs. Fields' Holding, acquired substantially all of the assets and assumed certain liabilities of H & M Concepts Ltd. Co. and subsidiaries ("H & M"). H & M owned and operated stores which engage in retail sales of pretzels, toppings and beverages under a franchise agreement with Pretzel Time, Inc. The total consideration of $13,750,000 consisted of (i) $5,750,000 of cash, financed through an advance from Mrs. Fields' Holding of $1,500,000 and a $4,250,000 bank loan to Pretzel Concepts, (ii) a $4,000,000 principal amount bridge note of Pretzel Concepts and (iii) a $4,000,000 principal amount subordinated note of Mrs. Fields' Holding retained by the sellers (all such debt collectively referred to as the "H & M Debt"). The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $9,618,000 of goodwill that is being amortized using the straight-line method over 15 years.

  Effective November 26, 1997, Mrs. Fields' Holding contributed all of the assets and liabilities of Pretzel Concepts to the Company and, in consideration thereof, the Company assumed the H & M Debt, including all accrued but unpaid interest. Pretzel Concepts and the Company merged on the same date with the Company being the surviving entity. The contribution was accounted for in a manner similar to that of pooling-of-interests accounting. There was no step-up in the historical basis of Pretzel Concepts' assets or liabilities. Beginning with July 25, 1997, the Company has included Pretzel Concepts' results of operations in the Company's consolidated results of operations.

 Pretzel Time, Inc.

  On September 2, 1997, Mrs. Fields' Holding acquired 56 percent of the shares of common stock of Pretzel Time for a total cash purchase price of $4,200,000, $750,000 of which was paid to Pretzel Time for working capital purposes, and the balance of which was paid to the selling shareholders. In connection with the acquisition, Mrs. Fields' Holding extended a $500,000 loan to the founder of Pretzel Time who continued to own 44 percent of the shares of common stock of Pretzel Time. The note bears interest at an annual rate of ten percent (see
Note 8). Pretzel Time is a franchisor of hand rolled soft pretzel outlets located in North America.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  The outlets are primarily located in shopping malls. The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $5,882,000 of goodwill that is being amortized using the straight-line method over 15 years. The goodwill recorded was $1,682,000 more than the purchase price as the Company assumed more liabilities than it acquired in assets at their fair values. Additionally, severance and legal accruals were established in accordance with EITF 95-3.

  Effective November 26, 1997, Mrs. Fields' Holding contributed its 56 percent of the shares of common stock of Pretzel Time to the Company. Mrs. Fields' Holding also contributed to the Company the $500,000 note due from Pretzel Time's founder and minority stockholder. The contribution was accounted for in a manner similar to that of pooling-of-interests accounting. There was no step-up in the book basis of Pretzel Time's assets or liabilities.

  On January 2, 1998, the Company purchased an additional four percent of the shares of common stock of Pretzel Time from the founder for $300,000 in cash. The purchase was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $311,000 of goodwill. In June 1998, the Company acquired an additional ten percent of the shares of common stock of Pretzel Time from the founder for $875,000 in cash. On December 9, 1998, Mrs. Fields purchased 3% of Pretzel Time common stock for $500,000 in cash. On December 30, 1998, Mrs. Fields completed the acquisition of the remaining outstanding common stock of Pretzel Time under a stock purchase agreement dated December 30, 1998, for a purchase price of approximately $4,700,000, $2,500,000 of which was paid in cash on January 5, 1999 and $2,000,000 of which was paid in December 1999 (see Note 8). The Company has included the appropriate percentage of Pretzel Time's results of operations for each respective period in its consolidated results of operations.

The Mrs. Fields' Brand, Inc.

  Prior to November 26, 1997, Mrs. Fields' Holding owned 50.1 percent of the shares of the common stock of Mrs. Fields' Brand. Mrs. Fields' Brand holds legal title to certain trademarks for the "Mrs. Fields" name and logo and licenses the use of these trademarks to third parties for the establishment and operation of Mrs. Fields' cookie and bakery operations and other merchandising activities. In connection with these licensing activities, Mrs. Fields' Brand authorizes third-party licensees to use certain business formats, systems, methods, procedures, designs, layouts, specifications, trade names and trademarks in the United States and other countries.

  On November 26, 1997, Mrs. Fields' Holding acquired the remaining 49.9 percent of the shares of the common stock of Mrs. Fields' Brand from Harvard Private Capital Holdings, Inc. for approximately $2,565,000. The consideration consisted of $1,065,000 in cash and $1,500,000 in rights to common equity of Mrs. Fields' Holding. Mrs. Fields' Holding's Board of Directors determined the value of Harvard's rights to the common equity based on a fair value analysis. This analysis appropriately considered a discount for lack of controlling interest and marketability as Mrs. Fields' Holding's common equity is not publicly traded. The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording approximately $2,565,000 of intangible assets (primarily goodwill) that are being amortized using the straight-line method over 15 years.

  Effective November 26, 1997, Mrs. Fields' Holding contributed all of the common stock of Mrs. Fields' Brand to the Company. As a result of this capital contribution, Mrs. Fields' Brand became a wholly owned subsidiary of the Company. The contribution was accounted for in a manner similar to that of pooling-of-interests accounting. There was no step-up in the book basis of Mrs. Fields' Brand's assets or liabilities

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

Great American Cookie Company, Inc.

  On August 24, 1998, the Company acquired all of the outstanding capital stock and subordinated indebtedness of Cookies USA, Inc., the sole stockholder of Great American Cookie Company, Inc., for a total purchase price of $18,400,000. Great American is an operator and franchisor of mall-based specialty retail cookie outlets and a manufacturer of cookie batter which is distributed to Great American operated retail stores and sold to franchised retail stores. Concurrently with the acquisition of Cookies USA, the Company entered into agreements with two Great American franchisees under which the Company purchased a total of 29 Great American franchises for a total purchase price of $14,430,000. The Company acquired the franchises through the acquisition of 100 percent of the capital stock of the two corporations through which the franchises operated. On September 9, 1998, the Company acquired eight additional Great American franchised retail stores from a Great American franchisee, under an asset purchase agreement, for a total purchase price of $1,898,000. These acquisitions will be collectively referred to as the "Great American Acquisitions."

  The Great American Acquisitions have been accounted for using the purchase method of accounting which resulted in recording approximately $69,390,000 of goodwill that is being amortized using the straight-line method over 15 years. Additionally, the Company caused Cookies USA to be merged with and into the Company and caused the acquired franchisees corporations and/or net assets to be merged with and into Great American. Great American became a wholly owned subsidiary of the Company. The acquired entities' results of operations have been included with those of the Company since the applicable dates of acquisition.

  The Great American Acquisitions were financed by (i) the net proceeds from the Company issuing $40,000,000 Series C Senior Notes; (ii) the contribution of the net proceeds totaling $29,056,000 from a Mrs. Fields' Holding offering to the Company; and (iii) existing cash of the Company.

  On October 5, 1998, Mrs. Fields purchased all of the retail cookie and related business and operations of eleven Great American stores for a total purchase price of $2,800,000 under an asset purchase agreement among The Cookie Conglomerate, Inc., The Cookie Conglomerate, LLP and two individuals who were the partners of Cookie Conglomerate, LLP and the shareholders of Cookie Conglomerate, Inc. The sellers were franchisees of Great American. The sellers' rights under franchise agreements and subleases with Great American were terminated upon closing of the transaction. The acquisition was funded through borrowings.

Pretzelmaker Holdings, Inc.

  On November 19, 1998, Mrs. Fields purchased all of the outstanding capital stock of Pretzelmaker Holdings, Inc. under an agreement among Mrs. Fields, Pretzelmaker, and the holders of its capital stock. Pretzelmaker is the holding company for a pretzel retail company. The purchase price was approximately $5,400,000 and Mrs. Fields assumed indebtedness, including severance payments, totaling approximately $1,600,000.

1-800-Cookies

  On October 10, 1997, the Company acquired substantially all of the net assets of R&R Bourbon Street, Inc. dba 1-800-Cookies for $653,000 in cash. The acquisition was accounted for using the purchase method of accounting (based on the estimated fair values of the net assets acquired) and resulted in recording $600,000 of goodwill and $53,000 of other assets. The goodwill is being amortized using the straight-line method over 15 years.

Pro Forma Acquisition Information (Unaudited)

  The following unaudited pro forma information for the years ended January 3, 1998 and January 2, 1999 presents the results of operations of the Company assuming that the H & M, Pretzel Time, The Mrs. Fields'

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

Brand, Great American, Cookie Conglomerate and Pretzelmaker acquisitions and related financings had occurred at December 29, 1996. The results of operations give effect to certain adjustments, including amortization of intangible assets and interest expense on acquisition debt. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted or the results which may occur in the future.

                                                   53 Weeks Ended 52 Weeks Ended
                                                     January 3,     January 2,
      (Unaudited)                                       1998           1999
      -----------                                  -------------- --------------
      Total revenues..............................  $200,574,000   $191,246,000
      Store closure provision.....................      (538,000)    (7,303,000)
      Depreciation and amortization...............   (19,405,000)   (25,582,000)
      Income (loss) from operations...............    12,738,000     (4,909,000)
      Net loss....................................    (3,638,000)   (22,471,000)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Periods

  The Company operates using a 52/53-week year ending near December 31.

Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Sources of Supply

  The Company currently buys a significant amount of its food products from four suppliers. Management believes that other suppliers could provide similar products with comparable terms.

Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of January 1, 2000, the Company had demand deposits at various banks in excess of the $100,000 limit for insurance by the Federal Deposit Insurance Corporation. As of January 1, 2000, the Company had restricted cash of $192,000.

Inventories

  Inventories consist of food, beverages and supplies and are stated at the lower of cost (first-in, first-out method) or market value.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

Pre-Opening Costs

  Pre-opening costs associated with new company-owned stores are charged to expense as incurred. These amounts were not significant for the periods presented in the accompanying consolidated financial statements. Pre-opening costs associated with new franchised stores are the responsibility of the franchisee.

Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Equipment, fixtures and leasehold improvements are depreciated or amortized over three to seven years using the straight-line method.

  Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs and renewal costs are expensed as incurred. Gains or losses from the sale or retirement of property and equipment are recorded in current operations.

 Intangible Assets

  Intangible assets consist primarily of goodwill and trademarks and are amortized using the straight-line method over 15 years. Other intangible assets such as covenants not to compete are not significant and are being amortized using the straight-line method over one to five years.

 Deferred Loan Costs

  Deferred loan costs totaling $14,870,000 resulted from the sale of $100,000,000 total principal amount of 10 1/8 percent Series A Senior Notes (the "Series A Senior Notes") and the sale of $40,000,000 total principal amount of 10 1/8 percent Series C Senior Notes (the "Series C Senior Notes"). These costs are being amortized to interest expense over the approximate seven-year life of the Series A Notes and the approximate six-year life of the Series C Senior Notes (see Note 3).

 Discount on Series C Senior Notes

  The Series C Senior Notes were issued at a discount which is being amortized to interest expense over the approximate six-year life of the related notes.

 Long-Lived Assets

  The Company reviews for impairment of long-lived assets when events or changes in circumstances indicate that the book value of an asset may not be fully recovered. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred that indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows of the related asset or group of assets over the remaining life in measuring whether the assets are recoverable. The Company assesses impairment of long-lived assets at the lowest level for which there are identifiable cash flows that are independent of other groups of assets.

  During the year ended January 2, 1999, the Company wrote-down approximately $4,131,000 of impaired long-lived assets. The write-down included approximately $2,243,000 of equipment and leasehold improvements at company-owned stores that the Company intends to close or franchise (see Note 5). Substantially all of these assets were disposed of during the year ended January 1, 2000. The write-down also included approximately $855,000 of equipment and leasehold improvements at ten company-owned stores that the Company intends to continue to operate through the end of contractual lease terms. These assets are

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES expected to be disposed of when the leases expire ranging from June 1999 to December 2008. Additionally, approximately $1,033,000 of goodwill that had been allocated to the impaired assets was written-down.

  During the year ended January 1, 2000, the Company wrote down approximately $1,645,000 of impaired long-lived assets. The write down included approximately $1,408,000 of equipment and leasehold improvements at 35 company-owned stores that the Company intends to franchise or continue to operate through the end of contractual lease terms. These assets are expected to be disposed of when the leases expire or the store is franchised. Additionally, approximately $237,000 of goodwill that had been allocated to the impaired assets was written-down.

  The net book value of the assets has either been fully or partially written-down because the carrying amounts exceeded the estimated future cash flows as determined in accordance with guidance in SFAS 121. During the years ended January 2, 1999 and January 1, 2000, stores associated with impaired assets generated losses of approximately $2,351,000 and $2,642,000, respectively. The impairment provisions were included in depreciation and amortization in the accompanying consolidated statements of operations for the years ended January 2, 1999 and January 1, 2000. No provisions were recorded for estimated future operating losses.

 Store Closure Reserve

  The Company accrues an estimate for the costs associated with closing a non-performing store in the period the determination is made to close the store. The accruals are for estimated store lease termination costs (see Note 5).

 Revenue Recognition

  Revenues generated from company-owned stores are recognized at the point of sale. Initial franchising and licensing fee revenues are recognized when all material services or conditions relating to the sale have been substantially performed or satisfied. Franchise and license royalties, which are based on a percentage of gross store sales, are recognized as earned. Revenues from the sale of batter that the Company produces and sells to franchisees are recognized at the time of shipment and are classified in franchising revenue. The Company receives rebates or other payments from suppliers based (directly or indirectly) on sales to franchisees and company-owned stores. Rebates related to franchisees are recorded as franchising revenue when earned. Rebates related to company-owned stores are recorded as a reduction to cost of sales when earned.

 Leases

  The Company has various operating lease commitments on both company-owned and franchised store locations and equipment. Expenses of operating leases with escalating payment terms, including leases underlying subleases with franchisees, are recognized on a straight-line basis over the lives of the related leases. The Company accrues contingent rental expense on a monthly basis for those retail stores where contingent rental expense is probable.

 Income Taxes

  The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

 Foreign Currency Translation

  The balance sheet accounts of the Company's foreign subsidiaries are translated into U.S. dollars using the applicable balance sheet date exchange rates, while revenues and expenses are translated using the average exchange rates for the periods presented. Translation gains or losses are insignificant for the periods presented.

 Fair Value of Financial Instruments

  The Company estimates that the total fair market value of its Series A/B Senior Notes and Series C Senior Notes (see Note 3) was approximately $135,100,000 and $113,400,000 as of January 2, 1999 and January 1, 2000,
respectively. These estimates are based on quoted market prices. The book values of the Company's other financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and other long-term debt obligations, approximate fair values at the respective balance sheet dates.

 Recent Accounting Pronouncement

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement established accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. This statement is effective for fiscal years beginning after June 15, 1999 and is not expected to have a material impact on the Company's consolidated financial statements.

 Reclassifications

  Certain reclassifications have been made to the prior years' consolidated financial statements to conform with the current year presentation.

3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

 Long-Term Debt

  Long-term debt consists of the following:

                                                    January 2,    January 1,
                                                       1999          2000
                                                   ------------  ------------
Series A/B senior unsecured notes, interest at 10
 1/8 percent payable semi-annually in arrears on
 June 1 and December 1, due December 1, 2004...... $100,000,000  $100,000,000
Series C senior unsecured notes, interest at 10
 1/8 percent payable semi-annually in arrears on
 June 1 and December 1, due December 1, 2004......   40,000,000    40,000,000
Discount related to the issuance of $40,000,000
 Series C senior unsecured notes, net of
 accumulated amortization of $33,000 and $110,000,
 respectively.....................................     (566,000)     (489,000)
Notes payable to individuals or corporations with
 interest terms ranging from non-interest bearing
 to 15 percent, due at various dates from 1999
 through 2001, requiring monthly payments.........   10,259,000     3,025,000
                                                   ------------  ------------
                                                    149,693,000   142,536,000
Less current portion..............................   (8,046,000)     (781,000)
                                                   ------------  ------------
                                                   $141,647,000  $141,755,000
                                                   ============  ============

  On November 26, 1997, the Company issued $100,000,000 total principal amount of Series A Senior Notes due December 1, 2004 pursuant to an indenture between the Company and the Bank of New York (the

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

"Indenture"). The Series A Senior Notes were issued pursuant to a private transaction that was not subject to the registration requirements of the Securities Act of 1933 (the "Securities Act"). On June 12, 1998, a majority of the Series A Senior Notes were exchanged for 10 1/8% Series B Senior Notes due December 1, 2004 (collectively, the "Series A/B Senior Notes"), which were registered under the Securities Act.

  On August 24, 1998, the Company issued $40,000,000 total principal amount of Series C Senior Notes due December 1, 2004 in connection with the Great American Acquisitions. The Series C Senior Notes were issued under the Indenture which also governs the terms of the Series A/B Senior Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Series A/B Senior Notes and the Series C Senior Notes will be collectively referred to as the "Senior Notes." As of January 1, 2000, the Series C Senior Notes had not been registered under the Securities Act.

  In connection with the issuance of the Series C Senior Notes, the Company recorded a discount of approximately $600,000. This discount is being amortized to interest expense over the approximate six-year life of the Series C Senior Notes.

  The Senior Notes are general unsecured obligations of the Company, rank senior in right of payment to all subordinated indebtedness of the Company and rank pari passu in right of payment with all existing and future senior indebtedness of the Company.

  The Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2001 in cash at redemption prices defined in the Indenture, plus accrued and unpaid interest. In addition, at any time prior to December 1, 2001, the Company may redeem up to a total of 35 percent of the principal amount at a redemption price equal to 110.125 percent of the principal, plus accrued and unpaid interest.

  The Senior Notes contain certain covenants that limit, among other things, the ability of the Company and its subsidiaries to: (i) declare or pay dividends or make any other payment or distribution on account of the Company's or any of its subsidiaries' equity interest (including without limitation, any payment in connection with any merger or consolidation involving the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any equity interest of the Company or any direct or indirect parent of the Company or other affiliate of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinated to the Senior Notes, except as payment of interest or principal at stated maturity; or (iv) make any restricted investments except under conditions provided for in the Indenture.

  The total amount of principal maturities of debt at January 1, 2000 are as follows:

      Fiscal Year
      -----------
      2000......................................................... $    781,000
      2001.........................................................      673,000
      2002.........................................................      729,000
      2003.........................................................      619,000
      2004.........................................................  140,104,000
      Thereafter...................................................      119,000
                                                                    ------------
                                                                    $143,025,000
                                                                    ============

 Line of Credit

  On February 28, 1998, the Company entered into an amended and restated line of credit agreement with a commercial bank which provides for a maximum commitment of up to $15,000,000 secured by essentially all

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES of the assets of the Company. The availability under the line of credit was limited by the Company's Indenture to $8,055,000 as of January 1, 2000. Borrowings under the agreement bear interest, at the Company's option, at either the bank's prime rate or the applicable LIBOR rate plus two percent, with interest payable monthly in arrears. The Company is also obligated to pay the bank a commitment fee in the amount of one quarter of one percent of the unused portion of the revolving loan commitment. As of January 1, 2000, the Company had no outstanding borrowings under the agreement, which expires March 31, 2001. The agreement requires the Company to maintain certain financial ratios including a minimum debt service coverage ratio. At January 1, 2000, the Company was in compliance with the terms of the agreement.

 Capital Lease Obligations

  Future minimum lease payments for equipment held under capital lease arrangements as of January 1, 2000 are as follows:

      Fiscal Year
      -----------
      2000.......................................................... $1,192,000
      2001..........................................................  1,181,000
      2002..........................................................  1,099,000
      2003..........................................................    889,000
      2004..........................................................    297,000
      Thereafter....................................................    200,000
                                                                     ----------
        Total future minimum lease payments.........................  4,858,000
      Less amount representing interest.............................   (909,000)
                                                                     ----------
                                                                      3,949,000
        Less current portion........................................   (842,000)
                                                                     ----------
                                                                     $3,107,000
                                                                     ==========

  As of January 2, 1999 and January 1, 2000, total assets held under capital lease arrangements were approximately $1,024,000 and $8,170,000 with accumulated amortization of approximately $108,000 and $1,907,000 respectively.

4. INCOME TAXES

  The components of the provision for income taxes for the years ended January 3, 1998, January 2, 1999 and January 1, 2000 are as follows:

                                            January 3,  January 2,   January 1,
                                               1998        1999         2000
                                            ----------  -----------  ----------
Current:
  Federal.................................. $  70,000   $       --   $     --
  State....................................   228,000       245,000    186,000
  Foreign..................................    57,000        71,000     32,000
Deferred:
  Federal..................................   367,000    (3,021,000)   106,000
  State....................................    55,000      (469,000)    17,000
  Change in valuation allowance............  (122,000)    3,490,000   (123,000)
                                            ---------   -----------  ---------
    Total provision for income taxes....... $ 655,000   $   316,000  $ 218,000
                                            =========   ===========  =========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  The differences between income taxes at the statutory federal income tax rate and income taxes reported in the consolidated statements of operations are as follows for the years ended January 3, 1998, January 2, 1999 and January 1, 2000:

                                              January 3, January 2, January 1,
                                                 1998       1999       2000
                                              ---------- ---------- ----------
      Federal statutory income tax rate......    34.0%     (34.0)%    (34.0)%
        Dividends paid by subsidiary.........    34.5        --         --
        Amortization of non-deductible
         goodwill............................    12.3        7.7       25.3
        Net operating losses utilized........    (3.9)       --         --
        State income taxes, net of federal
         tax effect..........................     5.3       (5.3)      (5.3)
        State franchise minimum taxes........    44.0        1.3        2.4
        Foreign taxes........................    12.3        0.4        0.4
        Change in valuation allowance........   (26.3)      19.0       (1.6)
        Other................................    29.3       12.6       15.6
                                                -----      -----      -----
      Effective income tax rate..............   141.5%       1.7%       2.8%
                                                =====      =====      =====

  The significant components of the Company's deferred income tax assets and liabilities at January 2, 1999 and January 1, 2000 are as follows:

                                                      January 2,   January 1,
                                                         1999         2000
                                                      -----------  -----------
Deferred income tax assets:
  Property and equipment reserve..................... $ 3,311,000  $ 1,760,000
  Store closure reserve..............................   5,845,000    2,826,000
  Transaction cost accrual...........................     514,000      306,000
  Net operating loss carryforward....................  12,268,000   13,095,000
  Legal reserve......................................     150,000      157,000
  Other reserves.....................................     388,000      539,000
  Accrued expenses...................................     529,000      450,000
  Alternative minimum tax credit carryforward........     215,000      215,000
                                                      -----------  -----------
    Total deferred income tax assets.................  23,220,000   19,348,000
  Valuation allowance................................ (15,560,000) (15,683,000)
                                                      -----------  -----------
    Deferred income tax assets net of valuation
     allowance.......................................   7,660,000    3,665,000
                                                      -----------  -----------
Deferred income tax liabilities:
  Accumulated depreciation and amortization..........  (3,464,000)     (16,000)
  Other..............................................    (697,000)    (150,000)
                                                      -----------  -----------
    Total deferred income tax liabilities............  (4,161,000)    (166,000)
                                                      -----------  -----------
    Net deferred income tax assets................... $ 3,499,000  $ 3,499,000
                                                      ===========  ===========

  Management has provided valuation allowances on portions of the deferred income tax assets arising from the Company's business combinations. The valuation allowances established in connection with purchase accounting are not recorded through the provision for income taxes, but rather, as an increase to goodwill. During the years ended January 3, 1998 and January 2, 1999, valuation allowances of $800,000 and $6,910,000, respectively, were recorded in connection with accounting for business combinations.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  As of January 1, 2000, the Company had net operating losses of $33,337,000 that can be carried forward to offset federal income taxes. If not utilized, the tax net operating loss carryforwards begin to expire in 2009. As defined in
Section 382 of the Internal Revenue Code, the Company has acquired companies which have had a greater than 50 percent ownership change. Consequently, a certain amount of these companies' tax net operating loss carryforwards available to offset future taxable income in any one year may be limited. The maximum amount of carryforwards available in a given year is limited to the product of these companies' value on the date of ownership change and the federal long-term tax-exempt rate, plus any limited carryforwards not utilized in prior years. Although realization of the net deferred income tax assets of $3,499,000 is not assured, management believes that it is more likely than not that these assets will be realized. The amount of net deferred tax assets considered realizable, however, could be reduced in the near term based on changing conditions.

5. STORE CLOSURE AND PROPERTY AND EQUIPMENT IMPAIRMENT RESERVES

  The Company's management reviews the historical and projected operating performance of its stores on a periodic basis to identify underperforming stores for impairment of net property investment or for targeted closing. The Company's policy is to recognize a loss for that portion of the net property investment determined to be impaired. Additionally, when a store is identified for targeted closing, the Company's policy provides for the costs of closing the store, which are predominantly estimated lease termination costs. Lease termination costs include both one-time settlement payments and continued contractual payments over time under the original lease agreements where no settlement can be resolved with the landlord. As a result, although all stores under the current exit plans will be exited by at least the end of fiscal year 2000, a portion of the store closure reserve will remain until all cash payments have been made. The Company did not accrue for future expected operating losses. If and when a reserve that was established as part of purchase accounting is not fully utilized, the Company reduces the reserve to zero and goodwill is adjusted for the corresponding amount.

  During fiscal year 1999, in accordance with accounting principles generally accepted in the United States, the Company reassessed its lease termination obligations on a store by store basis for stores closed or targeted for closing. Management reassessed the remaining store closure reserves based on all available relevant data. A portion of the reversal of the reserves was recorded as a reduction to goodwill for those stores that had reserves established at the time of an acquisition in accordance with Emerging Issues Task force Issue 95-3 ("EITF 95-3"). The remaining portion of the reversal of the reserves was recorded to the store closure provision (benefit) in the accompanying consolidated statement of operations for those stores that initially had reserves established through that income statement line item in accordance with the SEC Staff Accounting Bulletin No. 100, "Restructuring and Impairment Charges". As of January 1, 2000, the remaining store closure reserve was $7,194,000.

 Mrs. Fields Inc. and Affiliates and Original Cookie Company and Affiliates

  In connection with the Mrs. Fields Inc. and Original Cookie Company acquisitions (see Note 1), the Company formulated a plan to exit certain stores that did not meet certain financial and geographical criteria. In general, the plan entailed closing stores that were not profitable and franchising stores that were profitable but contributed less than $50,000 in store annual cash contribution for cookie stores and less than $35,000 in annual store cash contribution for pretzel stores. Management identified 138 stores to be closed (13 of these stores were closed prior to the acquisition but had continuing lease obligations) and 64 stores to be franchised. As of January 1, 2000, there were no stores remaining to be closed and 14 stores remaining to be franchised. Management estimates that the remaining stores will be franchised during the first quarter of fiscal year 2000.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  At the date of the acquisitions, in accordance with Emerging Issues Task Force Issue 95-3 ("EITF 95-3"), the Company established a store closure reserve of $5,060,000 for the 138 stores the Company intended to close.

  The reserve was established to provide for estimated early lease termination costs and penalties. There was no reserve established related to the 64 stores to be franchised. Management continued to refine the plan for closing the stores after the date of the acquisitions which entailed further analysis of lease agreements and meeting with developers to assess timing and estimated lease termination costs.

  Management finalized the store closure plan in early September 1997, within one year of the date of the acquisitions. At that time, the Company recorded an additional $1,357,000 to the store closure reserve to reflect the finalized plan estimates of lease termination costs and adjusted goodwill by a comparable amount under the provisions of purchase accounting. The increase in the reserve related solely to the 138 stores originally identified to be closed. During the year ended January 2, 1999, the Company reassessed the adequacy of the store closure reserve related to the remaining stores left to be closed and recorded an additional $1,693,000 to the reserve. The additional $1,693,000 resulted from management's expectation of higher lease termination costs than the costs originally anticipated when the plan was finalized. This portion of the store closure reserve was expensed in the Company's statement of operations for the fiscal year ended January 2, 1999 as the decision to increase the reserve was made subsequent to finalization of the original plan.

  Pursuant to the exit plan, at the date of the acquisitions, the Company established an impairment reserve of $10,921,000 against the property and equipment of the stores the Company planned to exit, in order to record those assets at net realizable value. The property and equipment of 117 of the total stores to be closed were recorded at net values of zero. The property and equipment of 54 of the total stores to be franchised were recorded at the estimated net realizable amount recoverable through a franchise sale. The property and equipment of the remainder of the stores to be closed or franchised had already been reduced to net realizable value prior to the acquisitions.

  During the fiscal year ended January 3, 1998, the Company increased its store closure reserve by $538,000 for nine continuing company-owned stores that were closed during fiscal year 1997 and for one continuing company-owned store targeted for closure. These costs represent lease termination costs which include both one-time settlement payments and continued contractual payments over time under the original lease agreements where no settlement has been reached with the landlord. The amount also includes certain costs to write-down equipment and leasehold improvements to their net realizable value. This portion of the store closure reserve was expensed in the Company's consolidated statement of operations for the year ended January 3, 1998, as these stores were not identified for closure as part of any of the Company's store closure plan associated with the business combinations.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit 35 Mrs. Fields stores that were not meeting certain financial and geographical criteria. The plan also committed the Company to exit seven underperforming franchised stores that the Company determined to disenfranchise as of January 2, 1999. The identified stores to be exited under this plan are not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. These stores were originally identified as continuing company-owned stores at the date of acquisition, however, the stores have not performed as expected. The Company intends to exit the stores primarily through closing and franchising. In connection with this plan, the Company increased the store closure reserve by $4,674,000 primarily for costs to be incurred for settling lease termination costs for these stores. All of the stores identified for closure are planned to be closed or franchised by the end of fiscal 2000. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

 H&M

  In connection with the H&M acquisition (see Note 1), the Company formulated a plan to exit pretzel stores that did not meet certain financial and geographical criteria. Management identified 11 stores to be closed and 14 stores to be franchised. At the date of the acquisition, in accordance with EITF 95-3, the Company established a store closure reserve of $1,000,000 for the 11 stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. Additionally, the Company established an impairment reserve of $2,500,000 against the property and equipment of the stores the Company planned to exit, in order to record those assets at net realizable value. All of the stores identified to be exited were closed or franchised by the end of fiscal year 1999.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit five H&M stores that were not meeting certain financial and geographical criteria. The stores identified to be exited under this plan were not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. In connection with this plan, the Company increased the store closure reserve by $367,000 primarily for costs to be incurred for settling lease termination costs for these stores. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999. All of the stores identified for closure were closed or franchised by the end of fiscal year 1999.

 Pretzel Time

  In connection with the Pretzel Time acquisition (see Note 1), the Company formulated a plan to exit pretzel stores that did not meet certain financial and geographical criteria. Management identified four stores to be closed. At the date of the acquisition, in accordance with EITF 95-3, the Company established a store closure reserve of $500,000 for the four stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. All of the stores identified for closure were closed by the end of fiscal year 1999.

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit five Pretzel Time stores that were not meeting certain financial and geographical criteria. The identified stores to be exited under this plan are not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. In connection with this plan, the Company increased the store closure reserve by $264,000 primarily for costs to be incurred for settling lease termination costs for these stores. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999. All of the stores identified for closure were closed or franchised by the end of fiscal year 1999.

 Great American

  In connection with the Great American Acquisitions (see Note 1), the Company formulated a plan to exit cookie stores that did not meet certain financial and geographical criteria. Management identified 54 stores to be closed and 11 stores to be franchised. At the date of the acquisitions, in accordance with EITF 95-3, the Company established a store closure reserve of $3,548,000 for the 54 stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. There was no reserve established related to the 11 stores to be franchised. The Company established an impairment reserve of $2,150,000 against the property and equipment of the stores the Company planned to exit, in order to record those assets at net realizable value. All of the stores identified for closure are planned to be closed by the end of fiscal year 2000. The timing to implement the plan was developed based on discussions and relationships with major shopping mall developers.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  During the fourth quarter of fiscal year 1998, the Company's management approved and committed the Company to a plan to exit five underperforming Great American franchised stores that the Company determined to disenfranchise as of January 2, 1999. The identified stores to be exited under this plan were not part of the stores in the process of being closed in connection with the business combination exit plan discussed above. These stores were originally franchised stores at the date of acquisition, however, the stores have not performed as expected. In connection with this plan, the Company increased the store closure reserve by $305,000 primarily for costs to be incurred for settling lease termination costs for these stores. The charge was included in the store closure provision in the accompanying consolidated statement of operations for the year ended January 2, 1999. All of the stores identified for closure were closed by the end of fiscal year 1999.

 Pretzelmaker

  In connection with the Pretzelmaker acquisition (see Note 1), the Company formulated a plan to exit pretzel stores that did not meet certain financial and geographical criteria. Management identified seven stores to be closed. At the date of the acquisition, in accordance with EITF 95-3, the Company established a store closure reserve of $500,000 for the seven stores the Company intended to close. The reserve was established to provide for estimated early lease termination costs and penalties. Additionally, the Company established an impairment reserve of $327,000 against the property and equipment of the stores the Company planned to exit in order to record those assets at net realizable value. All of the stores identified for closure were closed by the end of fiscal year 1999.

             MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

 Consolidated Analysis

 The following table presents a summary of the activity in the store closure reserve for the periods indicated for stores to be closed and franchised:

                   Mrs. Fields Inc. and
                    Original Cookie Co.               H&M                Pretzel Time           Great American
                  ------------------------  ----------------------- ----------------------- ------------------------
                                Company-                 Company-                Company-                 Company-
                   Business       Owned                    Owned                   Owned                    Owned
                  Combination    Stores                   Stores                  Stores                   Stores
                      and       Unrelated                Unrelated               Unrelated                Unrelated
                  Subsequent       to        Business       to       Business       to       Business        to
                  Adjustments  Acquisition  Combination Acquisition Combination Acquisition Combination  Acquisition
                  -----------  -----------  ----------- ----------- ----------- ----------- -----------  -----------
Inception,
September 16,
1996............  $ 5,060,000  $       --    $     --    $     --    $     --    $     --   $       --    $     --
Utilization from
inception
(September 16,
1996) to
December 28,
1996............     (305,000)                     --          --          --          --           --          --
                  -----------  -----------   ---------   ---------   ---------   ---------  -----------   ---------
Balance,
December 28,
1996............    4,755,000          --          --          --          --          --           --          --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
July 25, 1997...          --           --    1,000,000         --          --          --           --          --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
September 2,
1997............          --           --          --          --      500,000         --           --          --
Finalization of
store closure
plan for
obligations
related to
stores
originally
identified......    1,357,000          --          --          --          --          --           --          --
Provision for
continuing
company-owned
stores targeted
for closure.....                   538,000         --          --          --          --           --          --
Utilization for
the 53 weeks
ended January 3,
1998............   (2,145,000)    (538,000)        --          --       (1,000)        --           --          --
                  -----------  -----------   ---------   ---------   ---------   ---------  -----------   ---------
Balance, January
3, 1998.........    3,967,000          --    1,000,000         --      499,000         --           --          --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
August 24,
1998............          --           --          --          --          --          --     3,548,000         --
To record
obligations
related to
stores
identified for
closure upon
acquisition,
November 29,
1998............          --           --          --          --          --          --           --          --
Additional
reserves for
stores
originally
identified for
closure upon
acquisition,
January 2,
1999............    1,693,000          --          --          --          --          --           --          --
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 2,
1999............          --     4,674,000         --      367,000         --      264,000          --      305,000
Utilization for
the 52 weeks
ended January 2,
1999............   (1,932,000)         --      (19,000)        --       (6,000)                (149,000)        --
                  -----------  -----------   ---------   ---------   ---------   ---------  -----------   ---------
Balance, January
2, 1999.........    3,728,000    4,674,000     981,000     367,000     493,000     264,000    3,399,000     305,000
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 1,
2000............      810,000          --      151,000      85,000      66,000         --           --      389,000
Reversal during
the 52 weeks
ended January 1,
2000............   (1,524,000)  (2,092,000)   (418,000)        --     (362,000)   (155,000)  (1,159,000)   (100,000)
Utilization for
the 52 weeks
ended January 1,
2000............   (1,400,000)  (1,001,000)   (178,000)   (158,000)    (88,000)    (23,000)    (566,000)    (49,000)
                  -----------  -----------   ---------   ---------   ---------   ---------  -----------   ---------
Balance, January
1, 2000.........  $ 1,614,000  $ 1,581,000   $ 536,000   $ 294,000   $ 109,000   $  86,000  $ 1,674,000   $ 545,000
                  ===========  ===========   =========   =========   =========   =========  ===========   =========
                       Pretzelmaker                   Consolidated
                  ----------------------- ---------------------------------------
                               Company-                 Company-
                   Business      Owned     Business       Owned        Total
                  Combination   Stores    Combination    Stores       Business
                      and      Unrelated      and       Unrelated   Combinations
                  Subsequent      to      Subsequent       to       and Company-
                  Adjustments Acquisition Adjustments  Acquisition  Owned Stores
                  ----------- ----------- ------------ ------------ -------------
Inception,
September 16,
1996............   $     --    $    --    $ 5,060,000  $       --   $ 5,060,000
Utilization from
inception
(September 16,
1996) to
December 28,
1996............         --         --       (305,000)         --      (305,000)
                  ----------- ----------- ------------ ------------ -------------
Balance,
December 28,
1996............         --         --      4,755,000          --     4,755,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
July 25, 1997...         --         --      1,000,000          --     1,000,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
September 2,
1997............         --         --        500,000          --       500,000
Finalization of
store closure
plan for
obligations
related to
stores
originally
identified......         --         --      1,357,000          --     1,357,000
Provision for
continuing
company-owned
stores targeted
for closure.....         --         --            --       538,000      538,000
Utilization for
the 53 weeks
ended January 3,
1998............         --         --     (2,146,000)    (538,000)  (2,684,000)
                  ----------- ----------- ------------ ------------ -------------
Balance, January
3, 1998.........         --         --      5,466,000          --     5,466,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
August 24,
1998............         --                 3,548,000          --     3,548,000
To record
obligations
related to
stores
identified for
closure upon
acquisition,
November 29,
1998............     500,000        --        500,000          --       500,000
Additional
reserves for
stores
originally
identified for
closure upon
acquisition,
January 2,
1999............         --         --      1,693,000          --     1,693,000
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 2,
1999............         --         --            --     5,610,000    5,610,000
Utilization for
the 52 weeks
ended January 2,
1999............         --         --     (2,106,000)         --    (2,106,000)
                  ----------- ----------- ------------ ------------ -------------
Balance, January
2, 1999.........     500,000        --      9,101,000    5,610,000   14,711,000
Additional
reserves for
continuing
company-owned
and franchised
stores targeted
for closure,
January 1,
2000............      88,000    650,000     1,115,000    1,124,000    2,239,000
Reversal during
the 52 weeks
ended January 1,
2000............    (366,000)       --     (3,829,000)  (2,347,000)  (6,176,000)
Utilization for
the 52 weeks
ended January 1,
2000............    (117,000)       --     (2,349,000)  (1,231,000)  (3,580,000)
                  ----------- ----------- ------------ ------------ -------------
Balance, January
1, 2000.........   $ 105,000   $650,000   $ 4,038,000  $ 3,156,000  $ 7,194,000
                  =========== =========== ============ ============ =============

             MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  The following table presents a summary of activity for stores originally identified to be closed or franchised in connection with the applicable business combination for the periods indicated. This table does not include a summary of activity for stores the Company intends to close or franchise that were not originally identified in connection with a business combination.

                  Mrs. Fields Inc.
                    and Original
                     Cookie Co.            H&M          Pretzel Time     Great American     Pretzelmaker      Consolidated
                  ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
                  To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be
                  Closed Franchised Closed Franchised Closed Franchised Closed Franchised Closed Franchised Closed Franchised
                  ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ----------
Stores
identified for
closure or
franchise at
inception,
September 18,
1996............   138       64      --       --       --       --       --       --       --       --       138       64
Stores closed
prior to
Inception.......   (13)     --       --       --       --       --       --       --       --       --       (13)     --
Stores closed or
franchised from
Inception
(September 18,
1996)
to December 28,
1996............   (17)     (3)      --       --       --       --       --       --       --       --       (17)      (3)
                   ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance,
December 28,
1996............   108       61      --       --       --       --       --       --       --       --       108       61
Stores
identified for
closure or
franchise upon
acquisition,
July 25, 1997...   --       --        11       14      --       --       --       --       --       --        11       14
Stores
identified for
closure or
franchise upon
acquisition,
September 2,
1997............   --       --       --       --         4      --       --       --       --       --         4      --
Stores closed or
franchised from
December 28,
1996 to January
3, 1998.........   (70)     (9)      (3)      --       --       --       --       --       --       --       (73)      (9)
                   ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance, January
3, 1998.........    38       52        8       14        4      --       --       --       --       --        50       66
Stores
identified for
closure or
franchise upon
acquisition,
August 24,
1998............   --       --       --       --       --       --        54       11      --       --        54       11
Stores
identified for
closure or
franchise upon
acquisition,
November 19,
1998............   --       --       --       --       --       --       --       --         7      --         7      --
Stores closed or
franchised for
the 52 weeks
ended January 2,
1999............   (15)     (16)     (2)      (7)      (1)      --       (11)     --       --       --       (29)     (23)
                   ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance, January
2, 1999.........    23       36        6        7        3      --        43       11        7      --        82       54
Stores closed,
franchised or
reversed for the
52 weeks ended
January 1,
2000............   (23)     (22)     (6)      (7)      (3)      --       (37)     (10)      (7)     --       (76)     (39)
                   ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Balance, January
1, 2000.........   --        14      --       --       --       --         6        1      --       --         6       15
                   ===      ===      ===      ===      ===      ===      ===      ===      ===      ===      ===      ===

             MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  The following table presents a summary of activity for stores the Company intends to close or franchise that were not originally identified to be closed or franchised in connection with a business combination:

                          Mrs. Fields Inc.
                                 and
                           Original Cookie
                                 Co.               H&M          Pretzel Time     Great American     Consolidated
                          ----------------- ----------------- ----------------- ----------------- -----------------
                          To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be    To Be
                          Closed Franchised Closed Franchised Closed Franchised Closed Franchised Closed Franchised
                          ------ ---------- ------ ---------- ------ ---------- ------ ---------- ------ ----------
Stores identified for
closure (not included in
the original store
closure plan), during
the 52 weeks ended
January 3, 1998.........    10       --       --       --       --       --       --       --       10       --
Stores closed or
franchised during the 52
weeks ended January 3,
1998....................    (9)      --       --       --       --       --       --       --       (9)      --
                           ---      ----     ----     ----     ----     ----     ----     ----     ---     -----
Balance, January 3,
1998....................     1       --       --       --       --       --       --       --        1       --
Stores identified for
closure or franchise
(not included in the
original store closure
plan), January 2, 1999..    20        10        4        1        2        3        5      --       31        14
Stores closed or
franchised for the 52
weeks ended January 2,
1999....................    (1)      --        (2)     --       --       --       --       --       (3)      --
                           ---      ----     ----     ----     ----     ----     ----     ----     ---     -----
Balance, January 2,
1999....................    20        10        2        1        2        3        5      --       29        14
Stores closed or
franchised for the 52
weeks ended January 1,
2000....................   (17)       (6)      (2)      (1)      (2)      (2)      (5)     --      (26)       (9)
                           ---      ----     ----     ----     ----     ----     ----     ----     ---     -----
Balance, January 1,
2000....................     3         4      --       --       --         1      --       --        3         5
                           ===      ====     ====     ====     ====     ====     ====     ====     ===     =====

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

Store Closure Reserve Payment Obligations

As of January 1, 2000, the future estimated cash payments under the store closure reserve are as follows:

             Fiscal Year
             -----------
             2000.......................... $3,665,000
             2001..........................  1,401,000
             2002..........................    802,000
             2003..........................    591,000
             2004..........................    415,000
             Thereafter....................    320,000
                                            ----------
                                            $7,194,000
                                            ==========

  The following table presents a summary of changes in the property and equipment impairment reserves that were established in connection with the applicable business combination for the periods indicated for stores to be closed and franchised:

                          Mrs. Fields
                           Inc. and
                           Original                   Great
                          Cookie Co.      H&M       American    Pretzelmaker Consolidated
                          -----------  ----------  -----------  ------------ ------------
Inception, September 18,
 1996...................  $10,921,000  $      --   $       --    $     --    $10,921,000
Utilization from
 inception (September
 18, 1996) to December
 28, 1996 related to
 stores to be closed....     (854,000)        --           --          --       (854,000)
Utilization from
 inception (September
 18, 1996) to December
 28, 1996 related to
 stores to be
 franchised.............     (215,000)        --           --          --       (215,000)
                          -----------  ----------  -----------   ---------   -----------
Balance, December 28,
 1996...................    9,852,000         --           --          --      9,852,000
To record property and
 equipment impairment
 upon acquisition, July
 25, 1997...............          --    2,500,000          --          --      2,500,000
Utilization from
 December 28, 1996 to
 January 3, 1998 related
 to stores to be
 closed.................   (3,299,000)   (208,000)         --          --     (3,507,000)
Utilization from
 December 28, 1996 to
 January 3, 1998 related
 to stores to be
 franchised.............     (492,000)        --           --          --       (492,000)
                          -----------  ----------  -----------   ---------   -----------
Balance, January 3,
 1998...................    6,061,000   2,292,000          --          --      8,353,000
To record property and
 equipment impairment
 upon acquisition,
 August 24, 1998........          --          --     2,150,000         --      2,150,000
To record property and
 equipment impairment
 upon acquisition,
 September 9, 1998......          --          --       973,000         --        973,000
To record property and
 equipment impairment
 upon acquisition,
 November 19, 1998......          --          --           --      327,000       327,000
Utilization for the 52
 weeks ended January 2,
 1999 related to stores
 to be closed...........   (1,782,000)    (93,000)    (246,000)        --     (2,121,000)
Utilization for the 52
 weeks ended January 2,
 1999 related to stores
 to be franchised.......     (435,000)   (819,000)         --          --     (1,254,000)
                          -----------  ----------  -----------   ---------   -----------
Balance, January 2,
 1999...................    3,844,000   1,380,000    2,877,000     327,000     8,428,000
Addition to impairment
 for the 52 weeks ended
 January 1, 2000 related
 to stores to be
 closed.................       86,000       5,000       25,000         --        116,000
Addition to impairment
 for 52 weeks ended
 January 1, 2000 related
 to stores to be
 franchised.............      443,000      11,000          --          --        454,000
Utilization for the 52
 weeks ended January 1,
 2000 related to stores
 to be closed...........   (1,192,000)   (410,000)  (1,434,000)   (158,000)   (3,194,000)
Utilization for the 52
 weeks ended January 1,
 2000 related to stores
 to be franchised.......     (935,000)   (346,000)     (41,000)        --     (1,322,000)
                          -----------  ----------  -----------   ---------   -----------
Balance, January 1,
 2000...................  $ 2,246,000  $  640,000  $ 1,427,000   $ 169,000   $ 4,482,000
                          ===========  ==========  ===========   =========   ===========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

6.  MANDATORILY REDEEMABLE CUMULATIVE PREFERRED STOCK OF PRETZEL TIME, INC.

  The mandatorily redeemable cumulative preferred stock of Pretzel Time (the "Pretzel Time Preferred Stock") is nonvoting and the preferred stockholders are entitled to cumulative preferred dividends of ten percent for three years, accrued and payable upon redemption. The Pretzel Time Preferred Stock must be redeemed at $10,000 per share, plus unpaid and accumulated dividends. The excess of the redemption price over the carrying value was accreted over the period from issuance through September 1, 1999, using the effective interest method and was charged to the accumulated deficit of Pretzel Time. During the period from the acquisition of a majority ownership in Pretzel Time (September 2, 1997) to January 1, 2000, Pretzel Time increased the liquidation preference of the Pretzel Time Preferred Stock by $307,000, in lieu of paying cash dividends. In addition, the Pretzel Time Preferred Stock was increased by $736,000, for the accretion required over time to amortize the original issue discount incurred at the time of issuance.

  As of January 1, 2000, the liquidation preference and the recorded amount in the accompanying consolidated balance sheet was $1,070,000. Subsequent to January 1, 2000, the Company redeemed all of the remaining Pretzel Time Preferred Stock for $1,070,000.


7. COMMITMENTS AND CONTINGENCIES

 Stock Pledged as Collateral

  Mrs. Fields' Holding has pledged all of the Company's capital stock as collateral for Mrs. Fields' Holding's 14 percent Senior Secured Discount Notes due December 1, 2005 (the "Mrs. Fields' Holding Discount Notes"). Mrs. Fields' Holding issued the Mrs. Fields' Holding Discount Notes on August 24, 1998, in connection with the Great American Acquisitions and the Mrs. Fields' Holding equity contribution (see Note 1). In connection with the issuance of the $55,000,000 principal amount at maturity of Mrs. Fields' Holding Discount Notes, Mrs. Fields' Holding recorded an total original issue discount of approximately $24,136,000. The principal amount of the Mrs. Fields' Holding Discount Notes will accrete at a rate of 14 percent compounded semi-annually to a total principal amount of $55,000,000 at December 1, 2002. Thereafter, the Mrs. Fields' Holding Discount Notes will accrue interest at the annual rate of 14 percent, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2003.

  Mrs. Fields' Holding is a holding company and does not have separate operations from which it can generate cash flows. Under the circumstances, Mrs. Fields' Holding would likely be dependent on its owners' and the Company's cash flows to make principal and interest payments when due. Interest payments totaling $7,700,000 per year will commence in 2003. The Company has not guaranteed, nor is it obligated to make principal or interest payments related to the Mrs. Fields' Holding Discount Notes. However, in accordance with the Company's Indenture, the Company may pay dividends to Mrs. Fields' Holding, in order for Mrs. Fields' Holding to service the debt, if no default or event of default occurs under the Indenture and certain fixed charge coverage ratios and consolidated net income tests are met. The Mrs. Fields' Holding Discount Notes are effectively subordinated to the Company's Senior Notes.

 Legal Matters

  The Company is the subject of certain legal actions, which it considers routine to its business activities. Management, after consultation with legal counsel, believes that the potential liability to the Company under any such actions is adequately accrued for or will not materially affect the Company's consolidated financial position or results of operations.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

 Operating Leases

  The Company leases retail store facilities, office space and equipment under long-term noncancelable operating lease agreements with remaining terms of one to ten years. Certain of the retail store leases provide for contingent rentals based on gross revenues. Additionally, as part of the Company's franchising program, certain locations have been subleased to franchisees.

  Rent expense was as follows for the periods presented:

                         53 Weeks Ended  52 Weeks Ended  52 Weeks Ended
                         January 3, 1998 January 2, 1999 January 1, 2000
                         --------------- --------------- ---------------
        Minimum
         rentals........   $30,654,000    $ 36,834,000    $ 35,510,000
        Contingent
         rentals........       432,000         553,000         415,000
        Sub-lease
         rentals........    (8,756,000)    (12,550,000)    (10,487,000)
                           -----------    ------------    ------------
                           $22,330,000    $ 24,837,000    $ 25,438,000
                           ===========    ============    ============

  As of January 1, 2000, the future minimum lease payments due under operating leases (including future minimum lease payments for stores in the process of being closed or franchised), which include required lease payments for those stores that have been subleased, are as follows:

             Fiscal Year
             -----------
             2000............................ $ 32,513,000
             2001............................   27,832,000
             2002............................   23,957,000
             2003............................   19,691,000
             2004............................   15,163,000
             Thereafter......................   28,650,000
                                              ------------
                                              $147,806,000
                                              ============

  As of January 2, 1999, the future minimum sublease payments due to the Company under these leases are as follows:

             Fiscal Year
             -----------
             2000............................. $11,510,000
             2001.............................   9,617,000
             2002.............................   8,261,000
             2003.............................   6,619,000
             2004.............................   4,754,000
             Thereafter.......................   6,066,000
                                               -----------
                                               $46,827,000
                                               ===========

 Contractual Arrangements

  The Company entered into a supply agreement to buy frozen dough products through 2000. The agreement stipulates minimum annual purchase commitments of not less than 23,000,000 pounds of the products each year through the end of the contract. The terms of the supply agreement include certain volume incentives and penalties. The Company and the supplier may terminate the supply agreement if the other party defaults on any of the performance covenants.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

  The Company has assumed an agreement with a third-party lender to provide financing to franchisees for the purchase of existing Company stores. Under the terms of the agreement, a maximum of $5,000,000 may be borrowed from the lender by franchisees of which the Company has agreed to guarantee a maximum of $2,000,000. Outstanding franchisee borrowings guaranteed by the Company under this agreement at January 2, 1999 and January 1, 2000 were approximately $295,000 and $92,000, respectively. Under the terms of the agreement, the Company is required to assume any franchisee obligations which are in default as defined. As of January 1, 2000, the Company has assumed obligations totaling approximately $33,000 which are included in the current portion of long-term debt in the accompanying consolidated balance sheet.

  The Company recorded deferred credits of approximately $1,204,000 as of September 18, 1996. The deferred credits represent volume rebates associated with the assumption of a long-term marketing and supply agreement with a supplier in connection with the Mrs. Fields Inc. and affiliates and Original Cookie Company and affiliates business combinations discussed in Note 1. Under terms of the agreement, the Company is obligated to purchase a minimum amount of product from the supplier. The supplier periodically prepays rebates to the Company for anticipated purchases. The Company records the prepayments as deferred credits and amortizes them ratably as purchases are made from the supplier. This agreement was amended in January 1997 and an additional $600,000 in deferred credits were recorded. The amended agreement expires on the later of December 31, 2003 or when the Company has met its revised purchase commitment. In conjunction with this amendment, certain minimum commitments from the previous agreement were carried forward and others were forgiven. Additionally, in November 1997, Pretzel Time entered into a long-term marketing and supply agreement with a supplier. Under terms of the agreement, the Company is obligated to purchase a minimum amount of product from the supplier. An additional $437,000 in deferred credits were recorded under this agreement. The termination date of this agreement will be the later of December 31, 2003 or when Pretzel Time has met its purchase commitment. Under these agreements, the Company recognized approximately $1,393,000, and $812,000 primarily as a reduction to food cost of sales during the years ended January 3, 1998 and January 2, 1999.

  In connection with the Pretzelmaker acquisition the Company recorded deferred credits of approximately $170,000 relating to a long-term marketing and supply agreement that Pretzelmaker had entered into in November of 1997, which was later amended in April of 1998. Under the terms of the agreement, the Company is obligated to purchase a minimum amount of product from the supplier. Under this agreement the Company recognized approximately $40,000 primarily as a reduction to food cost of sales during fiscal 1999. The termination date of this agreement is April 2003.

  In November 1996, the Company entered into a consulting agreement with Debbi Fields, a former director of the Company, under which Debbi Fields traveled and performed public relations and advertising activities on behalf of the Company for at least 50 days a year for a fee of $250,000 per year, with an option to perform these services for 20 additional days a year for additional pay of $5,000 per day. The compensation increased by 10 percent for 1999. The consulting agreement expired on December 31, 1999 and is not expected to be renewed.

  The Company has entered into employment agreements with five key officers with terms of two to three years. The agreements are for a total annual base salary of $1,172,000. If the Company terminates employment without cause, or the employee terminates employment with good reason, the employee can receive in severance pay the amount equal to the product of his or her then current semi-monthly base salary by the greater of the number of semi-monthly periods from the notice of termination or 36 to 48 semi-monthly periods, plus a portion of any discretionary bonus that would otherwise have been payable. The agreements have customary provisions for other benefits and also include noncompetition clauses.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

8. RELATED-PARTY TRANSACTIONS

  As of January 2, 1999 and January 1, 2000, the Company had receivables due from franchisees and licensees, primarily related to prepaid rent which the Company had paid on behalf of franchisees, totaling approximately $6,003,000 and $3,708,000, respectively. These amounts are included in amounts due from franchisees and affiliates and are net of allowance for doubtful accounts totaling $1,078,000 and $821,000, respectively.

  As of January 2, 1999 and January 1, 2000, the Company had a net payable and a net receivable of approximately $150,000 and $642,000, respectively, with Mrs. Fields' Holding. The amounts due to or from Mrs. Fields' Holding are recorded in prepaid rent and other in the accompanying consolidated balance sheets.

  During the years ended January 3, 1998, the Company accrued approximately $441,000 of interest expense due to Mrs. Fields' Holding related to the convertible subordinated notes Mrs. Fields' Holding purchased. Mrs. Fields' Holding converted all of the $4,643,000 convertible subordinated notes to equity and the notes were cancelled (see Note 3) in 1997.

  The Company paid fees to Korn/Ferry International ("Korn/Ferry") totaling approximately $157,000 and $70,600 and $35,200, during the years ended January 3, 1998, January 2, 1999 and January 1, 2000, respectively. Korn/Ferry is an executive search firm of which one of the Company's directors is the Chairman.

  A director of the Company is a consultant and an advisor to Dillon Read & Co., Inc. ("Dillon Read"). In 1997, the Company paid to Dillon Read a fee of approximately $707,000 in connection with the restructuring of the Company in September 1996. The director's company did not receive a fee from the Company during the fiscal years ended January 2, 1999 or January 1, 2000. The Company believes that the arrangements were on terms that could have been obtained from an unaffiliated third party.

  As of January 2, 1999, the Company has a loan due from the founder and minority stockholder of Pretzel Time totaling $567,000. The note bears interest at an annual rate of ten percent and is payable in monthly installments of principal and interest beginning January 1998 by setoff of, and to the extent of, the founder's bonus payments and dividends received by the founder in his Pretzel Time stock; provided that in any calendar year no more than $100,000 may be so offset. In addition, as of January 2, 1999, the Company is due approximately $451,000 from the founder in connection with certain lease payments related to the purchase of Pretzel Time for which the Company is indemnified. These amounts are recorded in accounts receivable and other assets in the accompanying consolidated balance sheets.

  In May 1999, Mrs. Fields, Mrs. Fields' Holding, Pretzel Time, a former Pretzel Time shareholder and Capricorn entered into an assignment and assumption agreement under which Capricorn agreed to assume a payment obligation of Mrs. Fields of $2,000,000 for Pretzel Time stock held by the former shareholder that was due on December 31, 1999. In a related transaction on the same date, Capricorn and Mrs. Fields' Holding entered into a contribution agreement under which Mrs. Fields' Holding and Capricorn agreed to treat the assumption by Capricorn of the Mrs. Fields payment obligation as a capital contribution from Capricorn to Mrs. Fields' Holding, and as a capital contribution from Mrs. Fields' Holding to Mrs. Fields.

  The Company and Mrs. Fields' Holding expect to enter into a tax-sharing arrangement but as of the date of these financial statements no such agreement has been finalized.

9. EMPLOYEE BENEFIT PLAN

  The Company sponsors the Mrs. Fields' Original Cookies, Inc. 401(k) Retirement Savings Plan (the "Plan") for all eligible employees. Under the terms of the Plan, employees may make contributions to the

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

Plan, a portion of which is matched by contributions from the Company. The total Company contributions to the Plan for the years ended January 3, 1998, January 2, 1999 and January 1, 2000 were approximately $97,900, $171,000 and $168,000, respectively.

10. REPORTABLE SEGMENTS

  Operating segments are components of the Company for which separate financial information is available that is evaluated regularly by the Chief Operating decision maker in deciding how to allocate resources and in assessing performance. This information is reported on the basis that it is used internally for evaluating segment performance. Mrs. Fields has two reportable operating segments; namely, company-owned stores and related activity and franchising and licensing activity. The segments are determined by revenue source; direct sales or royalties and license fees. The company-owned stores segment consists of both cookie and pretzel stores owned and operated by Mrs. Fields. The franchising and licensing segment consists of cookie and pretzel stores, which are owned and operated by third parties who pay Mrs. Fields an initial franchise or license fee and monthly royalties based on a percentage of gross sales and other licensing activity not related to cookie or pretzel stores. The accounting policies for the segments are discussed in the summary of significant accounting policies (see Note 2). Sales and transfers between segments are eliminated in consolidation.

  Mrs. Fields evaluates performance of each segment based on contribution margin. Mrs. Fields does not allocate any interest income, interest expense, depreciation and amortization or assets to its reportable operating segments. Segment revenue and contribution margin are presented in the following table:

                                                      Franchising,
                                           Company-    Licensing
                                         Owned Stores  and Other      Total
                                         ------------ ------------ ------------
Year ended January 3, 1998
Revenue................................. $127,845,000 $ 6,563,000  $134,408,000
Contribution Margin.....................   28,985,000   6,563,000    35,548,000
Year ended January 2, 1999
Revenue.................................  140,235,000  14,001,000   154,236,000
Contribution Margin.....................   30,337,000  10,414,000    40,751,000
Year ended January 1, 2000
Revenue.................................  152,268,000  28,669,000   180,937,000
Contribution Margin.....................   31,189,000  23,791,000    54,980,000

The reconciliation of contribution margin to net income (loss) is as follows:

                                      Fiscal 1997   Fiscal 1998   Fiscal 1999
                                      ------------  ------------  ------------
Contribution margin.................. $ 35,548,000  $ 40,751,000  $ 54,980,000
General and administrative expense...  (16,192,000)  (19,017,000)  (21,972,000)
Store closure (provision) benefit....     (538,000)   (7,303,000)    1,579,000
Depreciation and amortization........  (10,403,000)  (19,820,000)  (24,206,000)
Interest expense, net................   (7,584,000)  (12,574,000)  (17,827,000)
Other expense, net...................   (1,805,000)   (1,180,000)     (775,000)
                                      ------------  ------------  ------------
Net income (loss).................... $   (974,000) $(19,143,000) $ (8,221,000)
                                      ============  ============  ============

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

Geographic segment information is as follows:

                                                        Domestic
                             Domestic    International Franchising International
                           Company-owned Company-owned     and      Franchising
                              Stores        Stores      Licensing  and Licensing
                           ------------- ------------- ----------- -------------
Revenue
Fiscal 1997............... $127,736,000    $109,000    $ 6,150,000   $413,000
Fiscal 1998...............  140,018,000     217,000     13,738,000    263,000
Fiscal 1999...............  152,249,000      19,000     28,450,000    219,000

  Revenues from international franchising and licensing are secured from Canada and Australia with no other countries having material representation. Revenues from international company-owned stores are immaterial.

  There were no customers who accounted for more than 10 percent of Mrs. Fields' total revenue or either segments' revenue. The Company has a $1,326,000 receivable due from one company which represents 14.8 percent of the Company's total receivables.

11. SUBSEQUENT EVENT

  On February 9, 2000, Capricorn, Investors III, L.P., an affiliate of Capricorn, entered into an agreement to acquire TCBY Enterprises, Inc. ("TCBY"), a retail snack food company. It is expected that, if this acquisition is completed, Mrs. Fields will enter into a management agreement to provide management services to TCBY. If completed, this acquisition would occur no earlier than the second quarter of fiscal year 2000. We cannot be sure that this acquisition will be completed, and there has been no agreement signed regarding the terms of the management agreement. Management of Mrs. Fields believes that, if completed, this acquisition would offer Mrs. Fields the opportunity to sell its products in TCBY stores.

12. SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

  The Company's obligation related to its $140,000,000 total principal amount of Senior Notes due 2004 (see Note 3) is fully and unconditionally guaranteed on a joint and several basis and on a senior basis by four of the Company's wholly owned subsidiaries (the "Guarantors"). These guarantees are general unsecured obligations of the Guarantors, rank senior in right of payment to all subordinated indebtedness of the Guarantors and rank pari passu in right of payment with all existing and future senior indebtedness of the Guarantors. There are no restrictions on the Company's ability to obtain cash dividends or other distributions of funds from the Guarantors, except those imposed by applicable law. The following supplemental financial information sets forth, on a condensed consolidating basis, balance sheets, statements of operations and statements of cash flows for Mrs. Fields' Original Cookies, Inc. (the "Parent Company"), Great American Cookie Company, Inc., The Mrs. Fields' Brand, Inc., Pretzelmaker Holdings, Inc., which are Guarantors, and Pretzel Time, Inc., which will become a Guarantor (collectively, the "Guarantor Subsidiaries") and Mrs. Fields' Cookies Australia, Mrs. Fields' Cookies (Canada) Ltd., H & M Canada and Pretzelmaker of Canada, and three partially owned subsidiaries, (collectively, the "Non-guarantor Subsidiaries"). The Company has not presented separate financial statements and other disclosures concerning the Guarantor Subsidiaries because management has determined that such information is not material to investors.

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                             (Dollars in thousands)

                                                   Non-
                           Parent   Guarantor   Guarantor
                          Company   Subsidiary Subsidiaries Eliminations Consolidated
                          --------  ---------- ------------ ------------ ------------
NET REVENUES............  $125,991   $ 2,004      $7,077       $ (664)     $134,408
                          --------   -------      ------       ------      --------
OPERATING COSTS AND
 EXPENSES:
  Selling and store
   occupancy costs......    63,765       --        3,731         (664)       66,832
  Cost of sales.........    31,173       --          855          --         32,028
  General and
   administrative.......    14,215     1,066         911          --         16,192
  Store closure
   provision............       538       --          --           --            538
  Depreciation and
   amortization.........     8,745     1,125         533          --         10,403
                          --------   -------      ------       ------      --------
    Total operating
     costs and
     expenses...........   118,436     2,191       6,030         (664)      125,993
                          --------   -------      ------       ------      --------
    Income (loss) from
     operations.........     7,555      (187)      1,047          --          8,415
INTEREST EXPENSE AND
 OTHER, net.............    (6,329)   (1,230)       (393)         --         (7,952)
                          --------   -------      ------       ------      --------
  Income (loss) before
   provision for income
   taxes, preferred
   stock accretion and
   dividends of
   subsidiaries and
   equity in net loss of
   consolidated
   subsidiaries.........     1,226    (1,417)        654          --            463
PROVISION FOR INCOME
 TAXES..................      (535)      (25)        (95)         --           (655)
                          --------   -------      ------       ------      --------
  Income (loss) before
   preferred stock
   accretion and
   dividends of
   subsidiaries and
   equity in net loss of
   consolidated
   subsidiaries.........       691    (1,442)        559          --           (192)
PREFERRED STOCK
 ACCRETION AND DIVIDENDS
 OF SUBSIDIARIES........       --       (338)       (306)         --           (644)
EQUITY IN NET LOSS OF
 CONSOLIDATED
 SUBSIDIARIES...........    (1,665)      --          --         1,527          (138)
                          --------   -------      ------       ------      --------
NET INCOME (LOSS).......  $   (974)  $(1,780)     $  253       $1,527      $   (974)
                          ========   =======      ======       ======      ========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED JANUARY 3, 1998
                             (Dollars in thousands)

                                                   Non-
                           Parent   Guarantor   Guarantor
                          Company   Subsidiary Subsidiaries Eliminations Consolidated
                          --------  ---------- ------------ ------------ ------------
NET CASH (USED IN)
 PROVIDED BY OPERATING
 ACTIVITIES.............  $   (766)   $ 387       $1,298        $--        $    919
                          --------    -----       ------        ----       --------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Net cash paid for
   acquisitions and
   related expenses.....   (10,949)     --           --          --         (10,949)
  Purchase of property
   and equipment, net...    (4,556)     --           --          --          (4,556)
                          --------    -----       ------        ----       --------
    Net cash used in
     investing
     activities.........   (15,505)     --           --          --         (15,505)
                          --------    -----       ------        ----       --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Proceeds from issuance
   of long-term debt....   108,250      --           --          --         108,250
  Principal payments on
   long-term debt and
   capital lease
   obligations..........   (76,759)    (250)         (36)        --         (77,045)
  Payment of debt
   financing costs......    (5,976)     --           --          --          (5,976)
  Payment of cash
   dividend to Mrs.
   Fields' Holding......    (1,065)     --           --          --          (1,065)
                          --------    -----       ------        ----       --------
    Net cash provided by
     (used in) financing
     activities.........    24,450     (250)         (36)        --          24,164
                          --------    -----       ------        ----       --------
NET INCREASE IN CASH AND
 CASH EQUIVALENTS.......     8,179      137        1,262         --           9,578
CASH AND CASH
 EQUIVALENTS, beginning
 of year................     6,091      588           30         --           6,709
                          --------    -----       ------        ----       --------
CASH AND CASH
 EQUIVALENTS, end of
 year...................  $ 14,270    $ 725       $1,292        $--        $ 16,287
                          ========    =====       ======        ====       ========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
  Interest paid.........  $  7,607    $ 789       $   20        $--        $  8,416
  Taxes paid............       181       25           11         --             217

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF JANUARY 2, 1999
                             (Dollars in thousands)

                                     ASSETS

                                                   Non-
                          Parent   Guarantor    Guarantor
                         Company  Subsidiaries Subsidiaries Eliminations Consolidated
                         -------- ------------ ------------ ------------ ------------
CURRENT ASSETS:
  Cash and cash
   equivalents.......... $  3,539   $  1,134      $  78       $    --      $  4,751
  Accounts receivable,
   net..................    2,860        304         44            --         3,208
  Amounts due from
   franchisees and
   licensees, net.......    1,297      4,706        --             --         6,003
  Inventories...........    4,631        863          9            --         5,503
  Other current assets
   and amounts due from
   (to) affiliates,
   net..................   39,368    (33,898)      (592)           --         4,878
                         --------   --------      -----       --------     --------
    Total current
     assets.............   51,695    (26,891)      (461)           --        24,343
PROPERTY AND EQUIPMENT,
 net....................   29,900      1,654        243            --        31,797
INTANGIBLES, net........   75,875     95,601        320            --       171,796
INVESTMENT IN
 SUBSIDIARIES...........   66,484        --         --         (66,484)         --
OTHER ASSETS............    3,688        252         30            --         3,970
                         --------   --------      -----       --------     --------
                         $227,642   $ 70,616      $ 132       $(66,484)    $231,906
                         ========   ========      =====       ========     ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of
   long-term debt and
   capital lease
   obligations.......... $  7,141   $  1,204      $ --        $    --      $  8,345
  Accounts payable......   14,223        564         69            --        14,856
  Accrued liabilities...   10,956      2,895         18            --        13,869
                         --------   --------      -----       --------     --------
    Total current
     liabilities........   32,320      4,663         87            --        37,070
LONG-TERM DEBT AND
 CAPITAL LEASE
 OBLIGATIONS, net of
 current portion........  142,367        216         61            --       142,644
OTHER ACCRUED
 LIABILITIES............   10,134        --         --             --        10,134
MANDATORILY REDEEMABLE
 CUMULATIVE PREFERRED
 STOCK..................      --       1,261        --             --         1,261
MINORITY INTEREST.......      --         --         --             119          119
STOCKHOLDERS' EQUITY....   42,821     64,476        (16)       (66,603)      40,678
                         --------   --------      -----       --------     --------
                         $227,642   $ 70,616      $ 132       $(66,484)    $231,906
                         ========   ========      =====       ========     ========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE 52 WEEKS ENDED JANUARY 2, 1999
                             (Dollars in thousands)


                                                   Non-
                         Parent    Guarantor    Guarantor
                        Company   Subsidiaries Subsidiaries Eliminations Consolidated
                        --------  ------------ ------------ ------------ ------------
NET REVENUES........... $144,057    $13,939       $ 377       $ (4,137)   $ 154,236
                        --------    -------       -----       --------    ---------
OPERATING COSTS AND
 EXPENSES:
  Selling and store
   occupancy costs.....   76,437        --          334         (1,768)      75,003
  Cost of sales........   37,165      3,587          99         (2,369)      38,482
  General and
   administrative......   21,213      5,107         --             --        26,320
  Depreciation and
   amortization........   16,624      3,196         --             --        19,820
                        --------    -------       -----       --------    ---------
    Total operating
     costs and
     expenses..........  151,439     11,890         433         (4,137)     159,625
                        --------    -------       -----       --------    ---------
  (Loss) income from
   operations..........   (7,382)     2,049         (56)           --        (5,389)
INTEREST EXPENSE AND
 OTHER, net............  (13,064)        81         --             --       (12,983)
                        --------    -------       -----       --------    ---------
  (Loss) income before
   provision for income
   taxes, preferred
   stock accretion and
   dividends of
   subsidiaries and
   equity in net loss
   of consolidated
   subsidiaries........  (20,446)     2,130         (56)           --       (18,372)
PROVISION FOR INCOME
 TAXES.................     (197)      (119)        --             --          (316)
                        --------    -------       -----       --------    ---------
  (Loss) income before
   preferred stock
   accretion and
   dividends of
   subsidiaries and
   equity in net loss
   of consolidated
   subsidiaries........  (20,643)     2,011         (56)           --       (18,688)
PREFERRED STOCK
 ACCRETION AND
 DIVIDENDS OF
 SUBSIDIARIES..........      --        (444)        --             --          (444)
EQUITY IN NET LOSS OF
 CONSOLIDATED
 SUBSIDIARIES..........    1,500        --          --          (1,511)         (11)
                        --------    -------       -----       --------    ---------
NET (LOSS) INCOME...... $(19,143)   $ 1,567       $ (56)      $ (1,511)   $ (19,143)
                        ========    =======       =====       ========    =========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE 52 WEEKS ENDED JANUARY 2, 1999
                             (Dollars in thousands)

                                                     Non-
                           Parent    Guarantor    Guarantor
                          Company   Subsidiaries Subsidiaries Eliminations Consolidated
                          --------  ------------ ------------ ------------ ------------
NET CASH PROVIDED BY
 (USED IN) OPERATING
 ACTIVITIES.............  $(27,953)   $33,382       $ (133)      $ --        $ 5,296
                          --------    -------       ------       -----       -------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Net cash paid for
   acquisitions and
   related Expenses.....   (39,873)     7,038          --          --        (32,835)
  Purchase of property
   and equipment, net...    (8,228)       (7)          --          --         (8,235)
  Proceeds for asset
   sales................       176        --           --          --            176
                          --------    -------       ------       -----       -------
  Net cash (used in)
   provided by Investing
   activities...........   (47,925)     7,031          --          --        (40,894)
                          --------    -------       ------       -----       -------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Proceeds from long-
   term debt............    39,400        --           --          --         39,400
  Bank overdraft........     4,133        --           --          --          4,133
  Payment of debt
   financing costs......    (7,062)       --           --          --         (7,062)
  Equity infusion from
   Mrs. Fields'
   Holding..............    29,056        --           --          --         29,056
  Principal payments on
   long-term debt and
   capital lease
   obligations..........      (257)   (41,000)         --          --        (41,257)
  Capital lease
   repayments...........      (123)       --           --          --           (123)
  Reduction in preferred
   stock of Pretzel
   Time.................       --         (85)         --          --            (85)
                          --------    -------       ------       -----       -------
    Net cash provided by
     (used in) Financing
     activities.........    65,147    (41,085)         --          --         24,062
                          --------    -------       ------       -----       -------
NET DECREASE IN CASH AND
 CASH EQUIVALENTS.......   (10,731)      (672)        (133)        --        (11,536)
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............    14,270      1,806          211         --         16,287
                          --------    -------       ------       -----       -------
CASH AND CASH
 EQUIVALENTS, end of
 period.................  $  3,539    $ 1,134       $   78       $ --        $ 4,751
                          ========    =======       ======       =====       =======
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
  Interest paid.........  $ 12,405    $    35        $ --        $ --        $12,440
  Taxes paid............       141         68          --          --            209

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                             AS OF JANUARY 1, 2000
                             (Dollars in thousands)

                                     ASSETS

                                                   Non-
                          Parent   Guarantor    Guarantor
                         Company  Subsidiaries Subsidiaries Eliminations Consolidated
                         -------- ------------ ------------ ------------ ------------
CURRENT ASSETS:
  Cash and cash
   equivalents.......... $  3,886   $    792      $ 241       $    --      $  4,919
  Accounts receivable,
   net..................    2,151      2,131         13            --         4,295
  Amounts due from
   franchisees and
   licensees, net.......    1,314      2,394        --             --         3,708
  Inventories...........    4,009        968        --             --         4,977
  Other current assets
   and amounts due from
   (to) affiliates,
   net..................   22,236    (18,898)      (642)           --         2,696
                         --------   --------      -----       --------     --------
    Total current
     assets.............   33,596    (12,613)      (388)           --        20,595
PROPERTY AND EQUIPMENT,
 net....................   26,481      2,033        151            --        28,665
INTANGIBLES, net........   74,301     81,769        289            --       156,359
INVESTMENT IN
 SUBSIDIARIES...........   65,468        --         --         (65,468)         --
OTHER ASSETS............    2,714        134        (57)           --         2,791
                         --------   --------      -----       --------     --------
                         $202,560   $ 71,323      $  (5)      $(65,468)    $208,410
                         ========   ========      =====       ========     ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of
   long-term debt and
   capital lease
   obligations.......... $  1,377   $    246      $ --        $    --      $  1,623
  Accounts payable......    8,823      1,676         15            --        10,514
  Accrued liabilities...   11,134      1,000        110            --        12,244
                         --------   --------      -----       --------     --------
                           21,334      2,922        125            --        24,381
LONG-TERM DEBT AND
 CAPITAL LEASE
 OBLIGATIONS, net of
 current portion........  144,582        280        --             --       144,862
OTHER ACCRUED
 LIABILITIES............    3,529        --         --             --         3,529
MANDATORILY REDEEMABLE
 CUMULATIVE PREFERRED
 STOCK..................      --       1,070        --             --         1,070
MINORITY INTEREST.......      --         --         --             111          111
STOCKHOLDER'S EQUITY....   33,115     67,051       (130)       (65,579)      34,457
                         --------   --------      -----       --------     --------
                         $202,560   $ 71,323      $  (5)      $(65,468)    $208,410
                         ========   ========      =====       ========     ========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE 52 WEEKS ENDED JANUARY 1, 2000
                             (Dollars in thousands)

                                                   Non-
                         Parent    Guarantor    Guarantor
                        Company   Subsidiaries Subsidiaries Eliminations Consolidated
                        --------  ------------ ------------ ------------ ------------
NET REVENUES........... $156,727    $29,691        $658       $(6,139)     $180,937
                        --------    -------        ----       -------      --------
OPERATING COSTS AND
 EXPENSES:
  Selling and store
   occupancy costs.....   80,702        --          288        (1,356)       79,634
  Cost of sales........   41,369      9,678          74        (4,798)       46,323
  General and
   administrative......   11,622     10,140         210           --         21,972
  Depreciation and
   amortization........   15,933      6,702         --             (8)       22,627
                        --------    -------        ----       -------      --------
    Total operating
     costs and
     expenses..........  149,626     26,520         572        (6,162)      170,556
                        --------    -------        ----       -------      --------
  (Loss) income from
   operations..........    7,101      3,171          86            23        10,381
INTEREST EXPENSE AND
 OTHER, net............  (17,634)      (435)         12           --        (18,057)
                        --------    -------        ----       -------      --------
  (Loss) income before
   provision for income
   taxes, preferred
   stock accretion and
   dividends of
   subsidiaries and
   equity in net loss
   of consolidated
   subsidiaries........  (10,533)     2,736          98            23        (7,676)
PROVISION FOR INCOME
 TAXES.................     (218)       --          --            --           (218)
                        --------    -------        ----       -------      --------
  (Loss) income before
   preferred stock
   accretion and
   dividends of
   subsidiaries and
   equity in net loss
   of consolidated
   subsidiaries........  (10,751)     2,736          98            23        (7,894)
PREFERRED STOCK
 ACCRETION AND
 DIVIDENDS OF
 SUBSIDIARIES..........      --        (305)        --            --           (305)
EQUITY IN NET LOSS OF
 CONSOLIDATED
 SUBSIDIARIES..........    2,507        --          --         (2,529)          (22)
                        --------    -------        ----       -------      --------
NET (LOSS) INCOME...... $ (8,244)   $ 2,431        $ 98       $(2,506)     $ (8,221)
                        ========    =======        ====       =======      ========

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE 52 WEEKS ENDED JANUARY 1, 2000
                             (Dollars in thousands)

                                                    Non-
                          Parent    Guarantor    Guarantor
                          Company  Subsidiaries Subsidiaries Eliminations Consolidated
                          -------  ------------ ------------ ------------ ------------
NET CASH PROVIDED BY
 (USED IN) OPERATING
 ACTIVITIES.............  $16,392    $ 1,348       $ 163        $ --        $ 17,903
                          -------    -------       -----        -----       --------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
  Purchase of property
   and equipment, net...   (5,157)       --          --           --          (5,157)
  Proceeds for asset
   sales................      461        --          --           --             461
                          -------    -------       -----        -----       --------
    Net cash (used in)
     provided by
     investing
     activities.........   (4,696)       --          --           --          (4,696)
                          -------    -------       -----        -----       --------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
  Payment of debt
   financing costs......   (1,832)       --          --           --          (1,832)
  Principal payments on
   long-term debt and
   capital lease
   obligations..........   (5,384)    (1,194)        --           --          (6,578)
  Bank overdraft........   (4,133)       --          --           --          (4,133)
  Reduction in preferred
   stock of Pretzel
   Time.................      --        (496)        --           --            (496)
                          -------    -------       -----        -----       --------
    Net cash provided by
     (used in) financing
     activities.........  (11,349)    (1,690)        --           --         (13,039)
                          -------    -------       -----        -----       --------
NET DECREASE IN CASH AND
 CASH EQUIVALENTS.......      347       (342)        163          --             168
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............    3,539      1,134          78          --           4,751
                          -------    -------       -----        -----       --------
CASH AND CASH
 EQUIVALENTS, end of
 period.................  $ 3,886    $   792       $ 241        $ --        $  4,919
                          =======    =======       =====        =====       ========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION:
  Interest paid.........  $17,444    $   513       $ --         $ --        $ 17,957
  Taxes paid............      204        197         --           --             401

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No dealer, sales representative, or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Mrs. Fields' Holding or the initial purchasers. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Mrs. Fields' Holding since the date hereof or that information contained in this prospectus is correct as of any time subsequent to its date.

 Until August 13, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  $55,000,000

                                 Mrs. Fields'
                             Holding Company, Inc.

                          14% Series B Senior Secured
                                Discount Notes
                                   Due 2005


                               ----------------
                                  PROSPECTUS

                               ----------------

                               May 16, 2000


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

  As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Mrs. Fields' Holding may be indemnified by Mrs. Fields' Holding against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Mrs. Fields' Holding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Mrs. Fields' Holding and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of Mrs. Fields' Holding, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Mrs. Fields' Holding unless a court determines otherwise.

  The Mrs. Fields' Holding by-laws authorize Mrs. Fields' Holding to indemnify its present and former directors and officers and to pay or reimburse expenses for individuals in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such individuals to repay such amounts if so required.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 Exhibit
 -------
  1.1+   Purchase Agreement, dated as of August 13, 1998, among Mrs. Fields'
          Holding Company, Inc., Jefferies & Company, Inc. and BT Alex. Brown
          Incorporated
  2.2**  Stock Purchase Agreement among Mrs. Fields' Holding Company, Inc. and
          Martin E. Lisiewski, shareholder of Pretzel Time, Inc. dated as of
          June 12, 1998
  2.3**  Securities Purchase Agreement by and among Cookies USA, Inc., the
          Individuals and Entities Identified Therein as The Sellers and Mrs.
          Fields' Original Cookies, Inc., dated as of August 13, 1998
  2.4+   Stock Purchase Agreement among Mrs. Fields' Original Cookies, Inc., as
          Buyer, and Jake Tortorice of Chocolate Chip Cookies of Texas, Inc. as
          Seller. Filed as Exhibit 2.3 to the 8-K dated September 3, 1998 and incorporated herein by reference
  2.5+   Stock Purchase Agreement among Mrs. Fields' Original Cookies, Inc., as
          Buyer, and Lawrence J. Cohen, Mildred S. Cohen, Jerome E. Mouton,
          Steven J. Bryan and Jason A. Piltzmaker, holders of all outstanding capital stock of Deblan Corporation, as Sellers Filed as Exhibit 2.2 to the 8-K dated September 3, 1998 and incorporated herein by reference
  2.6+   Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and ASK & MSK Family Limited Partnership-II(B), Ltd. Filed as Exhibit
          2.4 to the Mrs. Fields' Original Cookies, Inc. 8-K dated September 3,
          1998 and incorporated herein by reference
  2.7+   Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and Crossroads Cookies, Inc. Filed as Exhibit 2.5 to the Mrs. Fields'
          Original Cookies, Inc. 8-K dated September 3, 1998 and incorporated herein by reference
  2.8+   Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and Hot Barton and Northpark Cookies, Inc. Filed as Exhibit 2.6 to
          the Mrs. Fields' Original Cookies, Inc. 8-K dated September 3, 1998 and incorporated herein by reference

 Exhibit
 -------
  2.10+  Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and Quail Springs Cookies, Inc. Filed as Exhibit 2.8 to the Mrs.
          Fields' Original Cookies, Inc. 8-K dated September 3, 1998 and incorporated herein by reference
  2.12** Asset Purchase Agreement between Mrs. Field's Original Cookies, Inc.
          as buyer. The Cookie Conglomerate, Inc. and The Cookie Conglomerate,
          LLP. the sellers and Ronald A. Eichel and Alan M. Kuehn, partners in
          Cookie Comglomerate, LLP and shareholders of Cookie Conglomerate,
          Inc., dated as of October 5, 1998.
  2.13** Stock Purchase Agreement among Mrs. Fields' Original Cookies, Inc. as the buyer and Martin E. Lisiewski, a shareholder of Pretzel Time,
          Inc., dated as of December 9, 1998
  2.14** Stock Purchase Agreement among Mrs. Fields' Holding Company, Inc., and
          Mrs. Fields Original Cookies, Inc., as buyer, and Pretzel Time, Inc.
          and Martin E. Lisiewski, as seller, dated as of December 30, 1998
  2.15** Stock Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          as buyer and Pretzelmaker Holdings, Inc., Mark N. Geman, Donald G.
          Cox, Jr., and Louis H. Marks as principal sellers, dated as of
          November 19, 1998
  3.1+   Restated Certificate of Incorporation of Mrs. Fields' Holding Company,
          Inc.
  3.2+   By-Laws of Mrs. Fields' Holding Company, Inc.
  4.1+   Indenture, dated as of August 24, 1998, between Mrs. Fields' Holding
          Company, Inc. and The Bank of New York, as Trustee
  4.2+   Form of Certificate of Senior Secured Discount Note (included as
          Exhibit A to Exhibit 4.1)
  4.3+   Pledge Agreement, dated as of August 24, 1998, by Mrs. Fields' Holding
          Company, Inc., in favor of The Bank of New York, as Collateral Agent
  4.4+   Registration Rights Agreement, dated as of August 24, 1998, among Mrs.
          Fields' Holding Company, Inc., Jefferies & Company, Inc. and BT Alex.
          Brown Incorporated
  4.5**  Indenture, dated as of November 26, 1997, among Mrs. Fields' Original
          Cookies, Inc., The Mrs. Fields' Brand, Inc. and The Bank of New York,
          as Trustee
  4.6**  Form of Notation of Guarantee (included as Exhibit E to Exhibit 4.5)
  4.7**  Form of certificate of Senior Note (included as Exhibit A to Exhibit
          4.5)
  4.8**  First Supplemental Indenture, dated as of August 24, 1998, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc. and The
          Bank of New York, as Trustee
  4.9**  Second Supplemental Indenture, dated as of August 24, 1998, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great
          American Cookie Company, Inc., Jefferies & Company, Inc. and BT Alex
          Brown Incorporated
  4.10** Third Supplemental Indenture, dated as of November 20, 1998, among
          Mrs. Fields' Original Cookies, Inc., Great American Cookie Company,
          Inc., The Mrs. Fields' Brand, Inc., Pretzelmaker Holdings, Inc., and
          The Bank of New York, as a Trustee
  4.11** Registration Rights Agreement, dated as of August 24, 1998, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great
          American Cookie Company, Inc., Jefferies & Company, Inc. and BT Alex.
          Brown Incorporated
  4.12** Fourth Supplemental Indenture, dated as of December 30, 1998, among
          Mrs. Field's Original Cookies, Inc., The Mrs. Fields' Brand, Inc.,
          Great American Cookie Company, Inc., Pretzelmaker Holdings, Inc.,
          Pretzel Time, Inc., and The Bank of New York, as Trustee
  4.13** Fifth Supplemental Indenture, dated as of January 27, 2000, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great
          American Cookie Company, Inc., Pretzelmaker Holdings, Inc., Pretzel
          Time, Inc. and The Bank of New York, as Trustee

 Exhibit
 -------
  5.1    Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the new senior secured discount notes to be issued by
          Mrs. Fields' Holding Company, Inc.
 10.1+   Asset Purchase Agreement, dated as of August 7, 1996, among Mrs.
          Fields Development Corporation, The Mrs. Fields' Brand, Inc. and
          Capricorn II, L.P., filed as Exhibit 10.1 to the Mrs. Fields'
          Original Cookies, Inc. Registration Statement on S-4 (No. 333-45179)
          and incorporated by reference herein
 10.2+   Asset Purchase Agreement, dated as of August 7, 1996, among Mrs.
          Fields, Inc., Mrs. Fields' Original Cookies, Inc., and Capricorn
          Investors II, L.P., filed as Exhibit 10.11 to the Mrs. Fields'
          Original Cookies, Inc. Registration Statement on S-4 (No. 333-45179)
          and incorporated by reference herein
 10.3+   Warrant Agreement, dated as of August 24, 1998, between Mrs. Fields'
          Holding Company, Inc. and The Bank of New York, as Warrant Agent
 10.4+   Warrant Registration Rights Agreement, dated as of August 24, 1998, among Mrs. Fields' Holding Company, Inc., Jefferies & Company, Inc.,
          BT Alex. Brown Incorporated and Capricorn Investors II, L.P.
 10.5+   Amended and Restated Marketing Agreement, dated as of January 9, 1997, between Mrs. Fields' Original Cookies, Inc. and Coca-Cola USA
          Fountain, filed as Exhibit 10.27 to the Mrs. Fields' Original
          Cookies, Inc. Registration Statement on S-4 (No. 333-45179) and
          incorporated by reference herein
 10.6**  Amendment, dated December 1, 1997, to existing marketing agreement, dated as of January 9, 1997, between Mrs. Fields' Original Cookies,
          Inc. and Coca-Cola USA Fountain
 10.7**  Corollary agreement, dated September 21, 1998, to existing marketing agreement, dated as of January 9, 1997 and amended on December 1,
          1997, between Mrs. Fields' Original Cookies, Inc. and Coca-Cola USA
          Fountain
 10.8+   Employment Agreement, dated as of October 1, 1997, between Michael R.
          Ward and Mrs. Fields' Original Cookies, Inc. Registration Statement
          on S-4 (No. 333-45179) and incorporated by reference herein
 10.9+   Employment Agreement, dated as of October 1, 1997, between Pat Knotts and Mrs. Fields' Original Cookies, Inc., filed as Exhibit 10.29 to the Mrs. Fields' Original Cookies, Inc. Registration Statement on S-4
          (No. 333-45179) and incorporated by reference herein
 10.10+  Employment Agreement, dated as of July 1, 1996, between Lawrence
          Hodges and Mrs. Fields' Original Cookies, Inc., filed as Exhibit
          10.31 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.11** Employment Agreement, dated as of July 10, 1998, between Garry
          Remington and Mrs. Fields' Original Cookies, Inc.
 10.12+  Employment Agreement, dated as of June 1, 1999, between Mark Tanner and Mrs. Fields' Original Cookies, Inc.
 10.14+  Letter of Agreement, dated as of October 1, 1992, between United
          Airlines, Inc. and Mrs. Fields Development Corporation, filed as
          Exhibit 10.34 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.15+  Lease Agreement, dated as of January 18, 1998, between 2855 E.
          Cottonwood Parkway, L.C. and Mrs. Fields' Original Cookies, Inc.,
          filed as Exhibit 10.35 to the Mrs. Fields' Original Cookies, Inc.
          Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein

 Exhibit
 -------
 10.16+  Amendment to Supply Agreement, dated as of June 19, 1995 between Van
          Den Bergh Foods Company and Mrs. Fields, Inc., filed as Exhibit 10.37 to the Mrs. Fields' Original Cookies, Inc. Registration Statement on
          S-4 (No. 333-45179) and incorporated by reference herein
 10.17+  Stock Acquisition Agreement, dated as of September 2, 1997, among Mrs.
          Fields' Holding Company, Inc., Pretzel Time, Inc. and Martin E.
          Lisiewski, filed as Exhibit 10.39 to the Mrs. Fields' Original
          Cookies, Inc. Registration Statement on S-4 (No. 333-45179) and
          incorporated by reference herein
 10.20+  Stock Acquisition Agreement, dated as of September 2, 1997, among Mrs.
          Fields' Holding Company, Inc., Pretzel Time, Inc., and Martin E.
          Lisiewski, filed as Exhibit 10.43 to the Mrs. Fields' Original
          Cookies, Inc. Registration Statement on S-4 (No. 333-45179) and
          incorporated by reference herein
 10.21+  Franchise Agreement Addendum 2 and Area Development Agreement Addendum
          2, dated as of September 2, 1997, between Pretzel Time, Inc. and Mrs.
          Fields' Original Cookies, Inc., filed as Exhibit 10.44 to the Mrs.
          Fields' Original Cookies, Inc. Registration Statement on
          S-4 (No. 333-45179) and incorporated by reference herein
 10.24+  Stock Purchase Agreement, dated as of September 2, 1997, between Mrs.
          Fields' Holding Company, Inc. and Martin E. Lisiewski, filed as
          Exhibit 10.46 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.26+  Employment Agreement, dated as of September 2, 1997, between Pretzel
          Time, Inc. and Martin E. Lisiewski, filed as Exhibit 10.48 to the
          Mrs. Fields' Original Cookies, Inc. Registration Statement on S-4
          (No. 333-45179) and incorporated by reference herein
 10.27+  Area Development Agreement, dated as of September 2, 1997, between
          Pretzel Time, Inc. and Mrs. Fields' Original Cookies, Inc., filed as
          Exhibit 10.49 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.31+  Franchise Development Agreement, dated September 2, 1997, between Mrs.
          Fields' Original Cookies, Inc. and Pretzel Time, Inc., filed as
          Exhibit 10.53 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.38+  First Amendment to Operating Agreement for UVEST, LLC, dated July 25,
          1997, between Mrs. Fields' Pretzel Concepts, Inc. and NVEST Limited,
          filed as Exhibit 10.64 to the Mrs. Fields' Original Cookies, Inc.
          Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.39+  First Amendment to Operating Agreement for LV-H&M, L.L.C., dated July
          25, 1997, between Mrs. Fields' Pretzel Concepts, Inc. and Jean
          Jensen, filed as Exhibit 10.65 to the Mrs. Fields' Original Cookies,
          Inc. Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.40+  Lease Agreement, dated March 2, 1995, between Price Development
          Company, Limited Partnership and Mrs. Fields Cookies, filed as
          Exhibit 10.69 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.41+  Consulting Agreement, dated November 26, 1996, between Debra J. Fields and Mrs. Fields' Original Cookies, Inc., filed as Exhibit 10.70 to the Mrs. Fields' Original Cookies, Inc. Registration Statement on S-4
          (No. 333-45179) and incorporated by reference herein
 10.42** Mrs. Fields' Holding Company, Inc. Director Stock Option Plan

 Exhibit
 -------
 10.43** Mrs. Fields' Holding Company, Inc. Employee Stock Option Plan
 10.44** Mrs. Fields' Holding Company, Inc. Director Stock Purchase Plan
 10.45+  Amended and Restated Loan Agreement, dated as of February 28, 1998, between Mrs. Fields' Original Cookies, Inc. and LaSalle National
          Bank, filed as Exhibit 10.73 to the Mrs. Fields' Original Cookies,
          Inc. Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.46** Intellectual Property Security Agreement, dated as of February 28,
          1998, between Mrs. Fields' Original Cookies, Inc. and LaSalle
          National Bank
 10.47** Pledge and Security Agreement, dated as of February 28, 1998, between
          Mrs. Fields' Original Cookies, Inc. and LaSalle National Bank
 10.48** Stockholders' Agreement, dated as of July 17, 1998, between Mrs.
          Fields' Holding Company, Inc. and its Stockholders
 10.49** Form of Settlement Agreement and Release, by and among Mrs. Fields'
          Original Cookies, Inc., Capricorn Investors II, L.P., a Delaware
          limited partnership, Great American Cookie Company, Inc., Cookies
          USA, Inc., The Jordan Company, and the Franchisees parties thereto
 10.50** Supply Agreement, dated as of March 30, 1998 between Mrs. Fields'
          Original Cookies, Inc. and LBI Acquisition Corp. d/b/a Pennant Foods
 10.51** First Amendment to Amended and Restated Loan Agreement, dated as of
          July 31, 1998 by and between Mrs. Fields' Original Cookies, Inc. and
          LaSalle National Bank.
 10.52** Second Amendment to Amended and Restated Loan Agreement, dated as of
          April 1, 1999 by Mrs. Fields' Original Cookies, Inc. and LaSalle
          National Bank.
 10.53** Third Amendment to Amended and Restated Loan Agreement, dated as of
          February 1, 2000 by Mrs. Fields' Original Cookies, Inc. and LaSalle
          National Bank.
 12.1    Computation of ratio of earnings to fixed charges of Mrs. Fields'
          Holding Company, Inc.
 21.1+   Subsidiaries of Mrs. Fields' Holding Company, Inc.
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5.1)
 23.3+   Consent of the Prior Management of Great American Cookie Company
 24.1+   Power of Attorney of certain officers and directors of the Company, included in Part II of the Registration Statement
 25.1+   Form T-1 Statement of Eligibility of The Bank of New York to act as
          trustee under the Indenture
 27.1+   Financial Data Schedule (for SEC use only)
 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery
 99.3+   Schedule II--Valuation and Qualifying Accounts
 99.4    Guidelines for certification of taxpayer identification number on substitute Form W-9
 99.6    Letter to Brokers
 99.7    Letter to clients

--------

 +Filed previously

**Incorporated by reference to the Mrs. Fields' Original Cookies, Inc.
 Registration Statement on Form S-4 (File No. 333-67389)

ITEM 22. UNDERTAKINGS

  The undersigned registrants hereby undertake:

    (1) To file any period in which offers to sale are being made, a post-effective amendment to this registration statement; (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned hereby undertakes that:

  (1) For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



  (2) For purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Pursuant to the requirements of the Securities Act of 1933, Mrs. Fields' Holding Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the 16th day of May, 2000.

                                          Mrs. Fields' Holding Company, Inc.

                                                  /s/ Larry A. Hodges
                                          By: _________________________________
                                                      Larry A. Hodges
                                                       President/CEO

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 16, 2000.

               Signature                                    Title
               ---------                                    -----
                   *                      President, Chief Executive Officer and
________________________________________  Director
           (Larry A. Hodges)
           /s/ Mark S. Tanner             Senior Vice President and Chief
________________________________________   Financial Officer (Principal Financial
            (Mark S. Tanner)               and Accounting Officer)
                   *                      Chairman of the Board of Directors
________________________________________
          (Herbert S. Winokur)
                   *                      Director
________________________________________
           (Richard M. Ferry)
                   *                      Director
________________________________________
             (Debbi Fields)
                   *                      Director
________________________________________
         (Nathaniel A. Gregory)
                   *                      Director
________________________________________
             (Walker Lewis)
                   *                      Director
________________________________________
           (Peter W. Mullin)
                   *                      Director
________________________________________
           (Gilbert C. Osnos)

        /s/ Michael R. Ward
*By: ______________________________
           Michael R. Ward
           Attorney-in-Fact

 Exhibit
 -------
  1.1+   Purchase Agreement, dated as of August 13, 1998, among Mrs. Fields'
          Holding Company, Inc., Jefferies & Company, Inc. and BT Alex. Brown
          Incorporated
  2.2**  Stock Purchase Agreement among Mrs. Fields' Holding Company, Inc. and
          Martin E. Lisiewski, shareholder of Pretzel Time, Inc. dated as of
          June 12, 1998
  2.3**  Securities Purchase Agreement by and among Cookies USA, Inc., the
          Individuals and Entities Identified Therein as The Sellers and Mrs.
          Fields' Original Cookies, Inc., dated as of August 13, 1998
  2.4+   Stock Purchase Agreement among Mrs. Fields' Original Cookies, Inc., as
          Buyer, and Jake Tortorice of Chocolate Chip Cookies of Texas, Inc. as
          Seller. Filed as Exhibit 2.3 to the 8-K dated September 3, 1998 and incorporated herein by reference
  2.5+   Stock Purchase Agreement among Mrs. Fields' Original Cookies, Inc., as
          Buyer, and Lawrence J. Cohen, Mildred S. Cohen, Jerome E. Mouton,
          Steven J. Bryan and Jason A. Piltzmaker, holders of all outstanding capital stock of Deblan Corporation, as Sellers Filed as Exhibit 2.2 to the 8-K dated September 3, 1998 and incorporated herein by reference
  2.6+   Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and ASK & MSK Family Limited Partnership-II(B), Ltd. Filed as Exhibit
          2.4 to the Mrs. Fields' Original Cookies, Inc. 8-K dated September 3,
          1998 and incorporated herein by reference
  2.7+   Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and Crossroads Cookies, Inc. Filed as Exhibit 2.5 to the Mrs. Fields'
          Original Cookies, Inc. 8-K dated September 3, 1998 and incorporated herein by reference
  2.8+   Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and Hot Barton and Northpark Cookies, Inc. Filed as Exhibit 2.6 to
          the Mrs. Fields' Original Cookies, Inc. 8-K dated September 3, 1998 and incorporated herein by reference
  2.10+  Asset Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          and Quail Springs Cookies, Inc. Filed as Exhibit 2.8 to the Mrs.
          Fields' Original Cookies, Inc. 8-K dated September 3, 1998 and incorporated herein by reference
  2.12** Asset Purchase Agreement between Mrs. Field's Original Cookies, Inc.
          as buyer. The Cookie Conglomerate, Inc. and The Cookie Conglomerate,
          LLP. the sellers and Ronald A. Eichel and Alan M. Kuehn, partners in
          Cookie Comglomerate, LLP and shareholders of Cookie Conglomerate,
          Inc., dated as of October 5, 1998.
  2.13** Stock Purchase Agreement among Mrs. Fields' Original Cookies, Inc. as the buyer and Martin E. Lisiewski, a shareholder of Pretzel Time,
          Inc., dated as of December 9, 1998
  2.14** Stock Purchase Agreement among Mrs. Fields' Holding Company, Inc., and
          Mrs. Fields Original Cookies, Inc., as buyer, and Pretzel Time, Inc.
          and Martin E. Lisiewski, as seller, dated as of December 30, 1998
  2.15** Stock Purchase Agreement between Mrs. Fields' Original Cookies, Inc.
          as buyer and Pretzelmaker Holdings, Inc., Mark N. Geman, Donald G.
          Cox, Jr., and Louis H. Marks as principal sellers, dated as of
          November 19, 1998
  3.1+   Restated Certificate of Incorporation of Mrs. Fields' Holding Company,
          Inc.
  3.2+   By-Laws of Mrs. Fields' Holding Company, Inc.
  4.1+   Indenture, dated as of August 24, 1998, between Mrs. Fields' Holding
          Company, Inc. and The Bank of New York, as Trustee
  4.2+   Form of Certificate of Senior Secured Discount Note (included as
          Exhibit A to Exhibit 4.1)
  4.3+   Pledge Agreement, dated as of August 24, 1998, by Mrs. Fields' Holding
          Company, Inc., in favor of The Bank of New York, as Collateral Agent
  4.4+   Registration Rights Agreement, dated as of August 24, 1998, among Mrs.
          Fields' Holding Company, Inc., Jefferies & Company, Inc. and BT Alex.
          Brown Incorporated
  4.5**  Indenture, dated as of November 26, 1997, among Mrs. Fields' Original
          Cookies, Inc., The Mrs. Fields' Brand, Inc. and The Bank of New York,
          as Trustee
  4.6**  Form of Notation of Guarantee (included as Exhibit E to Exhibit 4.5)
  4.7**  Form of certificate of Senior Note (included as Exhibit A to Exhibit
          4.5)
  4.8**  First Supplemental Indenture, dated as of August 24, 1998, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc. and The
          Bank of New York, as Trustee
  4.9**  Second Supplemental Indenture, dated as of August 24, 1998, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great
          American Cookie Company, Inc., Jefferies & Company, Inc. and BT Alex
          Brown Incorporated
  4.10** Third Supplemental Indenture, dated as of November 20, 1998, among
          Mrs. Fields' Original Cookies, Inc., Great American Cookie Company,
          Inc., The Mrs. Fields' Brand, Inc., Pretzelmaker Holdings, Inc., and
          The Bank of New York, as a Trustee

 Exhibit
 -------
  4.11** Registration Rights Agreement, dated as of August 24, 1998, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great
          American Cookie Company, Inc., Jefferies & Company, Inc. and BT Alex.
          Brown Incorporated
  4.12** Fourth Supplemental Indenture, dated as of December 30, 1998, among
          Mrs. Field's Original Cookies, Inc., The Mrs. Fields' Brand, Inc.,
          Great American Cookie Company, Inc., Pretzelmaker Holdings, Inc.,
          Pretzel Time, Inc., and The Bank of New York, as Trustee
  4.13** Fifth Supplemental Indenture, dated as of January 27, 2000, among Mrs.
          Fields' Original Cookies, Inc., The Mrs. Fields' Brand, Inc., Great
          American Cookie Company, Inc., Pretzelmaker Holdings, Inc., Pretzel
          Time, Inc. and The Bank of New York, as Trustee

  5.1    Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the new senior secured discount notes to be issued by
          Mrs. Fields' Holding Company, Inc.
 10.1+   Asset Purchase Agreement, dated as of August 7, 1996, among Mrs.
          Fields Development Corporation, The Mrs. Fields' Brand, Inc. and
          Capricorn II, L.P., filed as Exhibit 10.1 to the Mrs. Fields'
          Original Cookies, Inc. Registration Statement on S-4 (No. 333-45179)
          and incorporated by reference herein
 10.2+   Asset Purchase Agreement, dated as of August 7, 1996, among Mrs.
          Fields, Inc., Mrs. Fields' Original Cookies, Inc., and Capricorn
          Investors II, L.P., filed as Exhibit 10.11 to the Mrs. Fields'
          Original Cookies, Inc. Registration Statement on S-4 (No. 333-45179)
          and incorporated by reference herein
 10.3+   Warrant Agreement, dated as of August 24, 1998, between Mrs. Fields'
          Holding Company, Inc. and The Bank of New York, as Warrant Agent
 10.4+   Warrant Registration Rights Agreement, dated as of August 24, 1998, among Mrs. Fields' Holding Company, Inc., Jefferies & Company, Inc.,
          BT Alex. Brown Incorporated and Capricorn Investors II, L.P.
 10.5+   Amended and Restated Marketing Agreement, dated as of January 9, 1997, between Mrs. Fields' Original Cookies, Inc. and Coca-Cola USA
          Fountain, filed as Exhibit 10.27 to the Mrs. Fields' Original
          Cookies, Inc. Registration Statement on S-4 (No. 333-45179) and
          incorporated by reference herein
 10.6**  Amendment, dated December 1, 1997, to existing marketing agreement, dated as of January 9, 1997, between Mrs. Fields' Original Cookies,
          Inc. and Coca-Cola USA Fountain
 10.7**  Corollary agreement, dated September 21, 1998, to existing marketing agreement, dated as of January 9, 1997 and amended on December 1,
          1997, between Mrs. Fields' Original Cookies, Inc. and Coca-Cola USA
          Fountain
 10.8+   Employment Agreement, dated as of October 1, 1997, between Michael R.
          Ward and Mrs. Fields' Original Cookies, Inc. Registration Statement
          on S-4 (No. 333-45179) and incorporated by reference herein
 10.9+   Employment Agreement, dated as of October 1, 1997, between Pat Knotts and Mrs. Fields' Original Cookies, Inc., filed as Exhibit 10.29 to the Mrs. Fields' Original Cookies, Inc. Registration Statement on S-4
          (No. 333-45179) and incorporated by reference herein
 10.10+  Employment Agreement, dated as of July 1, 1996, between Lawrence
          Hodges and Mrs. Fields' Original Cookies, Inc., filed as Exhibit
          10.31 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.11** Employment Agreement, dated as of July 10, 1998, between Garry
          Remington and Mrs. Fields' Original Cookies, Inc.

 10.12+  Employment Agreement, dated as of June 1, 1999, between Mark Tanner and Mrs. Fields' Original Cookies, Inc.
 10.14+  Letter of Agreement, dated as of October 1, 1992, between United
          Airlines, Inc. and Mrs. Fields Development Corporation, filed as
          Exhibit 10.34 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.15+  Lease Agreement, dated as of January 18, 1998, between 2855 E.
          Cottonwood Parkway, L.C. and Mrs. Fields' Original Cookies, Inc., filed as Exhibit 10.35 to the Mrs. Fields' Original Cookies, Inc.
          Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.16+  Amendment to Supply Agreement, dated as of June 19, 1995 between Van
          Den Bergh Foods Company and Mrs. Fields, Inc., filed as Exhibit 10.37 to the Mrs. Fields' Original Cookies, Inc. Registration Statement on
          S-4 (No. 333-45179) and incorporated by reference herein

 Exhibit
 -------
 10.17+  Stock Acquisition Agreement, dated as of September 2, 1997, among Mrs.
          Fields' Holding Company, Inc., Pretzel Time, Inc. and Martin E.
          Lisiewski, filed as Exhibit 10.39 to the Mrs. Fields' Original
          Cookies, Inc. Registration Statement on S-4 (No. 333-45179) and
          incorporated by reference herein
 10.19+  License Agreement, dated as of October 28, 1993 between Mrs. Fields
          Development Corporation and Marriott Management Services, Corp.,
          filed as Exhibit 10.41 to the Mrs. Fields' Original Cookies, Inc.
          Registration Statement on Form S-4 (No. 333-45179) and incorporated by reference herein
 10.20+  Stock Acquisition Agreement, dated as of September 2, 1997, among Mrs.
          Fields' Holding Company, Inc., Pretzel Time, Inc., and Martin E.
          Lisiewski, filed as Exhibit 10.43 to the Mrs. Fields' Original
          Cookies, Inc. Registration Statement on S-4 (No. 333-45179) and
          incorporated by reference herein
 10.21+  Franchise Agreement Addendum 2 and Area Development Agreement Addendum
          2, dated as of September 2, 1997, between Pretzel Time, Inc. and Mrs.
          Fields' Original Cookies, Inc., filed as Exhibit 10.44 to the Mrs.
          Fields' Original Cookies, Inc. Registration Statement on
          S-4 (No. 333-45179) and incorporated by reference herein
 10.24+  Stock Purchase Agreement, dated as of September 2, 1997, between Mrs.
          Fields' Holding Company, Inc. and Martin E. Lisiewski, filed as
          Exhibit 10.46 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.26+  Employment Agreement, dated as of September 2, 1997, between Pretzel
          Time, Inc. and Martin E. Lisiewski, filed as Exhibit 10.48 to the
          Mrs. Fields' Original Cookies, Inc. Registration Statement on S-4
          (No. 333-45179) and incorporated by reference herein
 10.27+  Area Development Agreement, dated as of September 2, 1997, between
          Pretzel Time, Inc. and Mrs. Fields' Original Cookies, Inc., filed as
          Exhibit 10.49 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.31+  Franchise Development Agreement, dated September 2, 1997, between Mrs.
          Fields' Original Cookies, Inc. and Pretzel Time, Inc., filed as
          Exhibit 10.53 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein

 Exhibit
 -------
 10.38+  First Amendment to Operating Agreement for UVEST, LLC, dated July 25,
          1997, between Mrs. Fields' Pretzel Concepts, Inc. and NVEST Limited,
          filed as Exhibit 10.64 to the Mrs. Fields' Original Cookies, Inc.
          Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.39+  First Amendment to Operating Agreement for LV-H&M, L.L.C., dated July
          25, 1997, between Mrs. Fields' Pretzel Concepts, Inc. and Jean
          Jensen, filed as Exhibit 10.65 to the Mrs. Fields' Original Cookies,
          Inc. Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.40+  Lease Agreement, dated March 2, 1995, between Price Development
          Company, Limited Partnership and Mrs. Fields Cookies, filed as
          Exhibit 10.69 to the Mrs. Fields' Original Cookies, Inc. Registration
          Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.41+  Consulting Agreement, dated November 26, 1996, between Debra J. Fields and Mrs. Fields' Original Cookies, Inc., filed as Exhibit 10.70 to the Mrs. Fields' Original Cookies, Inc. Registration Statement on S-4
          (No. 333-45179) and incorporated by reference herein
 10.42** Mrs. Fields' Holding Company, Inc. Director Stock Option Plan
 10.43** Mrs. Fields' Holding Company, Inc. Employee Stock Option Plan
 10.44** Mrs. Fields' Holding Company, Inc. Director Stock Purchase Plan
 10.45+  Amended and Restated Loan Agreement, dated as of February 28, 1998, between Mrs. Fields' Original Cookies, Inc. and LaSalle National
          Bank, filed as Exhibit 10.73 to the Mrs. Fields' Original Cookies,
          Inc. Registration Statement on S-4 (No. 333-45179) and incorporated by reference herein
 10.46** Intellectual Property Security Agreement, dated as of February 28,
          1998, between Mrs. Fields' Original Cookies, Inc. and LaSalle
          National Bank
 10.47** Pledge and Security Agreement, dated as of February 28, 1998, between
          Mrs. Fields' Original Cookies, Inc. and LaSalle National Bank
 10.48** Stockholders' Agreement, dated as of July 17, 1998, between Mrs.
          Fields' Holding Company, Inc. and its Stockholders
 10.49** Form of Settlement Agreement and Release, by and among Mrs. Fields'
          Original Cookies, Inc., Capricorn Investors II, L.P., a Delaware
          limited partnership, Great American Cookie Company, Inc., Cookies
          USA, Inc., The Jordan Company, and the Franchisees parties thereto
 10.50** Supply Agreement, dated as of March 30, 1998 between Mrs. Fields'
          Original Cookies, Inc. and LBI Acquisition Corp. d/b/a Pennant Foods

 10.51** First Amendment to Amended and Restated Loan Agreement, dated as of
          July 31, 1998 by and between Mrs. Fields' Original Cookies, Inc. and
          LaSalle National Bank.
 10.52** Second Amendment to Amended and Restated Loan Agreement, dated as of
          April 1, 1999 by and between Mrs. Fields' Original Cookies, Inc. and
          LaSalle National Bank.
 10.53** Third Amendment to Amended and Restated Loan Agreement, dated as of
          February 1, 2000 by and between Mrs. Fields' Original Cookies, Inc.
          and LaSalle National Bank.
 12.1+   Computation of ratio of earnings to fixed charges of Mrs. Fields'
          Holding Company, Inc.
 21.1+   Subsidiaries of Mrs. Fields' Holding Company, Inc.

 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5.1)
 23.3+   Consent of the Prior Management of Great American Cookie Company

 24.1+   Power of Attorney of certain officers and directors of the Company, included in Part II of the Registration Statement
 25.1+   Form T-1 Statement of Eligibility of The Bank of New York to act as
          trustee under the Indenture
 27.1+   Financial Data Schedule (for SEC use only)

 99.1    Form of Letter of Transmittal
 99.2    Form of Notice of Guaranteed Delivery
 99.3+   Schedule II--Valuation and Qualifying Accounts

 99.4 Guidelines for certification of taxpayer identification number on substitute Form W-9
 99.6    Letter to Brokers
 99.7    Letter to clients

--------
 +Filed previously

**Incorporated by reference to the Mrs. Fields' Original Cookies, Inc.
 Registration Statement on Form S-4 (File No. 333-67389)